Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217914

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus Dated June 19, 2019)

The Korea Development Bank

US$             Floating Rate Notes due 20

US$                     % Notes due 20

Our US$             aggregate principal amount of floating rate notes due 20             (the “Floating Rate Notes”) will bear interest at a rate equal to Three-Month USD LIBOR (as defined herein) plus             % per annum. Interest on the Floating Rate Notes is payable quarterly in arrears on             ,             ,              and              of each year. The first interest payment on the Floating Rate Notes will be made on             , 2020 in respect of the period from (and including)             , 2020 to (but excluding)             , 2020. The Floating Rate Notes will mature on             , 20            .

Our US$             aggregate principal amount of notes due 20             (the “Fixed Rate Notes”) will bear interest at a rate of             % per annum. Interest on the Fixed Rate Notes is payable semi-annually in arrears on              and              of each year, beginning on             , 2020. The Fixed Rate Notes will mature on             , 20            .

All references to the “Notes” are to the Floating Rate Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Floating Rate Notes			Fixed Rate Notes
	Per Note		Total	Per Note		Total
Public offering price		%	US$		%	US$
Underwriting discount		%	US$		%	US$
Proceeds to us (before deduction of expenses)		%	US$		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including             , 2020.

Applications have been made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approvals in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about             , 2020.

Joint Bookrunners and Lead Managers

BNP PARIBAS
Citigroup
Goldman Sachs International
J.P. Morgan
KDB Asia

UBS

Prospectus Supplement Dated             , 2020

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2018, June 30, 2019 and September 30, 2019 and for the six months ended June 30, 2018 and 2019 and the nine months ended September 30, 2018 and 2019 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 19, 2019. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-217914, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approvals in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of floating rate notes due             , 20             (the “Floating Rate Notes”) and US$             aggregate principal amount of             % notes due             , 20             (the “Fixed Rate Notes”). References to the “Notes” are to the Floating Rate Notes and the Fixed Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Floating Rate Notes

The Floating Rate Notes will bear interest at a rate equal to Three-Month USD LIBOR plus             % per annum, payable quarterly in arrears on             ,             ,              and              of each year. The first interest payment on the Floating Rate Notes will be made on             , 2020, in respect of the period from (and including)             , 2020 to (but excluding)             , 2020. Interest on the Floating Rate Notes will accrue from             , 2020, and will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

Fixed Rate Notes

The Fixed Rate Notes will bear interest at a rate of             % per annum, payable semi-annually in arrears on              and             , beginning on             , 2020. Interest on the Fixed Rate Notes will accrue from             , 2020 and will be computed based on a 360-day year consisting of twelve 30-day months.

See “Description of the Notes—Payment of Principal and Interest.”

Listing

Applications have been made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under

“Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2020, which we expect will be the              business day following the date of this prospectus supplement, referred to as “T+            .” You should note that initial trading of the Notes may be affected by the T+             settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$            . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 19, 2019. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2019, we had ~~W~~138,847.3 billion of loans outstanding (including loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees), total assets of ~~W~~221,319.8 billion and total equity of ~~W~~25,913.4 billion, as compared to ~~W~~137,775.6 billion of loans outstanding, ~~W~~209,774.8 billion of total assets and ~~W~~24,985.2 billion of total equity as of December 31, 2018. For the six months ended June 30, 2019, we recorded interest income of ~~W~~2,581.2 billion, interest expense of ~~W~~2,063.8 billion and net income of ~~W~~529.1 billion, as compared to ~~W~~2,491.8 billion of interest income, ~~W~~1,855.3 billion of interest expense and ~~W~~520.3 billion of net income for the six months ended June 30, 2018.

Capitalization

As of September 30, 2019, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

September 30, 2019(1)
(billions of Won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,659.5
Foreign currency borrowings	3,782.3
Won currency industrial finance bonds	94,487.8
Foreign currency industrial finance bonds	25,945.9

Total long-term debt	127,875.5

Capital:
Issued capital	18,663.1
Capital surplus	2,494.8
Retained earnings(4)	4,689.6
Accumulated other comprehensive income	38.6

Total capital	25,886.1

Total capitalization	153,761.6

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2019.
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,201.30 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2019.

(3)	As of September 30, 2019, we had contingent liabilities totaling ~~W~~8,078.2 billion under outstanding guarantees issued on behalf of our clients.
(4)

Includes planned regulatory reserve for loan losses of ~~W~~1,227.7 billion as of September 30, 2019. Under K-IFRS, if our provision for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~500 billion and ~~W~~55 billion in cash to our capital in March and September 2019, respectively. As of September 30, 2019, our paid-in capital was ~~W~~18,663.1 billion compared to ~~W~~18,108.1 billion as of December 31, 2018.

Selected Financial Statement Data

Recent Developments

As of September 30, 2019, we had ~~W~~141,472.4 billion of loans outstanding (including loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~222,909.3 billion and total equity of ~~W~~25,886.1 billion, as compared to ~~W~~137,775.6 billion of loans outstanding, ~~W~~209,774.8 billion of total assets and ~~W~~24,985.2 billion of total equity as of December 31, 2018, on a separate K-IFRS basis. For the nine months ended September 30, 2019, we recorded interest income of ~~W~~3,861.5 billion, interest expense of ~~W~~3,083.1 billion and net income of ~~W~~431.6 billion, as compared to ~~W~~3,833.0 billion of interest income, ~~W~~2,872.6 billion of interest expense and ~~W~~852.0 billion of net income for the nine months ended September 30, 2018, on a separate K-IFRS basis.

The following tables present our selected separate financial information for the nine months ended September 30, 2018 and 2019 and as of December 31, 2018 and September 30, 2019, which has been derived from our unaudited separate financial statements as of December 31, 2018 and September 30, 2019 and for the nine months ended September 30, 2018 and 2019 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2018	2019
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	3,833.0	3,861.5
Total Interest Expenses	2,872.6	3,083.1
Net Interest Income	960.4	778.4
Operating Income	1,445.6	839.0
Net Income	852.0	431.6

	As of December 31, 2018	As of September 30, 2019
	(billions of Won) (unaudited)
Balance Sheet Data
Total Loans(1)	137,775.6	141,472.4
Total Borrowings(2)	173,706.1	179,492.9
Total Assets	209,774.8	222,909.3
Total Liabilities	184,789.5	197,023.2
Equity	24,985.2	25,886.1

(1)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

Nine Months Ended September 30, 2019

For the nine months ended September 30, 2019, we had net income of ~~W~~431.6 billion compared to net income of ~~W~~852.0 billion for the nine months ended September 30, 2018, on a separate K-IFRS basis.

Principal factors for the net income of ~~W~~431.6 billion for the nine months ended September 30, 2019 compared to the net income of ~~W~~852.0 billion in the corresponding period of 2018 included:

•

an increase in impairment losses on investments in subsidiaries and associates to ~~W~~504.9 billion in the nine months ended September 30, 2019 from ~~W~~202.2 billion in the corresponding period of 2018, primarily due to an increase in impairment losses with respect to our investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”) during the nine months ended September 30, 2019;

•

an increase in net loss on derivatives to ~~W~~265.4 billion in the nine months ended September 30, 2019 from ~~W~~16.8 billion in the corresponding period of 2018, primarily due to fluctuations in the value of perpetual bonds issued by Hyundai Merchant Marine Co., Ltd., which we held through a derivatives contract we entered into with a third party in connection with the purchase of such bonds;

•

a decrease in dividend income to ~~W~~490.9 billion in the nine months ended September 30, 2019 from ~~W~~682.8 billion in the corresponding period of 2018, primarily due to a decrease in dividend income received with respect to our investments in subsidiaries and associates, including Korea Electric Power Corporation and Korea Land & Housing Corporation; and

•

a decrease in net interest income to ~~W~~778.4 billion in the nine months ended September 30, 2019 from ~~W~~960.4 billion in the corresponding period of 2018, primarily due to increases in interest expenses on deposits and debentures.

The above factors were partially offset by a decrease in income tax expense to ~~W~~54.3 billion in the nine months ended September 30, 2019 from ~~W~~439.1 billion in the corresponding period of 2018, primarily due to a decrease in profit before income taxes to ~~W~~485.8 billion in the nine months ended September 30, 2019 from ~~W~~1,291.0 billion in the corresponding period of 2018.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin

Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Asiana Airlines, Inc. and STX Heavy Industries Co., Ltd. As of September 30, 2019, our credit extended to these companies totaled ~~W~~12,377.2 billion, accounting for 5.6% of our total assets as of such date.

As of September 30, 2019, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~5,841.1 billion from ~~W~~4,263.2 billion as of December 31, 2018, primarily due to an increase in valuation of shares of common stock of DSME. As of September 30, 2019, our exposure to STX Offshore & Shipbuilding was ~~W~~981.4 billion, a decrease from ~~W~~1,029.9 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of September 30, 2019, our exposure to Dongbu Steel decreased to ~~W~~897.6 billion from ~~W~~1,189.9 billion as of December 31, 2018, mainly due to the repayment of, and an improvement in the asset quality of, certain existing loans. As of September 30, 2019, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,041.1 billion from ~~W~~1,233.1 billion as of December 31, 2018, primarily due to the repayment of, and an improvement in the asset quality of, certain existing loans. As of September 30, 2019, our exposure to Hyundai Merchant Marine decreased to ~~W~~1,513.2 billion from ~~W~~1,818.6 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of September 30, 2019, our exposure to Daehan Shipbuilding increased to ~~W~~1,023.8 billion from ~~W~~986.0 billion as of December 31, 2018, primarily due to an increase in the amount of loans we extended. As of September 30, 2019, our exposure to Asiana Airlines increased to ~~W~~868.9 billion from ~~W~~484.4 billion as of December 31, 2018, primarily due to our purchase of perpetual bonds issued by Asiana Airlines in April 2019. As of September 30, 2019, our exposure to STX Heavy Industries decreased to ~~W~~54.0 billion from ~~W~~138.4 billion as of December 31, 2018, mainly due to the repayment of certain existing loans.

As of September 30, 2019, we had established allowances of ~~W~~1,303.4 billion for our exposure to DSME, ~~W~~831.2 billion for STX Offshore & Shipbuilding, ~~W~~135.5 billion for Dongbu Steel, ~~W~~182.3 billion for Hanjin Heavy Industries and Construction, ~~W~~127.9 billion for Hyundai Merchant Marine, ~~W~~410.9 billion for Daehan Shipbuilding, ~~W~~2.3 billion for Asiana Airlines and ~~W~~54.0 billion for STX Heavy Industries.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional allowances for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In the nine months ended September 30, 2019, we sold non-performing loans worth ~~W~~244.8 billion to UAMCO Ltd.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2018 and June 30, 2019 and for the six months ended June 30, 2018 and 2019, which has been derived from our unaudited separate financial statements as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2018	2019
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	2,491.8	2,581.2
Total Interest Expenses	1,855.3	2,063.8
Net Interest Income	636.5	517.4
Operating Income	1,012.9	732.4
Net Income	520.3	529.1

	As of December 31, 2018	As of June 30, 2019
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	137,775.6	138,847.3
Total Borrowings(2)	173,706.1	175,825.8
Total Assets	209,774.8	221,319.8
Total Liabilities	184,789.5	195,406.4
Equity	24,985.2	25,913.4

(1)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss due to customers, borrowings and debt issued.

Six Months Ended June 30, 2019

In the first half of 2019, we had net income of ~~W~~529.1 billion compared to net income of ~~W~~520.3 billion in the corresponding period of 2018, on a separate basis, primarily due to an income tax benefit of ~~W~~0.1 billion in the first half of 2019 compared to an income tax expense of ~~W~~299.2 billion in the corresponding period of 2018. Such change in income tax expense was attributable mainly to the recognition of losses carried over from previous years for income tax purposes as a result of the recognition of deferred income tax assets in the first half of 2019. The effect of such change was mostly offset by an increase in impairment losses on investments in subsidiaries and associates to ~~W~~484.7 billion in the first half of 2019 from ~~W~~216.7 billion in the corresponding period of 2018, primarily due to an increase in impairment losses with respect to our investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME, in the first half of 2019.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2019, we had established allowances for loan losses of ~~W~~3,356.0 billion under Korean IFRS. Allowances for loan losses under Korean IFRS are recorded for loans based on expected credit losses, depending on whether there has been a significant increase in credit risk or a credit impairment since initial recognition and, if our allowance for loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for loan losses within retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2019, we have provided loans of ~~W~~2,200.1 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2019, we had established allowances for loan losses of ~~W~~1,022.1 billion with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2019(1)
		Loan Amount		Loan Loss Allowances
		(in billions of Won, except percentages)
Loan Classification	Normal(2)	~~W~~	131,213.7	~~W~~	373.9
	Precautionary		3,631.3		528.6
	Substandard		2,615.3		1,407.0
	Doubtful		210.0		120.5
	Expected Loss		1,177.0		926.0

	Total	~~W~~	138,847.3	~~W~~	3,356.0

(1)

These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.
(3)	See note 2 of the notes to our separate financial statements in the accompanying prospectus for a summary of significant accounting policies with respect to impairment of loans.

As of June 30, 2019, our non-performing loans totaled ~~W~~4,002.3 billion, representing 2.9% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2019, our legal reserve was ~~W~~1,177.9 billion, representing 0.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd., STX Heavy Industries Co., Ltd. and Asiana Airlines, Inc. As of June 30, 2019, our credit extended to these companies totaled ~~W~~12,705.1 billion, accounting for 5.7% of our total assets as of such date.

As of June 30, 2019, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~5,872.4 billion from ~~W~~4,263.2 billion as of December 31, 2018, primarily due to an increase in valuation of shares of common stock of DSME. As of June 30, 2019, our exposure to STX Offshore & Shipbuilding was ~~W~~966.4 billion, a decrease from ~~W~~1,029.9 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Dongbu Steel increased to ~~W~~1,223.7 billion from ~~W~~1,189.9 billion as of December 31, 2018, mainly due to an increase in the Won value of foreign currency loans as a result of the depreciation of the Won against foreign currencies. As of June 30, 2019, our exposure to Hanjin Heavy Industries and Construction decreased to ~~W~~1,094.9 billion from ~~W~~1,233.1 billion as of December 31, 2018, primarily due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Hyundai Merchant Marine decreased to ~~W~~1,618.8 billion from ~~W~~1,818.6 billion as of December 31, 2018, principally due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Daehan Shipbuilding decreased slightly to ~~W~~985.5 billion from ~~W~~986.0 billion as of December 31, 2018, primarily due to a small decrease in the valuation of collateral. As of June 30, 2019, our exposure to Hanjin Shipping remained unchanged compared to December 31, 2018 at ~~W~~60.1 billion. As of June 30, 2019, our exposure to STX Heavy Industries decreased to ~~W~~54.0 billion from ~~W~~138.4 billion as of December 31, 2018, primarily due to the repayment of certain existing loans. As of June 30, 2019, our exposure to Asiana Airlines increased to ~~W~~829.3 billion from ~~W~~484.4 billion as of December 31, 2018, primarily due to our purchase of perpetual bonds issued by Asiana Airlines in April 2019.

As of June 30, 2019, we had established allowances of ~~W~~1,014.0 billion for our exposure to DSME, ~~W~~840.3 billion for STX Offshore & Shipbuilding, ~~W~~556.2 billion for Dongbu Steel, ~~W~~165.9 billion for Hanjin Heavy Industries and Construction, ~~W~~112.3 billion for Hyundai Merchant Marine, ~~W~~489.3 billion for Daehan Shipbuilding, ~~W~~40.6 billion for Hanjin Shipping, ~~W~~54.0 billion for STX Heavy Industries and ~~W~~1.1 billion for Asiana Airlines.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorates in the future, we may be required to record additional allowances for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In the first half of 2019, we sold non-performing loans worth ~~W~~244.8 billion to UAMCO Ltd.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2019:

Loans(1)

	June 30, 2019
	(billions of Won)
Equipment Capital Loans:
Domestic currency	~~W~~	45,663.3
Foreign currency(2)		6,151.8

		51,815.1
Working Capital Loans:
Domestic currency(3)		51,622.9
Foreign currency(2)		7,084.3

		58,707.2
Other Loans(4)		28,325.0

Total loans	~~W~~	138,847.3

(1)	Includes loans extended to affiliates.
(2)

Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~41.6 billion as of June 30, 2019. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.

(3)	Includes loans on households.
(4)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2019, we had ~~W~~138,847.3 billion in outstanding loans, which represents a 0.8% increase from ~~W~~137,775.6 billion of outstanding loans as of December 31, 2018.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2019		As % of June 30, 2019 Total
	(billions of Won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	3,349.0	3.0%
Loans with remaining maturities of more than one year		107,173.3	97.0

Total	~~W~~	110,522.3	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2019:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2019		As % of June 30, 2019 Total
	(billions of Won, except percentages)
Manufacturing	~~W~~	53,742.2	48.6%
Banking and Insurance		26,927.4	24.4
Transportation		7,416.7	6.7
Public Administration		692.2	0.6
Electric, Gas and Water Supply Industry		3,178.4	2.9
Others(2)		18,565.4	16.8

Total	~~W~~	110,522.3	100.0%

Percentage increase from December 31, 2018		0.1%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.6% of our outstanding equipment capital and working capital loans as of June 30, 2019. As of June 30, 2019, loans to transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 12.0% and 13.2%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2019, accounting for 5.5% of our outstanding equipment capital and working capital loans. As of June 30, 2019, our five largest borrowers and 20 largest borrowers accounted for 13.9% and 23.8%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2019 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2019 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	59.4%
Manufacturing	29.8
Transportation	5.7
Electric, Gas and Water Supply Industry	1.7
Public Administration	1.6
Others(1)	1.8

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2019:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2019%			June 30, 2019%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	40,225.3	77.6%	~~W~~	37,571.8	64.0%
On-lending loans		2,912.4	5.6		12,831.8	21.9
Foreign currency loans		3,882.5	7.5		1,566.1	2.7
Local currency loans denominated in foreign currencies		12.7	0.0		29.0	0.0
Offshore loans in foreign currencies		1,458.1	2.8		5,077.7	8.6
Government fund loans		181.8	0.4		0.0	0.0
Overdraft		0.0	0.0		143.5	0.2

Others(1)		3,142.3	6.1		1,487.3	2.5

Total	~~W~~	51,815.1	100.0%	~~W~~	58,707.2	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2019:

	June 30, 2019
	(billions of Won)
Acceptances	~~W~~	494.7
Guarantees on local borrowing		1,053.5
Guarantees on foreign borrowing		5,407.5
Letters of guarantee for importers		38.9

Total	~~W~~	6,994.6

Investments

Our equity investments increased to ~~W~~36,340.4 billion as of June 30, 2019 from ~~W~~34,823.2 billion as of December 31, 2018.

As of June 30, 2019, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~13,924.6 billion, equal to 33.1% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2019:

Equity Investments

	Book Value as of June 30, 2019
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	18,010.1
Construction		990.9
Banking and Insurance		9,582.5
Real Estate Business		3,768.0
Manufacturing		381.7
Transportation		2,667.6
Others		939.6

Total	~~W~~	36,340.4

As of June 30, 2019, we held total equity investments, on a book value basis, of ~~W~~653.4 billion in one of our five largest borrowers and ~~W~~2,681.7 billion in three of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2019, the aggregate value of our equity investments accounted for approximately 101.6% of their aggregate cost basis.

Other Activities

As of June 30, 2019, we held in trust cash and other assets totaling ~~W~~29,976.0 billion, and we generated in the first half of 2019 trust fee income equaling ~~W~~84.9 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2019:

Type of Funds Borrowed	As of June 30, 2019
	(billions of Won)
General purpose	~~W~~	181.8
Special purpose		3,734.7

Total	~~W~~	3,916.5

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2019:

Outstanding Balance	As of June 30, 2019
	(billions of Won)
Denominated in Won	~~W~~	93,805.0
Denominated in other currencies		25,753.7

Total	~~W~~	119,558.7

As of June 30, 2019, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2019) was ~~W~~131,089.3 billion, equal to 20.8% of our authorized amount under the KDB Act, which was ~~W~~630,409.5 billion.

Foreign Currency Borrowings

As of June 30, 2019, the outstanding amount of our foreign currency borrowings was US$12.2 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~14,162.5 billion as of June 30, 2019 from ~~W~~13,609.5 billion as of December 31, 2018.

Deposits

As of June 30, 2019, demand deposits held by us totaled ~~W~~1,943.6 billion and time and savings deposits held by us totaled ~~W~~28,830.1 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2019:

Debt Principal Repayment Schedule

Currency(1)(2)	Maturing on or before December 31,
	2019		2020		2021		2022		2023		Thereafter
	(billions of Won)
Won	~~W~~	22,518.9	~~W~~	33,751.0	~~W~~	16,184.8	~~W~~	5,646.3	~~W~~	5,777.0	~~W~~	14,436.1
Foreign		12,420.7		6,643.6		4,900.3		4,288.1		3,448.7		5,589.5

Total Won Equivalent	~~W~~	34,939.6	~~W~~	40,394.6	~~W~~	21,085.1	~~W~~	9,934.4	~~W~~	9,225.7	~~W~~	20,025.6

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2019, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2019 and December 31, 2018 and for the six months ended June 30, 2019 and 2018 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2019 (Unaudited) and December 31, 2018

(In millions of won)	Notes	June 30, 2019		December 31, 2018
Assets
Cash and due from banks	4,45,46,49	~~W~~	6,213,963	7,175,229
Securities measured at FVTPL	5,45,46,49		10,099,105	8,509,187
Securities measured at FVOCI	6,39,45,46,49		24,281,132	22,805,676
Securities measured at amortized cost	7,39,45,46,49		2,096,782	1,695,927
Loans measured at FVTPL	8,45,46,49		752,661	778,884
Loans measured at amortized cost	9,45,46,49		135,479,120	134,245,132
Derivative financial assets	10,45,46,47,49		5,360,962	3,875,908
Investments in subsidiaries and associates	11,48		23,430,116	25,430,930
Property and equipment, net	12,48		775,020	698,602
Investment property, net	13,48		66,300	71,119
Intangible assets, net	14,48		171,124	173,886
Current tax assets			3,070	4,813
Assets held for sale	16		1,943,642	—
Other assets	15,45,46,49		10,646,781	4,309,467

Total assets		~~W~~	221,319,778	209,774,760

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	2,336,117	2,164,538
Deposits	18,45,46,49		35,365,314	32,445,775
Borrowings	19,45,46,49		19,875,215	19,809,741
Debentures	20,45,46,49		118,249,156	119,286,001
Derivative financial liabilities	10,45,46,47,49		3,998,968	3,232,628
Net defined benefit liabilities	21		82,628	62,151
Provisions	22		1,460,192	1,388,718
Deferred tax liabilities	37		1,003,620	1,088,171
Current tax liabilities			50,199	46,953
Other liabilities	23,45,46,49		12,984,985	5,264,857

Total liabilities			195,406,394	184,789,533

Equity
Issued capital	1,24		18,608,099	18,108,099
Capital surplus	24		2,494,771	2,497,177
Accumulated other comprehensive income	24		22,478	(32,698)
Retained earnings	24		4,788,036	4,412,649
(Regulatory reserve for credit losses of ~~W~~1,227,700 million as of June 30, 2019 and ~~W~~1,372,030 million as of December 31, 2018, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~8,617 million as of June 30, 2019 and ~~W~~(144,330) million as of December 31, 2018, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~8,617 million as of June 30, 2019 and ~~W~~(144,330) million as of December 31, 2018, respectively)

Total equity			25,913,384	24,985,227

Total liabilities and equity		~~W~~	221,319,778	209,774,760

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Three-month and six-month periods ended June 30, 2019 and 2018 (Unaudited)

		June 30, 2019			June 30, 2018
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	25	~~W~~	1,302,276	2,581,233	1,277,376	2,491,801
Interest expense	25		(1,034,254)	(2,063,833)	(966,147)	(1,855,258)

Net interest income	48		268,022	517,400	311,229	636,543

Net fees and commission income	26		91,299	156,062	66,683	132,641
Dividend income	27		100,047	353,220	94,606	533,469
Net gain on securities measured at FVTPL	28		73,330	228,904	23,106	41,982
Net gain (loss) on financial liabilities measured at FVTPL	29		(25,291)	(42,927)	(5,693)	27,187
Net gain (loss) on securities measured at FVOCI	30		22,720	26,017	(95)	(3,187)
Net loss on derivatives	31		(27,204)	(183,252)	(78,565)	(115,112)
Net foreign currency transaction gain	32		44,319	103,145	100,338	167,292
Other operating expense, net	33		(87,749)	(139,105)	(35,343)	(94,609)

Non-interest income, net			191,471	502,064	165,037	689,663

Provision for (reversal of) credit losses	34		(30,090)	(33,081)	(30,700)	9,886

General and administrative expenses	35,48		156,357	320,189	150,830	303,417

Operating income	48		333,226	732,356	356,136	1,012,903

Impairment loss on investments in subsidiaries and associates			(116,129)	(484,654)	(216,569)	(216,739)
Other non-operating income	36		283,636	285,167	26,495	28,964
Other non-operating expense	36		(1,653)	(3,921)	(4,517)	(5,617)

Non-operating expense, net			165,854	(203,408)	(194,591)	(193,392)

Profit before income taxes			499,080	528,948	161,545	819,511

Income tax expense (benefit)	37		170,605	(132)	118,242	299,203

Profit for the period	24		328,475	529,080	43,303	520,308

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~282,612 million and ~~W~~520,463 million for the three-month and six-month periods ended June 30, 2019, respectively; ~~W~~(504,523) million and ~~W~~718,306 million for the three-month and six-month periods ended June 30, 2018, respectively)

Other comprehensive income for the period, net of tax	24
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on securities measured at FVOCI			(15,586)	41,396	(256)	(7,119)
Exchange differences on translation of foreign operations			14,256	27,583	34,601	39,199
Valuation gain (loss) on cash flow hedge			(448)	436	298	795

			(1,778)	69,415	34,643	32,875

Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			(15,867)	(16,105)	(17,883)	3,540
Fair value changes on financial liabilities designated at fair value due to credit risk			2,219	(7,027)	(1,582)	(201)

			(13,648)	(23,132)	(19,465)	3,339

			(15,426)	46,283	15,178	36,214

Total comprehensive income for the period		~~W~~	313,049	575,363	58,481	556,522

Earnings per share
Basic and diluted earnings per share (in won)	38	~~W~~	88	144	12	145

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2019 and 2018 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
January 1, 2018	~~W~~	17,938,099	2,498,001	112,120	2,034,189	22,582,409

Profit for the period		—	—	—	520,308	520,308
Net gain (loss) on securities measured at FVOCI		—	—	(12,770)	9,191	(3,579)
Exchange differences on translation of foreign operations		—	—	39,199	—	39,199
Valuation gain on cash flow hedge		—	—	795	—	795
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(201)	—	(201)

Total comprehensive income for the period		—	—	27,023	529,499	556,522

Dividends		—	—	—	(147,092)	(147,092)
Paid in capital increase		170,000	(816)	—	—	169,184

Transaction with owners		170,000	(816)	—	(147,092)	22,092

June 30, 2018	~~W~~	18,108,099	2,497,185	139,143	2,416,596	23,161,023

January 1, 2019	~~W~~	18,108,099	2,497,177	(32,698)	4,412,649	24,985,227

Changes in accounting policy (Note 2)		—	—	—	65	65

January 1, 2019 (restated)		18,108,099	2,497,177	(32,698)	4,412,714	24,985,292

Profit for the period		—	—	—	529,080	529,080
Net gain (loss) on securities measured at FVOCI		—	—	34,184	(8,893)	25,291
Exchange differences on translation of foreign operations		—	—	27,583	—	27,583
Valuation gain on cash flow hedge		—	—	436	—	436
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(7,027)	—	(7,027)

Total comprehensive income for the period		—	—	55,176	520,187	575,363

Dividends		—	—	—	(144,865)	(144,865)
Paid in capital increase		500,000	(2,406)	—	—	497,594

Transaction with owners		500,000	(2,406)	—	(144,865)	352,729

June 30, 2019	~~W~~	18,608,099	2,494,771	22,478	4,788,036	25,913,384

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2019 and 2018 (Unaudited)

(In millions of won)	Notes	2019		2018
Cash flows from operating activities
Profit for the period		~~W~~	529,080	520,308
Adjustments for:
Income tax expense (benefit)	37		(132)	299,203
Interest income	25		(2,581,233)	(2,491,801)
Interest expense	25		2,063,833	1,855,258
Dividend income	27		(353,220)	(533,469)
Gain on valuation of securities measured at FVTPL	28		(60,607)	(42,153)
Gain on disposal of securities measured at FVTPL	28		(146,559)	(976)
Loss (gain) on valuation of financial liabilities measured at FVTPL	29		43,590	(27,187)
Loss (gain) on disposal of securities measured at FVOCI	30		(26,419)	7,084
Provision for (reversal of) loss allowance for securities measured at FVOCI	30		402	(3,897)
Loss (gain) on valuation of loans measured at FVTPL	33		1,055	(62,797)
Loss (gain) on valuation of derivatives			(711,020)	271,202
Net loss (gain) on fair value hedged items	31		823,659	(218,153)
Gain on foreign exchange translations	32		(107,777)	(151,580)
Gain on disposal of investments in subsidiaries and associates	33		(3,302)	(364)
Impairment loss on investments in subsidiaries and associates			484,654	216,739
Reversal of loss allowance for loan	34		(68,420)	(29,359)
Increase (decrease) of other provision	34		(1,745)	11,784
Increase (decrease) of provision for payment guarantees	22		82,910	(13,444)
Increase of provision for unused commitments	22		1,422	28,866
Increase (decrease) of provision for financial guarantee	22		(47,248)	12,039
Defined benefit costs	21		20,509	20,259
Depreciation of property and equipment	12		35,048	15,494
Gain on disposal of assets held for sale	36		—	(26,216)
Reversal of impairment loss on assets held for sale	36		(282,323)	—
Loss (gain) on disposal of property and equipment	36		(973)	36
Depreciation of investment property	13		512	1,001
Amortization of intangible assets	14		7,234	8,974
Gain on redemption of debentures			(13)	(7)

			(826,163)	(853,464)

Changes in operating assets and liabilities:
Due from banks			788,572	(2,467,928)
Securities measured at FVTPL			(1,725,011)	(1,580,865)
Loans measured at FVTPL			25,168	32,700
Loans measured at amortized cost			(2,707,109)	(714,207)
Derivative financial instruments			(6,241)	(147,601)
Other assets			(6,265,145)	(3,353,998)
Deposits			2,892,828	(2,541,132)
Net defined benefit liabilities			(32)	(35)
Other liabilities			7,978,817	3,522,033

			981,847	(7,251,033)

Income taxes paid			(87,401)	(358,693)
Interest received			2,538,677	2,472,159
Interest paid			(2,340,829)	(1,403,447)
Dividends received			343,335	526,307

Net cash provided by (used in) operating activities		~~W~~	1,138,546	(6,347,863)

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2019 and 2018 (Unaudited)

(In millions of won)	Notes	2019		2018
Cash flows from investing activities
Net decrease (increase) of securities measured at FVTPL		~~W~~	292,583	(700,036)
Disposal of securities measured at FVOCI	6		9,779,487	6,138,101
Acquisition of securities measured at FVOCI	6		(10,967,219)	(4,748,316)
Disposal of securities measured at amortized cost	7		20,000	12,236
Acquisition of securities measured at amortized cost	7		(421,427)	(1,002,716)
Disposal of property and equipment	12		1,281	342
Acquisition of property and equipment	12		(51,865)	(40,869)
Acquisition of intangible assets	14		(4,436)	(37,934)
Disposal of investments in subsidiaries and associates			829,892	452,148
Acquisition of investments in subsidiaries and associates			(836,739)	(1,093,072)
Disposal of non-current assets held for sale			—	74,105

Net cash used in investing activities			(1,358,443)	(946,011)

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			118,296	319,172
Proceeds from borrowings			13,879,610	19,841,554
Repayment of borrowings			(13,843,397)	(18,142,150)
Proceeds from issuance of debentures			49,228,294	61,522,233
Repayment of debentures			(51,228,430)	(59,693,021)
Repayment of lease liabilities			(15,125)	—
Dividends			(144,865)	(147,092)
Paid in capital increase			497,594	169,184

Net cash provided by (used in) financing activities			(1,508,023)	3,869,880

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			229,265	182,339

Net decrease in cash and cash equivalents			(1,498,655)	(3,241,655)

Cash and cash equivalents at beginning of the period			6,849,335	8,586,213

Cash and cash equivalents at end of the period	43	~~W~~	5,350,680	5,344,558

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~18,608,099 million with 3,721,619,768 shares of issued and outstanding as of June 30, 2019 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2019 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	74	9	5	9	98

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K- IFRS effective as of June 30, 2019 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2019. The nature and the impact of each new standard or amendment are described below:

Enactment of K-IFRS 1116 ‘Leases’

K-IFRS 1116 ‘Leases’ replaced K-IFRS 1017 ‘Leases’, Interpretation 2104 ‘Determining whether an Arrangement contains a Lease’, Interpretation 2015 ‘Operating Leases-Incentives’, and Interpretation 2027 ‘Evaluating the Substance of Transactions Involving the Legal Form of a Lease’.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

According to single accounting model for lessees of K-IFRS 1116, the Bank as lessee recognized the right-of-use assets that represent a lessee’s right to use underlying assets and lease liabilities that represent a lessee’s obligation to make payments to the lessor. The accounting model for lessors of K-IFRS 1116 is similar to the model of the Bank’s prior accounting policy.

(a) Accounting for a lessee

A lessee shall apply this standard to its leases either (a) retrospectively to each prior reporting period presented applying K-IFRS 1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ (Full retrospective application); or (b) with the cumulative effect of initially applying the standard being recognized at the date of initial application.

The Bank applied K-IFRS 1116 retrospectively as of January 1, 2019. However, the financial statements for the year ended December 31, 2018 was not restated. Therefore reclassification and adjustments under the new K- IFRS were recognized in the financial statements beginning on January 1, 2019. The details of changes in accounting policies are disclosed below.

At inception of a contract, the Bank shall assess whether the contract is, or contains, a lease. The Bank also identify whether the contract is, or contains, a lease according to K-IFRS at the date of initial application. However, the contracts written before the date of initial application are permitted to applying a practical expedient and the Bank do not have to go through all the contracts. The Bank assessed whether the contract is, or contains, a lease based at the date of initial application.

For a contract that is, or contains, a lease, a lessee or lessor shall account for each lease component within the contract as a lease separately from non-lease components of the contract. Moreover, a lessee is permitted to elect, by class of underlying asset, not to separate non-lease components from lease components, and instead account for each lease component and any associated non-lease components as a single lease component. The Bank applies practical expedient to all (or a part of) contracts that are, or contain a lease and elects to combine non-lease components with a lease component and to account for them as a single lease component.

A lessee is required to recognize a right-of-use asset representing its right to use the underlying leased asset (lease assets) and a lease liability representing its obligation to make lease payments. Assets and liabilities arising from a lease are initially measured on a present value basis. Assets and liabilities arising from a lease are initially measured on a present value basis.

Lease liabilities include the net present value of the following lease payments:

•	fixed payments (including in-substance fixed payments), less any lease incentives

•	variable lease payments that depend on an index or a rate

•	amounts expected to be payable by the lessee under residual value guarantees

•	the exercise price of a purchase option if the lessee is reasonably certain to exercise that option

•	payments for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

The lease payments shall be discounted using the interest rate implicit in the lease, if the rate can be readily determined. The Bank has to determine the incremental borrowing rate if the interest rate cannot be readily determined, which defined as the rate of interest that a lessee would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment.

The cost of the right-of-use asset shall comprise:

•	the amount of the initial measurement of the lease liability

•	any lease payments made at or before the commencement date, less any lease incentives received

•	any initial direct costs incurred by the lessee

•	an estimate of costs restoring the site

However, the Bank elected not to apply the requirement of K-IFRS 1116 to lease of low-value assets and short-term lease. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(b) Accounting for a lessor

The lease accounting as the lessor dose not significantly change comparing with K-IFRS 1017. As a lessor, the enactment of K-IFRS 1116 does not have a significant impact on the Bank’s financial statements.

(c) Adjustments on K-IFRS 1116

According to K-IFRS 1116, the Bank recognized the right-of-use assets and lease liabilities at the date of the initial application. The adjustments on K-IFRS 1116 are as follows:

Description	Adjustments
Right-of-use assets included in property and equipment	~~W~~	57,704
Lease liabilities		51,703

The Bank measured the lease liabilities using incremental borrowing rates at the date of initial application. The used incremental borrowing rates are 1.75% to 2.08%.

According to K-IFRS 1116, the Bank recognizes depreciation and interest expense on behalf of rent expenses. The Bank recognized depreciation of property and equipment amounting to ~~W~~18,147 million and interest expense amounting to ~~W~~1,304 million relating to lease accounting treatments.

Amendments to K-IFRS 1109 ‘Financial Instruments’

The narrow-scope amendments made to K-IFRS 1109 “Financial Instruments” enable entities to measure certain prepayable financial assets with negative compensation at amortized cost. When a modification of a financial liability measured at amortized cost that does not result in the derecognition, a modification gain or loss shall be recognized in profit or loss. The amendments do not have a significant impact on the Bank’s financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments require that an entity shall calculate current service cost and net interest for the remainder of the reporting period after a plan amendment, curtailment or settlement based on updated actuarial assumptions from the date of the change. The amendments also require that a reduction in a surplus must be recognized in profit or loss even if that surplus was not previously recognized because of the impact of the asset ceiling. The amendments do not have a significant impact on the Bank’s financial statements.

Amendments to K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

The amendments clarify that an entity shall apply K-IFRS 1109 to financial instruments in an associate or joint venture to which the equity method is not applied. These include long-term interests that, in substance, form part of the entity’s net investment in an associate or joint venture. The amendments do not have a significant impact on the Bank’s financial statements.

Enactment of Interpretation of K-IFRS 2123 ‘Uncertainty over Income Tax Treatments’

The interpretation explains how to recognize and measure deferred and current income tax assets and liabilities where there is uncertainty over a tax treatment, and includes guidance on how to determine whether each uncertain tax treatment is considered separately or together. It also presents examples of circumstances where a judgement or estimate is required to be reassessed. The enactment does not have a significant impact on the Bank’s financial statements.

Annual Improvements to K-IFRSs 2015-2017 Cycle

The annual improvements to K-IFRS 1103 ‘Business Combination’ clarify that when a party to a joint arrangement obtains control of a business that is a joint operation, and had rights to the assets and obligations for the liabilities relating to that joint operation immediately before the acquisition date, the transaction is a business combination achieved in stages. Additionally, the annual improvements to K-IFRS 1111 ‘Joint Agreements’, K-IFRS 1012 ‘Income Tax’ and K-IFRS 1023 ‘Borrowing Cost’ are newly applied. The improvements do not have a significant impact on the Bank’s financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

2. Basis of Preparation, Continued

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward- looking information. Such process incorporates factors such as type of collateral, product and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

(i) Lessee accounting

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to Short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognised in profit or loss.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

3. Significant Accounting Policies, Continued

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Cash	~~W~~	62,163	59,835
Due from banks in Korean won:
Due from Bank of Korea		2,554,914	3,375,325
Other due from banks in Korean won		405,914	127,203

		2,960,828	3,502,528

Due from banks in foreign currencies / off-shores		3,190,972	3,612,866

	~~W~~	6,213,963	7,175,229

(2)	Restricted due from banks as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Reserve deposit	~~W~~	1,178,979	2,070,742
Deposit of monetary stabilization account		1,570,000	1,460,000
Others		210,032	186,875

	~~W~~	2,959,011	3,717,617

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	505,138	397,821
Equity investments		—	283,118	373,690
Beneficiary certificates		—	5,634,551	5,697,082
Government and public bonds		1,155,000	1,167,422	1,177,977
Financial bonds		1,800,000	1,789,793	1,790,127

		2,955,000	9,380,022	9,436,697
Securities denominated in foreign currencies/off-shores:
Stocks		—	3,372	3,267
Equity investments		—	24,353	26,143
Beneficiary certificates		—	474,329	484,329
Debt securities		146,610	145,810	148,669

		146,610	647,864	662,408

	~~W~~	3,101,610	10,027,886	10,099,105

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	503,426	395,502
Equity investments		—	304,584	384,667
Beneficiary certificates		—	4,319,278	4,338,988
Government and public bonds		557,000	561,819	568,881
Financial bonds		1,820,000	1,808,285	1,808,254
Others		500,000	500,000	363,615

		2,877,000	7,997,392	7,859,907
Securities denominated in foreign currencies/off-shores:
Stocks		—	569	2,694
Equity investments		—	23,769	23,877
Beneficiary certificates		—	452,002	465,515
Debt securities		97,007	97,787	96,785

		97,007	574,127	588,871
Loaned securities:
Debt securities		60,000	60,455	60,409

	~~W~~	3,034,007	8,631,974	8,509,187

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

5. Securities Measured at FVTPL, Continued

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	72,142	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2019

	41,758	~~W~~ 72,142

	December 31, 2018
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund	34,066	~~W~~	68,757	Undecided

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	10,000,088	10,123,552
Government and public bonds		982,000	1,010,037	1,010,683
Financial bonds		2,331,000	2,332,434	2,335,533
Corporate bonds		5,525,071	5,524,990	5,527,336
Others		1,012,649	1,012,649	817,978

		9,850,720	19,880,198	19,815,082
Securities denominated in foreign currencies/off-shores:
Equity securities		—	371	1,287
Debt securities		4,281,429	5,573,644	4,352,211

		4,281,429	5,574,015	4,353,498
Loaned securities:
Loaned securities		110,000	111,988	112,552

	~~W~~	14,242,149	25,566,201	24,281,132

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,922,460	10,157,093
Government and public bonds		668,000	686,342	672,055
Financial bonds		1,532,000	1,530,624	1,531,580
Corporate bonds		6,317,929	6,317,848	6,295,050
Others		507,315	504,049	367,664

		9,025,244	18,961,323	19,023,442
Securities denominated in foreign currencies/off-shores:
Equity securities		—	2,429	1,229
Debt securities		3,852,605	4,786,306	3,781,005

		3,852,605	4,788,735	3,782,234

	~~W~~	12,877,849	23,750,058	22,805,676

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2019 and 2018 and ~~W~~12,267 million of loss and ~~W~~12,677 million of income, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	22,805,676	27,820,915
Acquisition		10,967,219	4,748,316
Disposal		(9,762,613)	(6,168,332)
Change due to amortization		(1,908)	(10,128)
Change in fair value		92,744	(765)
Foreign exchange differences		149,358	183,599
Others(*)		30,656	7,751

Ending balance	~~W~~	24,281,132	26,581,356

(*)

For the six-month period ended June 30, 2019, others represent the increase in securities measured at FVOCI including shares of Ecopro BM Co., Ltd., Kuk-Il Paper MFG Co., Ltd., Solid, Inc. and others acquired through exercise of conversion rights of the convertible bonds. For the six-month period ended June 30, 2018, others represent the increase in securities measured at FVOCI including shares of Wooyang HC Co., Ltd. and Namkwang Engineering & Construction Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, shares of Ecomaister Co., Ltd., Aribio Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds, and shares of Interbex Technology Co., Ltd. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2019 and December 31, 2018 are as follows:

Company	June 30, 2019
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050		117,157	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,892,055		11,267	Undecided
Sangsangin Co., Ltd.	351,085		—	Undecided
CREA IN Co., Ltd.	14,383		53	Until December 31, 2021
Kumho Tire Co., Inc.	21,339,320		84,717	Until July 6, 2023(*2)

	37,681,893	~~W~~ 213,194

Company	December 31, 2018
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050	~~W~~	118,130	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,926,991		16,166	Undecided
EM-Tech.Co., Ltd.	81,621		1,396	Until February 7, 2019
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		2,000	Until December 31, 2019
Pyeongsan Co., Ltd.	222,222		—	Until December 31, 2019
HMR Co., Ltd.	35,972		—	Until December 31, 2019
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		113,312	Until July 6, 2023(*2)

	38,914,147	~~W~~ 251,050

(*1)	Some shares were disposed of through the lifting of the restriction.
(*2)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,479	2,169	70,846	76,494
Transfer to 12-month expected credit loss		21	(21)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		—	—	—	—
Transfer to credit-impaired debt		—	—	—	—
Provision for (reversal of) loss allowance		249	(6)	159	402
Disposal		(699)	—	—	(699)
Foreign currency translation and others		12	—	345	357

Ending balance	~~W~~	3,062	2,142	71,350	76,554

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

6. Securities Measured at FVOCI, Continued

	2018
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	4,395	7,926	107,010	119,331
Transfer to 12-month expected credit loss		66	(66)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(3,067)	3,067	—	—
Transfer to credit-impaired		—	—	—	—
Provision for (reversal of) loss allowance		3,383	(6,073)	(1,207)	(3,897)
Write-offs		—	—	(4,848)	(4,848)
Disposal		(936)	(130)	—	(1,066)
Debt-to-equity swap		—	—	(30,950)	(30,950)
Foreign currency translation and others		72	1	917	990

Ending balance	~~W~~	3,913	4,725	70,922	79,560

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Securities denominated in Korean won:	~~W~~	474,996	474,996	494,518	494,518
Government and public bonds		1,621,786	1,621,786	1,201,409	1,201,409

Financial bonds	~~W~~	2,096,782	2,096,782	1,695,927	1,695,927

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	1,695,927	12,312
Acquisition		421,427	1,002,716
Redemption		(20,000)	(12,236)
Change due to amortization		(572)	575
Reversal of impairment loss		—	1
Foreign exchange differences		—	35

Ending balance	~~W~~	2,096,782	1,003,403

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for facility development	~~W~~	—	—	1,639	1,620
Privately placed corporate bonds		781,173	752,661	794,682	777,264

	~~W~~	781,173	752,661	796,321	778,884

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	13,435	17,373	6,523	6,523
Transaction losses		(5,584)	(5,931)	(9,923)	(11,491)

		7,851	11,442	(3,400)	(4,968)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		16,534	35,363	62,785	72,790
Valuation losses		(21,130)	(36,418)	—	(9,993)

		(4,596)	(1,055)	62,785	62,797

	~~W~~	3,255	10,387	59,385	57,829

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	51,195,593	49,597,023	50,493,477	48,967,004
Loans for facility development		45,698,137	45,520,436	46,668,325	46,543,611
Loans for households		392,481	397,520	648,026	661,355
Inter-bank loans		2,380,150	2,244,508	2,376,183	2,194,341

		99,666,361	97,759,487	100,186,011	98,366,311
Loans in foreign currencies:
Loans		13,357,935	13,805,866	13,396,054	13,840,164
Inter-bank loans		2,745,905	2,737,647	2,379,965	2,380,172
Loans borrowed from overseas financial institutions		134,064	133,044	139,187	142,882
Off-shore loans		13,097,609	13,046,177	11,570,036	12,042,473

		29,335,513	29,722,734	27,485,242	28,405,691
Other loans:
Bills bought in foreign currency		1,820,710	1,801,049	1,336,852	1,323,601
Advances for customers on acceptances and guarantees		177,281	18,519	103,499	7,595
Privately placed corporate bonds		743,581	484,057	717,852	434,455
Others		7,103,844	6,977,444	7,946,159	7,927,061

		9,845,416	9,281,069	10,104,362	9,692,712

		138,847,290	136,763,290	137,775,615	136,464,714

Less:
Loss allowance for loan		(3,355,993)		(3,539,074)
Present value discount		(6,820)		(6,723)
Deferred loan origination costs and fees		(5,357)		15,314

	~~W~~	135,479,120		134,245,132

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	169,305	1,756,623	1,613,146	3,539,074
Transfer to 12-month expected credit loss		10,469	(10,413)	(56)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(40,624)	43,209	(2,585)	—
Transfer to credit-impaired		(58,875)	(814,133)	873,008	—
Provision for (reversal of) loss allowance		80,581	(318,228)	169,227	(68,420)
Write-offs		—	—	(12,532)	(12,532)
Recovery		—	—	6,465	6,465
Disposal		—	—	(124,310)	(124,310)
Debt-to-equity swap		—	—	(8,867)	(8,867)
Foreign currency translation		1,417	10,360	12,601	24,378
Other		415	3,009	(3,219)	205

Ending balance	~~W~~	162,688	670,427	2,522,878	3,355,993

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	226,114	1,292,255	2,030,954	3,549,323
Transfer to 12-month expected credit loss		8,970	(8,970)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(87,717)	87,717	—	—
Transfer to credit-impaired		(64,375)	(157,045)	221,420	—
Provision for (reversal of) loss allowance		102,164	(299,726)	168,203	(29,359)
Write-offs		—	—	(97,308)	(97,308)
Recovery		—	—	67,687	67,687
Disposal		(162)	—	(90,627)	(90,789)
Debt-to-equity swap		—	—	(108,259)	(108,259)
Foreign currency translation		1,469	23,326	14,062	38,857
Other		1	(6,206)	(17,894)	(24,099)

Ending balance	~~W~~	186,464	931,351	2,188,238	3,306,053

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
		Three-month period ended	Six-month period ended	Three-month period ended	Six-month period ended
Reversal of (provision for) loan allowance for loan	~~W~~	(17,891)	68,420	28,202	29,359
Losses on disposal of loan		(27,082)	(27,082)	(35,142)	(32,632)

		~~W~~ (44,973)	41,338	(6,940)	(3,273)

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	15,314	5,230
New deferrals		(3,833)	9,459
Amortization		(16,838)	(8,580)

Ending balance	~~W~~	(5,357)	6,109

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	5,000	671,400	—	—
Swaps		223,016,052	223,016,052	1,240,909	720,231
Options		3,867,216	9,794,010	108,378	202,058

		226,888,268	233,481,462	1,349,287	922,289
Currency
Futures		17,352	—	—	—
Forwards		73,056,695	65,321,003	1,654,590	1,316,046
Swaps		46,968,638	52,584,818	1,399,319	1,493,087
Options		294,370	128,283	1,384	3,180

		120,337,055	118,034,104	3,055,293	2,812,313
Stock
Futures		2,784	—	—	—
Options		409,352	523,092	13,183	3,795

		412,136	523,092	13,183	3,795
Allowance and other adjustments		—	—	(46,251)	(549)

		347,637,459	352,038,658	4,371,512	3,737,848
Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		22,119,043	22,119,043	839,554	22,221
Currency
Swaps		7,820,732	8,078,293	150,200	243,882
Allowance and other adjustments		—	—	(304)	(4,983)

		29,939,775	30,197,336	989,450	261,120

	~~W~~	377,577,234	382,235,994	5,360,962	3,998,968

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2018
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	689,556	—	—
Swaps		225,288,933	225,286,744	1,023,803	770,507
Options		3,522,037	9,170,743	78,355	143,062

		228,810,970	235,147,043	1,102,158	913,569
Currency
Futures		16,772	—	—	—
Forwards		62,436,615	54,638,533	719,837	726,742
Swaps		45,150,654	49,795,131	1,244,551	1,157,205
Options		185,957	80,891	771	1,643

		107,789,998	104,514,555	1,965,159	1,885,590
Stock
Futures		1,515	—	—	—
Forwards		—	500,000	128,063	—
Options		182,777	335,551	11,590	763

		184,292	835,551	139,653	763
Allowance and other adjustments		—	—	(13,515)	(483)

		336,785,260	340,497,149	3,193,455	2,799,439
Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		24,015,803	24,015,803	608,887	160,612
Currency
Swaps		7,065,363	7,339,952	73,769	277,798
Allowance and other adjustments		—	—	(203)	(5,221)

		31,081,166	31,355,755	682,453	433,189

	~~W~~	367,866,426	371,852,904	3,875,908	3,232,628

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate	~~W~~	—	614,261	1,790,501	12,082,809	7,631,472	22,119,043
Currency		235,987	232,995	2,025,765	4,904,842	421,143	7,820,732

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate	~~W~~	151,977	1,151,615	1,899,050	11,752,405	9,060,756	24,015,803
Currency		—	53,711	1,777,382	4,821,900	412,370	7,065,363

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Notional amounts			Balances		Changes in fair value
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	440,000	440,000	—	1,197	(180)
Fair value hedge accounting:
Interest rate risk:
Swaps		21,679,043	21,679,043	839,554	21,024	494,933
Currency risk:
Swaps		7,820,732	8,078,293	150,200	243,882	53,725

		29,499,775	29,757,336	989,754	264,906	548,658

	~~W~~	29,939,775	30,197,336	989,754	266,103	548,478

	December 31, 2018
	Notional amounts			Balances		Changes in fair value
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	1,250,000	1,250,000	65	3,831	4,392
Fair value hedge accounting:
Interest rate risk:
Swaps		22,765,803	22,765,803	608,822	156,781	78,830
Currency risk:
Swaps		7,065,363	7,339,952	73,769	277,798	(240,893)

		29,831,166	30,105,755	682,591	434,579	(162,063)

	~~W~~	31,081,166	31,355,755	682,656	438,410	(157,671)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Carrying amounts			Change in value of the hedged item		Changes in fair value	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	440,000	—	—	—	(1,125)
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		1,573,115	—	35,655	—	45,654	—
Debt debentures		—	31,810,010	—	283,428	(526,667)	—
Other liabilities (Deposits, etc.)		—	117,822	—	2,142	(8,556)	—

		1,573,115	31,927,832	35,655	285,570	(489,569)	—
Currency risk:
Debt debentures		—	9,710,190	—	112,060	(63,370)	—

		1,573,115	41,638,022	35,655	397,630	(552,939)	—

	~~W~~	1,573,115	42,078,022	35,655	397,630	(552,939)	(1,125)

	December 31, 2018
	Carrying amounts			Change in value of the hedged item		Changes in fair value	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	1,250,000	—	—	—	(2,579)
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		1,430,733	—	(6,070)	—	(1,682)	—
Debt debentures		—	22,750,065	—	(238,234)	(74,840)	—
Other liabilities (Deposits, etc.)		—	105,611	—	(6,199)	4,386	—

		1,430,733	22,855,676	(6,070)	(244,433)	(72,136)	—
Currency risk:
Debt debentures		—	7,184,750	—	(227,240)	236,445	—

		1,430,733	30,040,426	(6,070)	(471,673)	164,309	—

	~~W~~	1,430,733	31,290,426	(6,070)	(471,673)	164,309	(2,579)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Interest rate risk	~~W~~	5,364	842
Currency risk		(9,645)	4,554

	~~W~~	(4,281)	5,396

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month period ended June 30, 2019 and 2018 is as follows:

	2019
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	(181)	1	1,635
(*) Recognized in gains or losses related to hedging purpose derivatives.
	2018
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	1,097	122	2,045

(*)	Recognized in gains or losses related to hedging purpose derivatives.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		47,724	43,642
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		—	2,029,845
KDB Investment Co., Ltd.		7,000	—
KDB Biz Co., Ltd.		1,500	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		175,596	181,840
Korea Railroad Financing 1		98,847	101,667
Korea Education Financing		57,768	59,843
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*2)		5,662	6,663
KDB Value PEF VI(*3)		402,817	385,017
KDB Consus Value PEF		411,154	411,154
KDB Sigma PEF II		130,530	129,330
KDB Value PEF VII		50,680	50,680
KDB-IAP OBOR PEF		34,140	34,140
Nvestor 2016 PEF(*4)		—	24,280
KDB Asia PEF		23,710	22,571
KDB Small Medium Mezzanine PEF		29,740	12,140
Others		817	2,357

		2,568,903	4,586,387

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Shipping and Maritime Transportation Co., Ltd.		—	500,000
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		220,850	220,850
Korea Ocean Business Corporation		631,777	134,307
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF		39,680	40,358
Shinbundang Railroad Co., Ltd.(*5)		8,811	8,821
Troika Resources Investment PEF(*6)		1,325	8,850
Hyundai Merchant Marine Co., Ltd.		78,835	78,835
GM Korea Company(*7)		409,583	450,585
Hanjin Heavy Industries & Construction Co., Ltd.(*8)		81,046	—
Others(*9)		2,072,461	2,085,092

		20,861,213	20,844,543

	~~W~~	23,430,116	25,430,930

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank decided to sell off all of its shares in Daewoo Shipbuilding & Marine Engineering Co., Ltd. and entered into the agreement for the sell-off with Hyundai Heavy Industries Co., Ltd. on March 8, 2019. As a result of the decision, the Bank reclassified the shares to assets held for sale as described in Note 16. Additionally, measuring recoverable amounts of the shares as fair value less disposal costs based on the agreement, the Bank recognized ~~W~~86,202 million of impairment losses for the six-month period ended June 30, 2019 and ~~W~~2,014,720 million of the reversal of impairment losses for the year ended December 31, 2018.

(*2)

The Bank recognized ~~W~~73 million and ~~W~~32 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*3)

The Bank recognized ~~W~~250,793 million of impairment losses for the year ended December 31, 2018 considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows from Daewoo Engineering & Construction Co., Ltd. as an objective evidence of impairment.

(*4)	The shares are reclassified to investment in associates for the six-month period ended June 30, 2019.
(*5)

Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as objective evidence of impairment, the Bank recognized ~~W~~9 million and ~~W~~9,245 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively.

(*6)

Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~7,524 million and ~~W~~185 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively.

(*7)

According to Agreement of Management normalization on GM Korea Company, the Bank acquired 23,813,762 preferred shares for the year ended December 31, 2018. Additionally, considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~40,920 million and ~~W~~358,440 million of impairment losses for the period ended June 30, 2019 and the year ended December 31, 2018, respectively.

(*8)

Pursuant to debt-to-equity swap decision of the Council of Financial Creditors of Hanjin Heavy Industries & Construction Co., Ltd., the Bank newly acquired 12,231,957 shares of Hanjin Heavy Industries & Construction Co., Ltd. and recognized ~~W~~58,063 million of impairment loss considering the decline in fair values of net assets as objective evidence of impairment.

(*9)

The Bank recognized ~~W~~9,540 million of impairment losses for KoFC STIC Growth Champ No. 2010-2 PEF and 18 other companies for the period ended June 30, 2019. The Bank recognized ~~W~~55,074 million of impairment losses for KoFC STIC Growth Champ No. 2010-2 PEF and 25 other companies for the year ended December 31, 2018.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2019 and December 31, 2018 are as follows:

	Market value			Carrying amounts
	June 30, 2019		December 31, 2018	June 30, 2019	December 31, 2018
Korea Electric Power Co., Ltd.	~~W~~	5,397,061	6,991,887	16,921,067	16,921,067
Hyundai Merchant Marine Co., Ltd.		152,643	152,231	78,835	78,835
Hanjin Heavy Industries & Construction Co., Ltd.		81,046	—	81,046	—
Dongbu Steel Co., Ltd.		73,171	68,880	19	19
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*)		—	2,040,060	—	2,029,845

(*)	The Bank reclassified the shares to assets held for sale as described in Note 16.

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	2,222,335	1,861,605	360,730	65,469	7,385	20,007	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,081,885	996,113	85,772	27,369	3,696	4,227	100.00
KDB Ireland Ltd.	Ireland	December	Finance		450,719	354,987	95,732	18,207	2,870	8,967	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		662,989	586,823	76,166	15,107	5,886	10,906	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		346,932	267,547	79,385	36,860	3,203	6,939	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,898,046	7,709,971	4,188,075	4,222,564	340,506	347,853	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		336,259	317,366	18,893	125,598	(22,289)	(22,295)	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		286,781	255,979	30,802	71,015	(2,471)	(2,471)	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		594,085	724,178	(130,093)	309,467	(14,361)	(14,361)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		6,273,674	5,364,076	909,598	262,420	53,708	54,161	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		424,146	287	423,859	7,881	7,237	7,237	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		197,774	7	197,767	2,674	2,419	2,419	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		115,707	5	115,702	2,151	1,998	1,998	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		47,395	11,061	36,334	17,514	10,004	10,004	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		6,875	255	6,620	5	(380)	(380)	100.00

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2019
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Biz Co., Ltd.	Korea	December	Services	3,152	1,610	1,542	1,696	42	42	100.00
Korea Infrastructure Financing Co.	Korea	December	Financial investment	6,513	4	6,509	255	218	218	85.00
KDB Value PEF VI	Korea	December	Financial investment	10,466,651	8,590,639	1,876,012	4,360,877	24,436	34,703	99.84
KDB Consus Value PEF	Korea	December	Financial investment	19,360,513	18,268,614	1,091,899	1,956,510	105,359	267,374	68.20
KDB Sigma PEF II	Korea	December	Financial investment	218,496	537	217,959	904	1,417	(2,793)	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment	113,291	2,612	110,679	18,077	17,515	17,515	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment	150,443	51,713	98,730	—	2,269	5,554	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment	48,170	203	47,967	—	(1,823)	3,341	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	41,917	370	41,547	22	(1,583)	(1,544)	66.67
Components and Materials M&A PEF	Korea	December	Financial investment	1,078	1,814	(736)	3	(60)	(60)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment	120	7,910	(7,790)	—	—	—	57.56
KDBC IP Investment Fund 2(*3)	Korea	December	Financial investment	6,018	3,233	2,785	963	721	721	33.33
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	192,690,763	122,899,527	69,791,236	28,319,378	(1,235,344)	(1,316,832)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,546,297	491,602	1,054,695	330,213	4,829	4,829	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	872,563	51,808	820,755	33,019	29,540	29,540	26.67
Korea Ocean Business Corporation	Korea	December	Finance	3,323,738	927,775	2,395,963	6,663	(55,123)	(54,952)	22.37
Korea Appraisal Board	Korea	December	Appraisal	262,194	45,944	216,250	79,150	9,971	9,779	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	5,844,256	3,646,735	2,197,521	4,436,635	(103,785)	(103,785)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	6,347,219	5,504,748	842,471	2,712,901	(379,201)	(375,151)	12.94
Multi Asset Electronic Power PEF	Korea	December	Financial investment	77,840	678	77,162	3,968	3,864	3,864	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	716,747	975,103	(258,356)	53,171	(6,812)	(6,812)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	10,789	7,558	3,231	3,396	2,347	2,347	54.94
Hanjin Heavy Industries & Construction Co., Ltd.(*5)	Korea	December	Manufacturing	2,311,336	2,077,696	233,640	690,651	213,785	255,688	16.14

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,956,143	1,615,419	340,724	84,594	19,153	30,281	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		917,265	835,739	81,526	85,749	2,478	(398)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		460,344	373,580	86,764	26,832	7,245	7,190	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		633,731	568,471	65,260	26,901	8,993	10,400	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		328,486	256,040	72,446	149,042	11,764	2,641	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,918,522	8,078,300	3,840,222	9,644,384	344,722	332,469	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		331,754	290,565	41,189	252,022	13,592	12,284	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		271,540	238,267	33,273	116,797	107	89	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		620,478	736,212	(115,734)	521,071	(52,747)	(54,366)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,594,986	4,694,534	900,452	480,479	121,616	121,110	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		439,795	301	439,494	17,279	15,913	15,913	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		203,497	9	203,488	5,635	5,081	5,081	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		120,183	7	120,176	4,938	4,614	4,614	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		47,347	8,617	38,730	31,468	17,705	17,655	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		7,655	6	7,649	671	580	580	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,358,161	7,578,192	1,779,969	10,733,868	(99,183)	(111,750)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		18,700,778	17,896,897	803,881	3,909,771	51,684	171,878	68.20
KDB Sigma PEF II	Korea	December	Financial investment		220,445	543	219,902	994	(1,215)	(1,958)	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment		96,390	3,226	93,164	40,487	12,973	18,127	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment		146,697	49,982	96,715	—	6,870	10,885	33.52
Nvestor 2016 PEF	Korea	December	Financial investment		70,452	25,252	45,200	29,149	8,711	8,711	80.00
KDB Asia PEF(*3)	Korea	December	Financial investment		42,549	200	42,349	—	(4,643)	616	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		17,968	1,278	16,690	7	(1,520)	(1,520)	66.67
KoFC-KBIC Frontier Champ 2010-5 PEF(*3)	Korea	December	Financial investment		469	3	466	1,460	1,453	1,453	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,136	1,812	(676)	4	(26)	(26)	83.33

Subsidiaries:
KDB Venture M&A PEF	Korea	December	Financial investment	~~W~~	120	7,910	(7,790)	—	—	—	57.56
KDBC IP Investment Fund 2(*3)	Korea	December	Financial investment		10,096	3,085	7,011	1,143	712	712	33.33

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*3)	Korea	December	Financial investment	6,050	2	6,048	1,432	(394)	(394)	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	185,249,061	114,156,299	71,092,762	60,627,610	(1,314,567)	(1,426,477)	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing	1,062,673	9,060	1,053,614	24,840	199,796	189,062	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,428,674	370,333	1,058,341	738,061	9,053	5,690	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	850,334	32,069	818,265	61,021	54,008	54,008	26.67
Korea Ocean Business Corporation	Korea	December	Financial investment	2,715,960	344,344	2,371,616	30,663	(195,474)	(200,715)	4.62
Korea Appraisal Board	Korea	December	Appraisal	257,206	47,221	209,985	151,023	8,598	7,561	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	6,128,492	3,862,366	2,266,126	9,341,988	(833,987)	(828,248)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	4,121,440	3,081,769	1,039,671	5,222,124	(790,739)	(807,995)	13.05
Multi Asset Electronic Power PEF	Korea	December	Financial investment	79,224	743	78,481	5,686	5,468	5,468	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	725,065	976,609	(251,544)	87,340	(33,762)	(33,762)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	21,201	6,228	14,973	65	(2,482)	(2,482)	54.94

(*1)

The Bank consolidates directly the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has control over the investees through the commencement of the administrative proceeding for the year ended December 31, 2017.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)

Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.

(*5)	Although the Bank’s shareholding is less than 20%, the Bank is considered to have significant influence as the principal creditor bank..
(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Changes in accounting policy	January 1, 2019 (Restated)	Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2019
Acquisition cost:
Land	~~W~~	312,925	—	312,925	683	(29)	3,462	(285)	316,756
Buildings and structures		398,567	—	398,567	5,196	(857)	1,918	1	404,825
Leasehold improvements		40,892	(40,892)	—	—	—	—	—	—
Vehicles		831	—	831	—	(122)	—	17	726
Equipment		52,680	—	52,680	830	(157)	—	193	53,546
Construction in progress		108,587	—	108,587	38,089	—	—	—	146,676
Right-of-use assets		—	98,596	98,596	5,466	—	—	—	104,062
Others		172,478	—	172,478	1,601	—	—	88	174,167

		1,086,960	57,704	1,144,664	51,865	(1,165)	5,380	14	1,200,758

Accumulated depreciation:
Buildings and structures(*)		178,467	—	178,467	6,530	(628)	1,073	(14)	185,428
Leasehold improvements		32,501	(32,501)	—	—	—	—	—	—
Vehicles		809	—	809	182	(110)	—	(167)	714
Equipment(*)		44,747	—	44,747	1,317	(119)	—	162	46,107
Right-of-use assets		—	32,501	32,501	18,147	—	—	2,064	52,712
Others		126,450	—	126,450	8,872	—	—	71	135,393

		382,974	—	382,974	35,048	(857)	1,073	2,116	420,354

Accumulated impairment losses:
Land		3,023	—	3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	2,361	—	—	—	—	2,361

		5,384	—	5,384	—	—	—	—	5,384

	~~W~~	698,602	57,704	756,306	16,817	(308)	4,307	(2,102)	775,020

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

12. Property and Equipment, Continued

	2018
	January 1, 2018		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2018
Acquisition cost:
Land	~~W~~	250,461	232	(63)	922	16	251,568
Buildings and structures		388,423	3,984	(276)	356	40	392,527
Leasehold improvements		39,870	1,104	(2,897)	—	16	38,093
Vehicles		927	—	(108)	—	17	836
Equipment		51,773	650	(326)	—	211	52,308
Construction in progress		79,032	21,379	—	—	—	100,411
Others		141,822	13,520	(1,114)	—	103	154,331

		952,308	40,869	(4,784)	1,278	403	990,074

Accumulated depreciation:
Buildings and structures(*)		165,607	5,745	(84)	343	36	171,647
Leasehold improvements		31,684	1,870	(2,786)	—	(56)	30,712
Vehicles		860	30	(97)	—	16	809
Equipment(*)		42,920	1,378	(326)	—	181	44,153
Others		112,969	6,471	(1,113)	—	69	118,396

		354,040	15,494	(4,406)	343	246	365,717

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	592,884	25,375	(378)	935	157	618,973

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Acquisition/ depreciation	Reclassification	June 30, 2019
Acquisition cost:
Land	~~W~~	52,922	—	(3,462)	49,460
Buildings and structures		41,802	—	(1,918)	39,884

		94,724	—	(5,380)	89,344

Accumulated depreciation:
Buildings and structures		20,630	512	(1,073)	20,069

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	71,119	(512)	(4,307)	66,300

	2018
	January 1, 2018		Acquisition/ depreciation	Reclassification	June 30, 2018
Acquisition cost:
Land	~~W~~	58,843	—	(922)	57,921
Buildings and structures		42,577	—	(356)	42,221

		101,420	—	(1,278)	100,142

Accumulated depreciation:
Buildings and structures		20,054	1,001	(343)	20,712

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	78,391	(1,001)	(935)	76,455

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~74,412 million and ~~W~~77,890 million as of June 30, 2019 and December 31, 2018, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2019
Development expense	~~W~~	150,600	2,455	—	(4,455)	—	148,600
Equipment usage right		593	—	—	(28)	17	582
Other deposits provided		11,435	—	—	—	9	11,444
Others		11,258	1,981	—	(2,751)	10	10,498

	~~W~~	173,886	4,436	—	(7,234)	36	171,124

	2018
	January 1, 2018		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2018
Development expense	~~W~~	67,920	35,200	—	(6,645)	—	96,475
Equipment usage right		626	—	—	(27)	23	622
Other deposits provided		11,431	—	—	—	5	11,436
Others		10,525	2,734	—	(2,302)	3	10,960

	~~W~~	90,502	37,934	—	(8,974)	31	119,493

15. Other Assets

Other assets as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Accounts receivable	~~W~~	8,890,358	2,092,331
Unsettled domestic exchange receivables		1,184,256	1,741,236
Accrued income		522,562	433,207
Guarantee deposits		147,709	147,528
Financial guarantee asset		20,661	22,638
Prepaid expenses		7,080	3,461
Advance payments		17,095	16,029
Others		102,888	97,862

		10,892,609	4,554,292
Loss allowance for other assets		(241,991)	(242,113)
Present value discount		(3,837)	(2,712)

	~~W~~	10,646,781	4,309,467

The carrying amounts of financial assets included in other assets above amounted to ~~W~~10,526,160 million and ~~W~~4,200,101 million as of June 30, 2019 and December 31, 2018, respectively, and their fair value amounted to ~~W~~10,769,824 million and ~~W~~4,203,448 million as of June 30, 2019 and December 31, 2018, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

16. Assets Held for Sale

For attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”), the Bank’s subsidiary, the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the basic agreement on January 31, 2019 and the contract on investment on March 8, 2019. According to the contract, Hyundai Heavy Industries will make shipbuilding segment, special ship segment, industrial plant segment and engine & machinery segment into each new company and surviving company, Korea Shipbuilding & Offshore Engineering Co., Ltd. (“Korea Shipbuilding & Offshore Engineering”), into holding company defined in the Monopoly Regulation and Fair Trade Act. The Bank will invest the common shares of Daewoo Shipbuilding & Marine Engineering into the common shares and redeemable convertible preference shares of Korea Shipbuilding & Offshore Engineering. Also, Korea Shipbuilding & Offshore Engineering will finance new common shares of Daewoo Shipbuilding & Marine Engineering and be obliged to fund Daewoo Shipbuilding & Marine Engineering.

The contract will be completed after the satisfaction of the contract’s precondition including governmental permission of different countries.

Assets held for sale as of June 30, 2019 are as follows:

	Acquisition cost		Fair value	Carrying amount	Reversal of impairment loss
Assets held for sale:
Investments in subsidiaries and associates	~~W~~	2,244,664	1,953,439	1,943,642	282,323

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Debentures	~~W~~	2,336,117	2,164,538

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Carrying amount	~~W~~	2,336,117	2,164,538
Contractual cash flow amounts		2,159,632	2,040,344

Difference	~~W~~	176,485	124,194

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

18. Deposits

Deposits as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	121,277	121,277	103,253	103,253
Time and savings deposits		26,909,983	26,846,396	25,150,481	25,162,058
Certificates of deposit		351,433	351,358	52,457	52,481

		27,382,693	27,319,031	25,306,191	25,317,792

Deposits in foreign currencies:
Demand deposits		1,293,019	1,293,019	1,227,972	1,227,972
Time and savings deposits		1,920,137	1,923,317	2,125,103	2,125,079
Certificates of deposit		4,240,206	4,240,076	3,224,849	3,219,921

		7,453,362	7,456,412	6,577,924	6,572,972

Off-shore deposits in foreign currencies:
Demand deposits		529,259	529,259	561,660	561,660

	~~W~~	35,365,314	35,304,702	32,445,775	32,452,424

19. Borrowings

(1)	Borrowings as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	3,916,500	3,909,575
Borrowings in foreign currencies	—	5.49		11,174,195	11,158,282
Off-shore borrowings in foreign currencies	2.23	4.32		1,250,802	1,247,583
Others	0.15	3.25		3,533,933	3,534,344

				19,875,430	19,849,784

Deferred borrowing costs				(215)

			~~W~~	19,875,215

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

19. Borrowings, Continued

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	3,988,353	3,989,389
Borrowings in foreign currencies	—	5.50		11,493,651	11,535,443
Off-shore borrowings in foreign currencies	1.46	4.32		1,332,718	1,335,672
Others	0.15	5.30		2,995,519	2,995,500

				19,810,241	19,856,004

Deferred borrowing costs				(500)

			~~W~~	19,809,741

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2019 and December 31, 2018 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2019		December 31, 2018
Ministry of Economy and Finance	Borrowings from government fund(*)	0.87 ~ 1.37	~~W~~	181,819	193,790

Industrial Bank of Korea	Borrowings from IT industry promotion fund	0.10 ~ 1.00		463	920

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	0.70 ~ 3.04		84,136	87,023

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		2,647,141	2,665,403

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 3.10		484,809	551,411

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 3.28		53,724	53,420

The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		131,354	113,825

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		333,054	322,561

			~~W~~	3,916,500	3,988,353

(*) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2019 and December 31, 2018 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2019		December 31, 2018
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	134,064	139,187

Mizuho and others	Bank loans from foreign funds	3M Libor + 0.25 ~ 3M Libor + 0.78		1,041,120	1,118,100
Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		936,622	910,878
Central Bank of the Republic Uzbekistan and others	Off-shore short-term borrowings	2.23 ~ 2.80		897,744	875,783
HSBC and others	Off-shore long-term borrowings	3M Libor + 0.36 ~ 3M Libor + 0.62		343,144	444,159

JBIC	Off-shore borrowings from JBIC	4.27 ~ 4.32		9,914	12,776

Others	Short-term borrowings in foreign currencies	0.00 ~ 5.50		7,715,829	7,881,995
	Long-term borrowings in foreign currencies	0.12 ~ 3.44		1,346,560	1,443,491

			~~W~~ 12,424,997		12,826,369

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

20. Debentures

Details of debentures as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.03	6.60	~~W~~	92,566,258	93,804,990
Discount on debentures				(100,201)
Premium on debentures				70
Valuation adjustment for fair value hedges				102,303

				92,568,430

Debentures in foreign currencies:
Debentures	0.02	6.97		14,477,900	14,705,710
Discount on debentures				(36,654)
Valuation adjustment for fair value hedges				274,608

				14,715,854

Off-shore debentures:
Debentures	—	7.73		10,970,266	11,048,038
Discount on debentures				(23,971)
Valuation adjustment for fair value hedges				18,577

				10,964,872

			~~W~~	118,249,156	119,558,738

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

20. Debentures, Continued

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.30	6.90	~~W~~	95,431,251	96,161,132
Discount on debentures				(53,254)
Premium on debentures				114
Valuation adjustment for fair value hedges				(35,014)

				95,343,097

Debentures in foreign currencies:
Debentures	0.02	6.97		13,811,420	13,615,184
Discount on debentures				(29,804)
Valuation adjustment for fair value hedges				(160,279)

				13,621,337

Off-shore debentures:
Debentures	—	7.73		10,617,785	10,349,626
Discount on debentures				(26,037)
Valuation adjustment for fair value hedges				(270,181)

				10,321,567

			~~W~~	119,286,001	120,125,942

21. Net Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Present value of defined benefit obligation	~~W~~	388,405	377,361
Fair value of plan assets		(305,777)	(315,210)

	~~W~~	82,628	62,151

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(2)	Changes in net defined benefit liabilities for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	377,361	(315,210)	62,151
Current service costs		19,879	—	19,879
Interest expense (income)		4,916	(4,286)	630
Benefits paid by the plan		(13,751)	13,719	(32)

Ending balance	~~W~~	388,405	(305,777)	82,628

	2018
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	343,887	(298,240)	45,647
Current service costs		19,721	—	19,721
Interest expense (income)		5,302	(4,764)	538
Benefits paid by the plan		(8,787)	8,752	(35)

Ending balance	~~W~~	360,123	(294,252)	65,871

(3)	Fair value of plan assets for each type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	305,777	—	315,210

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,936	19,879	9,853	19,721
Interest expense (income), net		315	630	270	538

	~~W~~	10,251	20,509	10,123	20,259

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(5)	The principal actuarial assumptions used as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019	December 31, 2018
Discount rate (%)	2.77	2.77
Future salary increasing rate (%)	6.23	6.23

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2018 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.44% decrease	11.19% increase
Future salary increasing rate	10.48% increase	9.04% decrease

(7)	The weighted average duration of defined benefit obligation is 11.35 years as of December 31, 2018.

22. Provisions

(1)	Details of provisions as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Provision for unused commitments	~~W~~	479,874	469,684
Provision for financial guarantee		64,993	111,181
Provision for payment guarantees		895,290	787,765
Provision for possible losses from lawsuits		12,302	12,302
Other provision		7,733	7,786

	~~W~~	1,460,192	1,388,718

(2)	Changes in provision for unused commitments for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	288,778	180,906	—	469,684
Transfer to 12-month expected credit loss		224,540	(224,540)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(3,246)	3,246	—	—
Impairment loss (gain)		(240,059)	241,481	—	1,422
Foreign currency translation		8,307	461	—	8,768

Ending balance	~~W~~	278,320	201,554	—	479,874

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	17,718	447,095	19	464,832
Transfer to 12-month expected credit loss		301,922	(301,922)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(7,000)	7,000	—	—
Impairment loss (gain)		(5,081)	33,966	(19)	28,866
Foreign currency translation		13,931	714	—	14,645

Ending balance	~~W~~	321,490	186,853	—	508,343

(3)	Changes of provision for financial guarantee for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,400	71,546	38,235	111,181
Transfer to 12-month expected credit loss		1	(1)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(455)	455	—	—
Transfer to credit-impaired		(894)	(543)	1,437	—
Impairment loss (gain)		1,220	(49,036)	568	(47,248)
Foreign currency translation		18	955	87	1,060

Ending balance	~~W~~	1,290	23,376	40,327	64,993

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,763	72,267	73,458	147,488
Transfer to 12-month expected credit loss		363	(295)	(68)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(496)	548	(52)	—
Transfer to credit-impaired		—	(7,277)	7,277	—
Impairment loss (gain)		180	2,357	9,502	12,039
Foreign currency translation		6	2,191	298	2,495

Ending balance	~~W~~	1,816	69,791	90,415	162,022

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

(4)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	292,946	247,521	247,298	787,765
Transfer to 12-month expected credit loss		89,928	(89,928)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(60,944)	60,944	—	—
Transfer to credit-impaired		(283,491)	(39,411)	322,902	—
Impairment loss (gain)		116,275	66,182	(99,547)	82,910
Foreign currency translation		5,032	8,154	11,429	24,615

Ending balance	~~W~~	159,746	253,462	482,082	895,290

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,512	426,421	208,078	644,011
Transfer to 12-month expected credit loss		114,022	(114,022)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(778)	778	—	—
Transfer to credit-impaired		(5,899)	(2,670)	8,569	—
Impairment loss (gain)		66,340	(62,716)	(17,068)	(13,444)
Foreign currency translation		3,734	10,739	7,281	21,754

Ending balance	~~W~~	186,931	258,530	206,860	652,321

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

(5)	Changes of provision for possible losses from lawsuits and other provision for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	Provision for possible losses from lawsuits		Other provision
Beginning balance	~~W~~	12,302	7,786
Provision used		—	(53)

Ending balance	~~W~~	12,302	7,733

	2018
	Provision for possible losses from lawsuits		Other provision
Beginning balance	~~W~~	135,497	8,965
Provision used		(121,128)	(1,179)

Ending balance	~~W~~	14,369	7,786

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2019, the Bank is involved in 26 lawsuits as a plaintiff and 41 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~197,516 million and ~~W~~240,388 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2019 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

Major lawsuits in progress as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st and 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1th JV Securitization Specialty Co., Ltd.	Claim for transfer of credit		8,792	1st trial in progress
Bankrupcy administrator of Dongbu AMC Ltd.	Claim for decision on acceptance of unjust application		6,699	1st trial ruled against the Bank; 2nd trial in progress
Kyungwon Construction, Co., Ltd.	Affirmation of the non- existence of right of retention		5,688	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st and 2nd trial ruled partially in against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection against application		19,658	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of reducted price of sale		13,898	1st trial ruled partially against the Bank; 2nd trial ruled in favor of the Bank; 3rd trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

22. Provisions, Continued

	December 31, 2018
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st and 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1th JV Securitization Specialty Co., Ltd.	Claim for transfer of credit		8,792	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial ruled partially against the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st, trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of reducted price of sale		13,898	1st trial ruled partially against the Bank; 2nd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

23. Other Liabilities

(1)	Other liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Accounts payable	~~W~~	8,650,340	1,857,585
Lease liabilities		43,395	—
Accrued expense		2,017,372	1,930,986
Unearned income		42,767	41,298
Deposits withholding tax		22,668	30,918
Guarantee money received		246,833	213,286
Foreign exchanges payable		104,427	10,969
Domestic exchanges payable		240,332	312,911
Borrowing from trust accounts		1,544,903	792,364
Financial guarantee liability		23,408	28,628
Others		53,066	46,263

		12,989,511	5,265,208
Present value discount		(4,526)	(351)

	~~W~~	12,984,985	5,264,857

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~12,862,250 million and ~~W~~5,139,270 million as of June 30, 2019 and December 31, 2018, respectively, and their fair value amounted to ~~W~~12,858,790 million and ~~W~~5,139,289 million as of June 30, 2019 and December 31, 2018, respectively.

(2)	Details of lease liabilities as of June 30, 2019 are as follows:

	Face value		Discount	Carrying amounts
Real estate	~~W~~	41,548	(4,134)	37,414
Vehicles		1,700	(30)	1,670
Others		147	(2)	145

	~~W~~	43,395	(4,166)	39,229

Cash payments for the principal portion of the lease liabilities are ~~W~~15,125 million and cash payments for the interest portion of the lease liabilities are ~~W~~1,304 million for the six-month period ended June 30, 2019.

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,721,619,768 shares issued and 3,621,619,768 shares issued as of June 30, 2019 and December 31, 2018, respectively, and outstanding with a total par value of ~~W~~18,608,099 million and ~~W~~18,108,099 million as of June 30, 2019 and December 31, 2018, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(2) Capital surplus

Capital surplus as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Paid-in capital in excess of par value	~~W~~	59,903	62,309
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,494,771	2,497,177

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	(46,596)	(93,687)
Loss allowance for securities measured at FVOCI (before tax)		76,554	76,494
Income tax effect		(8,239)	4,728

		21,719	(12,465)

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(5,434)	(33,017)
Income tax effect		—	—

		(5,434)	(33,017)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(1,125)	(2,579)
Income tax effect		(309)	709

		(1,434)	(1,870)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		15,828	15,828
Income tax effect		(4,352)	(4,352)

		11,476	11,476

Fair value changes on financial liabilities designated at fair value due to credit risk
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		(5,309)	4,384
Income tax effect		1,460	(1,206)

		(3,849)	3,178

	~~W~~	22,478	(32,698)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	January 1, 2019		Increase (Decrease)	Tax Effect	June 30, 2019
Gain on Securities Measured at FVOCI	~~W~~	(12,465)	47,151	(12,967)	21,719
Exchange differences on translation of foreign operations		(33,017)	27,583	—	(5,434)
Valuation loss on cash flow hedge		(1,870)	1,454	(1,018)	(1,434)
Remeasurements of defined benefit liabilities		11,476	—	—	11,476
Valuation gain on financial liabilities designated at fair value due to credit risk		3,178	(9,693)	2,666	(3,849)

	~~W~~	(32,698)	66,495	(11,319)	22,478

	2018
	January 1, 2018		Increase (Decrease)	Tax Effect	June 30, 2018
Gain on Securities Measured at FVOCI	~~W~~	161,165	(17,620)	4,850	148,395
Exchange differences on translation of foreign operations		(69,420)	39,199	—	(30,221)
Valuation loss on cash flow hedge		(5,009)	1,097	(302)	(4,214)
Remeasurements of defined benefit liabilities		15,864	—	—	15,864
Valuation gain on financial liabilities designated at fair value due to credit risk		9,520	(277)	76	9,319

	~~W~~	112,120	22,399	4,624	139,143

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Legal reserve	~~W~~	1,177,851	173,913
Voluntary reserve
Regulatory reserve for loan losses		1,227,700	1,372,030
Unappropriated retained earnings		2,382,485	2,866,706

	~~W~~	4,788,036	4,412,649

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	173,913	—
Transfer from retained earnings		1,003,938	173,913
Coverage of deficits		—	—

Ending balance	~~W~~	1,177,851	173,913

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	2,866,706	434,782
Changes in accounting policy		65	290,907
Contribution to legal reserve		(1,003,938)	(173,913)
Transfer from (contribution to) regulatory reserve for credit losses		144,330	(63,530)
Dividends		(144,865)	(147,092)
Reclassification of gain or loss on equity securities measured at FVOCI		(8,893)	9,191
Profit for the period		529,080	520,308

Ending balance	~~W~~	2,382,485	870,653

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Beginning balance	~~W~~	1,227,700	1,372,030
Planned provision for (reversal of) reserve for credit losses
Changes in accounting policy		—	(8,262)
Planned provision for (reversal of) reserve for credit losses		8,617	(136,068)

		8,617	(144,330)

Ending balance	~~W~~	1,236,317	1,227,700

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

24. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	328,475	529,080	43,303	520,308
Obligated amount of provision for (reverse of) regulatory reserve for credit losses		(45,863)	(8,617)	(547,826)	197,998

Profit (loss) after adjusting regulatory reserve for credit losses	~~W~~	282,612	520,463	(504,523)	718,306

Earnings (loss) per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	76	141	(140)	200

25. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	26,991	51,446	21,601	38,313
Securities measured at FVTPL		15,088	31,317	11,318	20,965
Securities measured at FVOCI		92,962	180,868	101,394	201,159
Securities measured at amortized cost		10,590	20,706	5,405	9,304
Loans measured at FVTPL		4,562	7,173	9,621	17,135
Loans measured at amortized cost		1,152,083	2,289,723	1,128,037	2,204,925

		1,302,276	2,581,233	1,277,376	2,491,801

Interest expense:
Financial liabilities measured at FVTPL		(22,211)	(44,302)	(22,933)	(37,462)
Deposits		(155,920)	(301,437)	(121,574)	(241,887)
Borrowings		(118,377)	(233,786)	(108,320)	(200,256)
Debentures		(737,746)	(1,484,308)	(713,320)	(1,375,653)

		(1,034,254)	(2,063,833)	(966,147)	(1,855,258)

	~~W~~	268,022	517,400	311,229	636,543

Interest received from impaired assets relating to loans measured at amortized cost and loans for the six-month periods ended June 30, 2019 and 2018 were ~~W~~17,357 million and ~~W~~25,666 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

26. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	39,426	70,941	35,562	69,944
Underwriting and investment consulting commissions		27,933	41,622	17,672	33,874
Brokerage and agency commissions		754	2,365	1,491	2,844
Trust and retirement pension plan commissions		7,825	16,348	5,510	14,767
Fees on asset management		739	1,687	805	1,796
Other fees		22,445	38,948	14,770	24,681

		99,122	171,911	75,810	147,906

Fees and commission expenses:
Brokerage and agency fees		(2,944)	(5,134)	(2,697)	(4,875)
Other fees		(4,879)	(10,715)	(6,430)	(10,390)

		(7,823)	(15,849)	(9,127)	(15,265)

	~~W~~	91,299	156,062	66,683	132,641

27. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	28,769	92,727	31,633	53,528
Securities measured at FVOCI		563	110,131	1,497	127,409
Investments in subsidiaries and associates		70,715	150,362	61,476	352,532

	~~W~~	100,047	353,220	94,606	533,469

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

28. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	27,952	174,017	17,975	35,316
Gains on valuation		51,982	132,951	64,028	124,763

		79,934	306,968	82,003	160,079

Losses on securities measured at FVTPL:
Losses on sale		(3,830)	(5,647)	(17,864)	(35,411)
Losses on valuation		(2,734)	(72,344)	(40,992)	(82,610)
Purchase related expense		(40)	(73)	(41)	(76)

		(6,604)	(78,064)	(58,897)	(118,097)

	~~W~~	73,330	228,904	23,106	41,982

29. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2018			June 30, 2017
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	399	663	—	—
Gains on valuation		(126)	1,265	(5,572)	28,671

		273	1,928	(5,572)	28,671

Losses on financial liabilities measured at FVTPL:
Losses on valuation		(25,564)	(44,855)	(121)	(1,484)

	~~W~~	(25,291)	(42,927)	(5,693)	27,187

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

30. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	20,163	35,494	4,718	7,594
Reversal of impairment losses		—	—	1,334	7,286

		20,163	35,494	6,052	14,880

Losses on securities measured at FVTPL:
Losses on sale		(658)	(9,075)	(6,147)	(14,678)
Impairment losses		3,215	(402)	—	(3,389)

		2,557	(9,477)	(6,147)	(18,067)

	~~W~~	22,720	26,017	(95)	(3,187)

31. Net Loss on Derivatives

Net loss on derivatives for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	691,364	1,406,131	447,844	1,274,691
Currency		3,373,153	5,697,325	3,244,736	4,788,173
Stock		9,635	13,271	5,632	13,836
Commodity		—	—	—	743
Embedded derivatives		—	—	—	638
Gains on adjustment of derivatives		157	1,280	752	1,790

		4,074,309	7,118,007	3,698,964	6,079,871

Losses on trading purpose derivatives:
Interest		(675,405)	(1,332,632)	(402,637)	(1,221,075)
Currency		(3,270,094)	(5,515,261)	(2,997,791)	(4,618,991)
Stock		(8,000)	(140,723)	(2,531)	(12,506)
Commodity		—	—	—	(743)
Losses on adjustment of derivatives		(6,958)	(38,909)	(13,290)	(14,676)

		(3,960,457)	(7,027,525)	(3,416,249)	(5,867,991)

		113,852	90,482	282,715	211,880

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

31. Net Loss on Derivatives, Continued

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		284,308	529,630	16,270	29,706
Currency		36,788	103,389	—	122,971
Gains on adjustment of derivatives		(10)	19	72	178

		321,086	633,038	16,342	152,855

Losses on hedging purpose derivatives:
Interest		(27,791)	(35,755)	(53,204)	(286,365)
Currency		9,840	(46,981)	(414,841)	(411,411)
Losses on adjustment of derivatives		(192)	(377)	(94)	(224)

		(18,143)	(83,113)	(468,139)	(698,000)

		302,943	549,925	(451,797)	(545,145)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		18,910	51,247	81,622	358,758
Gains on redemption		9,023	11,043	174,663	176,330

		27,933	62,290	256,285	535,088

Losses on fair value hedged items:
Losses on valuation		(455,677)	(865,118)	—	(147,628)
Losses on redemption		(16,255)	(20,831)	(165,768)	(169,307)

		(471,932)	(885,949)	(165,768)	(316,935)

		(443,999)	(823,659)	90,517	218,153

	~~W~~	(27,204)	(183,252)	(78,565)	(115,112)

Related with cash flow hedge, the Bank recognized ~~W~~1 million of gain and ~~W~~122 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2019 and 2018, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

32. Net Foreign Currency Transaction Gain

Net foreign currency transaction gain for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	140,676	237,541	112,682	254,923
Losses on foreign exchange transactions		(139,999)	(242,173)	(104,278)	(239,211)

		677	(4,632)	8,404	15,712

Net gain on foreign exchange translations:
Gains on foreign exchange translations		1,631,568	2,161,386	1,061,238	1,440,054
Losses on foreign exchange translations		(1,587,926)	(2,053,609)	(969,304)	(1,288,474)

		43,642	107,777	91,934	151,580

	~~W~~	44,319	103,145	100,338	167,292

33. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	61,513	61,513	15,197	17,986
Gains on disposal of loans measured at FVTPL		13,435	17,373	6,523	6,523
Gains on valuation of loans measured at FVTPL		16,534	35,363	62,785	72,790
Gains on disposal of investments in subsidiaries and associates		3,308	3,324	437	374
Others		3,028	4,533	1,295	2,728

		97,818	122,106	86,237	100,401

Other operating expenses:
Losses on sale of loans		(88,595)	(88,595)	(50,339)	(50,618)
Losses on disposal of loans measured at FVTPL		(5,584)	(5,931)	(9,923)	(11,491)
Losses on valuation of loans measured at FVTPL		(21,130)	(36,418)	—	(9,993)
Losses on disposal of investments in subsidiaries and associates		(13)	(22)	—	(10)
Insurance expenses		(11,755)	(23,332)	(11,569)	(23,511)
Credit guarantee fund salary		(38,920)	(73,917)	(34,629)	(69,090)
Educational taxes		(6,628)	(14,274)	(6,868)	(15,433)
Foreign security contributions		(4,936)	(7,007)	(3,453)	(5,692)
Others		(8,006)	(11,715)	(4,799)	(9,172)

		(185,567)	(261,211)	(121,580)	(195,010)

	~~W~~	(87,749)	(139,105)	(35,343)	(94,609)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

34. Provision for Credit Losses

Provision for (reversal of) credit losses for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance for loan	~~W~~	17,891	(68,420)	(28,202)	(29,359)
Provision for (reversal of) loss allowance for other assets		(1,924)	(1,745)	(6,289)	11,784
Provision for (reversal of) unused commitments		48,685	1,422	(24,861)	28,866
Provision for (reversal of) financial guarantee		(52,124)	(47,248)	8,551	12,039
Provision for (reversal of) payment guarantees		(42,618)	82,910	20,101	(13,444)

	~~W~~	(30,090)	(33,081)	(30,700)	9,886

35. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	81,240	170,615	75,376	160,506
Defined benefit costs		10,251	20,509	10,123	20,259
Defined contribution costs		424	1,141	302	1,136

		91,915	192,265	85,801	181,901

Depreciation and amortization:
Depreciation of property and equipment		16,516	35,048	7,970	15,494
Amortization of intangible assets		3,582	7,234	4,575	8,974

		20,098	42,282	12,545	24,468

Other:
Employee welfare benefits		8,711	16,336	7,751	14,901
Rent expenses		—	—	7,187	14,470
Taxes and dues		4,864	10,833	4,493	9,596
Advertising expenses		3,034	5,681	3,915	5,520
Electronic data processing expenses		11,554	23,477	14,318	25,755
Fees and charges		6,922	12,226	5,761	10,401
Others		9,259	17,089	9,059	16,405

		44,344	85,642	52,484	97,048

	~~W~~	156,357	320,189	150,830	303,417

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	—	—	26,216	26,216
Reversal of impairment loss on assets held for sale		282,323	282,323	—	—
Gain on disposal of property and equipment		858	973	88	88
Rental income on investment property		221	395	305	475
Others		234	1,476	(114)	2,185

		283,636	285,167	26,495	28,964

Other non-operating expenses:
Losses on disposal of property and equipment		—	—	(123)	(124)
Depreciation of investment property		(34)	(512)	(502)	(1,001)
Donations		(302)	(468)	(3,800)	(3,942)
Others		(1,317)	(2,941)	(92)	(550)

		(1,653)	(3,921)	(4,517)	(5,617)

	~~W~~	281,983	281,246	21,978	23,347

37. Income Tax Expense (Benefit)

(1)	Income tax expense (benefit) for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*)	~~W~~	(34,117)	92,390	4,418	160,224
Changes in deferred income taxes on temporary differences		194,316	(84,551)	106,456	136,661
Deferred income tax recognized directly to equity
Other comprehensive income		8,610	(11,319)	9,674	4,624
Retained earnings		1,796	3,348	(2,306)	(2,306)

Income tax expense (benefit)	~~W~~	170,605	(132)	118,242	299,203

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

37. Income Tax Expense (Benefit), Continued

(2)	Profit before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Profit before income taxes	~~W~~	528,948	819,511
Income taxes calculated using enacted tax rates		145,461	225,366
Adjustments:
Non-deductible losses and tax-free gains		(14,166)	(31,894)
Non-recognition effect of deferred income taxes and others		(132,875)	66,831
Net adjustments for prior years		(8,757)	26,304
Others		10,205	12,596

		(145,593)	73,837

Income tax expense (benefit)	~~W~~	(132)	299,203

Effective tax rate (%)		—	36.51

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	June 30, 2019			January 1, 2019		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain on securities measured at FVOCI	~~W~~	21,719	(8,239)	(12,465)	4,728	(12,967)
Exchange differences on translation of foreign operations		(5,434)	—	(33,017)	—	—
Losses on valuation of cash flow hedge		(1,434)	(309)	(1,870)	709	(1,018)
Remeasurements of defined benefit liabilities		11,476	(4,352)	11,476	(4,352)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(3,849)	1,460	3,178	(1,206)	2,666

	~~W~~	22,478	(11,440)	(32,698)	(121)	(11,319)

~~W~~3,348 million of income tax benefits which is directly recognized in retained earnings consist of tax effects from ~~W~~12,267 million of realized loss on disposal of equity securities measured at FVOCI and ~~W~~89 million of increase in retained earnings due to the initial application of K-IFRS 1116 ‘Leases’.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

37. Income Tax Expense (Benefit), Continued

	2018
	June 30, 2018			January 1, 2018
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain on securities measured at FVOCI		148,395	(56,287)	161,165	(61,137)	4,850
Exchange differences on translation of foreign operations		(30,221)	—	(69,420)	—	—
Losses on valuation of cash flow hedge		(4,214)	1,598	(5,009)	1,900	(302)
Remeasurements of defined benefit liabilities		15,864	(6,017)	15,864	(6,017)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		9,319	(3,535)	9,520	(3,611)	76

	~~W~~	139,143	(64,241)	112,120	(68,865)	4,624

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2019 and 2018 are computed as follows:

(i) Basic earnings per share

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary
shareholders of the Bank (A) (in won)	~~W~~	328,474,442,666	529,079,909,649	43,303,566,965	520,308,273,391
Weighted-average number of ordinary shares outstanding (B)		3,721,619,768	3,679,630,818	3,590,982,405	3,589,310,376

Basic earnings per share (A/B) (in won)	~~W~~	88	144	12	145

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

38. Earnings per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2019
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,721,619,768	91	338,667,398,888

Weighted-average number of ordinary shares outstanding (A/91)			3,721,619,768

Six-month period ended:
Number of ordinary shares outstanding (A)	3,621,619,768	181	655,513,178,008
Increased paid-in capital (B)	100,000,000	105	10,500,000,000

Cumulative shares (C = A+B)			666,013,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,679,630,818

	2018
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,587,619,768	91	326,473,398,888
Increased paid-in capital (B)	34,000,000	9	306,000,000
Cumulative shares (C = A+B)			326,779,398,888

Weighted-average number of ordinary shares outstanding (C/91)			3,590,982,405

Six-month period ended:
Number of ordinary shares outstanding (A)	3,587,619,768	181	649,359,178,008
Increased paid-in capital (B)	34,000,000	9	306,000,000

Cumulative shares (C = A+B)			649,665,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,589,310,376

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2019 and 2018 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	4,706,919	3,217,622	6,012,532	2,211,955
Securities measured at amortized cost(*)		1,558,537	131,354	1,093,314	113,825

	~~W~~	6,265,456	3,348,976	7,105,846	2,325,780

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	494,717	631,298
Guarantees for bond issuance		1,787,314	2,069,094
Guarantees for loans		404,306	408,907
Letter of guarantee		38,903	54,522
Guarantees for on-lending debt		15,026	17,910
Others		4,254,293	4,666,096

		6,994,559	7,847,827

Unconfirmed acceptances and guarantees:
Letter of credit		1,807,527	1,890,514
Others		2,107,147	1,584,031

		3,914,674	3,474,545

Commitments:
Commitments on loans		29,861,675	27,777,491
Others		2,146,797	2,175,793

		32,008,472	29,953,284

Bills endorsed:
With recourse		4,474	7,469

	~~W~~	42,922,179	41,283,125

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

41. Trust Accounts

(1)	Trust accounts as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Accrued trust fee	~~W~~	17,725	9,452
Deposits		7,358	9,082
Borrowings from trust accounts		1,504,707	741,805
Accrued expense		2,836	2,422

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2019 and 2018 are as follows:

	June 30, 2019			June 30, 2018
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	7,292	15,012	5,024	13,569
Interest expenses on deposits		(52)	(112)	(74)	(153)
Interest expenses of borrowings from trust accounts		(6,654)	(11,914)	(4,225)	(8,544)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Principals guaranteed trust	~~W~~	262,568	261,997
Principals and interest guaranteed trust		237,415	236,339

	~~W~~	499,983	498,336

Principal of money and property trust	~~W~~	461,360	462,156
Accrued trust profit		38,623	36,180

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2019 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 8 others, KDB Value PEF VI, KDB Value PEF VII, KDB Venture M&A PEF, KDB Consus Value PEF, Components and Materials M&A PEF and 4 others, KDBC IP Investment Fund 2, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, UBest 4th Securitization Specialty Co., Ltd. and 7 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 30 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, GM Korea Company, Hyundai Merchant Marine Co., Ltd., Korea Ocean Business Corporation and 76 others, Troika Resources Investment PEF and 101 others, KIP Overseas Expansion Platform Fund and 114 others
Others	Key management personnel

(2)	Significant balances with related parties as of June 30, 2019 and December 31, 2018 are as follows:

	Account	June 30, 2019		December 31, 2018
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	195,772	5,878
	Allowance for loan losses		(25)	(1)
	Derivative financial assets		2,338	1,044
	Other assets		39	8
	Deposits		96	57
	Derivative financial liabilities		2,890	1,924
	Other liabilities		517	511
KDB Infrastructure Investment Asset Management Co., Ltd.	Other assets		10,436	—
	Deposits		29,150	34,639
	Other liabilities		156	1
KDB Ireland Ltd.	Loans		346,602	368,099
	Allowance for loan losses		(35)	(37)
	Derivative financial assets		6,069	1,688
	Other assets		961	714
	Borrowings		1,735	1,677
	Derivative financial liabilities		137	1,789

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2019		December 31, 2018
KDB Bank Europe Ltd.	Cash and due from banks	~~W~~	441,740	373,965
	Loans		51,021	23,979
	Allowance for loan losses		(6)	(6)
	Derivative financial assets		913	1,611
	Other assets		897	566
	Derivative financial liabilities		—	259
Banco KDB Do Brazil S.A.	Cash and due from banks		75,192	72,677
	Loans		115,680	111,810
	Allowance for loan losses		(24)	(29)
	Other assets		2,267	82
	Allowance of other assets		—	(1)
KDB Asia Ltd.	Cash and due from banks		335,472	268,344
	Loans		197,188	234,801
	Allowance for loan losses		(15)	(18)
	Derivative financial assets		36	15
	Other assets		1,113	820
	Deposits		2	2
	Derivative financial liabilities		718	547
KDB Value PEF VI	Loans		1,249,164	1,261,496
	Allowance for loan losses		(1,915)	(2,305)
	Derivative financial assets		673	520
	Other assets		17,356	22,026
	Allowance of other assets		(25)	(27)
	Deposits		63,700	64,196
	Borrowings		—	4,521
	Derivative financial liabilities		6,486	2,000
	Other liabilities		35	111
	Other provisions		362	399
KDB Consus Value PEF	Securities		114,510	129,812
	Derivative financial assets		3,969	1,979
	Other assets		331	483
	Deposits		3	9
	Derivative financial liabilities		126	3,513
	Other liabilities		1,175	1,160
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,475,768	1,499,157
	Allowance for loan losses		(210,833)	(359,448)
	Derivative financial assets		139,705	38,978
	Other assets		8,529	3,100
	Deposits		698,021	660,082
	Derivative financial liabilities		19,195	15,044
	Other liabilities		59,976	3,544
	Other provisions		814,150	584,663

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2019		December 31, 2018
Others	Loans	~~W~~	1,136,554	1,191,767
	Allowance for loan losses		(449,294)	(572,487)
	Derivative financial assets		9,215	3,472
	Other assets		22,494	18,310
	Allowance of other assets		(10,000)	(10,629)
	Deposits		43,657	37,457
	Borrowings		28,259	38,943
	Derivative financial liabilities		912	1,983
	Other liabilities		469	418
	Other provisions		183,237	80,771
Associates:
Korea Electric Power Co., Ltd.	Securities		34,311	29,484
	Loans		111,262	151,947
	Allowances for loan losses		(2,918)	(2,769)
	Derivative financial assets		11,322	37,760
	Other assets		67	65
	Deposits		108,470	36,148
	Borrowings		4,160	4,355
	Derivative financial liabilities		95,502	36,277
	Other liabilities		483	—
	Other provisions		10	14
Dongbu Steel Co., Ltd.	Loans		1,084,026	978,743
	Allowances for loan losses		(525,487)	(454,726)
	Deposits		36,000	10,391
	Other liabilities		25	261
	Other provisions		31,625	47,451
Hyundai Merchant Marine Co., Ltd.	Securities		479,763	363,615
	Loans		501,507	500,156
	Allowances for loan losses		(34,366)	(35,423)
	Deposits		189,219	561,979
	Other liabilities		45	—
Hanjin Heavy Industries & Construction Co., Ltd.	Loans		217,696	—
	Allowances for loan losses		(179)
	Deposits		62,234	—
	Other liabilities		787	—
	Other provisions		97,996
Korea Ocean Business Corporation	Loans		14,947	—
Others	Securities		3,753	6,139
	Loans		1,016,016	1,049,129
	Allowances for loan losses		(735,627)	(769,269)
	Other assets		154,532	152,478
	Deposits		631,694	704,376
	Other liabilities		782	—
	Other provisions		107,389	121,468

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2019 and 2018 are as follows:

	Account	2019		2018
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	108	747
	Dividend income		45,351	44,109
	Fees and commission income, other income		4,814	4,331
	Provision for loan losses		(25)	(9)
	Other operating expenses		(3,094)	(1,289)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		20,872	9,258
	Fees and commission income, other income		—	12
	Interest expenses		(188)	(194)
KDB Ireland Ltd.	Interest income		4,263	2,505
	Reversal of allowance for loan losses		3	—
	Fees and commission income, other income		7,455	248
	Provision for loan losses		—	(1)
	Other operating expenses		(1,866)	(2,571)
KDB Bank Europe Ltd.	Interest income		4,301	3,928
	Fees and commission income, other income		998	2,685
	Provision for loan losses		—	(1)
	Other operating expenses		(424)	(1,288)
Banco KDB Do Brazil S.A.	Interest income		2,883	1,884
	Reversal of allowance for loan losses		6	—
	Provision for loan losses		—	(25)
	Other operating expenses		—	(47)
KDB Asia Ltd.	Interest income		5,338	2,376
	Reversal of allowance for loan losses		3	4
	Fees and commission income, other income		621	513
	Other operating expenses		(1,175)	(1,691)
KDB Value PEF VI	Interest income		23,835	26,013
	Fees and commission income, other income		1,058	2,729
	Interest expenses		(51)	(26)
	Other operating expenses		(9,247)	(7,517)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

	Account	2019		2018
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income	~~W~~	26,238	16,993
	Reversal of allowance for loan losses		161,736	32,705
	Fees and commission income, other income		539,791	126,856
	Interest expenses		(3,678)	(4,091)
	Other operating expenses		(535,002)	(78,713)
Others	Interest income		22,960	26,465
	Dividend income		68,041	29,920
	Reversal of allowance for loan losses		271,538	—
	Fees and commission income, other income		218,744	44,458
	Interest expenses		(241)	(218)
	Provision for loan losses		(141,859)	(23,374)
	Other operating expenses		(276,481)	(44,988)
Associates:
Korea Electric Power Co., Ltd.	Interest income		2,096	2,282
	Dividend income		—	166,876
	Fees and commission income, other income		5,720	5,465
	Interest expenses		(158)	(2,610)
	Provision for loan losses		(149)	(54)
	Other operating expenses		(106,945)	(43,296)

Hanjin Heavy Industries & Construction Co., Ltd.	Interest income		2,082	—
	Fees and commission income, other income		5,871	—
	Reversal of allowance for loan losses		62,713	—
	Interest expenses		(312)	—
	Other operating expenses		(135,933)	—
Others	Interest income		44,353	39,701
	Dividend income		87,235	105,114
	Reversal of allowance for loan losses		—	33,314
	Fees and commission income, other income		137,282	38,502
	Interest expenses		(4,949)	(4,896)
	Provision for loan losses		(36,128)	(11,618)
	Other operating expenses		(67,241)	(6,215)

		~~W~~	453,163	535,261

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2019 and December 31, 2018 are as follows:

	Account	June 30, 2019		December 31, 2018
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	—	120,333
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		1,710,543	2,112,081
	Unconfirmed acceptances and guarantees		1,059,661	602,205
Others	Confirmed acceptances and guarantees		260,803	251,401
	Loan commitments		97,722	206,100
Associates:
Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		103,827	178,752
	Unconfirmed acceptances and guarantees		35,850	32,411
Hanjin Heavy Industries & Construction Co., Ltd.	Confirmed acceptances and guarantees		274,636	—
Others	Confirmed acceptances and guarantees		94,384	128,836
	Unconfirmed acceptances and guarantees		72,937	124,797
	Loan commitments		23,645	18,591

		~~W~~	3,734,008	3,775,507

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Short-term employee benefits	~~W~~	326	308
Post-employment benefits		40	2

	~~W~~	366	310

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2019 and December 31, 2018.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of June 30, 2019 and 2018 are as follows:

	June 30, 2019		June 30, 2018
Cash and due from banks:
Cash and foreign currencies	~~W~~	62,163	78,453
Due from banks in Korean won		2,960,828	4,492,169
Due from banks in foreign currencies		3,190,972	4,044,315

		6,213,963	8,614,937

Less: Restricted due from banks, others		(3,802,998)	(5,773,059)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL:
Government and public bonds		166,711	134,861
Loans measured at amortized cost:
Call-loans		1,964,126	933,267
Inter-bank loans		808,878	1,434,552

		2,773,004	2,367,819

		2,939,715	2,502,680

	~~W~~	5,350,680	5,344,558

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Decrease in loans due to write-offs	~~W~~	12,532	97,308
Increase in securities measured at FVOCI due to debt-to-equity swap		30,656	7,751
Increase in investments in subsidiaries and associates due to debt-to-equity swap		139,110	—
Decrease in accumulated other comprehensive income due to securities valuation		47,151	(17,620)
Deferred income tax effect due to securities valuation		(12,967)	4,850
Reclassification of investments in subsidiaries and associates to assets held for sale		1,661,319	—
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		4,100	—
Transfer from investment property to property and equipment		4,307	935
Recognition of right-of-use assets and lease liabilities		51,703	—
Reclassification of leasehold improvements and prepaid expenses to right-of-use assets		6,001	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019			December 31, 2018
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	3,844,654	3,217,622	4,702,089	2,211,955
Loaned securities		112,552	—	60,409	—

	~~W~~	3,957,206	3,217,622	4,762,498	2,211,955

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,181,244	3,977,969	4,939,892	10,099,105
Securities measured at FVOCI		1,415,087	12,215,017	10,651,028	24,281,132
Loans measured at FVTPL		—	—	752,661	752,661
Derivative financial assets		2,246	5,347,779	10,937	5,360,962

	~~W~~	2,598,577	21,540,765	16,354,518	40,493,860

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,336,117	—	2,336,117
Derivative financial liabilities		3,577	3,995,302	89	3,998,968

	~~W~~	3,577	6,331,419	89	6,335,085

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	631,983	2,840,076	5,037,128	8,509,187
Securities measured at FVOCI		1,006,091	11,607,635	10,191,950	22,805,676
Loans measured at FVTPL		—	—	778,884	778,884
Derivative financial assets		275	3,736,256	139,377	3,875,908

	~~W~~	1,638,349	18,183,967	16,147,339	35,969,655

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,164,538	—	2,164,538
Derivative financial liabilities		364	3,232,198	66	3,232,628

	~~W~~	364	5,396,736	66	5,397,166

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2019	~~W~~	5,037,128	10,191,950	778,884	139,377	16,147,339	66
Profit or loss		40,531	—	3,541	(377)	43,695	23
Other comprehensive income		—	(60,842)	—	—	(60,842)	—
Acquisition / Issue		300,312	589,998	19,000	—	909,310	—
Sale / Settlement		(448,587)	(113,870)	(48,764)	(128,063)	(739,284)	—
Transfer out(*)		—	(290,308)	—	—	(290,308)	—
Transfer in(*)		10,508	334,100	—	—	344,608	—

June 30, 2019	~~W~~	4,939,892	10,651,028	752,661	10,937	16,354,518	89

	2018
	Financial assets					Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Total	Derivative financial liabilities
January 1, 2018	~~W~~	3,956,264	9,859,935	1,132,688	14,948,887	3,931
Profit or loss		58,804	—	62,797	121,601	4,100
Other comprehensive income		—	27,348	—	27,348	—
Acquisition / Issue 481,672			64	26,000	507,736	—
Sale / Settlement		(106,505)	(55,298)	(58,700)	(220,503)	—
Transfer out(*)		—	(3,308)	—	(3,308)	—

June 30, 2018	~~W~~	4,390,235	9,828,741	1,162,785	15,381,761	8,031

(*)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2019 and 2018 are as follows:

	2019		2018
Beginning balance	~~W~~	5,149	5,538
Amortization		(189)	(193)
Others (transfer to other levels, etc.)		—	—

Ending balance	~~W~~	4,960	5,345

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 are as follows:

June 30, 2019
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	5.24 ~ 14.06
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	17.72 ~ 34.38
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	0.00 ~ 16.56
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	18.09 ~ 34.38
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	13.96 ~ 40.59
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	14.8 ~ 29.6
		Correlation coefficient	0.88 ~ 0.94
Interest rate options	Modified Black model	Volatility	14.8 ~ 29.6
Stock index options	Black-Scholes model	Volatility	12.4 ~ 20.7
Stock options	Discounted cash flow, etc.	Volatility	18.09 ~ 23.68

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	4.03 ~ 18.22
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	20.54 ~ 40.70

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	3.87 ~ 18.36
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	21.51 ~ 38.07
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	17.79 ~ 48.97
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	17.80 ~ 24.20
		Correlation coefficient	0.81 ~ 0.92
Interest rate options	Modified Black model	Volatility	17.80 ~ 24.20
Stock index options	Black-Scholes model	Volatility	14.70 ~ 26.50
Equity options	Discounted cash flow	Volatility	24.11 ~ 25.29
method and others
Equity forward	Discounted cash flow	Volatility	21.93
method and others

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2019 and December 31, 2018 is as follows:

	June 30, 2019
	Profit(loss) for the period			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	17,278	(13,241)	—	—
Securities measured at FVOCI(*1)		—	—	2,551,198	(399,758)
Loans measured at FVTPL(*2)		9,642	(8,397)
Derivative financial assets(*2)		1,158	(885)	—	—

	~~W~~	28,078	(22,523)	2,551,198	(399,758)

	December 31, 2018
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	10,253	(8,937)	—	—
Securities measured at FVOCI(*1)		—	—	1,696,241	(362,295)
Loans measured at FVTPL(*2)		15,364	(13,617)	—	—
Derivative financial assets(*2)		10,781	(48,074)	—	—

	~~W~~	36,398	(70,628)	1,696,241	(362,295)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. The financial instruments, which are not included in sensitive analysis because it is practically impossible to calculate the sensitivity from changes in unobservable variables, are amounting to ~~W~~12,669,638 million and ~~W~~13,004,416 million as of June 30, 2019 and December 31, 2018, respectively.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,410,965	3,802,998	—	6,213,963
Securities measured at amortized cost		474,892	1,621,890	—	2,096,782
Loans measured at amortized cost(*)		—	1,964,126	134,799,164	136,763,290
Other financial assets(*)		—	9,428,853	1,340,971	10,769,824

	~~W~~	2,885,857	16,817,867	136,140,135	155,843,859

Financial liabilities:
Deposits(*)	~~W~~	—	1,943,555	33,361,147	35,304,702
Borrowings(*)		—	316,311	19,533,473	19,849,784
Debentures		—	119,558,738	—	119,558,738
Other financial liabilities(*)		—	8,485,904	4,372,886	12,858,790

	~~W~~	—	130,304,508	57,267,506	187,572,014

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,583,659	4,591,570	—	7,175,229
Securities measured at amortized cost		494,518	1,201,409	—	1,695,927
Loans measured at amortized cost(*)		—	4,046,695	132,418,019	136,464,714
Other financial assets(*)		—	3,547,645	655,803	4,203,448

	~~W~~	3,078,177	13,387,319	133,073,822	149,539,318

Financial liabilities:
Deposits(*)	~~W~~	—	1,892,885	30,559,539	32,452,424
Borrowings(*)		—	783,563	19,072,441	19,856,004
Debentures		—	120,125,942	—	120,125,942
Other financial liabilities(*)		—	2,119,990	3,019,299	5,139,289

	~~W~~	—	124,922,380	52,651,279	177,573,659

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2019 and December 31, 2018 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,410,965	—	—	—	—	3,802,998	—	6,213,963
Securities measured at FVTPL		166,711	9,932,394	—	—	—	—	—	10,099,105
Securities measured at FVOCI		—	—	—	13,338,315	10,942,817	—	—	24,281,132
Securities measured at amortized cost		—	—	—	—	—	2,096,782	—	2,096,782
Loans measured at FVTPL		—	752,661	—	—	—	—	—	752,661
Loans measured at amortized cost		2,773,004	—	—	—	—	132,706,116	—	135,479,120
Derivative financial assets		—	4,371,512	—	—	—	—	989,450	5,360,962
Other financial assets		—	—	—	—	—	10,526,160	—	10,526,160

	~~W~~	5,350,680	15,056,567	—	13,338,315	10,942,817	149,132,056	989,450	194,809,885

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,336,117	—	—	—	—	2,336,117
Deposits		—	—	—	—	—	35,365,314	—	35,365,314
Borrowings		—	—	—	—	—	19,875,215	—	19,875,215
Debentures		—	—	—	—	—	118,249,156	—	118,249,156
Derivative financial liabilities		—	3,737,848	—	—	—	—	261,120	3,998,968
Other financial liabilities		—	—	—	—	—	12,862,250	—	12,862,250

	~~W~~	—	3,737,848	2,336,117	—	—	186,351,935	261,120	192,687,020

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

46. Categories of Financial Assets and Liabilities, Continued

	December 31, 2018
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,583,659	—	—	—	—	4,591,570	—	7,175,229
Securities measured at FVTPL		218,981	8,290,206	—	—	—	—	—	8,509,187
Securities measured at FVOCI		—	—	—	12,279,690	10,525,986	—	—	22,805,676
Securities measured at amortized cost		—	—	—	—	—	1,695,927	—	1,695,927
Loans measured at FVTPL		—	778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		4,046,695	—	—	—	—	130,198,437	—	134,245,132
Derivative financial assets		—	3,193,455	—	—	—	—	682,453	3,875,908
Other financial assets		—	—	—	—	—	4,200,101	—	4,200,101

	~~W~~	6,849,335	12,262,545	—	12,279,690	10,525,986	140,686,035	682,453	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,164,538	—	—	—	—	2,164,538
Deposits		—	—	—	—	—	32,445,775	—	32,445,775
Borrowings		—	—	—	—	—	19,809,741	—	19,809,741
Debentures		—	—	—	—	—	119,286,001	—	119,286,001
Derivative financial liabilities		—	2,799,439	—	—	—	—	433,189	3,232,628
Other financial liabilities		—	—	—	—	—	5,139,270	—	5,139,270

	~~W~~	—	2,799,439	2,164,538	—	—	176,680,787	433,189	182,077,953

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	5,360,962	—	5,360,962	3,665,318	119,929	1,575,715
Unsettled spot exchange receivables(*)		8,393,811	—	8,393,811	8,393,155	—	656
Unsettled domestic exchange receivables		2,561,689	1,377,433	1,184,256	—	—	1,184,256
Security pledged as collateral for repurchase agreements		3,844,654	—	3,844,654	3,217,622	—	627,032
Reverse repurchase agreements		1,440,000	—	1,440,000	1,440,000	—	—
Loaned securities		112,552	—	112,552	112,552	—	—
Receivables from securities transaction		185,442	—	185,442	185,442	—	—

	~~W~~	21,899,110	1,377,433	20,521,677	17,014,089	119,929	3,387,659

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	June 30, 2019
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	3,998,968	—	3,998,968	3,130,841	15,316	852,811
Unsettled spot exchange payables(*)		8,394,887	—	8,394,887	8,393,155	—	1,732
Unsettled domestic exchange payables		1,617,765	1,377,433	240,332	—	—	240,332
Repurchase agreements		3,217,622	—	3,217,622	3,217,622	—	—
Payables from securities transaction		176,821	—	176,821	176,821	—	—

	~~W~~	17,406,063	1,377,433	16,028,630	14,918,439	15,316	1,094,875

	December 31, 2018
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	3,875,908	—	3,875,908	2,572,600	38,581	1,264,727
Unsettled spot exchange receivables(*)		1,806,409	—	1,806,409	1,806,156	—	253
Unsettled domestic exchange receivables		2,911,679	1,170,443	1,741,236	—	—	1,741,236
Security pledged as collateral for repurchase agreements		4,702,089	—	4,702,089	2,211,955	—	2,490,134
Reverse repurchase agreements		1,300,000	—	1,300,000	1,300,000	—	—
Loaned securities		60,409	—	60,409	60,409	—	—
Receivables from securities transaction		37	—	37	37	—	—

	~~W~~	14,656,531	1,170,443	13,486,088	7,951,157	38,581	5,496,350

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2018
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	3,232,628	—	3,232,628	2,502,877	7,849	721,902
Unsettled spot exchange payables(*)		1,807,079	—	1,807,079	1,806,156	—	923
Unsettled domestic exchange payables		1,483,354	1,170,443	312,911	—	—	312,911
Repurchase agreements		2,211,955	—	2,211,955	2,211,955	—	—
Payables from securities transaction		1,054	—	1,054	1,054	—	—

	~~W~~	8,736,070	1,170,443	7,565,627	6,522,042	7,849	1,035,736

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

48. Operating Segments, Continued

(2)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2019 and 2018 and the geographical non-current asset information as of June 30, 2019 and December 31, 2018 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2019		2018	June 30, 2019	December 31, 2018
Domestic	~~W~~	13,278,444	11,364,384	24,438,359	26,369,930
Overseas		748,617	626,619	4,201	4,608

	~~W~~	14,027,061	11,991,003	24,442,560	26,374,537

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the period ended June 30, 2019, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2019

•	Setting and managing exposure limits by country for 2019

•	Contingency funding plan for 2019

•	Major reporting

•	Management plan of credit portfolio for 2019

•	Management plan of exposure by industry for supporting shipbuilding companies through refund guarantee

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

•	Integrated crisis analysis in the second half of 2018

•	The result of assessment of suitability for internal capital in 2018

•	Resolution of Credit Committee on a quarterly basis

•	The result of the verification on suitability of Credit Rating System, PD and internal purpose risk components

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in 2019 on September 2018

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Description
Corporate Credit Rating System	Credit Scoring Model	Mar. 2000	Development of corporate credit rating system
	Logit + Scoring Model Logit model	Dec. 2004 Apr. 2008 Oct. 2017	System update (Simulation model added) Model improvement, IRB approved Rebuilding the Corporate Credit Rating System
Credit Risk Measurement System	Credit Metrics	Nov. 2007 Dec. 2013	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
	Fermat (IRRBB)	Mar. 2014	System update for liquidity risk following Basel III
		Sep. 2018	System update for Basel IRRBB (calculate ΔEVE, ΔNII)

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OPVaR
	AMA	May. 2009	Pre-operate the AMA
BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk-weighted assets

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected credit loss model

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of June 30, 2019 and December 31, 2018 are as follows:

< Corporate >

	June 30, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	105,932,575	103,233,850	2,698,725	—
BBB2 ~ CCC		28,584,486	17,124,577	11,045,569	414,340
Below CC		3,937,748	—	38,077	3,899,671

	~~W~~	138,454,809	120,358,427	13,782,371	4,314,011

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	103,949,845	101,908,193	2,041,652	—
BBB2 ~ CCC		29,087,682	18,078,425	10,903,401	105,856
Below CC		4,090,062	—	1,802,024	2,288,038

	~~W~~	137,127,589	119,986,618	14,747,077	2,393,894

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

< Retail >

	June 30, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	385,337	363,690	21,647	—
Grade 7 ~ Grade 8		6,303	—	6,293	10
Grade 9 ~ Grade 10		841	—	—	841

	~~W~~	392,481	363,690	27,940	851

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	634,659	599,333	35,030	296
Grade 7 ~ Grade 8		11,975	—	11,947	28
Grade 9 ~ Grade 10		1,392	—	—	1,392

	~~W~~	648,026	599,333	46,977	1,716

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2019 and December 31, 2018 are as follows:

< Corporate >

	June 30, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	25,749,145	25,492,988	256,157	—
BBB2 ~ CCC		4,175,616	2,001,863	2,173,753	—
Below CC		985	—	—	985

	~~W~~	29,925,746	27,494,851	2,429,910	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	5,160,003	5,094,279	65,724	—
BBB2 ~ CCC		4,782,410	2,288,024	2,213,368	281,018
Below CC		971,295	—	331	970,964

	~~W~~	10,913,708	7,382,303	2,279,423	1,251,982

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	24,367,025	24,164,769	202,256	—
BBB2 ~ CCC		3,279,084	1,294,582	1,984,502	—
Below CC		199,897	88,524	110,388	985

	~~W~~	27,846,006	25,547,875	2,297,146	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	4,841,683	4,806,169	35,436	78
BBB2 ~ CCC		4,914,971	2,346,844	2,568,127	—
Below CC		1,573,186	585,025	482,805	505,356

	~~W~~	11,329,840	7,738,038	3,086,368	505,434

< Retail >

	June 30, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	62,073	61,420	653	—
Grade 7 ~ Grade 8		59	—	59	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	62,132	61,420	712	—

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	86,652	84,417	2,235	—
Grade 7 ~ Grade 8		31	—	31	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	86,683	84,417	2,266	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.00%	0.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%
B+ ~ B-	150.00%	100.00%	100.00%
Below B-	150.00%	150.00%	150.00%
Unrated	100.00%	100.00%	100.00%

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2019.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure after credit risk mitigation by asset type as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	15,392,224	—	15,392,224
Bank		18,201,891	(35)	18,201,856
Corporate		134,855,041	(216,363)	134,638,678
Stock		32,818,502	—	32,818,502
Indirect investments		11,925,171	(2,862,518)	9,062,653
Asset securitization		2,297,030	—	2,297,030
Over-the-counter derivatives		12,846,069	—	12,846,069
Retail assets		411,014	(15,079)	395,935
Others		52,420,451	(203,755)	52,216,696

	~~W~~	281,167,393	(3,297,750)	277,869,643

	December 31, 2018
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	13,230,661	—	13,230,661
Bank		19,505,950	—	19,505,950
Corporate		131,020,852	(265,704)	130,755,148
Stock		32,967,228	—	32,967,228
Indirect investments		10,478,914	(2,548,734)	7,930,180
Asset securitization		2,551,803	—	2,551,803
Over-the-counter derivatives		9,938,599	(4,341,666)	5,596,933
Retail assets		672,748	(25,407)	647,341
Others		45,038,289	(129,125)	44,909,164

	~~W~~	265,405,044	(7,310,636)	258,094,408

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Credit Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019		December 31, 2018
Securities measured at FVOCI	~~W~~	8,092	70,845
Securities measured at amortized cost		2	—
Loans measured at amortized cost		3,967,080	2,422,074
Other assets		1,640,980	175,146

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,789,761	212,613	118,595	451,161	3,572,130
Securities measured at FVOCI:
Bonds (excluding government bonds)		7,525,856	779,394	671,676	1,452,246	10,429,172
Loans		127,647,226	1,227,473	967,891	7,008,489	136,851,079
Derivative financial assets		982,683	396	—	7,549	990,628
Other assets		10,689,129	36,922	20,478	61,566	10,808,095

		149,634,655	2,256,798	1,778,640	8,981,011	162,651,104

Guarantees		10,800,995	—	89,661	23,052	10,913,708
Commitments		30,635,796	240,217	137,908	994,551	32,008,472

		41,436,791	240,217	227,569	1,017,603	42,922,180

	~~W~~	191,071,446	2,497,015	2,006,209	9,998,614	205,573,284

	December 31, 2018
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,963,080	176,732	93,649	484,210	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,104,236	726,131	622,036	553,182	10,005,585
Loans		127,656,437	1,147,917	964,356	4,944,729	134,713,439
Derivative financial assets		677,407	3,283	—	1,853	682,543
Other assets		4,345,101	68,792	17,254	60,128	4,491,275

		143,746,261	2,122,855	1,697,295	6,044,102	153,610,513

Guarantees		11,231,087	—	81,357	17,397	11,329,841
Commitments		28,960,273	267,710	105,588	619,713	29,953,284

		40,191,360	267,710	186,945	637,110	41,283,125

	~~W~~	183,937,621	2,390,565	1,884,240	6,681,212	194,893,638

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	212,613	2,789,761	569,756	3,572,130
Securities measured at FVOCI:
Bonds (excluding government bonds)		7,525,856	779,394	2,123,922	10,429,172
Loans		127,647,226	1,227,473	7,976,380	136,851,079
Derivative financial assets		982,683	396	7,549	990,628
Other assets		10,689,129	36,922	82,044	10,808,095

		147,057,507	4,833,946	10,759,651	162,651,104

Guarantees		10,800,995	—	112,713	10,913,708
Commitments		30,635,796	240,217	1,132,459	32,008,472

		41,436,791	240,217	1,245,172	42,922,180

	~~W~~	188,494,298	5,074,163	12,004,823	205,573,284

	December 31, 2018
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	1,264,970	2,452,701	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,390,829	6,367,151	1,247,605	10,005,585
Loans		60,756,349	63,944,732	10,012,358	134,713,439
Derivative financial assets		—	682,543	—	682,543
Other assets		124,653	208,618	4,158,004	4,491,275

		63,271,831	72,468,014	17,870,668	153,610,513

Guarantees		9,194,253	1,695,077	440,511	11,329,841
Commitments		286,735	4,875,573	24,790,976	29,953,284

		9,480,988	6,570,650	25,231,487	41,283,125

	~~W~~	72,752,819	79,038,664	43,102,155	194,893,638

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Credit exposures of debt securities by credit rating as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	15,403,774	15,353,266	50,508	—
BBB2 ~ CCC		31,323	23,100	8,223	—
Below CC		—	—	—	—

	~~W~~	15,435,097	15,376,366	58,731	—

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	13,963,900	13,874,950	88,950	—
BBB2 ~ CCC		11,717	11,654	63	—
Below CC		—	—	—	—

	~~W~~	13,975,617	13,886,604	89,013	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

•	Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

•	Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2019 and December 31, 2018 are as follows:

BIS capital adequacy ratio

	June 30, 2019		December 31, 2018
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	30,419,213	29,522,899
Additional Tier 1 capital		—	—

		30,419,213	29,522,899
Tier 2 capital		4,621,043	4,909,582

	~~W~~	35,040,256	34,432,481

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	232,034,683	226,000,042
Market risk-weighted assets		1,895,631	2,005,094
Operational risk-weighted assets		4,375,618	4,621,678

	~~W~~	238,305,932	232,626,814

BIS capital adequacy ratio (A/B):		14.70%	14.80%
Tier 1 capital ratio:		12.76%	12.69%
Common Equity Tier 1 ratio		12.76%	12.69%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.94%	2.11%

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Equity capital based on BIS
	June 30, 2019		December 31, 2018
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	18,608,099	18,108,099
Capital surplus		1,497,106	1,496,704
Retained earnings, etc.		10,095,977	9,796,197
Accumulated other comprehensive income		430,996	335,744
Common stock deductibles		(212,965)	(213,845)

		30,419,213	29,522,899
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		946,864	977,343
Qualified capital securities		2,900,000	2,900,000
Non-qualified capital securities		774,179	1,032,239

		4,621,043	4,909,582

Equity capital (A+B)	~~W~~	35,040,256	34,432,481

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of March 29, 2019 and March 30, 2018 are as follows:

	June 30, 2019		December 31, 2018
Interest rate risk	~~W~~	43,144	65,146
Equity risk		1,034	510
Foreign exchange (FX) risk		22,606	18,241
Option risk		65,742	61,800

	~~W~~	132,526	145,697

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of June 30, 2019 and December 31, 2018 are as follows:

June 30, 2019
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 724,483	2,077

December 31, 2018
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 655,432	63,847

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,005,167	3,019,921	22,650	24,783	9,270	132,172	6,213,963
Securities measured at FVTPL		9,436,697	549,273	52,844	451	—	59,840	10,099,105
Securities measured at FVOCI		19,927,634	4,165,296	24	188,178	—	—	24,281,132
Securities measured at amortized cost		2,096,782	—	—	—	—	—	2,096,782
Loans measured at FVTPL		752,661	—	—	—	—	—	752,661
Loans measured at amortized cost		99,137,390	33,092,242	1,254,811	1,173,082	225,928	595,667	135,479,120
Derivative financial assets		4,442,040	832,735	60,829	1,001	10,137	14,220	5,360,962
Other financial assets		5,943,615	3,587,390	96,948	25,668	146,607	725,932	10,526,160

		144,741,986	45,246,857	1,488,106	1,413,163	391,942	1,527,831	194,809,885

Financial liabilities:
Financial liabilities measured at FVTPL		2,052,524	283,593	—	—	—	—	2,336,117
Deposits		27,382,693	7,647,431	5,870	327,434	119	1,767	35,365,314
Borrowings		7,134,580	11,829,979	145,237	764,665	—	754	19,875,215
Debentures		92,680,490	17,787,139	1,447,317	499,231	369,674	5,465,305	118,249,156
Derivative financial liabilities		3,377,440	591,957	12,225	3,984	573	12,789	3,998,968
Other financial liabilities		7,512,484	4,386,497	82,177	23,883	22,540	834,669	12,862,250

		140,140,211	42,526,596	1,692,826	1,619,197	392,906	6,315,284	192,687,020

Net financial position	~~W~~	4,601,775	2,720,261	(204,720)	(206,034)	(964)	(4,787,453)	2,122,865

	December 31, 2018
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,545,017	3,423,903	22,007	40,910	7,741	135,651	7,175,229
Securities measured at FVTPL		7,920,316	498,126	26,074	45	—	64,626	8,509,187
Securities measured at FVOCI		19,023,442	3,614,327	24	167,883	—	—	22,805,676
Securities measured at amortized cost		1,695,927	—	—	—	—	—	1,695,927
Loans measured at FVTPL		778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		99,266,540	32,081,124	1,172,793	1,035,489	285,038	404,148	134,245,132
Derivative financial assets		3,169,723	668,497	23,333	3,214	7,175	3,966	3,875,908
Other financial assets		3,503,783	553,615	11,442	44,919	325	86,017	4,200,101

		138,903,632	40,839,592	1,255,673	1,292,460	300,279	694,408	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL		1,905,252	259,286	—	—	—	—	2,164,538
Deposits		25,306,191	6,798,287	5,160	334,374	185	1,578	32,445,775
Borrowings		6,154,890	12,668,379	125,215	855,910	—	5,347	19,809,741
Debentures		95,115,858	16,725,220	1,446,877	650,818	369,533	4,977,695	119,286,001
Derivative financial liabilities		2,402,018	813,032	10,414	1,653	2,706	2,805	3,232,628
Other financial liabilities		3,059,512	1,845,302	38,281	17,069	290	178,816	5,139,270

		133,943,721	39,109,506	1,625,947	1,859,824	372,714	5,166,241	182,077,953

Net financial position	~~W~~	4,959,911	1,730,086	(370,274)	(567,364)	(72,435)	(4,471,833)	1,208,091

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,722,011	462,443	292,419	650,842	54,983	6,182,698
Securities measured at FVTPL		526,962	1,103,171	2,617,423	676,144	5,158,549	10,082,249
Securities measured at FVOCI		325,178	750,936	3,517,986	6,425,564	13,352,470	24,372,134
Securities measured at amortized cost		—	45,053	2,020,052	30,000	—	2,095,105
Loans		12,453,616	12,582,126	45,336,326	49,762,717	14,659,240	134,794,025
Other financial assets		9,580,365	—	—	—	962,160	10,542,525

	~~W~~	27,608,132	14,943,729	53,784,206	57,545,267	34,187,402	188,068,736

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	58,969	117,902	858,751	723,561	293,341	2,052,524
Deposits		14,061,179	5,062,839	12,893,443	3,226,108	119,255	35,362,824
Borrowings		4,002,017	4,742,696	6,634,893	3,240,900	1,254,488	19,874,994
Debentures		4,651,568	8,670,405	40,672,853	54,942,419	9,327,869	118,265,114
Other financial liabilities		10,194,395	2,300,157	—	—	338,010	12,832,562

	~~W~~	32,968,128	20,893,999	61,059,940	62,132,988	11,332,963	188,388,018

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,907,412	353,616	260,971	632,526	37,127	7,191,652
Securities measured at FVTPL		11,050,975	—	—	—	—	11,050,975
Securities measured at FVOCI		316,917	1,300,685	3,482,140	6,740,967	12,537,079	24,377,788
Securities measured at amortized cost		779	5,308	772,481	958,878	—	1,737,446
Loans		11,797,900	13,603,631	48,137,262	54,905,886	16,736,033	145,180,712
Other financial assets		3,550,822	—	—	—	660,913	4,211,735

	~~W~~	32,624,805	15,263,240	52,652,854	63,238,257	29,971,152	193,750,308

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	74,835	388,921	736,432	695,138	638,192	2,533,518
Deposits		14,854,184	4,042,772	10,658,282	3,409,477	136,453	33,101,168
Borrowings		2,965,383	4,902,196	7,305,243	3,667,532	1,330,094	20,170,448
Debentures		6,115,172	10,279,224	41,075,240	57,634,034	11,581,284	126,684,954
Other financial liabilities		2,930,288	2,006,912	—	—	214,750	5,151,950

	~~W~~	26,939,862	21,620,025	59,775,197	65,406,181	13,900,773	187,642,038

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2019 and December 31, 2018 are as follows:

Net settlement of derivative financial instruments

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	200	80	810	—	—	1,090
Interest rate		6,173	37,055	(61,839)	219,897	151,487	352,773
Stock		132	—	—	—	—	132
Hedging purpose derivatives:
Interest rate		25,257	5,488	224,912	1,285,164	1,971,068	3,511,889

	~~W~~	31,762	42,623	163,883	1,505,061	2,122,555	3,865,884

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	19	267	768	—	—	1,054
Interest rate		13,519	27,707	(67,905)	285,977	235,630	494,928
Stock		14	—	—	—	—	14
Hedging purpose derivatives:
Interest rate		11,764	(4,700)	209,299	1,259,508	2,288,782	3,764,653

	~~W~~	25,316	23,274	142,162	1,545,485	2,524,412	4,260,649

Gross settlement of derivative financial instruments

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	46,069,657	38,140,127	77,467,875	60,216,561	5,268,794	227,163,014
Outflow		46,007,340	38,173,958	76,958,809	60,119,383	5,339,070	226,598,560

Hedging purpose derivatives:
Currency
Inflow		1,012,500	797,461	6,815,871	15,353,099	1,379,318	25,358,249
Outflow		1,030,483	835,831	6,774,273	15,281,557	1,386,271	25,308,415

Total inflow	~~W~~	47,082,157	38,937,588	84,283,746	75,569,660	6,648,112	252,521,263

Total outflow	~~W~~	47,037,823	39,009,789	83,733,082	75,400,940	6,725,341	251,906,975

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	44,391,921	33,891,349	58,815,290	57,202,816	5,725,750	200,027,126
Outflow		44,408,875	33,833,123	58,659,690	57,186,864	5,792,977	199,881,529

Hedging purpose derivatives:
Currency
Inflow		46,574	252,017	6,113,586	15,160,421	1,352,371	22,924,969
Outflow		57,180	263,943	6,133,158	15,110,967	1,352,215	22,917,463

Total inflow	~~W~~	44,438,495	34,143,366	64,928,876	72,363,237	7,078,121	222,952,095

Total outflow	~~W~~	44,466,055	34,097,066	64,792,848	72,297,831	7,145,192	222,798,992

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2019 and 2018 (Unaudited), and December 31, 2018

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,101,497	1,274,703	3,622,233	4,287,222	628,053	10,913,708
Commitments		102,027	53,512	799,229	2,234,119	28,819,585	32,008,472

	~~W~~	1,203,524	1,328,215	4,421,462	6,521,341	29,447,638	42,922,180

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,216,626	1,857,438	4,375,807	3,851,524	28,446	11,329,841
Commitments		115,917	90,056	882,736	2,029,013	26,835,562	29,953,284

	~~W~~	1,332,543	1,947,494	5,258,543	5,880,537	26,864,008	41,283,125

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in 2019 was 2.0% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, exports of goods and services increased by 1.5% and imports of goods and services decreased by 0.6%, which more than offset a decrease in gross domestic fixed capital formation of 3.5%, each compared with 2018.

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 0.4% in 2019 and the unemployment rate was 3.8% in 2019.

The Financial System

Securities Markets

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

July 31, 2019	2,024.6
August 31, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0

The index was 2,212.0 on February 7, 2020.

Monetary Policy

Interest Rates

In order to address the sluggishness of the global and domestic economy, The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

July 31, 2019	1,182.0
August 31, 2019	1,215.2
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3
December 31, 2019	1,157.8
January 31, 2020	1,183.5

The market average exchange rate was ~~W~~1,181.4 to US$1.00 on February 7, 2020.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$60.0 billion in 2019. The current account surplus in 2019 decreased from the current account surplus of US$77.5 billion in 2018, primarily due to a decrease in surplus from the goods account, which more than offset (i) an increase in surplus from the income account and (ii) a decrease in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$39.1 billion in 2019. Exports decreased by 10.3% to US$542.3 billion and imports decreased by 6.0% to US$503.3 billion from US$604.9 billion of exports and US$535.2 billion of imports, respectively, in 2018.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$409.7 billion as of January 31, 2020.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-217914.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Floating Rate Notes and the Fixed Rate Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Floating Rate Notes

The Floating Rate Notes are initially limited to US$             aggregate principal amount. The Floating Rate Notes will mature on             , 20             (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Three-Month USD LIBOR plus             % per annum, payable quarterly in arrears on             ,             ,              and              of each year (each a “Floating Rate Notes Interest Payment Date”), beginning on             , 2020. Interest on the Floating Rate Notes will accrue from             , 2020. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1.	Definition of Three-Month USD LIBOR

The term “Three-Month USD LIBOR” means, with respect to any Interest Determination Date (as defined below):

(a) the rate for three-month deposits in United States dollars commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, that appears on the Reuters Page LIBOR01 (as defined below) as of 11:00 a.m., London time, on the Interest Determination Date; or

(b) if no rate appears on the particular Interest Determination Date on the Reuters Page LIBOR01, the rate calculated by the Calculation Agent (as defined below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London Banking Day (as defined below) succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London Banking Day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), Three-Month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

“Reuters Page LIBOR01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the ICE Benchmark Administration Limited or any successor thereof as the information vendor for the purpose of displaying the London interbank rates of major banks for United States dollars.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

“Interest Determination Date” for any Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

“Interest Period” refers to the period from and including             , 2020 to but excluding the first Floating Rate Notes Interest Payment Date and each successive period from and including a Floating Rate Notes Interest Payment Date to but excluding the next Floating Rate Notes Interest Payment Date.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent’s determination of Three-Month USD LIBOR and its calculation of the applicable interest rate for each Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, we have a duty to appoint the London office of such other leading commercial bank or investment bank in New York or London as may be approved in writing by the fiscal agent.

2.	Benchmark Transition

(a)	Benchmark Replacement

Notwithstanding clauses 1(b), (c) and (d) above, if we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred prior to the Reference Time (as defined herein) in respect of any determination of the Benchmark (as defined herein) on any date, the Benchmark Replacement (as defined herein) will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and all determinations on all subsequent dates.

(b)	Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

(c)	Decisions and Determinations

Any determination, decision or election that may be made by us or our designee pursuant to this clause 2(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in the Floating Rate Notes or Fiscal Agency Agreement, shall become effective with respect to the Floating Rate Notes without consent from any other party.

(d)	Notices, etc.

Any Benchmark Replacement (including any Benchmark Replacement Adjustment) and the specific terms of any Benchmark Replacement Conforming Changes determined under this clause 2 will be notified promptly by us to the fiscal agent and the Noteholders, as described in “—Notices.” Such notice shall be irrevocable and shall specify the effective date of the Benchmark Replacement Conforming Changes, if any.

(e)	Survival of Original Reference Rate

The Benchmark and the fallback provisions provided for in the Floating Rate Notes will continue to apply unless and until the fiscal agent has been notified of the Benchmark Replacement (including any Benchmark Replacement Adjustment) and the specific terms of any Benchmark Replacement Conforming Changes, in accordance with clause 2(d).

“Benchmark” means, initially, Three-Month USD LIBOR provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark; provided that if we or our designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(A)	the sum of: (1) Term SOFR and (2) the Benchmark Replacement Adjustment;

(B)	the sum of: (1) Compounded SOFR and (2) the Benchmark Replacement Adjustment;

(C)

the sum of: (1) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (2) the Benchmark Replacement Adjustment;

(D)	the sum of: (1) the ISDA Fallback Rate and (2) the Benchmark Replacement Adjustment;

(E)	the sum of: (1) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (2) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(A)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(B)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(C)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the Interest Period and other administrative matters) that we or our designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines are reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(A)

in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (1) the date of the public statement or publication of information referenced therein and (2) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(B)	in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(A)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(B)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(C)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by us or our designee in accordance with:

(A)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(B)

if, and to the extent that, we or our designee determines that Compounded SOFR cannot be determined in accordance with clause (A) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or our designee giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (A) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (B) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (A) if the Benchmark is Three-Month USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (B) if the Benchmark is not Three-Month USD LIBOR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Fixed Rate Notes

The Fixed Rate Notes are initially limited to US$             aggregate principal amount and will mature on             , 20             (the “Fixed Rate Notes Maturity Date”). The Fixed Rate Notes will bear interest at the rate of             % per annum, payable semi-annually in arrears on              and              of each year (each, a “Fixed Rate Notes Interest Payment Date”), beginning on             , 2020. Interest on the Fixed Rate Notes will accrue from             , 2020. If any Fixed Rate Notes Interest Payment Date or the Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Fixed Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding such Fixed Rate Notes Interest Payment Date. Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Fixed Rate Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required). In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of certain U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

The paragraph under “Taxation—United States Tax Considerations—Book/Tax Conformity” in the accompanying prospectus shall be deleted and replaced with the following:

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not entirely clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. However, recently released proposed regulations generally would exclude, among other items, original issue discount and market discount (in either case, whether or not de minimis) from the applicability of the book/tax conformity rule. Although the proposed regulations generally will not be effective until taxable years beginning after the date on which they are issued in final form, taxpayers generally are permitted to elect to rely on their provisions currently. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated             , 2020 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Floating Rate Notes	Principal Amount of the Fixed Rate Notes
BNP Paribas	US$	US$
Citigroup Global Markets Inc.
Goldman Sachs International
J.P. Morgan Securities LLC
KDB Asia Limited
UBS AG Hong Kong Branch

	US$	US$

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Applications have been made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the Floating Rate Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The amount of our net proceeds from the Fixed Rate Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Fixed Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2020, which we expect will be the              business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+            , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA Retail Investors

Each Underwriter has represented and agreed that it has not offered or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II: or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA: In connection with Section 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Bae, Kim & Lee LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Bae, Kim & Lee LLC, and Bae, Kim & Lee LLC may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 12, 2019 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated January 28, 2020. On January 30, 2020, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
Floating Rate Notes
Fixed Rate Notes

PROSPECTUS

$7,847,380,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 19, 2019

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2018 and 2017 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group (or KDBFG), a financial holding company, and Korea Finance Corporation (or KoFC), a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the year ended December 31, 2018 included in this prospectus. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial statements as of and for the year ended December 31, 2017 included in this prospectus have not been restated to retroactively apply K-IFRS 1109 and are not directly comparable to our separate financial statements as of and for the year ended December 31, 2018. For information regarding the impact of the application of K-IFRS 1109 on our separate financial statements, see “—Financial Statements and the Auditors— Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Youngdeungpo-gu, Seoul, The Republic of Korea.

In May 2009, the KDB Act was amended to facilitate our privatization, reflecting the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry. To implement our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and equity. The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital in November 2009.

In August 2013, in light of continued uncertainties surrounding the global economy and the prolonged effects of the global financial crisis that commenced in the second half of 2008 on the Korean economy, as well as certain overlap of financial policy roles among different Government-owned banks and financial corporations, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and reinforce their policy financing roles for start-ups and small- and medium-sized enterprises, new growth industries and overseas projects. The plan called for, among other things, (i) the merger of KoFC and KDBFG into us and the transfer of KoFC’s overseas assets of approximately ~~W~~2 trillion to The Export-Import Bank of Korea, or KEXIM, (ii) the sale of our subsidiaries that do not have policy financing roles and (iii) the gradual reduction of our retail banking services.

In May 2014, the National Assembly amended the KDB Act to largely reflect the plan announced by the Financial Services Commission and halt our privatization and streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions. Under the amended KDB Act, which was amended in May 2014, the public policy financing role was consolidated and strengthened, and KDBFG and KoFC (together with its subsidiaries) were merged into us on December 31, 2014 in order to utilize our rich experience and expertise in public policy financing, and we took over KoFC’s role of providing public policy financial support to Korean companies, including managing and operating the Financial Market Stabilization Fund established pursuant to the Act on the Structural Improvement of the Financial Industry enacted in 2009, while KoFC’s overseas assets of approximately ~~W~~2 trillion were transferred to KEXIM. On December 31, 2014, the Government transferred all of its ownership interest in KoFC and KDBFG to us and in return received 3,036,079,768 new shares of us with an aggregate par value of ~~W~~15,180.4 billion, which represented all of our share capital. As a newly merged entity, we have an authorized share capital of up to ~~W~~30,000 billion and our paid-in capital was ~~W~~15,180.4 billion. While the Government has halted its plan for our privatization, it has expressed its intention to privatize our subsidiaries that do not have policy financing roles, subject to market conditions.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2018, we had ~~W~~137,775.6 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~209,774.8 billion and total equity of ~~W~~24,985.2 billion, as compared to ~~W~~140,005.2 billion of loans outstanding, ~~W~~213,179.0 billion of total assets and ~~W~~22,616.1 billion of total equity as of December 31, 2017. In 2018, we recorded interest income of ~~W~~5,145.9 billion, interest expense of ~~W~~3,763.1 billion and net income of ~~W~~2,509.8 billion, as compared to ~~W~~4,873.3 billion of interest income, ~~W~~3,386.9 billion of interest expense and ~~W~~434.8 billion of net income in 2017. See “—Selected Financial Statement Data.”

Currently, the Government directly holds 100% of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. The Government may dismiss each such person if he/she (i) violates the KDB Act, an order issued thereunder, or the Articles of Incorporation or (ii) is unable to perform his/her duties due to physical or mental disability. The Chairman may be dismissed by the President of the Republic at the recommendation of the chairman of the Financial Services Commission. The Chief Executive Officer and members of the Board of Directors may be dismissed by the chairman of the Financial Services Commission at the recommendation of the Chairman and the Auditor may be dismissed by the Financial Services Commission. There is no prescribed timeline for dismissal. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended the KDB Act to provide that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)

any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized after offsetting any net losses; and

(3)

any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry Economy and Finance to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•

the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking (which was subsequently adjusted due to a change in the Government’s decision to halt its plan for our privatization and to consolidate and strengthen our public financing role, utilizing our rich experience and expertise in public policy financing);

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

The Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2018, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

	December 31, 2018(1)
	(billions of Won)
Long-term debt:
Won currency borrowings	~~W~~	3,874.5
Industrial finance bonds		118,869.2
Foreign currency borrowings		4,312.8

Total long-term debt		127,056.5	(2)(3)

Capital:
Paid-in capital		18,108.1
Capital surplus		2,497.2
Retained earnings(4)		4,412.6
Accumulated other comprehensive income		(32.7)

Total capital		24,985.2

Total capitalization	~~W~~	152,041.7

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2018.
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,118.10 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2018.

(3)	As of December 31, 2018, we had contingent liabilities totaling ~~W~~7,847.8 billion under outstanding guarantees issued on behalf of our clients.
(4)

Includes regulatory reserve for credit losses of ~~W~~1,372.0 billion as of December 31, 2018. If our provision for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. On February 20, 2000, the Government contributed ~~W~~100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by ~~W~~959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed ~~W~~3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed ~~W~~50 billion in cash to our capital. On August 13, 2003, the Government contributed ~~W~~80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed ~~W~~1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed ~~W~~500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed ~~W~~900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by ~~W~~400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity (including paid-in capital). In March 2010, the Government, through KDBFG, made a further capital contribution of ~~W~~10 billion in cash to our capital. In December 2013, the Government contributed ~~W~~10 billion in cash to our capital. In December 2014, our paid-in capital increased by ~~W~~5,918.5 billion in connection with the merger of KDBFG and KoFC into us as described under the heading “Overview” in this prospectus.” In April, July and September 2015, the Government contributed ~~W~~2 trillion in the form of shares of common stock of Korea Land & Housing Corporation and KEPCO, ~~W~~40 billion in cash and ~~W~~15 billion in cash, respectively, to our capital to support our fund for infrastructure projects, new growth engine, high-tech and new renewable energy industries and business enterprises in general. The Government further contributed to our capital ~~W~~50 billion in cash in July 2016, ~~W~~247.7 billion in cash in September 2016, ~~W~~10 billion in cash in November 2016, ~~W~~250 billion in the form of shares of common stock of Incheon Port Authority and Yeosu Gwangyang Port Authority in May 2017, ~~W~~80 billion in cash in September 2017, ~~W~~65 billion in cash in December 2017 and ~~W~~170 billion in cash in June 2018. Taking into account these capital contributions, reduction and merger, as of

December 31, 2018, our total paid-in capital was ~~W~~18,108.1 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 28.”

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Our audited financial information as of and for the year ended December 31, 2018 has reflected the application of the new accounting standard, K-IFRS 1109. As permitted by the transition rules of K-IFRS 1109, our comparative financial information as of and for the year ended December 31, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our audited financial information as of and for the year ended December 31, 2018. For additional information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

Consolidated Statements of Financial Position Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2017 and 2018, which have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2017 and 2018.

	As of December 31,
	2017	2018(1)
	(billions of Won)
Statements of Financial Position Data
Total Loans(2)	146,448.9	144,980.2
Total Borrowings(3)	184,847.0	185,668.7
Total Assets	263,811.7	260,076.2
Total Liabilities	230,240.9	225,822.7
Equity	33,570.8	34,253.4

(1)

Reflects the application of K-IFRS 1109. Our comparative audited consolidated financial information as of December 31, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our audited consolidated financial information as of December 31, 2018.

(2)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees. Classified as “loans measured at amortized cost” and “loans measured at fair value through profit or loss” under K-IFRS 1109.

(3)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

Consolidated Income Statement Data

Our selected income statement data included in the following table have been derived from our audited consolidated financial statements as of and for the years ended December 31, 2017 and 2018.

	Year Ended December 31,
	2017	2018(1)
	(billions of Won)
Income Statement Data
Total Interest Income	5,753.8	6,112.2
Total Interest Expense	3,499.6	4,031.0
Net Interest Income	2,254.3	2,081.2
Operating Income (Loss)	767.3	2,266.1
Non-operating Income (Loss)	778.4	(1,087.3)
Income (Loss) before Income Tax	1,545.7	1,178.8
Income Tax Expense	982.3	472.8
Net Income (Loss)	563.4	706.0

(1)

Reflects the application of K-IFRS 1109. Our comparative audited consolidated financial information for the year ended December 31, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our audited consolidated financial information for the year ended December 31, 2018.

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2017 and 2018, which has been derived from our audited separate financial statements as of and for the years ended December 31, 2017 and 2018 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

	As of December 31,
	2017	2018(1)
	(billions of Won)
Statements of Financial Position Data
Total Loans(2)	140,005.2	137,775.6
Total Borrowings(3)	173,432.5	173,706.1
Total Assets	213,179.0	209,774.8
Total Liabilities	190,562.9	184,789.5
Equity	22,616.1	24,985.2

(1)

Reflects the application of K-IFRS 1109. Our comparative audited separate financial information as of December 31, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our audited separate financial information as of December 31, 2018. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

(2)

Gross amount, which includes loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees. Classified as “loans measured at amortized cost” and “loans measured at fair value through profit or loss” under K-IFRS 1109.

(3)	Total Borrowings include deposits, financial liabilities measured at fair value through profit or loss, borrowings and debentures.

As of December 31, 2018, our total assets decreased by 1.6% to ~~W~~209,774.8 billion from ~~W~~213,179.0 billion as of December 31, 2017, primarily due to (i) a decrease in the sum of securities measured at fair value through other comprehensive income and securities measured at fair value through profit or loss under K-IFRS 1109 to ~~W~~31,314.9 billion as of December 31, 2018, compared to the sum of available-for-sale financial assets and financial assets held for trading under K-IFRS 1039 of ~~W~~32,989.7 billion as of December 31, 2017, and (ii) a decrease in loans measured at amortized cost under K-IFRS 1109 to ~~W~~134,245.1 billion as of December 31, 2018, compared to loans under K-IFRS 1039 of ~~W~~136,279.3 billion as of December 31, 2017, the effects of which were partially offset by an increase in investments in subsidiaries and associates to ~~W~~25,430.9 billion as of December 31, 2018, from ~~W~~22,749.4 billion as of December 31, 2017.

As of December 31, 2018, our total liabilities decreased by 3.0% to ~~W~~184,789.5 billion from ~~W~~190,562.9 billion as of December 31, 2017, primarily due to a decrease in accounts payable to ~~W~~1,857.6 billion from ~~W~~4,580.6 billion and a decrease in derivative financial liabilities to ~~W~~3,232.6 billion from ~~W~~5,907.8 billion.

As of December 31, 2018, our total equity increased by 10.5% to ~~W~~24,985.2 billion from ~~W~~22,616.1 billion as of December 31, 2017, primarily due to an increase in retained earnings to ~~W~~4,412.6 billion from ~~W~~1,743.3 billion, which was due primarily to an increase in net income.

Our selected income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2017 and 2018 included in this prospectus.

	Year Ended December 31,
	2017	2018(1)
	(billions of Won)
Income Statement Data
Total Interest Income	4,873.3	5,145.9
Total Interest Expense	3,386.9	3,763.1
Net Interest Income	1,486.4	1,382.8
Operating Income (Loss)	1,474.8	1,511.1
Income (Loss) before Income Tax	682.6	2,890.9
Income Tax Expense (Benefit)	247.8	381.1
Net Income (Loss)	434.8	2,509.8

(1)

Reflects the application of K-IFRS 1109. Our comparative audited separate financial information for the year ended December 31, 2017 has not been restated to retroactively apply K-IFRS 1109 and is not directly comparable to our audited separate financial information for the year ended December 31, 2018. For information regarding the impact of the application of K-IFRS 1109, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

2018

We had net income of ~~W~~2,509.8 billion in 2018 compared to net income of ~~W~~434.8 billion in 2017, on a separate basis. The principal factors for the increase in net income included:

•

a reversal of impairment loss on investments in subsidiaries and associates of ~~W~~1,341.0 billion in 2018 compared to impairment loss on investments in subsidiaries and associates of ~~W~~773.9 billion in 2017, primarily due to a recognition of reversal of impairment losses based on our agreement with Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) in March 2019 to sell all of our shares in DSME to Hyundai Heavy Industries;

•

a decrease in provision for loan loss allowance to ~~W~~377.4 billion in 2018 from ~~W~~1,212.2 billion in 2017, primarily due to the recognition of a reversal of loan loss allowance in connection with the sale of Kumho Tire Co., Inc. in 2018; and

•

net foreign currency transaction gain of ~~W~~127.3 billion in 2018 compared to net foreign currency transaction loss of ~~W~~321.8 billion in 2017, primarily due to the depreciation of the Won against the U.S. dollar during 2018.

The above factors were partially offset by a decrease in net gain on securities measured at fair value through other comprehensive income under K-IFRS 1109 to ~~W~~12.0 billion in 2018, compared to net gain on available-for-sale financial assets under K-IFRS 1039 of ~~W~~885.0 billion in 2017, primarily due to the application of K-IFRS 1109 in 2018. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

2017

We had net income of ~~W~~434.8 billion in 2017 compared to net loss of ~~W~~3,641.1 billion in 2016, on a separate basis.

The principal factors for the net income of ~~W~~434.8 billion in 2017 compared to the net loss of ~~W~~3,641.1 billion in 2016 included:

•

a decrease in impairment losses on investments in subsidiaries and associates to ~~W~~773.9 billion in 2017 from ~~W~~3,140.9 billion in 2016, primarily due to a decrease in impairment losses on Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME;

•

a decrease in provision for loan losses to ~~W~~1,212.2 billion in 2017 from ~~W~~3,249.7 billion in 2016, primarily due to (i) the write-off of a significant amount of our loans to Hanjin Shipping Co., Ltd. and STX Offshore & Shipbuilding Co., Ltd. in 2017 and (ii) a decrease in our loans to DSME as a result of a debt-to-equity swap in 2017; and

•

an increase in net gain on available-for-sale financial assets to ~~W~~885.0 billion in 2017 from ~~W~~248.2 billion in 2016, primarily due to gains from the sale of our equity interest in Korea Aerospace Industries, Ltd. in June 2017.

The above factors were partially offset by (i) an income tax expense of ~~W~~247.8 billion in 2017 compared to an income tax benefit of ~~W~~253.0 billion in 2016, primarily due to income before income tax of ~~W~~682.6 billion in 2017 compared to loss before income tax of ~~W~~3,894.1 billion in 2016 and (ii) a decrease in dividend income to ~~W~~850.8 billion in 2017 from ~~W~~1,197.4 billion in 2016, primarily due to decreased dividends from investments in associates (including Korea Electric Power Corporation).

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. Under K-IFRS 1109, for annual periods commencing on or after January 1, 2018, we establish allowances for credit losses based on expected credit losses instead of incurred losses (as was the case under K-IFRS 1039) by assessing changes in expected credit losses and recognizing such changes as impairment loss (or reversal of impairment loss) in profit or loss. Under K-IFRS 1109, the allowance required to be established with respect to a loan or receivable is the amount of the expected 12-month credit loss or the expected lifetime credit loss for the applicable loan or receivable, according to three stages of credit risk deterioration since initial recognition. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

As of December 31, 2018, we established provisions of ~~W~~3,539.1 billion for possible loan losses, 0.7% higher than the provisions as of December 31, 2017 of ~~W~~3,515.5 billion, primarily due to an increase in loans classified as substandard. The provisions for possible loan losses are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provisions for possible loan losses are deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which would be deducted from retained earnings. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Notes 3(26), 28(4) and 28(5).”

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2018, we have provided loans of ~~W~~2,210.4 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~43.6 billion following debt-for-equity swaps. As of December 31, 2018, we had established provisions of ~~W~~1,005.9 billion for such loans. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of December 31, 2017(1)				As of December 31, 2018(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(billions of Won)
Loan Classification	Normal(2)	~~W~~	130,890.8	~~W~~	309.3	~~W~~	130,199.6	~~W~~	334.4
	Precautionary		5,258.5		1,118.5		3,520.9		652.3
	Substandard		2,221.7		981.9		2,772.8		1,499.1
	Doubtful		458.8		227.1		250.0		142.8
	Expected Loss		1,175.5		878.6		1,032.3		910.5

	Total	~~W~~	140,005.2	~~W~~	3,515.5	~~W~~	137,775.6	~~W~~	3,539.1

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2018, our non-performing loans totaled ~~W~~4,055.1 billion, representing 2.9% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2018, our legal reserve was ~~W~~173.9 billion, representing 0.1% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Hyundai Merchant Marine Co., Ltd., Daehan Shipbuilding Co., Ltd., Hanjin Shipping Co., Ltd. and STX Heavy Industries Co., Ltd. As of December 31, 2018, our credit extended to these companies totaled ~~W~~10,719.2 billion, accounting for 5.1% of our total assets as of such date.

As of December 31, 2018, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME decreased to ~~W~~4,263.2 billion from ~~W~~4,712.8 billion as of December 31, 2017, primarily due to a decrease in guarantees. As of December 31, 2018, our exposure to

STX Offshore & Shipbuilding was ~~W~~1,029.9 billion, a decrease from ~~W~~1,079.8 billion as of December 31, 2017, primarily due to a decrease in guarantees and the repayment of certain existing loans. As of December 31, 2018, our exposure to Dongbu Steel decreased to ~~W~~1,189.9 billion from ~~W~~1,212.1 billion as of December 31, 2017, primarily due to a debt-to-equity swap and an increase in the impairment of shares of common stock of Dongbu Steel. As of December 31, 2018, our exposure to Hanjin Heavy Industries and Construction increased to ~~W~~1,233.1 billion from ~~W~~1,145.4 billion as of December 31, 2017, primarily due to an increase in guarantees. As of December 31, 2018, our exposure to Hyundai Merchant Marine increased to ~~W~~1,818.6 billion from ~~W~~1,095.5 billion as of December 31, 2017, primarily due to our purchase of perpetual bonds issued by Hyundai Merchant Marine in October 2018. As of December 31, 2018, our exposure to Daehan Shipbuilding increased to ~~W~~986.0 billion from ~~W~~756.9 billion as of December 31, 2017, primarily due to an increase in guarantees. As of December 31, 2018, our exposure to Hanjin Shipping decreased to ~~W~~60.1 billion from ~~W~~363.1 billion as of December 31, 2017, primarily due to the write-offs of some of our outstanding loans. As of December 31, 2018, our exposure to STX Heavy Industries decreased to ~~W~~138.4 billion from ~~W~~269.2 billion as of December 31, 2017, primarily due to a decrease in guarantees.

As of December 31, 2018, we established provisions of ~~W~~933.7 billion for our exposure to DSME, ~~W~~872.8 billion for STX Offshore & Shipbuilding, ~~W~~502.2 billion for Dongbu Steel, ~~W~~296.8 billion for Hanjin Heavy Industries and Construction, ~~W~~107.5 billion for Hyundai Merchant Marine, ~~W~~513.4 billion for Daehan Shipbuilding, ~~W~~60.1 billion for Hanjin Shipping and ~~W~~95.4 billion for STX Heavy Industries.

Companies in the STX Group, a large Korean conglomerate primarily engaged in shipbuilding and trading, have faced financial difficulties for the past several years due to prolonged slowdowns in the Korean construction, shipbuilding and shipping industries. STX Pan Ocean had been in court receivership since June 2013 and was sold to Harim Group in June 2015. STX Construction has been in court receivership since April 2013. STX Offshore & Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. In August 2016, STX Heavy Industries filed for court receivership, and in January 2017, the Seoul Central District Court approved its rehabilitation plan, which included debt-to-equity swaps. Subsequently, in November 2018, STX Heavy Industries filed a revised rehabilitation plan, which included liquidation of revolving facilities using funds obtained through disposal of assets pledged as collateral, which was passed by a vote of the shareholders and creditors, including us, and in February 2019, STX Heavy Industries exited court receivership. In December 2017, the creditors of STX Engine, including us, and UAMCO Ltd., a private bad asset clearing house in Korea, signed a stock purchase agreement in which the creditors agreed to sell off an 87% stake in STX Engine for ~~W~~185.2 billion. In April 2018, the creditors of STX Corporation, including us, and AFC Korea, a Chinese private equity fund, signed a stock purchase agreement in which the creditors agreed to sell an 86.3% stake in STX Corporation for ~~W~~68.5 billion.

Companies in the Dongbu Group, a large Korean conglomerate providing industrial, chemical, shipping, insurance and financial products and services, have also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Certain troubled companies in the Dongbu Group are in voluntary out-of-court debt restructuring programs with their creditors. Dongbu Steel entered into a voluntary workout agreement with its creditors, including us, in October 2015, which is scheduled to expire in 2020. In April 2019, a consortium formed by KG Group and Cactus Private Equity was selected as the preferred bidder for the sale of Dongbu Steel. We are the main creditor bank of STX Group and Dongbu Group.

In May 2016, Hanjin Shipping, Korea’s largest container operator, submitted itself to joint management with us, as its largest creditor, and other creditors in an effort to revive itself from financial difficulties. In August 2016, we and the other creditors rejected Hanjin Shipping’s last funding plan, and Hanjin Shipping entered into court receivership in September 2016 and was declared bankrupt in February 2017.

In January 2019, Hanjin Heavy Industries and Construction Philippines, a subsidiary of Hanjin Heavy Industries and Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for Hanjin Heavy Industries and Construction, as a result of which we have become the largest shareholder of Hanjin Heavy Industries and Construction.

In July 2016, Hyundai Merchant Marine executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in Hyundai Merchant Marine, which resulted in us becoming the largest shareholder of Hyundai Merchant Marine. In October 2018, we injected ~~W~~1 trillion in emergency aid into Hyundai Merchant Marine in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by Hyundai Merchant Marine. As of December 31, 2018, our equity interest in Hyundai Merchant Marine was 13.1%.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, Hyundai Heavy Industries entered into a definitive agreement with us to acquire DSME. Pursuant to such agreement, we plan to transfer all of our shares in DSME amounting to approximately ~~W~~2 trillion (in the form of contributions-in-kind) to Korea Shipbuilding & Offshore Engineering, a newly established sub-holding company to be spun off from Hyundai Heavy Industries to control its shipbuilding companies, in return for an equity stake in Korea Shipbuilding & Offshore Engineering. It is expected that, following the execution of this agreement, Hyundai Heavy Industries will become the largest shareholder of DSME, followed by us holding the second largest stake in DSME. The completion of this transaction is subject to various conditions, including due diligence and approval from the anti-trust authorities of the European Union and applicable countries.

In January 2016, the prosecutors’ office of Korea began investigating allegations of mismanagement and accounting irregularities at DSME, including our dealings with and oversight of DSME. Concurrent with the prosecutors’ investigation, in June 2016, the Board of Audit and Inspection, the audit agency of the Government, submitted to financial regulators its reports showing DSME had overstated its operating profit in 2013 and 2014 and criticized us, as the lead creditor bank and largest shareholder of DSME, for alleged mismanagement and loose oversight of DSME, which allegedly led to the failure to uncover the alleged accounting irregularities contributing to further losses at DSME. In December 2016, the prosecutors indicted our former chief executive officer, who had served from 2011 to 2013, for alleged malpractice, bribery and abuse of power. In May 2017, the Seoul Central District Court convicted him of charges of bribery and abuse of power and sentenced him to four years in prison. On appeal, in November 2017, the Seoul High Court convicted him on additional charges of corruption for allegedly pressuring the then chief executive officer of DSME to invest in his friend’s biotech company between 2011 and 2012, among other misconducts, and extended his sentence to five years and two months. Although we believe our dealings regarding DSME were carried out in compliance with relevant guidelines and procedures, we cannot predict whether the outcome of the investigation by the prosecutors into DSME may be adverse to us. In addition, further investigations may be launched by other governmental authorities with respect to our dealings with DSME, including those by our other former officers. An adverse determination by the prosecutors or other governmental authorities may result in regulatory sanctions and/or financial penalties as well as reputational harm to us.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

In 2018, we sold non-performing loans worth ~~W~~472.8 billion to UAMCO Ltd., Daesin F&I Co., Ltd. and Mirae Asset Global Investments.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 1.8% over our prime rate, although we provide a discount between 0.2% and 1.0% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and Auditors—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 55.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2017		2018
	(billions of Won)
Equipment Capital Loans:
Domestic Currency	~~W~~	48,964.6	~~W~~	46,634.0
Foreign Currency(2)		7,015.4		6,307.1

		55,980.0		52,941.1
Working Capital Loans:
Domestic Currency(3)		49,624.8		51,158.3
Foreign Currency(2)		5,931.6		7,011.0

		55,556.4		58,169.3
Other Loans(4)		28,468.8		26,665.2

Total Loans	~~W~~	140,005.2	~~W~~	137,775.6

(1)	Includes loans extended to affiliates.
(2)

Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~7,793.2 billion as of December 31, 2017 and ~~W~~7,587.1 billion as of December 31, 2018. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”

(3)	Includes loans on households.
(4)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2018, we had ~~W~~137,775.6 billion in outstanding loans, which represents a 1.6% decrease from ~~W~~140,005.2 billion of outstanding loans as of December 31, 2017.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2018 Total
	2017		2018
	(billions of Won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	50,475.0	~~W~~	47,734.6	43.0%
Loans with Remaining Maturities of More Than One Year		61,061.4		63,375.8	57.0

Total	~~W~~	111,536.4	~~W~~	111,110.4	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2018 Total
	2017		2018
	(billions of Won, except percentages)
Manufacturing	~~W~~	55,204.0	~~W~~	54,563.5	49.1%
Banking and Insurance		25,373.6		26,142.6	23.5
Transportation		7,075.5		7,020.6	6.3
Public Administration		778.8		692.0	0.6
Electric, Gas and Water Supply Industry		3,409.8		4,018.9	3.6
Others(2)		19,694.7		18,672.8	16.9

Total	~~W~~	111,536.4	~~W~~	111,110.4	100.0%

Percentage increase (decrease) from previous period		(1.6)%		(0.4)%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 49.1% of our outstanding equipment capital and working capital loans as of December 31, 2018. As of December 31, 2018, loans to the transportation equipment manufacturing businesses and the metal product manufacturing businesses accounted for 12.7% and 13.4%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of December 31, 2018, accounting for 5.1% of our outstanding equipment capital and working capital loans. As of December 31, 2018, our five largest borrowers and 20 largest borrowers accounted for 13.4% and 23.7%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2018 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2018 Total Outstanding Equipment Capital and Working Capital Loans to Our 20 Largest Borrowers
Manufacturing	26.6%
Banking and Insurance	60.1
Transportation	5.2
Electric, Gas and Water Supply Industry	4.0
Others(1)	4.1

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2018 Total
	2017		2018
	(billions of Won, except percentages)
Manufacturing	~~W~~	28,691.1	~~W~~	28,898.7	60.6%
Banking and Insurance		4,801.8		4,813.9	10.1
Transportation		3,133.3		3,161.2	6.6
Electric, Gas and Water Supply Industry		1,107.3		1,360.8	2.9
Others(1)		8,865.3		9,423.5	19.8

Total	~~W~~	46,598.8	~~W~~	47,658.1	100.0%

Percentage increase (decrease) from previous period		5.8%		2.3%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	on-lending loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2018:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2018%			December 31, 2018%
	(billions of Won, except percentages)
Industrial fund loans	~~W~~	40,943.8	77.3%	~~W~~	37,455.1	64.4%
On-lending loans		3,166.0	6.0		12,267.6	21.1
Foreign currency loans		4,050.4	7.7		1,598.1	2.7
Local currency loans denominated in foreign currencies		25.7	0.0		31.6	0.1
Offshore loans in foreign currencies		1,331.5	2.5		4,364.4	7.5
Government fund loans		191.8	0.4		—	—
Overdraft		—	—		123.9	0.2
Others(1)		3,235.9	6.1		2,328.6	4.0

Total	~~W~~	52,941.1	100.0%	~~W~~	58,169.3	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

On-lending Loans. On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. Most of the funds provided by us through on-lending are ultimately lent to small- and medium-sized enterprises for their equipment purchases and working capital. We explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. We monitor our exposure to, and the credit standing of, each financial institution to which we lend. Borrowers do not apply directly to us and may only apply for our on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and generally assumes liability for repayment to us. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by us, the ultimate borrower need only apply to the intermediary bank for approval.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years and, working capital foreign currency loans, of up to three years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2017		2018
	(billions of Won)
Acceptances	~~W~~	399.2	~~W~~	631.3
Guarantees on local borrowing		1,055.5		1,104.6
Guarantees on foreign borrowing		6,311.7		6,057.4
Letter of guarantee for importers		37.1		54.5

Total	~~W~~	7,803.5	~~W~~	7,847.8

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Engineering & Construction Co., Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to ~~W~~34,823.2 billion as of December 31, 2018 from ~~W~~34,334.6 billion as of December 31, 2017.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB

Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2018, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~12,276.9 billion, equal to 31.2% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2018:

Equity Investments

	Book Value as of December 31, 2018
	(billions of Won)
Electric, Gas and Water Supply Industry	~~W~~	18,015.1
Construction		985.6
Banking and Insurance		8,877.9
Real Estate Business		3,778.9
Manufacturing		459.7
Transportation		1,522.9
Others		1,183.1

Total	~~W~~	34,823.2

As of December 31, 2018, we held total equity investments, on a book value basis, of ~~W~~643.3 billion in one of our five largest borrowers and ~~W~~771.8 billion in four of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2018, the aggregate value of our equity investments accounted for approximately 96.9% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyzes and managerial assistance; and

•	offering trust services.

As of December 31, 2018, we held in trust cash and other assets totaling ~~W~~32,564.9 billion, and we generated in 2018 trust fee income equaling ~~W~~136.7 billion. As of December 31, 2017, we held in trust cash and other assets totaling ~~W~~33,970.6 billion, and we generated in 2017 trust fee income equaling ~~W~~136.6 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2017 and 2018, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2018:

Type of Funds Borrowed	As of December 31, 2018
	(billions of Won)
General Purpose	~~W~~	193.8
Special Purpose		3,794.6

Total	~~W~~	3,998.4

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2018:

Outstanding Balance	As of December 31, 2018
	(billions of Won)
Denominated in Won	~~W~~	96,161.1
Denominated in Other Currencies		23,964.8

Total	~~W~~	120,125.9

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of debt (including bonds and loans) guaranteed or purchased by us, other than those excepted by the KDB Act, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2018, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2018) was ~~W~~132,954.8 billion, equal to 22.5% of our authorized amount under the KDB Act, which was ~~W~~589,621.3 billion.

In 2018, we issued ~~W~~51.7 trillion in Won-denominated industrial finance bonds and ~~W~~6.0 trillion in industrial finance bonds denominated in other currencies. In 2019, we are targeting to issue approximately ~~W~~50.0 trillion in Won-denominated industrial finance bonds and approximately ~~W~~5.6 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2018, the outstanding amount of our foreign currency borrowings was US$12.2 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~13,609.5 billion as of December 31, 2018 from ~~W~~11,875.7 billion as of December 31, 2017.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2018, demand deposits held by us totaled ~~W~~1,892.9 billion and time and savings deposits held by us totaled ~~W~~27,275.6 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2018:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2019		2020		2021		2022		Thereafter
	(billions of Won)
Won	~~W~~	47,473.4	~~W~~	22,512.7	~~W~~	7,215.7	~~W~~	3,742.9	~~W~~	20,330.9
Foreign		16,343.9		4,784.9		4,568.9		3,606.5		8,257.7

Total Won Equivalent	~~W~~	63,817.3	~~W~~	27,297.6	~~W~~	11,784.6	~~W~~	7,349.4	~~W~~	28,588.6

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2018, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

(billions of Won)
2014	99,441.9
2015	100,119.6
2016	92,692.8
2017	103,339.2
2018	103,443.1

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

(billions of Won)
2014	37,260.0
2015	37,341.4
2016	38,264.9
2017	34,772.6
2018	41,873.4

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2018:

External Bonds

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	16,306	US$	16,306
Japanese yen (¥)		¥78,738		714
Euro (EUR)	EUR	1,200		1,373
Singapore dollar (SGD)	SGD	70		51
Hong Kong dollar (HKD)	HKD	3,892		497
Chinese offshore renminbi (CNH)	CNH	8,989		1,309
Swiss franc (CHF)	CHF	300		305
Brazilian real (BRL)	BRL	3,147		811
Australian dollar (AUD)	AUD	1,028		724
Great Britain Sterling (GBP)	GBP	250		318
New Zealand dollar (NZD)	NZD	300		201
Norwegian Krone (NOK)	NOK	700		80
South African Rand (ZAR)	ZAR	—		—
Indonesian Rupiah(IDR)	IDR	670,000		46
Indian Rupee(INR)	INR	4,482		64
Swedish Krona(SEK)	SEK	1,410		157

Total			US$	22,956

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2018.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain nine branches in Tokyo, Shanghai, Singapore, New York City, London, Beijing, Guangzhou, Qingdao and Shenyang and nine overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Yangon, Moscow, Manila, Sydney, Bangkok and Jakarta.

Property

Our head office is located at 14 Eunhaeng-ro Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 74 branches in major cities throughout the Republic, including 22 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of one Chief Executive Officer (who also serves as the Chairman of the Board of Directors), one Chief Operating Officer and not more than eight directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Dong Gull Lee	September 10, 2020
Chief Operating Officer and Vice Chairman of the Board of Directors	Joo Yung Sung	January 2, 2022
Auditor	Cheol Hwan Seo	February 25, 2021
Independent Non-executive Directors	Nam Joon Kim	June 27, 2020
	Jung Sik Kim	June 27, 2020
	Yoon Lee	July 31, 2020
	Chae Yeol Yang	May 25, 2020
	Bang Gil Choi	March 28, 2020

As of December 31, 2018, we employed 3,149 persons with 1,946 persons located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	750,000,000	4.63	November 16, 2011	November 16, 2021	750,000,000
USD	300,000,000	3.00	September 14, 2012	September 14, 2022	300,000,000
USD	350,000,000	3.00	September 14, 2012	September 14, 2022	350,000,000
USD	100,000,000	3.00	September 14, 2012	September 14, 2022	100,000,000
USD	300,000,000	3.00	September 17, 2013	March 17, 2019	300,000,000
USD	450,000,000	3.00	September 17, 2013	March 17, 2019	450,000,000
USD	40,000,000	3.81	October 30, 2013	October 30, 2023	40,000,000
USD	30,000,000	4.00	November 1, 2013	November 1, 2023	30,000,000
USD	50,000,000	3.74	November 5, 2013	November 5, 2023	50,000,000
USD	50,000,000	3.70	November 6, 2013	November 6, 2023	50,000,000
USD	30,000,000	3.79	November 13, 2013	November 13, 2023	30,000,000
USD	50,000,000	3.8	November 13, 2013	November 13, 2023	50,000,000
USD	50,000,000	3.75	November 15, 2013	November 15, 2023	50,000,000
USD	20,000,000	3.66	November 26, 2013	November 26, 2023	20,000,000
USD	60,000,000	3.68	November 26, 2013	November 26, 2023	60,000,000
USD	50,000,000	3.8	December 12, 2013	December 12, 2023	50,000,000
USD	20,000,000	3.8	December 18, 2013	December 18, 2023	20,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	20,000,000	3.81	December 18, 2013	December 18, 2023	20,000,000
USD	750,000,000	3.75	January 22, 2014	January 22, 2024	750,000,000
USD	200,000,000	3.85	February 20, 2014	February 20, 2024	200,000,000
USD	20,000,000	3.72	April 9, 2014	April 9, 2024	20,000,000
USD	30,000,000	3.72	April 10, 2014	April 10, 2024	30,000,000
USD	30,000,000	3.7	April 11, 2014	April 11, 2024	30,000,000
USD	50,000,000	3.7	April 11, 2014	April 11, 2024	50,000,000
USD	30,000,000	3.605	April 29, 2014	April 29, 2024	30,000,000
USD	50,000,000	3.62	April 29, 2014	April 29, 2024	50,000,000
USD	20,000,000	3.615	April 30, 2014	April 30, 2024	20,000,000
USD	350,000,000	2.5	September 11, 2014	March 11, 2020	350,000,000
USD	400,000,000	2.5	September 11, 2014	March 11, 2020	400,000,000
USD	50,000,000	3.25	November 14, 2014	November 14, 2024	50,000,000
USD	50,000,000	2.73	February 6, 2015	February 6, 2027	50,000,000
USD	500,000,000	2.25	May 18, 2015	May 18, 2020	500,000,000
USD	30,000,000	3.01	June 24, 2015	June 24, 2025	30,000,000
USD	50,000,000	3.376	July 9, 2015	July 9, 2025	50,000,000
USD	50,000,000	3.33	July 22, 2015	July 22, 2025	50,000,000
USD	50,000,000	3.2	August 6, 2015	August 6, 2025	50,000,000
USD	350,000,000	3.375	September 16, 2015	September 16, 2025	350,000,000
USD	400,000,000	3.375	September 16, 2015	September 16, 2025	400,000,000
USD	10,000,000	3M USD Libor + 0.70	November 6, 2015	November 6, 2020	10,000,000
USD	1,000,000,000	3.000	January 13, 2016	January 13, 2026	1,000,000,000
USD	500,000,000	2.500	January 13, 2016	January 13, 2021	500,000,000
USD	50,000,000	2.690	March 30, 2016	March 30, 2026	50,000,000
USD	150,000,000	3M USD Libor + 0.95	April 12, 2016	April 12, 2021	150,000,000
USD	150,000,000	3M USD Libor + 0.85	April 12, 2016	April 12, 2019	150,000,000
USD	11,700,000	1.530	July 05, 2016	July 05, 2022	11,700,000
USD	53,000,000	2.180	August 10, 2016	August 10, 2026	53,000,000
USD	500,000,000	1.375	September 12, 2016	September 12, 2019	500,000,000
USD	500,000,000	2.000	September 12, 2016	September 12, 2026	500,000,000
USD	50,000,000	2.530	November 10, 2016	November 10, 2028	50,000,000
USD	20,000,000	2.625	December 14, 2016	December 14, 2021	20,000,000
USD	50,000,000	3.088	January 17, 2017	January 17, 2027	50,000,000
USD	50,000,000	1.91	February 21, 2017	February 21, 2019	50,000,000
USD	50,000,000	1.91	February 21, 2017	February 21, 2019	50,000,000
USD	500,000,000	2.625	February 27, 2017	February 27, 2022	500,000,000
USD	500,000,000	3M USD Libor + 0.705	February 27, 2017	February 27, 2022	500,000,000
USD	500,000,000	3M USD Libor + 0.45	February 27, 2017	February 27, 2020	500,000,000
USD	50,000,000	2.76	March 31, 2017	March 31, 2022	50,000,000
USD	50,000,000	1.85	May 23, 2017	May 23, 2019	50,000,000
USD	50,000,000	1.85	May 24, 2017	May 24, 2019	50,000,000
USD	30,000,000	2.58	June 16, 2017	June 16, 2022	30,000,000
USD	300,000,000	3M USD Libor + 0.725	July 6, 2017	July 6, 2022	300,000,000
USD	50,000,000	4.5	July 13, 2017	July 13, 2019	50,000,000
USD	50,000,000	3M USD Libor + 0.31	July 24, 2017	January 24, 2019	50,000,000
USD	50,000,000	4.51	August 10, 2017	August 10, 2019	50,000,000
USD	20,000,000	4.2	September 11, 2017	September 11, 2019	20,000,000
USD	350,000,000	2.75	September 19, 2017	March 19, 2023	350,000,000
USD	150,000,000	3M USD Libor + 0.705	September 19, 2017	February 27, 2022	150,000,000
USD	500,000,000	3M USD Libor + 0.675	September 19, 2017	September 19, 2020	500,000,000
USD	300,000,000	3M USD Libor + 0.8	October 30, 2017	October 30, 2022	300,000,000
USD	20,000,000	4.8	November 3, 2017	November 3, 2019	20,000,000
USD	100,000,000	3M USD Libor + 0.55	November 27, 2017	November 27, 2020	100,000,000
USD	200,000,000	3M USD Libor + 0.56	December 19, 2017	June 19, 2020	200,000,000
USD	50,000,000	3M USD Libor + 0.35	January 3, 2018	July 3, 2019	50,000,000
USD	100,000,000	3M USD Libor + 0.30	January 19, 2018	January 18, 2019	100,000,000
USD	20,000,000	2.89	January 29, 2018	January 29, 2021	20,000,000
USD	50,000,000	3.8	January 29, 2018	January 29, 2038	50,000,000
USD	30,000,000	3M USD Libor + 0.30	February 6, 2018	February 6, 2019	30,000,000
USD	20,000,000	3M USD Libor + 0.60	February 12, 2018	February 12, 2023	20,000,000
USD	500,000,000	3M USD Libor + 0.55	March 12, 2018	March 12, 2021	500,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
USD	500,000,000	3.375	March 12, 2018	March 12, 2023		500,000,000
USD	50,000,000	3M USD Libor + 0.45	March 13, 2018	March 13, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.45	March 14, 2018	March 14, 2021		50,000,000
USD	50,000,000	3M USD Libor + 0.45	March 15, 2018	March 15, 2021		50,000,000
USD	50,000,000	4.1	March 19, 2018	March 19, 2048		50,000,000
USD	30,000,000	3M USD Libor + 0.29	May 25, 2018	May 25, 2019		30,000,000
USD	150,000,000	3M USD Libor + 0.43	September 14, 2018	September 14, 2021		150,000,000
USD	250,000,000	3M USD Libor + 0.28	December 3, 2018	December 3, 2020		250,000,000

		Subtotal in Original Currency			USD	14,994,700,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	16,765,574,070,000

SGD	70,000,000	2.01	January 26, 2017	January 16, 2020		70,000,000

		Subtotal in Original Currency			SGD	70,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	57,279,600,000

JPY	15,000,000,000	0.69	January 29, 2014	January 29, 2019		15,000,000,000
JPY	50,000,000,000	0.230	September 4, 2018	September 3, 2021		50,000,000,000

		Subtotal in Original Currency			JPY	65,000,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	658,567,000,000

HKD	388,000,000	0.0442	April 12, 2011	April 12, 2021		388,000,000
HKD	89,000,000	3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	303,000,000	4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	1,042,000,000	3.2	April 3, 2014	October 3, 2021		1,042,000,000
HKD	160,000,000	1.73	November 6, 2015	May 6, 2019		160,000,000
HKD	113,000,000	1.980	April 7, 2016	March 30, 2021		113,000,000
HKD	350,000,000	2.060	October 25, 2016	October 25, 2023		350,000,000
HKD	160,000,000	2.08	October 17, 2017	October 19, 2020		160,000,000
HKD	140,000,000	2.17	October 25, 2017	October 25, 2020		140,000,000
HKD	205,000,000	2.57	October 27, 2017	October 27, 2022		205,000,000
HKD	162,000,000	2.685	December 19, 2017	December 19, 2022		162,000,000

		Subtotal in Original Currency			HKD	3,892,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	555,660,840,000

CNH	150,000,000	4.45	November 8, 2013	November 8, 2023		150,000,000
CNH	210,000,000	4.1	December 18, 2013	December 18, 2023		210,000,000
CNH	300,000,000	3.78	July 9, 2015	July 9, 2019		300,000,000
CNH	130,000,000	4.500	March 30, 2016	March 30, 2019		130,000,000
CNH	60,000,000	3.600	November 2, 2016	November 2, 2019		60,000,000
CNH	100,000,000	4.180	November 29, 2016	November 29, 2019		100,000,000
CNH	150,000,000	4.750	December 12, 2016	December 12, 2019		150,000,000
CNH	150,000,000	5.45	February 14, 2017	February 14, 2021		150,000,000
CNH	150,000,000	5.3	February 14, 2017	February 14, 2020		150,000,000
CNH	150,000,000	5.265	February 21, 2017	February 21, 2021		150,000,000
CNH	200,000,000	5.3	March 6, 2017	March 6, 2020		200,000,000
CNH	339,000,000	4.37	May 31, 2017	May 31, 2019		339,000,000
CNH	200,000,000	4.19	July 27, 2017	July 27, 2020		200,000,000
CNH	220,000,000	4.3	July 31, 2017	July 31, 2020		220,000,000
CNH	230,000,000	4.355	August 29, 2017	August 29, 2020		230,000,000
CNH	1,400,000,000	4.5	November 10, 2017	November 10, 2020		1,400,000,000
CNH	300,000,000	4.585	February 13, 2018	February 13, 2021		300,000,000
CNH	200,000,000	4.480	February 22, 2018	February 22, 2019		200,000,000
CNH	120,000,000	4.600	February 22, 2018	February 22, 2021		120,000,000
CNH	130,000,000	4.650	February 27, 2018	February 27, 2021		130,000,000
CNH	190,000,000	4.680	March 12, 2018	March 12, 2021		190,000,000
CNH	300,000,000	4.280	May 17, 2018	May 17, 2019		300,000,000
CNH	150,000,000	4.550	May 21, 2018	May 21, 2021		150,000,000
CNH	300,000,000	4.280	May 21, 2018	May 21, 2019		300,000,000
CNH	300,000,000	4.410	June 11, 2018	June 11, 2020		300,000,000
CNH	300,000,000	4.310	June 12, 2018	June 12, 2020		300,000,000
CNH	1,750,000,000	4.600	July 3, 2018	July 3, 2021		1,750,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
CNH	200,000,000	4.220	July 24, 2018	July 23, 2021		200,000,000
CNH	300,000,000	3.785	September 11, 2018	September 11, 2019		300,000,000
CNH	310,000,000	4.030	September 12, 2018	September 12, 2020		310,000,000

		Subtotal in Original Currency			CNH	8,989,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	1,463,049,640,000

EUR	100,000,000	3M Euribor + 0.45	October 28, 2014	October 28, 2019		100,000,000
EUR	16,000,000	3M Euribor + 0.45	October 30, 2014	October 30, 2019		16,000,000
EUR	25,000,000	12M Euribor +0.02	February 12, 2015	August 12, 2019		25,000,000
EUR	64,000,000	0.24	November 25, 2016	November 25, 2021		64,000,000
EUR	40,290,000	0.16	December 1, 2016	December 1, 2021		40,290,000
EUR	70,000,000	0.00	November 13, 2017	August 13, 2020		70,000,000
EUR	500,000,000	0.625	July 17, 2018	July 17, 2023		500,000,000
EUR	300,000,000	0.625	November 6, 2018	July 17, 2023		300,000,000

		Subtotal in Original Currency			EUR	1,115,290,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,426,634,356,400

CHF	200,000,000	0.303	June 14, 2018	June 14, 2023		200,000,000
CHF	100,000,000	0.050	August 2, 2018	December 23, 2022		100,000,000

		Subtotal in Original Currency			CHF	300,000,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	340,866,000,000

BRL	545,800,000	7.73	July 05, 2016	July 05, 2019		545,800,000
BRL	494,250,000	5.935	March 22, 2018	September 22, 2019		494,250,000
BRL	580,000,000	CDI Linked Rate	July 18, 2018	December 20, 2019		580,000,000
BRL	582,500,000	CDI Linked Rate	July 26, 2018	December 20, 2019		582,500,000
BRL	150,000,000	6.700	August 16, 2018	December 13, 2019		150,000,000
BRL	100,000,000	6.970	August 20, 2018	December 13, 2019		100,000,000
BRL	694,000,000	CDI Linked Rate	September 12, 2018	December 10, 2019		694,000,000

		Subtotal in Original Currency			BRL	3,146,550,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	906,458,124,000

AUD	50,000,000	3M BBSW + 1.10	May 22, 2014	November 22, 2019		50,000,000
AUD	150,000,000	3M BBSW + 1.10	May 22, 2014	November 22, 2019		150,000,000
AUD	200,000,000	4.50	May 22, 2014	November 22, 2019		200,000,000
AUD	20,000,000	3.37	February 11, 2015	February 11, 2022		20,000,000
AUD	22,900,000	2.55	July 5, 2016	July 5, 2022		22,900,000
AUD	100,000,000	3.966	November 30, 2016	November 30, 2026		100,000,000
AUD	25,000,000	2.44	July 19, 2017	July 19, 2019		25,000,000
AUD	60,000,000	3.760	January 18, 2018	January 18, 2028		60,000,000
AUD	100,000,000	3M BBSW + 0.98	October 19, 2018	October 19, 2023		100,000,000
AUD	300,000,000	3M BBSW + 0.98	October 19, 2018	October 19, 2023		300,000,000

		Subtotal in Original Currency			AUD	1,027,900,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	809,789,899,000

IDR	670,000,000,000	7.00	November 30, 2017	November 30, 2022		670,000,000,000

		Subtotal in Original Currency			IDR	670,000,000,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	5,145,600,000,000

INR	1,282,200,000	5.80	September 1, 2017	September 1, 2020		1,282,200,000
INR	3,200,000,000	6.90	February 20, 2018	February 20, 2023		3,200,000,000

		Subtotal in Original Currency			INR	4,482,200,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	71,670,378,000

NOK	300,000,000	4.00	October 23, 2013	April 23, 2020		300,000,000
NOK	400,000,000	2.905	July 21, 2015	July 21, 2025		400,000,000

		Subtotal in Original Currency			NOK	700,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	89,957,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2018
NZD	100,000,000	5.125	November 13, 2014	November 13, 2020		100,000,000
NZD	200,000,000	3M BKBM+1.05	April 18, 2016	April 18, 2019		200,000,000

		Subtotal in Original Currency			NZD	300,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	225,192,000,000

GBP	250,000,000	1.75	October 31, 2017	December 15, 2022		250,000,000

		Subtotal in Original Currency			GBP	250,000,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	355,080,000,000

SEK	400,000,000	1.83	August 10, 2017	August 10, 2027		400,000,000
SEK	400,000,000	1.815	August 16, 2017	August 16, 2027		400,000,000
SEK	410,000,000	1.74	November 30, 2017	November 30, 2027		410,000,000
SEK	200,000,000	2.01	February 27, 2018	February 27, 2028		200,000,000

		Subtotal in Original Currency			SEK	1,410,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	175,657,800,000

Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	29,047,036,707,400

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,118.10, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2)

Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 818.28, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 10.13, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 142.77, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(5)

Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 162.76, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,279.16, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.
(7)

Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,136.22, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(8)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 288.08, the prevailing market rate on December 31, 2018.
(9)

Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 787.81, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(10)

Indonesian rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 7.68, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(11)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 15.99, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(12)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 128.51, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(13)

New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 750.64, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(14)

Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,420.32, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 124.58, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2018(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.73~2.16	2010~2012	2023~2025		139,187
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.25~3M Libor + 0.78	2014~2018	2019~2021		1,118,100
Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22~ 3M Libor + 0.74	2014~2016	2019~2024		910,878
Central Bank of the Republic of Uzbekistan and others	Off-shore short-term borrowings	1.46~2.57	2018	2019		875,783
HSBC and others	Off-shore long-term borrowings	3M Libor + 0.50 ~ +0.62	2016~2018	2019~2021		444,159
JBIC	Off-shore borrowings from JBIC	4.27~4.32	2010	2020		12,776
Others	Short-term borrowings in foreign currency	0.05~5.45	2018	2019		7,881,995
	Long-term borrowings in foreign currency	0.12~3.21	2016~7 2018	2019~2021		1,443,491

Total External Borrowings of KDB					~~W~~	12,826,369

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2018 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	1.82~2.02	2018	2019		2,260,000
Long-term Industrial Finance Bonds	1.3~9.4	2005~2018	2019~2048		95,028,615

Total Bonds	1.3~9.4	2005~2018	2019~2048		97,288,615
2. Borrowings
Borrowings from the Ministry of Economy and Finance	1.48~1.98	1999~2012	2019~2032	~~W~~	193,790
Borrowings from Industrial Bank of Korea	0.10~1.00	2014~2016	2019~2021		920
Borrowings from Small & Medium Business Corp.	0.70~3.04	2009~2017	2018~2032		87,023
Borrowings from the Ministry of Culture and Tourism	0.02~2.50	2010~2018	2019~2030		2,665,403
Borrowings from Korea Energy Management Corporation	0.25~3.10	2004~2018	2019~2032		551,411
Others(1)	0.00~3.28	2003~2018	2018~2044		489,806

Total Borrowings(2)					3,988,353
3. Other Debt(3)					2,166,082

Total Internal Floating Debt(4)					2,260,000
Total Internal Funded Debt(5)					101,183,050

Total Internal Debt				~~W~~	103,443,050

(1)	Includes borrowings from local governments, The Bank of Korea, the petroleum enterprises support fund and others.
(2)	Consist of short term borrowings in the amount of ~~W~~113,825 million and long term borrowings in the amount of ~~W~~3,874,528 million.
(3)	Other debt includes bonds sold under repurchase agreements and call money.
(4)	Floating debt is debt that has a maturity at issuance of less than one year.
(5)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Government elects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Cheol-Hwan Seo, who was appointed by the Financial Services Commission for a three-year term on February 26, 2018.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is Nexia Samduk, located at 12F, S&S Building, 48 Ujeongguk-ro, Jongno-gu, Seoul 03145, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2018 and 2017 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of

December 31, 2018 and 2017—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

K-IFRS 1109, Financial Instruments, which is aimed at improving and simplifying the accounting treatment of financial instruments, is effective for annual periods beginning on or after January 1, 2018 and replaces K-IFRS 1039, Financial Instruments: Recognition and Measurement. We have applied the new accounting standard, K-IFRS 1109, which requires all financial assets to be classified and measured on the basis of an entity’s business model for managing financial assets and the contractual cash flow characteristics of the financial assets, in our separate financial statements as of and for the year ended December 31, 2018 included in this prospectus. As permitted by the transition rules of K-IFRS 1109, our comparative separate financial statements as of and for the year ended December 31, 2017 included in this prospectus have not been restated to retroactively apply K-IFRS 1109 and are not directly comparable to our separate financial statements as of and for the year ended December 31, 2018. For information regarding the impact of the application of K-IFRS 1109 on our separate financial statements, see “—Notes to Separate Financial Statements of December 31, 2018 and 2017—Note 2(2).”

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Economy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

12th Floor S&S Bldg. 48 Ujeongguk-ro, Jongno-ku, Seoul, 03145, Korea T : +82 2 397 6700 F : +82 2 730 9559 www.samdukcpa.co.kr

Independent Auditors’ Report

Based on a report originally issued in Korean

The Board of Directors and Shareholders

Korea Development Bank

Opinion

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as of December 31, 2018 and 2017 and the separate statements of comprehensive income, the separate statements of changes in equity and the separate statements of cash flows for the years then ended, and notes to the separate financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2018 and 2017, and its separate financial performance and its separate cash flows for the years then ended in accordance with International Financial Reporting Standards as adopted by the Republic of Korea (Korean IFRS)

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements of the Republic of Korea that are relevant to our audit of the separate financial statements and we have fulfilled our other ethical responsibilities in accordance with the ethical requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

Auditing standards and their application in practice vary among countries. The procedures and practices used in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with Korean IFRS, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Korean Standards on Auditing will always detect a material misstatement when it exists.

Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with Korean Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Seoul, Korea

March 28, 2019

This report is effective as of March 28, 2019, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

A member of Nexia International

Nexia International is a leading worldwide network of independent accounting and consulting firms, providing comprehensive portfolio of audit, accountancy, tax and advisory services.

Korea Development Bank

Separate Statements of Financial Position

December 31, 2018 and 2017

(In millions of won)	Notes	December 31, 2018(*)		December 31, 2017(*)
Assets
Cash and due from banks	4,51,52,55	~~W~~	7,175,229	6,608,642
Securities measured at FVTPL	5,51,52,55		8,509,187	—
Financial assets held for trading	6,51,52,55		—	926,737
Securities measured at FVOCI	7,45,51,52,55		22,805,676	—
Available-for-sale financial assets	8,45,51,52,55		—	32,062,921
Securities measured at amortized cost	9,45,51,52,55		1,695,927	—
Held-to-maturity financial assets	10,51,52,55		—	12,313
Loans measured at FVTPL	11,51,52,55		778,884	—
Loans measured at amortized cost	12,51,52,55		134,245,132	—
Loans	13,51,52,55		—	136,279,322
Derivative financial assets	14,51,52,53,55		3,875,908	6,249,609
Investments in subsidiaries and associates	15,54		25,430,930	22,749,389
Property and equipment, net	16,54		698,602	592,884
Investment property, net	17,54		71,119	78,391
Intangible assets, net	18,54		173,886	90,502
Current tax assets			4,813	4,383
Assets held for sale	20		—	58,473
Other assets	19,51,52,55		4,309,467	7,465,441

Total assets		~~W~~	209,774,760	213,179,007

Liabilities
Financial liabilities measured at FVTPL	21,51,52,55	~~W~~	2,164,538	1,583,713
Deposits	22,51,52,55		32,445,775	33,058,179
Borrowings	23,51,52,55		19,809,741	20,971,629
Debentures	24,51,52,55		119,286,001	117,818,982
Derivative financial liabilities	14,51,52,53,55		3,232,628	5,907,803
Defined benefit liabilities	25		62,151	45,647
Provisions	26		1,388,718	1,363,951
Deferred tax liabilities	43		1,088,171	973,497
Current tax liabilities			46,953	337,978
Other liabilities	27,51,52,55		5,264,857	8,501,497

Total liabilities			184,789,533	190,562,876

Equity
Issued capital	1,28		18,108,099	17,938,099
Capital surplus	28		2,497,177	2,498,001
Accumulated other comprehensive income	28		(32,698)	436,749
Retained earnings	28		4,412,649	1,743,282
(Regulatory reserve for credit losses of ~~W~~1,372,030 million and ~~W~~1,308,500 million as of December 31, 2018 and 2017, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~(144,330) million and ~~W~~63,530 million as of December 31, 2018 and 2017, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~(144,330) million and ~~W~~63,530 million as of December 31, 2018 and 2017, respectively)

Total equity			24,985,227	22,616,131

Total liabilities and equity		~~W~~	209,774,760	213,179,007

(*)

The separate statement of financial position as of December 31, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative separate statement of financial position as of December 31, 2017 was not retrospectively restated to apply Korean IFRS 1109.

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income

Years ended December 31, 2018 and 2017

(In millions of won, except earnings per share information)	Notes	2018(*)		2017(*)
Interest income	29	~~W~~	5,145,852	4,873,273
Interest expense	29		(3,763,066)	(3,386,902)

Net interest income	54		1,382,786	1,486,371
Net fees and commission income	30		337,389	403,578
Dividend income	31		730,434	850,811
Net loss on securities measured at FVTPL	32		(5,872)	—
Net loss on financial assets held-for-trading	33		—	(22,117)
Net gain (loss) on financial liabilities measured at FVTPL	34		(43,767)	80,360
Net gain on securities measured at FVOCI	35		12,026	—
Net gain on available-for-sale financial assets	36		—	885,026
Net gain on derivatives	37		177,604	619,562
Net foreign currency transaction gain (loss)	38		127,284	(321,777)
Other operating expense, net	39		(58,593)	(355,331)

Non-interest income, net			1,276,505	2,140,112

Provision for credit losses	40		472,548	1,490,437

General and administrative expenses	41,54		675,684	661,296

Operating income	54		1,511,059	1,474,750

Reversal of impairment loss (impairment loss) on investments in subsidiaries and associates	15		1,340,951	(773,910)
Other non-operating income	42		60,826	18,038
Other non-operating expense	42		(21,932)	(36,286)

Non-operating income (expense), net			1,379,845	(792,158)

Profit before income taxes			2,890,904	682,592

Income tax expense	43		381,059	247,810

Profit for the year	28		2,509,845	434,782

(Profit for the year adjusted for regulatory reserve for credit losses: ~~W~~2,645,913 million and ~~W~~371,252 million for the years ended December 31, 2018 and 2017, respectively)
Other comprehensive income for the year, net of tax	28		(129,111)	(776,716)
Items that are or may be reclassified subsequently to profit or loss:
Net loss on securities measured at FVOCI			(103,311)	—
Valuation loss on available-for-sale financial assets, net			—	(689,806)
Exchange differences on translation of foreign operations			36,403	(91,636)
Valuation gain on cash flow hedge			3,139	7,990

			(63,769)	(773,452)

Items that will not be reclassified to profit or loss:
Net loss on securities measured at FVOCI			(54,612)	—
Fair value changes on financial liabilities designated at fair value due to credit risk			(6,342)	—
Remeasurements of defined benefit liabilities			(4,388)	(3,264)

			(65,342)	(3,264)

Total comprehensive income (loss) for the year		~~W~~	2,380,734	(341,934)

Earnings per share
Basic and diluted earnings per share (in won)	44	~~W~~	696	123

(*)

The separate statement of comprehensive income for the year ended December 31, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative separate statements of comprehensive income for the year ended December 31, 2017 were not retrospectively restated to apply Korean IFRS 1109.

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

Years ended December 31, 2018 and 2017

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2017	~~W~~	17,543,099	2,499,947	1,213,465	1,308,500	22,565,011
Profit for the year		—	—	—	434,782	434,782
Valuation loss on available-for-sale financial assets		—	—	(689,806)	—	(689,806)
Exchange differences on translation of foreign operations		—	—	(91,636)	—	(91,636)
Valuation gain on cash flow hedge		—	—	7,990	—	7,990
Remeasurements of defined benefit liabilities		—	—	(3,264)	—	(3,264)

Total comprehensive income for the year		—	—	(776,716)	434,782	(341,934)

Paid in capital increase		395,000	(1,946)	—	—	393,054

Transaction with owners		395,000	(1,946)	—	—	393,054

Balance at December 31, 2017(*)	~~W~~	17,938,099	2,498,001	436,749	1,743,282	22,616,131

Balance at January 1, 2018	~~W~~	17,938,099	2,498,001	436,749	1,743,282	22,616,131
Changes in accounting policy (Note 2)		—	—	(324,629)	290,907	(33,722)

Restated balance at January 1, 2018		17,938,099	2,498,001	112,120	2,034,189	22,582,409

Profit for the year		—	—	—	2,509,845	2,509,845
Net gain (loss) on securities measured at FVOCI		—	—	(173,630)	15,707	(157,923)
Exchange differences on translation of foreign operations		—	—	36,403	—	36,403
Valuation gain on cash flow hedge		—	—	3,139	—	3,139
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(6,342)	—	(6,342)
Remeasurements of defined benefit liabilities		—	—	(4,388)	—	(4,388)

Total comprehensive income for the year		—	—	(144,818)	2,525,552	2,380,734

Dividends		—	—	—	(147,092)	(147,092)
Paid in capital increase		170,000	(824)	—	—	169,176

Transaction with owners		170,000	(824)	—	(147,092)	22,084

Balance at December 31, 2018(*)	~~W~~	18,108,099	2,497,177	(32,698)	4,412,649	24,985,227

(*)

The separate statement of changes in equity for the year ended December 31, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative separate statement of changes in equity for the year ended December 31, 2017 was not retrospectively restated to apply Korean IFRS 1109.

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

Years ended December 31, 2018 and 2017

(In millions of won)	Notes	2018(*)		2017(*)
Cash flows from operating activities
Profit for the year		~~W~~	2,509,845	434,782
Adjustments for:
Income tax expense	43		381,059	247,810
Interest income	29		(5,145,852)	(4,873,273)
Interest expense	29		3,763,066	3,386,902
Dividend income	31		(730,434)	(850,811)
Loss on valuation of securities measured at FVTPL	32		32,139	—
Gain on disposal of securities measured at FVTPL			(40,025)	—
Loss on valuation of financial assets held for trading	33		—	1,262
Loss (gain) on valuation of financial liabilities measured at FVTPL	34		43,767	(77,678)
Gain on disposal of securities measured at FVOCI	35		(5,380)	—
Reversal of loss allowance for securities measured at FVOCI	35		(6,646)	—
Gain on valuation of loans measured at FVTPL	39		(32,457)	—
Gain on disposal of available-for-sale financial assets	36		—	(1,069,778)
Impairment loss on available-for-sale financial assets	36		—	184,751
Gain on valuation of derivatives			(99,487)	(158,758)
Net loss (gain) on fair value hedged items	37		36,062	(626,860)
Loss (gain) on foreign exchange translations	38		(114,855)	332,015
Loss (gain) on disposal of investments in subsidiaries and associates	39		(256,639)	9,512
Impairment loss (reversal of impairment loss) on investments in subsidiaries and associates			(1,340,951)	773,910
Provision for loan loss allowance	40		377,405	1,212,184
Provision for other assets	40		22,686	35,497
Increase (reversal) of provision for payment guarantees	26		121,728	(117,793)
Increase (reversal) of provision for unused commitments	26		(10,438)	267,690
Increase (reversal) of financial guarantee provision	26		(38,833)	92,859
Reversal of provision for possible losses from lawsuits	26		(11)	(1,053)
Increase of other provisions	26		—	6,700
Defined benefit costs	25		40,515	38,745
Depreciation of property and equipment	16		32,939	29,318
Gain on disposal of assets held for sale	42		(52,344)	(9,195)
Loss (gain) on disposal of property and equipment	42		726	(485)
Loss on disposal of intangible assets	42		—	16
Depreciation of investment property	17		2,011	2,019
Amortization of intangible assets	18		17,999	20,674
Loss (gain) on redemption of debentures			(8)	47

			(3,002,258)	(1,143,773)

Changes in operating assets and liabilities:
Due from banks			(1,286,439)	(540,316)
Securities measured at FVTPL			(2,474,785)	—
Financial assets held for trading			—	1,287,522
Loans measured at FVTPL			386,261	—
Loans measured at amortized cost			48,974	—
Loans			—	364,004
Derivative financial instruments			(336,008)	(257,267)
Other assets			3,055,245	(1,271,121)
Financial liabilities measured at FVTPL			—	(231,686)

(Continued)

Korea Development Bank

Separate Statements of Cash Flows, Continued

Years ended December 31, 2018 and 2017

(In millions of won)	Notes	2018(*)		2017(*)
Deposits			(616,964)	(4,590,771)
Defined benefit liabilities			(30,064)	(40,035)
Other liabilities			(3,839,223)	1,571,483

			(5,093,003)	(3,708,187)

Income taxes paid			(482,267)	(36,531)
Interest received			5,091,330	4,652,416
Interest paid			(3,096,862)	(3,600,564)
Dividends received			731,948	852,150

Net cash used in operating activities		~~W~~	(3,341,267)	(2,549,707)

Cash flows from investing activities
Net increase of securities measured at FVTPL		~~W~~	(1,368,215)	—
Disposal of securities measured at FVOCI	7		14,574,207	—
Acquisition of securities measured at FVOCI	7		(9,560,772)	—
Disposal of available-for-sale financial assets	8		—	18,738,795
Acquisition of available-for-sale financial assets	8		—	(14,244,489)
Redemption of securities measured at amortized cost	9		12,236	—
Acquisition of securities measured at amortized cost	9		(1,694,688)	—
Redemption of held-to-maturity financial assets	10		—	2,080
Disposal of property and equipment	16		352	933
Acquisition of property and equipment	16		(132,418)	(39,335)
Acquisition of investment property	17		(1,908)	—
Disposal of intangible assets	18		—	58
Acquisition of intangible assets	18		(101,355)	(52,596)
Disposal of investments in subsidiaries and associates			1,099,577	593,604
Acquisition of investments in subsidiaries and associates			(2,187,278)	(1,415,135)
Disposal of non-current assets held for sale			110,817	35,123

Net cash provided by investing activities			750,555	3,619,038

Cash flows from financing activities
Increase of financial liabilities measured at FVTPL			528,310	—
Proceeds from borrowings			33,355,729	33,126,111
Repayment of borrowings			(34,535,527)	(35,701,335)
Proceeds from issuance of debentures			109,476,097	98,720,241
Repayment of debentures			(108,125,823)	(97,410,868)
Dividends			(147,092)	—
Paid in capital increase			169,176	143,054

Net cash provided by (used in) financing activities			720,870	(1,122,797)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			132,964	(451,170)
Net decrease in cash and cash equivalents			(1,736,878)	(504,636)
Cash and cash equivalents at beginning of the year			8,586,213	9,090,849

Cash and cash equivalents at end of the year	49	~~W~~	6,849,335	8,586,213

(*)

The separate statement of cash flows for the year ended December 31, 2018 is prepared in accordance with Korean IFRS 1109; however, the comparative separate statement of cash flows for the year ended December 31, 2017 was not retrospectively restated to apply Korean IFRS 1109.

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~18,108,099 million with 3,621,619,768 shares of issued and outstanding as of December 31, 2018 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of December 31, 2018 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	74	9	5	8	97

2. Basis of Preparation

(1) Application of accounting standards

These separate financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) enacted by the Act on External Audit of Stock Companies.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2018. The nature and the impact of each new standard or amendment are described below:

K-IFRS 1109 ‘Financial Instruments’

K-IFRS 1109 ‘Financial Instruments’ replaces the existing guidance in K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’. K-IFRS 1109 brings together all three aspects of the accounting for financial instruments project: classification and measurement, impairment and hedge accounting. Also, KIFRS 1107 Financial Instruments: Disclosures has been amended in accordance with K-IFRS 1109.

The Bank’s accounting policies have been changed and the amounts recognized in the financial statements have been modified as a result of the adoption of KIFRS 1109 on January 1, 2018. In accordance with the transitional provisions, the financial statements for the year ended December 31, 2017 have not been restated.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

The main features of the standard include: a business model for the managing financial assets; classification and measurement of financial assets based on contractual cash flow characteristics of financial assets; an impairment model for financial instruments based on expected credit losses; the hedged item that meet the requirements of hedge accounting, increases in hedging instruments, or changes in the evaluation method for hedge effectiveness.

Classification and measurement of financial assets

K-IFRS 1109 requires a financial asset to be classified and measured subsequently at amortized cost, fair value through other comprehensive income (FVOCI), or fair value through profit or loss (FVTPL) based on the holder’s business model and instrument’s contractual cash flow characteristics as shown below. If a hybrid contract contains a host that is a financial asset, an embedded derivative is not separated from the host and the entire hybrid contract is classified according to the requirement of K-IFRS 1109.

Contractual cash flow characteristics
Business model	Composed solely of principal and interest	Other
Objective of collecting contractual cash flows	Measured at amortized cost(*1)
Objective of collecting contractual cash flows and selling financial assets	Measured at FVOCI(*1)	Measured at FVTPL(*2)
Objective of selling or others	Measured at FVTPL

(*1)	Financial assets may be irrevocably designated as measured at FVTPL to eliminate or reduce accounting mismatch.
(*2)	Investments in equity instruments not held for trading may be irrevocably designated as measured at FVOCI.

Classification and measurement of financial liabilities

K-IFRS 1109 requires that the amount of change in fair value of the financial liability designated as measured at FVTPL that is attributable to changes in the credit risk shall be presented in other comprehensive income and the amount shall not be reclassified as profit or loss. If the requirements create or enlarge an accounting mismatch in profit or loss, all gains or losses on that liability including the effects of changes in the credit risk shall be presented in profit or loss.

Impairment: financial assets and contract assets

In K-IFRS 1109, impairment of debt instruments measured at amortized costs or FVOCI, lease receivables, contract assets, loan commitments and financial guarantee contracts is recognized based on the expected credit loss (ECL) impairment model.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

K-IFRS 1109 outlines a ‘three-stage’ model for impairment based on changes in credit risk since initial recognition. A loss allowance is measured based on the 12-month ECL or life-time ECL which allows early recognition of credit loss compared to the incurred loss model of K-IFRS 1039.

	Classification	Loss allowance
Stage 1	Assets with no significant increase in credit risk since initial recognition	12-month ECL: Expected credit losses that result from default events that are possible within 12 months after the reporting date.

Stage 2	Assets with significant increase in credit risk since initial recognition	Lifetime ECL: Expected credit losses that result from all possible default events over the expected life of the financial instrument.
Stage 3	Credit-impaired assets

In K-IFRS 1109, the cumulative changes in lifetime ECL since initial recognition are recognized as a loss allowance for originated credit-impaired financial assets.

Hedge accounting

K-IFRS 1109 maintains mechanics of hedge accounting (fair value hedge, cash flow hedge and a hedge of a net investment in a foreign operation) as set forth in K-IFRS 1039. However, unlike requirements in K-IFRS 1039 that are too complex and strict, K-IFRS 1109 is more practical, principle based and less strict and focuses on the entity’s risk management activities. Also, K-IFRS 1109 allows broader range of hedged items and hedging instruments. Under K-IFRS 1039, a hedge is assessed to be highly effective only if the offset is in the range of 80-125 percentage by performing numerical test of effectiveness. In K-IFRS 1109, such requirements are alleviated.

Adjustments in the separate statement of financial position as a result of the adoption of K-IFRS 1109 The Bank’s categories and carrying amounts of financial assets per K-IFRS 1039 and K-IFRS 1109 as of January 1, 2018 (the date of the initial application of K-IFRS 1109) are as follows:

Measurement categories		Carrying amounts
December 31, 2017 (K-IFRS 1039)	January 1, 2018 (K-IFRS 1109)	K-IFRS 1039		Reclassification	Remeasurement(*)	K-IFRS 1109
Cash and due from banks	Cash and due from banks	~~W~~	6,608,642	—	—	6,608,642

Financial assets at fair value through profit or loss:
Financial assets held for trading (debt securities)	Securities measured at FVTPL		911,203	—	—	911,203
Financial assets held for trading (equity securities)			15,534	—	—	15,534

			926,737	—	—	926,737

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

Measurement categories		Carrying amounts
December 31, 2017 (K-IFRS 1039)	January 1, 2018 (K-IFRS 1109)	K-IFRS 1039		Reclassification	Remeasurement(*)	K-IFRS 1109
Available-for-sale financial assets:
Available-for-sale financial assets (debt securities)	Securities measured at FVOCI		17,609,058	(25,073)	—	17,583,985
	Loans measured at amortized cost		—	25,073	(75)	24,998
Available-for-sale financial assets (equity securities)	Securities measured at FVTPL		—	3,966,146	(9,882)	3,956,264
	Securities measured at FVOCI		14,453,863	(4,216,878)	(55)	10,236,930
	Loans measured at FVTPL		—	250,732	—	250,732

			32,062,921	—	(10,012)	32,052,909

Held-to-maturity financial assets	Securities measured at amortized cost		12,313	—	(1)	12,312

Loans	Loans measured at amortized cost		136,279,322	(492,460)	(246,091)	135,540,771
	Loans measured at FVTPL		—	630,810	251,146	881,956

			136,279,322	138,350	5,055	136,422,727

Derivative financial assets:
Trading purpose derivative financial assets	Trading purpose derivative financial assets		5,628,135	(138,350)	—	5,489,785
Hedging purpose derivative financial assets	Hedging purpose derivative financial assets		621,474	—	—	621,474

			6,249,609	(138,350)	—	6,111,259

Other financial assets	Other financial assets		7,378,355	—	(4,709)	7,373,646

		~~W~~	189,517,899	—	(9,667)	189,508,232

(*)	The changes of provision for credit losses remeasured due to the adoption of K-IFRS 1109 are included.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

On January 1, 2018 (the date of the initial application of K-IFRS 1109), ~~W~~13,131 million of valuation loss from own credit risk of financial liabilities designated at fair value through profit or loss was reclassified to other comprehensive income.

On January 1, 2018 (the date of the initial application of K-IFRS 1109), the Bank classified certain financial assets, other than financial assets at amortized cost as at January 1, 2018, to amortized cost as follows:

Measurement categories			Recognizable valuation gain or loss if not reclassified
After reclassification (K-IFRS 1109)	Before reclassification (K-IFRS 1039)	Fair value
Loans measured at amortized cost (Privately placed public bonds)	Available-for-sale financial assets (Privately placed public bonds)	~~W~~25,073	73

The reconciliation of the ending allowances/provision in accordance with K-IFRS 1039 to the opening allowances in accordance with K-IFRS 1109 are as follows:

Measurement categories		Allowances/Provision
December 31, 2017 (K-IFRS 1039)	January 1, 2018 (K-IFRS 1109)	K-IFRS 1039		Reclassification	Remeasurement	K-IFRS 1109
Loans and receivables
Due from banks	Due from banks	~~W~~	—	—	—	—
Loans	Loans measured at amortized cost		3,303,232	—	246,091	3,549,323
	Loans measured at FVTPL		212,221	(212,221)	—	—
Other financial assets	Other financial assets		236,203	—	4,709	240,912
Available-for-sale financial assets
Debt securities	Securities measured at FVOCI(*)		—	—	119,331	119,331
Held-to-maturity financial assets
Debt securities	Securities measured at amortized cost		—	—	1	1
Guarantees and Commitments
Payment guarantees (financial guarantee contracts, etc.)	Payment guarantees (financial guarantee contracts, etc.)		773,543	—	17,956	791,499
Unused commitments	Unused commitments		445,946	—	18,886	464,832

		~~W~~	4,971,145	(212,221)	406,974	5,165,898

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

(*)	The provision for credit losses for securities measured at FVOCI was recognized as other comprehensive income.

On January 1, 2018 (the date of the initial application of K-IFRS 1109), the impact on retained earnings is as follows:

Description	Impact of application
Retained earnings as of December 31, 2017 (before adoption of K-IFRS 1109)	~~W~~	1,743,282
Reversal of impairment loss on equity securities measured at FVOCI		477,360
Reclassification of accumulated other comprehensive income relating to available-for-sale financial assets reclassified to financial assets measured at FVTPL		(23,535)
Remeasurement after reclassified from available-for-sale financial assets to financial assets measured at FVTPL		(9,882)
Translation of equity securities denominated in foreign currencies		(425)
Effect of changes in exchange differences on translation of foreign operations		(48)
Effect of adjustment in convertible private bond, etc. classified as loans measured at FVTPL		251,146
Effect of adjustment in valuation loss from self-credit-risk of financial liabilities designated at fair value through profit or loss		(9,520)
Measurement of expected credit losses of loans measured at amortized cost		(246,091)
Measurement of expected credit losses of other financial assets		(4,709)
Measurement of expected credit losses of debt securities measured at FVOCI		(119,331)
Measurement of expected credit losses of securities measured at amortized cost		(1)
Effect of changes in provision for payment guarantee and unused commitments		(36,842)
Tax effect		12,785

Retained earnings as of January 1, 2018 (after adoption of K-IFRS 1109)	~~W~~	2,034,189

On January 1, 2018 (the date of the initial application of K-IFRS 1109), the impact on other comprehensive income is as follows:

Description	Impact of application
Other comprehensive income as of December 31, 2017 (before adoption of K-IFRS 1109)	~~W~~	436,749
Reversal of impairment loss on equity securities measured at FVOCI		(477,360)
Reclassified from available-for-sale financial assets to financial assets measured at FVTPL		23,535
Effect of adjustment in valuation loss from self-credit-risk of financial liabilities designated at fair value through profit or loss		9,520
Measurement of expected credit losses of debt securities measured at FVOCI		119,331
Translation of equity securities denominated in foreign currencies		(55)
Effect of changes in exchange differences on translation of foreign operations		48
Others		352

Other comprehensive income as of January 1, 2018 (after adoption of K-IFRS 1109)	~~W~~	112,120

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

K-IFRS 1115 ‘Revenue from Contracts with Customers’

K-IFRS 1115 ‘Revenue from Contracts with Customers’ replaces the existing guidance in K-IFRS 1011 ‘Construction Contracts’, K-IFRS 1018 ‘Revenue’, K-IFRS 2113 ‘Customer Loyalty Programmes’, K-IFRS 2115 ‘Agreements for the Construction of Real Estate’, K-IFRS 2118 ‘Transfers of Assets from Customers’ and K-IFRS 2031 ‘Revenue—Barter Transactions Involving Advertising Services’. The core principle of K-IFRS 1115 is that an entity shall recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and it introduces a five-step approach to revenue recognition and measurement in accordance with the core principle. The adoption of K-IFRS 1115 has no significant impact on the financial statements of the Bank.

K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

When an investment in an associate or a joint venture is held by, or it held indirectly through, an entity that is a venture capital organization, a mutual fund, etc., the entity may elect to measure that investment at fair value through profit or loss. The amendments clarify that an entity shall make this election separately for each associate of joint venture, at initial recognition of the associate or joint venture. The adoption of K-IFRS 1028 has no significant impact on the financial statements of the Bank.

K-IFRS 1102 ‘Share-based Payment’

Amendment to K-IFRS 1102 clarifies the accounting for a modification to the terms and conditions of a share-based payment that changes the classification of the transaction from cash-settled to equity-settled and valuation method used to measure fair value of cash-settled share-based payment. The adoption of K-IFRS 1102 has no significant impact on the financial statements of the Bank.

Enactments to Interpretation 2122 ‘Foreign Currency Transactions and Advance Consideration’

According to these enactments ‘Foreign Currency Transactions and Advance Consideration’, the date of the transaction for determining the exchange rate to use on initial recognition of the related asset, expense or income (or part of it) is the date on which an entity initially recognizes the non-monetary asset or non-monetary liability arising from the payment or receipt of advance consideration. If there are multiple payments or receipts in advance, the entity shall determine a date of the transaction for each payment or receipt of advance consideration. The adoption of enactments to Interpretation 2122 has no significant impact on the financial statements of the Bank.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2018, and the Bank has not early adopted them. The Bank is currently in progress of analyzing the potential impact on the financial statements resulting from the application of these standards, interpretations and amendments.

K-IFRS 1116 ‘Leases’

K-IFRS 1116 ‘Leases’ will replace K-IFRS 1017 ‘Leases’, Interpretation 2104 ‘Determining whether an Arrangement contains a Lease’, Interpretation 2015 ‘Operating Leases-Incentives’, and Interpretation 2027

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

‘Evaluating the Substance of Transactions Involving the Legal Form of a Lease’. The Bank will adopt this standard for annual periods beginning on or after January 1, 2019.

At inception of a contract, the Bank shall assess whether the contract is, or contains, a lease. Also, at the date of initial application, the Bank shall assess whether the contract is, or contains, a lease in accordance with the standard. However, the Bank may not need to reassess all contracts with applying the practical expedient that can be applied to contracts entered before the date of initial application.

For a contract that is, or contains, a lease, the Bank shall account for each lease component within the contract as a lease separately from non-lease components of the contract. The lessee is required to recognize the right-of-use assets and lease liabilities representing the right to occupy the underlying assets and the duty to make lease payments, respectively. However, as the cases of short-term lease and the low value assets the exemption is applicable. In addition, as a practical expedient, the lessee may elect, by class of underlying asset, not to separate non-lease components from lease components, and instead account for each lease component and any associated non-lease components as a single lease component.

From a lessor’s accounting perspective, K-IFRS 1116 will not significantly change in comparison to K-IFRS 1017.

(a) Accounting for a lessee

A lessee shall apply this standard to its leases either (a) retrospectively to each prior reporting period presented applying K-IFRS 1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ (Full retrospective application); or (b) with the cumulative effect of initially applying the standard being recognized at the date of initial application.

The Bank plans to apply K-IFRS 1116 retrospectively with the cumulative effect of initially applying the standard and as such will not restate any comparative information.

The Bank performed an impact assessment to identify potential financial effects of applying K-IFRS 1116. The assessment was performed based on available information as at January 1, 2019 to identify effects on 2019 financial statements.

The total minimum lease payment expected to be paid by the Bank in relation to operating leases before discounted to their present value is ~~W~~40,257 million. When the payment is discounted at incremental borrowing rate of the lessee, the total minimum lease payment amounts to ~~W~~37,144 million. For the all (or partial) contracts that are, or contain, a lease, the Bank plans to apply the practical expedient to account for each lease component and any associated non-lease components as a single lease component

Based on the impact assessment, the Bank expects the right-of-use asset and a lease liability as at January 1, 2019 to be increased by ~~W~~46,496 million and ~~W~~37,132 million, respectively. The results of the assessment in the financial effects may change due to additional information that the Bank may obtain in the future.

(b) Accounting for a lessor

For the lease accounting as the lessor from the Bank’s point of view, the Bank expects the impact to the financial statements applying K-IFRS 1116 will not be significant.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

Amendments to K-IFRS 1109 ‘Financial Instruments’

The narrow-scope amendments made to K-IFRS 1109 ‘Financial Instruments’ enable entities to measure certain prepayable financial assets with negative compensation at amortized cost. When a modification of a financial liability measured at amortized cost that does not result in the derecognition, a modification gain or loss shall be recognized in profit or loss. These amendments will be applied for annual periods beginning on or after January 1, 2019, with early adoption permitted.

Amendments to K-IFRS 1019 ‘Employee Benefits’

The amendments require that an entity shall calculate current service cost and net interest for the remainder of the reporting period after a plan amendment, curtailment or settlement based on updated actuarial assumptions from the date of the change. The amendments also require that a reduction in a surplus must be recognized in profit or loss even if that surplus was not previously recognized because of the impact of the asset ceiling. The amendments are effective for plan amendments, curtailments and settlements occurring in reporting periods that begin on or after January 1, 2019, with early adoption permitted.

Amendments to K-IFRS 1028 ‘Investments in Associates and Joint Ventures’

The amendments clarify that an entity shall apply K-IFRS 1109 to financial instruments in an associate or joint venture to which the equity method is not applied. These include long-term interests that, in substance, form part of the entity’s net investment in an associate or joint venture. The amendments clarify that an entity shall apply K-IFRS 1109 to other interests in an associate or joint venture to which the equity method is not applied. In addition, the entity shall apply the impairment requirements in K-IFRS 1109 first to its other long-term interests that, in substance, form part of the entity’s net investment in an associate or joint venture. These amendments will be applied retrospectively for annual periods beginning on or after January 1, 2019, with early adoption permitted. In accordance with the transitional provisions in K-IFRS 1109, the restatement of the comparative information is not required and the cumulative effects of initially applying the amendments retrospectively should be recognized in the beginning balance of retained earnings (or other components of equity, as appropriate) at the date of initial application.

Enactment to Interpretation of K-IFRS 2123 ‘Uncertainty over Income Tax Treatments’

The Interpretation explains how to recognize and measure deferred and current income tax assets and liabilities where there is uncertainty over a tax treatment, and includes guidance on how to determine whether each uncertain tax treatment is considered separately or together. It also presents examples of circumstances where a judgment or estimate is required to be reassessed. This Interpretation will be applied for annual periods beginning on or after January 1, 2019, with early adoption permitted, and an entity can either restate the comparative financial statements retrospectively or recognize the cumulative effect of initially applying the Interpretation as an adjustment in the beginning balance at the date of initial application.

Annual Improvements to K-IFRS 2015—2017 Cycle:

The amendments to K-IFRS 1103 ‘Business Combination’ clarify that when a party to a joint arrangement obtains control of a business that is a joint operation, and had rights to the assets and obligations for the liabilities

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

relating to that joint operation immediately before the acquisition date, the transaction is a business combination achieved in stages. And amendments to K-IFRS 1111 ‘Joint Agreements’, K-IFRS 1012 ‘Income Tax’ and K-IFRS 1023 ‘Borrowing Costs’ have been issued.

(3) Basis of measurement

The separate financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These separate financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments held-for-trading, financial instruments designated at fair value through profit or loss, available-for-sale financial assets and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

2. Basis of Preparation, Continued

independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance (allowances for loan losses, provisions for payment guarantee, and unused commitments)

The Bank tests impairment and recognizes allowances for losses on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for guarantees, and unused loan commitments. Accuracy of provisions for credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognized to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

(6) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 28, 2019, which will be submitted for approval to the shareholders’ meeting to be held on March 29, 2019.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in the statement of comprehensive income.

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in income as interest income or expense, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected Credit Loss of Financial Assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating.

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioral scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses are calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at fair value upon agreement of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(15) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(16) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(17) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the reporting period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in other comprehensive income.

(18) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(19) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(20) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(21) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(22) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1109 ‘Financial Instruments’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(23) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(24) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

3. Significant Accounting Policies, Continued

(25) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(26) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(27) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(28) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorized for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Cash	~~W~~	59,835	62,862
Due from banks in Korean won:
Due from Bank of Korea		3,375,325	2,136,005
Other due from banks in Korean won		127,203	1,501,419

		3,502,528	3,637,424

Due from banks in foreign currencies / off-shores		3,612,866	2,908,356

	~~W~~	7,175,229	6,608,642

(2)	Restricted due from banks as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Reserve deposit	~~W~~	2,070,742	1,248,969
Deposit of monetary stabilization account		1,460,000	1,100,000
Others		186,875	182,446

	~~W~~	3,717,617	2,531,415

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

5. Securities Measured at FVTPL

(1)	Details of securities in financial assets at fair value through profit or loss as of December 31, 2018 are as follows:

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	503,426	395,502
Equity investments		—	304,584	384,667
Beneficiary certificates		—	4,319,278	4,338,988
Government and public bonds		557,000	561,819	568,881
Financial bonds		1,820,000	1,808,285	1,808,254
Others		500,000	500,000	363,615

		2,877,000	7,997,392	7,859,907
Securities denominated in foreign currencies/off-shores:
Stocks		—	569	2,694
Equity investments		—	23,769	23,877
Beneficiary certificates		—	452,002	465,515
Debt securities		97,007	97,787	96,785

		97,007	574,127	588,871
Loaned securities:
Debt securities		60,000	60,455	60,409

	~~W~~	3,034,007	8,631,974	8,509,187

(2)	Equity securities with disposal restrictions in financial assets at fair value through profit or loss as of December 31, 2018 are as follows:

	December 31, 2018
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	68,757	Undecided

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

6. Financial Assets Held for Trading

(1)	Financial assets held for trading as of December 31, 2017 are as follows:

	December 31, 2017
Financial assets held for trading denominated in Korean won:
Debt securities:
Government and public bonds	~~W~~	532,899
Financial assets held for trading denominated in foreign currencies/off-shores:
Equity securities		15,534
Debt securities		378,304

		393,838

	~~W~~	926,737

(2)	Details of debt securities in financial assets held for trading as of December 31, 2017 are as follows:

	December 31, 2017
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	539,000	532,856	532,899
Debt securities in foreign currencies		379,283	379,734	378,304

	~~W~~	918,283	912,590	911,203

7. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of December 31, 2018 are as follows:

	December 31, 2018
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,922,460	10,157,093
Government and public bonds		668,000	686,342	672,055
Financial bonds		1,532,000	1,530,624	1,531,580
Corporate bonds		6,317,929	6,317,848	6,295,050
Others		507,315	504,049	367,664

		9,025,244	18,961,323	19,023,442
Securities denominated in foreign currencies/off-shores:
Equity securities		—	2,429	1,229
Debt securities		3,852,605	4,786,306	3,781,005

		3,852,605	4,788,735	3,782,234

	~~W~~	12,877,849	23,750,058	22,805,676

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

7. Securities Measured at FVOCI, Continued

Equity instruments that are held by acquisition due to conversion from debt instruments, investment in kind and investment in ventures and SMEs are designated as measured at FVOCI. The realized pre-tax income on disposal of equity securities for the year ended December 31, 2018 is the amount of ~~W~~21,665 million, which is directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the year ended December 31, 2018 are as follows:

	2018
Beginning balance	~~W~~	27,820,915
Acquisition		9,560,772
Disposal		(14,584,271)
Change due to amortization		(18,231)
Change in fair value		(198,340)
Reclassification		2,050
Foreign exchange differences		165,494
Others(*)		57,287

Ending balance	~~W~~	22,805,676

(*)

For the year ended December 31, 2018, others represent the increase in securities measured at FVOCI including shares of STX Heavy Industries Co., Ltd., STX Engine Co., Ltd., Wooyang HC Co., Ltd. and Namkwang Engineering & Construction Co., Ltd. acquired in accordance with the rehabilitation plan under the Debtor Rehabilitation and Bankruptcy Act, shares of Ecomaister Co., Ltd., Aribio Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds, and shares of DIB Co., Ltd. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in securities measured at FVOCI as of December 31, 2018 are as follows:

Company	December 31, 2018
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050	~~W~~	118,130	Undecided
Taihan Electric Wire Co., Ltd.(*1)	15,926,991		16,166	Undecided
EM-Tech.Co., Ltd.	81,621		1,396	Until February 7, 2019
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		2,000	Until December 31, 2019
Pyeongsan Co., Ltd.	222,222		—	Until December 31, 2019
HMR Co., Ltd.	35,972		—	Until December 31, 2019
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		113,312	Until July 6, 2023(*2)

	38,914,147	~~W~~	251,050

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

7. Securities Measured at FVOCI, Continued

(*1)	For the year ended December 31, 2018, some shares have been disposed of in accordance with the decision of the council consisted of major shareholders, etc.
(*2)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the year ended December 31, 2018 are as follows:

	2018
	Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	4,395	7,926	107,010	119,331
Transfer to 12-month expected credit loss		40	(40)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired debt securities		(2,111)	2,111	—	—
Transfer to credit-impaired debt securities		—	—	—	—
Provision for (reversal of) loss allowance		2,021	(7,825)	(842)	(6,646)
Write-offs		—	—	(4,848)	(4,848)
Disposal		(971)	(5)	—	(976)
Debt-to-equity swap		—	—	(30,950)	(30,950)
Foreign currency translation		105	2	476	583

Ending balance	~~W~~	3,479	2,169	70,846	76,494

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

8. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of December 31, 2017 are as follows:

	December 31, 2017
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	10,959,862
Beneficiary certificates		2,937,542
Others		250,731

		14,148,135

Debt securities:
Government and public bonds		1,795,216
Financial bonds		4,639,828
Corporate bonds		7,762,985

		14,198,029

		28,346,164

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		305,728
Debt securities		3,411,029

		3,716,757

	~~W~~	32,062,921

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~8,855,069 million as of December 31, 2017.

(2)	Changes in available-for-sale financial assets for the year ended December 31, 2017 are as follows:

	2017
Beginning balance	~~W~~	36,680,130
Acquisition		14,494,489
Disposal		(17,666,359)
Change due to amortization		(31,712)
Change in fair value		(879,960)
Impairment loss		(186,928)
Reversal of impairment loss		2,177
Reclassification		6,623
Foreign exchange differences		(434,682)
Others(*1)		79,143

Ending balance	~~W~~	32,062,921

(*1)

For the year ended December 31, 2017, others represents the increase in available-for-sale equity securities including shares of STX Heavy Industries Co., Ltd. acquired in accordance with the rehabilitation plan

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

8. Available-for-Sale Financial Assets, Continued

under the Debtor Rehabilitation and Bankruptcy Act, shares of Chinhung International Inc. acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring Promotion Act, and shares of Phoenix Materials Co., Ltd. and others acquired through exercise of conversion rights of the convertible bonds.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of December 31, 2017 are as follows:

Company	December 31, 2017
	Number of shares	Carrying amount		Restricted period
Kumho Tire Co., Inc.	21,339,320	~~W~~	94,426	Undecided
National Happiness Fund Co., Ltd.	34,066		56,710	Undecided
Taihan Electric Wire Co., Ltd.(*1)	16,476,369		18,536	Undecided
Ajin P & P Co., Ltd.	516,270		5,321	Undecided
Jaeyoung Solutec Co., Ltd.	1,962,000		3,532	Until May 18, 2018
Chinhung International Inc.(*2)	11,118,952		21,293	Until December 31, 2018
Hanjin Heavy Industries & Construction Co., Ltd.	1,208,588		4,000	Until December 31, 2018
CREA IN Co., Ltd.	14,383		46	Until December 21, 2021

	52,669,948	~~W~~	203,864

(*1)	For the year ended December 31, 2017, some shares have been disposed of in accordance with the decision of the council consisted of major shareholders, etc.
(*2)	The number of shares has changed after the decisions of disposal restriction release and debt-to-equity swap for the year ended December 31, 2017.

(4)	Details of debt securities in available-for-sale financial assets as of December 31, 2017 are as follows:

	December 31, 2017
	Face Value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,790,000	1,838,455	1,795,216
Financial bonds in Korean won		4,648,000	4,644,729	4,639,828
Corporate bonds in Korean won		7,932,157	7,932,488	7,762,985
Debt securities denominated in foreign currencies / off shores		3,401,971	4,440,330	3,411,029

	~~W~~	17,772,128	18,856,002	17,609,058

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

9. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of December 31, 2018 are as follows:

	December 31, 2018
	Amortized cost		Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	494,518	494,518
Financial bonds		1,201,409	1,201,409

	~~W~~	1,695,927	1,695,927

(2)	Changes in available-for-sale financial assets for the year ended December 31, 2018 are as follows:

	2018
Beginning balance	~~W~~	12,312
Acquisition		1,694,688
Redemption		(12,236)
Change due to amortization		1,127
Reversal of impairment loss		1
Foreign exchange differences		35

Ending balance	~~W~~	1,695,927

10. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of December 31, 2017 are as follows:

	December 31, 2017
	Amortized cost		Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	1,588	2,348
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		10,725	10,725

	~~W~~	12,313	13,073

(2) Changes in held-to-maturity financial assets for the year ended December 31, 2017 are as follows:

	2017
Beginning balance	~~W~~	15,867
Acquisition		—
Redemption		(2,080)
Change due to amortization		(97)
Foreign exchange differences		(1,377)

Ending balance	~~W~~	12,313

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

11. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of December 31, 2018 are as follows:

	December 31, 2018
	Amortized cost		Fair value
Loans in Korean won:
Loans for facility development	~~W~~	1,639	1,620
Privately placed corporate bonds		794,682	777,264

	~~W~~796,321		778,884

(2)	Gains (losses) related to loans measured at FVTPL for the year ended December 31, 2018 are as follows:

	2018
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	17,507
Transaction losses		(29,456)

	(11,949)
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		80,597
Valuation losses		(48,140)

	32,457

	~~W~~ 20,508

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

12. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and allowance for loan losses as of December 31, 2018 are as follows:

	December 31, 2018
	Amortized cost		Fair value
Loans in Korean won:
Loans for working capital	~~W~~	50,493,477	48,967,004
Loans for facility development		46,668,325	46,543,611
Loans for households		648,026	661,355
Inter-bank loans		2,376,183	2,194,341

		100,186,011	98,366,311

Loans in foreign currencies:
Loans		13,396,054	13,840,164
Inter-bank loans		2,379,965	2,380,172
Loans borrowed from overseas financial institutions		139,187	142,882
Off-shore loans		11,570,036	12,042,473

		27,485,242	28,405,691

Other loans:
Bills bought in foreign currency		1,336,852	1,323,601
Advances for customers on acceptances and guarantees		103,499	7,595
Privately placed corporate bonds		717,852	434,455
Others		7,946,159	7,927,061

		10,104,362	9,692,712

		137,775,615	136,464,714

Less:
Allowance for loan losses		(3,539,074)
Present value discount		(6,723)
Deferred loan origination costs and fees		15,314

	~~W~~	134,245,132

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

12. Loans Measured at Amortized Cost, Continued

(2)	Changes in allowance for loan losses for the year ended December 31, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	226,114	1,292,255	2,030,954	3,549,323
Transfer to 12-month expected credit loss		5,085	(5,085)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired loans		(68,053)	535,451	(467,398)	—
Transfer to credit-impaired loans		(110,021)	(91,151)	201,172	—
Provision for loss allowance		114,415	11,864	251,126	377,405
Write-offs		—	—	(235,303)	(235,303)
Recovery		—	—	72,895	72,895
Sale		(215)	—	(114,954)	(115,169)
Debt-to-equity swap		—	—	(120,236)	(120,236)
Foreign currency translation		1,658	26,091	11,657	39,406
Other		320	(12,803)	(16,764)	(29,247)

Ending balance	~~W~~	169,303	1,756,622	1,613,149	3,539,074

(3)	Gains (losses) related to loans measured at amortized cost for the year ended December 31, 2018 are as follows:

	2018
Provision for allowance for loan losses	~~W~~	(377,405)
Losses on disposal of loan		(103,589)

	~~W~~	(480,994)

(4)	Changes in net deferred loan origination costs and fees for the year ended December 31, 2018 are as follows:

	2018
Beginning balance	~~W~~	5,230
New deferrals		22,658
Amortization		(12,574)

Ending balance	~~W~~	15,314

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

13. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of December 31, 2017 are as follows:

	December 31, 2017
	Amortized cost		Fair value
Loans in Korean won:
Loans for working capital	~~W~~	48,073,015	46,991,365
Loans for facility development		49,032,004	48,628,943
Loans for households		1,484,374	1,497,412
Inter-bank loans		2,173,687	1,963,261

		100,763,080	99,080,981

Loans in foreign currencies:
Loans		13,011,258	13,485,711
Inter-bank loans		1,694,398	1,696,023
Loans borrowed from overseas financial institutions		154,063	158,332
Off-shore loans		10,962,265	11,368,199

		25,821,984	26,708,265

Other loans:
Bills bought in foreign currency		2,253,141	2,191,273
Advances for customers on acceptances and guarantees		112,108	31,968
Privately placed corporate bonds		1,937,308	1,483,255
Others		9,117,599	9,025,687

		13,420,156	12,732,183

		140,005,220	138,521,429

Less:
Allowance for loan losses		(3,515,453)
Present value discount		(215,809)
Deferred loan origination costs and fees		5,364

	~~W~~	136,279,322

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

13. Loans and Allowance for Loan Losses, Continued

(2)	Changes in allowance for loan losses for the year ended December 31, 2017 are as follows:

	2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,159,738	519,942	6,742	730,848	524,215	371,919	3,313,404
Provision for loan losses		797,689	349,378	(739)	(130,201)	38,082	157,975	1,212,184
Write-offs		(49,090)	(45,234)	(1,771)	(19,926)	—	(862)	(116,883)
Recovery		3,110	—	—	7,225	17	—	10,352
Sale		(94,787)	(52,788)	—	(7,688)	(2,128)	(14,442)	(171,833)
Debt-to-equity swap		(154,094)	(181,136)	—	(9,091)	(2,591)	(142,024)	(488,936)
Foreign exchange differences		—	—	—	(60,073)	(23)	(38,422)	(98,518)
Others		(67,680)	8,810	—	(12,657)	(62,934)	(9,856)	(144,317)

Ending balance	~~W~~	1,594,886	598,972	4,232	498,437	494,638	324,288	3,515,453

(3)	Losses related to loans for the year ended December 31, 2017 are as follows:

	2017
Provision for allowance for loan losses	~~W~~	(1,212,184)
Gains on disposal of loan		(85,453)

	~~W~~	(1,297,637)

(4)	Changes in net deferred loan origination costs and fees for the year ended December 31, 2017 are as follows:

	2017
Beginning balance	~~W~~	2,231
New deferrals		19,939
Amortization		(16,806)

Ending balance	~~W~~	5,364

14. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	689,556	—	—
Swaps		225,288,933	225,286,744	1,023,803	770,507
Options		3,522,037	9,170,743	78,355	143,062

		228,810,970	235,147,043	1,102,158	913,569

Currency
Futures		16,772	—	—	—
Forwards		62,436,615	54,638,533	719,837	726,742
Swaps		45,150,654	49,795,131	1,244,551	1,157,205
Options		185,957	80,891	771	1,643

		107,789,998	104,514,555	1,965,159	1,885,590

Stock
Futures		1,515	—	—	—
Forwards		—	500,000	128,063	—
Options		182,777	335,551	11,590	763

		184,292	835,551	139,653	763

Allowance and other adjustments		—	—	(13,515)	(483)

		336,785,260	340,497,149	3,193,455	2,799,439

Hedging purpose derivative financial instruments:
Interest rate(*)
Swaps		24,015,803	24,015,803	608,887	160,612
Currency
Swaps		7,065,363	7,339,952	73,769	277,798
Allowance and other adjustments		—	—	(203)	(5,221)

		31,081,166	31,355,755	682,453	433,189

	~~W~~	367,866,426	371,852,904	3,875,908	3,232,628

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

	December 31, 2017
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	263,106,943	269,454,550	1,094,066	1,048,654
Currency		95,220,871	94,686,514	4,401,846	4,371,560
Stock		706,531	1,777,606	491	2,436
Commodities		1,232	1,232	375	375
Embedded derivatives		657,821	250,000	138,350	—
Allowance and other adjustments		—	—	(6,993)	(542)

		359,693,398	366,169,902	5,628,135	5,422,483

Hedging purpose derivative financial instruments:
Interest rate		17,225,203	17,225,203	503,659	209,708
Currency		6,606,163	6,819,227	118,012	281,193
Allowance and other adjustments		—	—	(197)	(5,581)

		23,831,366	24,044,430	621,474	485,320

	~~W~~	383,524,764	390,214,332	6,249,609	5,907,803

(2)	The notional amounts outstanding for the hedging instruments by period as of December 31, 2018 are as follows:

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate:
Notional amounts outstanding	~~W~~	151,977	1,151,615	1,899,050	11,752,405	9,060,756	24,015,803
Currency:
Notional amounts outstanding	~~W~~	—	53,711	1,777,382	4,821,900	412,370	7,065,363

(3)	Details of the balances of the hedging instruments by risk type as of December 31, 2018 are as follows:

	December 31, 2018
	Notional amounts			Balances		Changes in fair value for 2018
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Swaps	~~W~~	1,250,000	1,250,000	65	3,831	4,392
Fair value hedge accounting:
Interest rate risk Swaps		22,765,803	22,765,803	608,822	156,781	78,830
Currency risk Swaps		7,065,363	7,339,952	73,769	277,798	(240,893)

		29,831,166	30,105,755	682,591	434,579	(162,063)

	~~W~~	31,081,166	31,355,755	682,656	438,410	(157,671)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

14. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of December 31, 2018 are as follows:

	December 31, 2018
	Carrying amounts			Change in value of the hedged item		Changes in fair value for 2018	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk Debt debentures	~~W~~	—	1,250,000	—	—	—	(2,579)
Fair value hedge accounting:
Interest rate risk Securities measured at FVOCI		1,430,733	—	(6,070)	—	(1,682)	—
Debt debentures		—	22,750,065	—	(238,234)	(74,840)	—
Other liabilities (Deposits, etc.)		—	105,611	—	(6,199)	4,386	—

		1,430,733	22,855,676	(6,070)	(244,433)	(72,136)	—

Currency risk
Debt debentures		—	7,184,750	—	(227,240)	236,445	—

		1,430,733	30,040,426	(6,070)	(471,673)	164,309	—

	~~W~~	1,430,733	31,290,426	(6,070)	(471,673)	164,309	(2,579)

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the year ended December 31, 2018 is as follows:

	2018
	Hedge ineffectiveness recognized in profit or loss
Interest rate risk	~~W~~	6,694
Currency risk		(4,448)

	~~W~~	2,246

(6)	The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the year ended December 31, 2018 is as follows:

	2018
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*1)	Amount reclassified from other comprehensive income to profit or loss(*1)
Interest rate risk	~~W~~	4,283	109	47

(*1)	Recognized in gains or losses related to hedging purpose derivatives.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Bank Europe Ltd.		151,952	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.		43,642	35,848
Daewoo Shipbuilding & Marine Engineering Co., Ltd.(*1)		2,029,845	15,124
Daehan Shipbuilding Co., Ltd.(*2)		—	—
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		181,840	194,101
Korea Railroad Financing 1		101,667	152,692
Korea Education Financing		59,843	63,947
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*3)		6,663	8,422
KDB Value PEF VI(*4)		385,017	599,982
KDB Consus Value PEF(*5)		411,154	110,823
KDB Sigma PEF II		129,330	129,330
KDB Value PEF VII		50,680	85,566
KDB-IAP OBOR PEF		34,140	34,140
Nvestor 2016 PEF		24,280	24,280
KDB Asia PEF		22,571	14,784
KDB Small Medium Mezzanine PEF		12,140	—
Others		2,357	3,382

		4,586,387	2,563,639

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Shipping and Maritime Transportation Co., Ltd.		500,000	452,500
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		220,850	221,468
Korea Ocean Business Corporation		134,307	—
Korea Maritime Guarantee Insurance Co., Ltd.		—	134,856
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF		40,358	42,997
Shinbundang Railroad Co., Ltd.(*6)		8,821	18,065
Troika Resources Investment PEF(*7)		8,850	9,035
Hyundai Merchant Marine Co., Ltd.(*8)		78,835	78,835
GM Korea Company(*9)		450,585	—
Others(*10)		2,085,092	1,911,149

		20,844,543	20,185,750

	~~W~~	25,430,930	22,749,389

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank decided to sell off all of its shares in DSME and entered into the agreement for the sell-off with Hyundai Heavy Industries Co., Ltd. in March 2019. Measuring recoverable amounts of the shares as fair value less disposal costs based on the agreement, the Bank recognized ~~W~~2,014,720 million of the reversal of impairment losses for the year ended December 31, 2018. Meanwhile, to finalize the agreement, the uncertainty such that some prerequisites should be met may exist referring to Note 56. Considering the DSME’s financial difficulty due to a decrease in the possibility of increase in contract price for additional works and an unexpected increase in contract costs in offshore plants as objective evidence of impairment, the Bank recognized ~~W~~90,509 million of impairment losses for the year ended December 31, 2017.

(*2)

The Bank recognized ~~W~~1,522 million of impairment losses for the year ended December 31, 2017, considering the decrease in the value in use of assets held due to the decline in expected cash flows as objective evidence of impairment.

(*3)

The Bank recognized ~~W~~32 million and ~~W~~1,977 million of impairment losses for the years ended December 31, 2018 and 2017, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*4)

The Bank recognized ~~W~~250,793 million and ~~W~~517,040 million of impairment losses for the years ended December 31, 2018 and 2017, respectively, considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows from Daewoo Engineering & Construction Co., Ltd. as an objective evidence of impairment.

(*5)

The Bank invested in ~~W~~300,331 million of additional shares participating in right offering of KDB Life Insurance Co. referred to existing shareholders for the year ended December 31, 2018. Considering the decline in the value in use of KDB Life Insurance Co., Ltd. due to reduced rates of return on investments, decline in persistency rate, and other changes in actuarial assumptions as objective evidence of impairment, the Bank recognized ~~W~~103,101 million of impairment losses for the year ended December 31, 2017.

(*6)

Considering the encroachment of capital flow due to the delayed opening of railway and uncollected deposit of operating income as objective evidence of impairment, the Bank recognized ~~W~~9,245 million and ~~W~~6,998 million of impairment losses for the years ended December 31, 2018 and 2017, respectively.

(*7)

Considering the decrease in the value in use of assets held due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~185 million and ~~W~~4,155 million of impairment losses for the years ended December 31, 2018 and 2017, respectively.

(*8)

The Bank acquired additional 15,761,836 shares with voting rights of Hyundai Merchant Marine Co., Ltd. amounting to ~~W~~78,809 million due to capital increase by allocation to stockholders for the year ended December 31, 2017.

(*9)

According to Agreement of Management normalization on GM Korea Company, the Bank acquired 23,813,762 preferred shares. Additionally considering the decrease in the value in use of cash-generating units due to the decline in expected cash flows as an objective evidence of impairment, the Bank recognized ~~W~~358,440 million of impairment losses for the year ended December 31, 2018.

(*10)

The Bank recognized ~~W~~55,074 million of impairment losses for KoFC STIC Growth Champ No. 2010-2 PEF and 25 other companies for the year ended December 31, 2018. The Bank recognized ~~W~~48,608 million of impairment losses for KoFC Mirae Asset Growth Champ 2010-4 PEF and 18 other companies for the year ended December 31, 2017.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2018 and 2017 are as follows:

	Market value			Carrying amounts
	December 31, 2018		December 31, 2017	December 31, 2018	December 31, 2017
Korea Electric Power Co., Ltd.	~~W~~	6,991,887	8,058,625	16,921,067	16,921,067
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,040,060	830,361	2,029,845	15,124
Hyundai Merchant Marine Co., Ltd.		152,231	206,820	78,835	78,835
Dongbu Steel Co., Ltd.		68,880	69,229	19	13

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,956,143	1,615,419	340,724	84,594	19,153	30,281	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		917,265	835,739	81,526	85,749	2,478	(398)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		460,344	373,580	86,764	26,832	7,245	7,190	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		633,731	568,471	65,260	26,901	8,993	10,400	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		328,486	256,040	72,446	149,042	11,764	2,641	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,918,522	8,078,300	3,840,222	9,644,384	344,722	332,469	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		331,754	290,565	41,189	252,022	13,592	12,284	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		271,540	238,267	33,273	116,797	107	89	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		620,478	736,212	(115,734)	521,071	(52,747)	(54,366)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,594,986	4,694,534	900,452	480,479	121,616	121,110	99.92
Korea BTL Financing 1 (*2)	Korea	Semi- annually	Financial investment		439,795	301	439,494	17,279	15,913	15,913	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		203,497	9	203,488	5,635	5,081	5,081	50.00

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
Korea Education Financing (*2)	Korea	Semi- annually	Financial investment	~~W~~	120,183	7	120,176	4,938	4,614	4,614	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		47,347	8,617	38,730	31,468	17,705	17,655	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		7,655	6	7,649	671	580	580	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,358,161	7,578,192	1,779,969	10,733,868	(99,183)	(111,750)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		18,700,778	17,896,897	803,881	3,909,771	51,684	171,878	68.20
KDB Sigma PEF II	Korea	December	Financial investment		220,445	543	219,902	994	(1,215)	(1,958)	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment		96,390	3,226	93,164	40,487	12,973	18,127	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment		146,697	49,982	96,715	—	6,870	10,885	33.52
Nvestor 2016 PEF	Korea	December	Financial investment		70,452	25,252	45,200	29,149	8,711	8,711	80.00
KDB Asia PEF(*3)	Korea	December	Financial investment		42,549	200	42,349	—	(4,643)	616	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment		17,968	1,278	16,690	7	(1,520)	(1,520)	66.67
KoFC-KBIC Frontier Champ 2010-5 PEF(*3)	Korea	December	Financial investment		469	3	466	1,460	1,453	1,453	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,136	1,812	(676)	4	(26)	(26)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,910	(7,790)	—	—	—	57.56
KDBC IP Investment Fund 2(*3)	Korea	December	Financial investment		10,096	3,085	7,011	1,143	712	712	33.33
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*3)	Korea	December	Financial investment		6,050	2	6,048	1,432	(394)	(394)	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		185,249,061	114,156,299	71,092,762	60,627,610	(1,314,567)	(1,426,477)	32.90

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2018
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Associates:
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing	~~W~~	1,062,673	9,060	1,053,614	24,840	199,796	189,062	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,428,674	370,333	1,058,341	738,061	9,053	5,690	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		850,334	32,069	818,265	61,021	54,008	54,008	26.67
Korea Ocean Business Corporation (*8)	Korea	December	Financial investment		2,715,960	344,344	2,371,616	30,663	(195,474)	(200,715)	4.62
Korea Appraisal Board	Korea	December	Appraisal		257,206	47,221	209,985	151,023	8,598	7,561	30.60
GM Korea Company (*4)	Korea	December	Manufacturing		6,128,492	3,862,366	2,266,126	9,341,988	(833,987)	(828,248)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation		4,121,440	3,081,769	1,039,671	5,222,124	(790,739)	(807,995)	13.05
Multi Asset Electronic Power PEF	Korea	December	Financial investment		79,224	743	78,481	5,686	5,468	5,468	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other		725,065	976,609	(251,544)	87,340	(33,762)	(33,762)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment		21,201	6,228	14,973	65	(2,482)	(2,482)	54.94

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	1,481,387	1,171,441	309,946	76,587	22,762	(16,026)	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		873,868	793,699	80,169	46,576	6,096	6,917	100.00
KDB Ireland Ltd.	Ireland	December	Finance		399,436	320,670	78,766	21,616	7,606	(1,212)	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		745,374	677,237	68,137	90,386	60,790	(42,187)	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		363,222	293,418	69,804	140,860	10,046	1,048	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,446,753	8,456,091	2,990,662	11,101,818	621,492	527,133	56.01
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		315,526	286,621	28,905	46,853	3,165	2,378	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		281,704	248,520	33,184	38,824	(3,361)	(3,457)	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		543,676	602,057	(58,381)	438,857	(6,352)	(6,352)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,078,188	4,281,709	796,479	429,661	115,107	93,859	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		469,776	321	469,455	18,526	17,072	17,072	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		309,417	12	309,405	13,879	13,040	13,040	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		128,391	7	128,384	5,011	4,668	4,668	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		38,805	6,729	32,076	25,456	13,418	13,480	84.16
Korea Infrastructure Financing Co.	Korea	December	Financial investment		9,775	6	9,769	865	751	751	85.00
KDB Value PEF VI	Korea	December	Financial investment		9,797,318	7,732,081	2,065,237	12,068,750	(458,586)	(483,214)	99.84
KDB Consus Value PEF	Korea	December	Financial investment		17,331,649	17,089,983	241,666	4,515,023	49,595	(14,937)	58.08
KDB Sigma PEF II	Korea	December	Financial investment		222,435	574	221,861	2	4,595	4,525	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment		214,051	62,087	151,964	15,766	10,027	(3,105)	50.00

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KoFC-KBIC Frontier Champ 2010-5 PEF(*3)	Korea	December	Financial investment	~~W~~	15,017	3	15,014	2,131	(294)	18	50.00
KTB Korea-Australia Global Cooperation PEF	Korea	December	Financial investment		1,286	5	1,281	2	1,861	1,861	95.00
KDB Asia PEF(*3)	Korea	December	Financial investment		26,353	195	26,158	—	(2,619)	(4,466)	50.00
Components and Materials M&A PEF	Korea	December	Financial investment		1,162	1,812	(650)	4	(2,251)	4,712	83.33
KDB Venture M&A PEF	Korea	December	Financial investment		120	7,910	(7,790)	—	—	—	57.56
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment		140,592	47,894	92,698	—	(1,598)	(8,062)	33.52
Nvestor 2016 PEF	Korea	December	Financial investment		62,384	25,886	36,498	13,717	96	96	80.00
KDBC IP Investment Fund 2(*3)	Korea	December	Financial investment		9,398	3,000	6,398	2,167	2,162	1,776	33.33
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund(*3)	Korea	December	Financial investment		11,621	179	11,442	3,410	3,227	1,571	50.00
Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation		181,788,915	108,824,274	72,964,641	59,814,862	1,298,720	1,230,194	32.90
Korea Shipping and Maritime Transportation Co., Ltd.	Korea	December	Transportation Leasing		765,050	5,122	759,928	39,671	(155,690)	(144,956)	50.00
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,402,083	359,898	1,042,185	732,967	20,934	17,383	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment		829,503	9,885	819,618	29,627	43,704	43,704	26.67
GM Korea Company(*4)	Korea	December	Manufacturing		6,008,278	7,626,156	(1,617,878)	10,913,237	(1,626,576)	(1,629,680)	17.02
Hyundai Merchant Marine Co., Ltd.(*5)	Korea	December	Foreign cargo transportation		3,602,418	2,705,498	896,920	5,028,016	(1,218,503)	(1,325,963)	13.13

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

15. Investments in Subsidiaries and Associates, Continued

	December 31, 2017
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Associates:
Korea Appraisal Board	Korea	December	Appraisal	~~W~~	248,358	42,180	206,178	142,738	8,662	6,818	30.60
Korea Maritime Guarantee Insurance Co., Ltd.	Korea	December	Finance		331,270	19,051	312,219	14,135	(1,920)	(1,859)	41.88
Multi Asset Electronic Power PEF	Korea	December	Financial investment		84,417	805	83,612	847	5,833	5,833	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other		755,225	973,007	(217,782)	83,125	(55,814)	(55,814)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment		30,895	4,106	26,789	3,406	3,834	3,834	54.94

(*1)

The Bank consolidates directly the investee which was a subsidiary of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as it has control over the investee through the commencement of the administrative proceeding for the year ended December 31, 2017.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)

Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.

(*5)

Although the Bank’s shareholding in Hyundai Merchant Marine Co., Ltd. is less than 20%, the Bank is considered to have significant influence as the principal creditor bank of Hyundai Merchant Marine Co., Ltd.

(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.
(*8)	Although the Bank’s shareholding in Korea Ocean Business Corporation is less than 20%, the Bank is considered to have significant influence over the associate.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

16. Property and Equipment

Changes in property and equipment for the years ended December 31, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2018
Acquisition cost:
Land	~~W~~	250,461	557	(82)	61,973	16	312,925
Buildings and structures		388,423	7,697	(276)	2,683	40	398,567
Leasehold improvements		39,870	4,270	(3,141)	—	(107)	40,892
Vehicles		927	—	(108)	—	12	831
Equipment		51,773	2,515	(1,695)	—	87	52,680
Construction in progress		79,032	85,607	—	(56,052)	—	108,587
Others		141,822	31,772	(1,195)	—	79	172,478

		952,308	132,418	(6,497)	8,604	127	1,086,960

Accumulated depreciation:
Buildings and structures(*)		165,607	11,474	(84)	1,435	35	178,467
Leasehold improvements		31,684	4,023	(3,030)	—	(176)	32,501
Vehicles		860	35	(97)	—	11	809
Equipment(*)		42,920	2,785	(1,017)	—	59	44,747
Others		112,969	14,622	(1,191)	—	50	126,450

		354,040	32,939	(5,419)	1,435	(21)	382,974

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	592,884	99,479	(1,078)	7,169	148	698,602

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

16. Property and Equipment, Continued

	2017
	January 1, 2017		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2017
Acquisition cost:
Land	~~W~~	249,180	51	(121)	1,372	(21)	250,461
Buildings and structures		381,918	4,374	(468)	2,653	(54)	388,423
Leasehold improvements		39,307	2,194	(1,076)	—	(555)	39,870
Vehicles		1,395	—	(403)	—	(65)	927
Equipment		50,851	1,613	(405)	52	(338)	51,773
Construction in progress		63,042	17,899	—	(1,909)	—	79,032
Others		128,991	13,204	(137)	—	(236)	141,822

		914,684	39,335	(2,610)	2,168	(1,269)	952,308

Accumulated depreciation:
Buildings and structures(*)		154,438	11,016	(160)	361	(48)	165,607
Leasehold improvements		28,982	4,145	(1,076)	—	(367)	31,684
Vehicles		1,244	79	(403)	—	(60)	860
Equipment(*)		40,589	2,981	(388)	—	(262)	42,920
Others		102,141	11,097	(135)	—	(134)	112,969

		327,394	29,318	(2,162)	361	(871)	354,040

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	581,906	10,017	(448)	1,807	(398)	592,884

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

17. Investment Property

Changes in investment property for the years ended December 31, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Acquisition/ depreciation	Reclassification	December 31, 2018
Acquisition cost:
Land	~~W~~	58,843	—	(5,921)	52,922
Buildings and structures		42,577	1,908	(2,683)	41,802

		101,420	1,908	(8,604)	94,724

Accumulated depreciation:
Buildings and structures		20,054	2,011	(1,435)	20,630
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	78,391	(103)	(7,169)	71,119

	2017
	January 1, 2017		Acquisition/ depreciation	Reclassification	December 31, 2017
Acquisition cost:
Land	~~W~~	60,215	—	(1,372)	58,843
Buildings and structures		43,373	—	(796)	42,577

		103,588	—	(2,168)	101,420

Accumulated depreciation:
Buildings and structures		18,396	2,019	(361)	20,054
Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	82,217	(2,019)	(1,807)	78,391

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~77,890 million and ~~W~~85,375 million as of December 31, 2018 and 2017, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 51.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

18. Intangible Assets

Changes in intangible assets for the years ended December 31, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2018
Development expense	~~W~~	67,920	95,746	—	(13,066)	—	150,600
Equipment usage right		626	—	—	(55)	22	593
Other deposits provided		11,431	—	—	—	4	11,435
Others		10,525	5,609	—	(4,878)	2	11,258

	~~W~~	90,502	101,355	—	(17,999)	28	173,886

	2017
	January 1, 2017		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2017
Development expense	~~W~~	36,338	46,708	—	(15,126)	—	67,920
Equipment usage right		791	—	(72)	(57)	(36)	626
Other deposits provided		11,442	—	(2)	—	(9)	11,431
Others		10,184	5,888	—	(5,491)	(56)	10,525

	~~W~~	58,755	52,596	(74)	(20,674)	(101)	90,502

19. Other Assets

Other assets as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Accounts receivable	~~W~~	2,092,331	4,837,465
Unsettled domestic exchange receivables		1,741,236	2,144,474
Accrued income		433,207	453,712
Guarantee deposits		147,528	152,917
Financial guarantee asset		22,638	23,371
Prepaid expenses		3,461	3,253
Advance payments		16,029	12,244
Others		97,862	76,759

		4,554,292	7,704,195
Allowance for credit losses		(242,113)	(236,203)
Present value discount		(2,712)	(2,551)

	~~W~~	4,309,467	7,465,441

The carrying amounts of financial assets included in other assets above amounted to ~~W~~4,200,101 million and ~~W~~7,378,355 million as of December 31, 2018 and 2017, respectively, and their fair value amounted to ~~W~~4,203,448 million and ~~W~~7,382,912 million as of December 31, 2018 and 2017, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

20. Assets Held for Sale

The Bank as the principal creditor bank of STX Engine Co., Ltd. and STX Corporation decided to sell its stake in STX Engine Co., Ltd. and STX Corporation in accordance with a resolution adopted by the council of financial creditors. During 2017, the council of financial creditors has selected UAMCO., Ltd. and AFC Korea Ltd. as the priority negotiation partners of STX Engine Co., Ltd. and STX Corporation, respectively. These sales of the Bank’s stake in STX Engine Co., Ltd. and STX Corporation have been completed during 2018.

Assets held for sale as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Assets held for sale:
Investments in subsidiaries and associates	~~W~~	—	58,473

21. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Debentures	~~W~~	2,164,538	1,583,713

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Carrying amount	~~W~~	2,164,538	1,583,713
Contractual cash flow amounts		2,040,344	1,511,996

Difference	~~W~~	124,194	71,717

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

22. Deposits

Deposits as of December 31, 2018 and 2017 are as follows:

	December 31, 2018			December 31, 2017
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	103,253	103,253	92,588	92,588
Time and savings deposits		25,150,481	25,162,058	24,736,965	24,722,973
Certificates of deposit		52,457	52,481	1,510,343	1,510,197

		25,306,191	25,317,792	26,339,896	26,325,758

Deposits in foreign currencies:
Demand deposits		1,227,972	1,227,972	1,396,322	1,396,322
Time and savings deposits		2,125,103	2,125,079	2,553,348	2,552,337
Certificates of deposit		3,224,849	3,219,921	2,388,267	2,388,049

		6,577,924	6,572,972	6,337,937	6,336,708

Off-shore deposits in foreign currencies:
Demand deposits		561,660	561,660	380,346	380,346

	~~W~~	32,445,775	32,452,424	33,058,179	33,042,812

23. Borrowings

(1)	Borrowings as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	3,988,353	3,989,389
Borrowings in foreign currencies	—	5.50		11,493,651	11,535,443
Off-shore borrowings in foreign currencies	1.46	4.32		1,332,718	1,335,672
Others	0.15	5.30		2,995,519	2,995,500

				19,810,241	19,856,004

Deferred borrowing costs				(500)

			~~W~~	19,809,741

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

23. Borrowings, Continued

	December 31, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	4,789,607	4,788,758
Borrowings in foreign currencies	0.05	5.50		10,573,215	10,624,837
Off-shore borrowings in foreign currencies	0.69	4.32		1,302,512	1,304,341
Others	0.01	5.30		4,307,593	4,307,428

				20,972,927	21,025,364

Deferred borrowing costs				(1,298)

			~~W~~	20,971,629

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2018 and 2017 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2018		December 31, 2017
Ministry of Strategy and Finance	Borrowings from government fund(*1)	1.48 ~ 1.98	~~W~~	193,790	248,829

Industrial Bank of Korea	Borrowings from IT industry promotion fund	0.10 ~ 1.00		920	3,183

Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	0.70 ~ 3.04		87,023	104,161

Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.02 ~ 2.50		2,665,403	2,563,235

Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.10		551,411	648,512

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 3.28		53,420	64,056

The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 0.75		113,825	871,314

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		322,561	286,317

			~~W~~	3,988,353	4,789,607

(*1) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

23. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2018 and 2017 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2018		December 31, 2017
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	139,187	154,063

Mizuho and others	Bank loans from foreign funds	3M Libor + 0.25 ~ 3M Libor + 0.78		1,118,100	1,285,680
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		910,878	1,809,558
Central Bank of the Republic Uzbekistan and others	Off-shore short term borrowings	1.46 ~ 2.57		875,783	1,069,868

HSBC and others	Off-shore long term borrowings	3M Libor + 0.50 ~ 3M Libor + 0.62		444,159	214,280

JBIC	Off-shore borrowings from JBIC	4.27 ~ 4.32		12,776	18,364

Others	Short-term borrowings in foreign currencies	0.05 ~ 5.45		7,881,995	5,724,739
	Long term borrowings in foreign currencies	0.12 ~ 3.21		1,443,491	1,599,175

			~~W~~	12,826,369	11,875,727

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

24. Debentures

Debentures as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.30	6.90	~~W~~	95,431,251	96,161,132
Discount on debentures				(53,254)
Premium on debentures				114
Valuation adjustment for fair value hedges				(35,014)

				95,343,097

Debentures in foreign currencies:
Debentures	0.02	6.97		13,811,420	13,615,184
Discount on debentures				(29,804)
Valuation adjustment for fair value hedges				(160,279)

				13,621,337

Off-shore debentures:
Debentures	—	7.73		10,617,785	10,349,626
Discount on debentures				(26,037)
Valuation adjustment for fair value hedges				(270,181)

				10,321,567

			~~W~~	119,286,001	120,125,942

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

24. Debentures, Continued

	December 31, 2017
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.29	6.90	~~W~~	95,245,150	95,361,894
Discount on debentures				(47,122)
Premium on debentures				203
Valuation adjustment for fair value hedges				(227,991)

				94,970,240

Debentures in foreign currencies:
Debentures	0.16	8.20		12,932,807	12,599,884
Discount on debentures				(33,802)
Valuation adjustment for fair value hedges				(345,622)

				12,553,383

Off-shore debentures:
Debentures	—	7.73		10,628,444	10,331,998
Discount on debentures				(24,660)
Valuation adjustment for fair value hedges				(308,425)

				10,295,359

			~~W~~	117,818,982	118,293,776

25. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of defined benefit liabilities as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Present value of defined benefit liabilities	~~W~~	377,361	343,887
Fair value of plan assets		(315,210)	(298,240)

	~~W~~	62,151	45,647

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

25. Defined Benefit Liabilities, Continued

(2)	Changes in defined benefit liabilities for the years ended December 31, 2018 and 2017 are as follows:

	2018
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	343,887	(298,240)	45,647
Current service costs		39,440	—	39,440
Interest expense (income)		10,604	(9,529)	1,075
Remeasurements of defined benefit liabilities:
Demographic assumption		—	—	—
Financial assumption		8,460	5,255	13,715
Experience adjustment		(7,662)	—	(7,662)

		798	5,255	6,053

Payments from the plan		(17,368)	17,315	(53)
Contributions to the plan		—	(30,011)	(30,011)

Ending balance	~~W~~	377,361	(315,210)	62,151

	2017
	Present value of defined benefit obligation		Fair value of plan assets	Defined benefit liabilities
Beginning balance	~~W~~	308,839	(265,122)	43,717
Current service costs		37,649	—	37,649
Interest expense (income)		8,771	(7,675)	1,096
Remeasurements of defined benefit liabilities:
Demographic assumption		53	—	53
Financial assumption		(2,348)	3,764	1,416
Experience adjustment		1,885	—	1,885

		(410)	3,764	3,354

Payments from the plan		(10,828)	10,793	(35)
Contributions to the plan		—	(40,000)	(40,000)
Other		(134)	—	(134)

Ending balance	~~W~~	343,887	(298,240)	45,647

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

25. Defined Benefit Liabilities, Continued

(3)	Fair value of plan assets for each type as of December 31, 2018 and 2017 are as follows:

	December 31, 2018			December 31, 2017
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	315,210	—	298,240

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Current service costs	~~W~~	39,440	37,649
Interest expense (income), net		1,075	1,096

	~~W~~	40,515	38,745

(5)	The principal actuarial assumptions used as of December 31, 2018 and 2017 are as follows:

	December 31, 2018	December 31, 2017
Discount rate (%)	2.77	3.25
Future salary increasing rate (%)	6.23	6.50

(6)	The present value sensitivity of defined benefit liabilities as changes in principal actuarial assumptions as of December 31, 2018 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.44% decrease	11.19% increase
Future salary increasing rate	10.48% increase	9.04% decrease

(7)

The weighted average duration of defined benefit liabilities is 11.35 years and 11.14 years as of December 31, 2018 and 2017, respectively. The expected contributions to the plan for the next annual reporting period amount to ~~W~~65,355 million and ~~W~~25,718 million as of December 31, 2018 and 2017, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

26. Provisions

(1)	Changes in provisions for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Provision for payment guarantees	~~W~~	469,684	445,946
Provision for unused commitments		111,181	135,321
Financial guarantee provision		787,765	638,222
Lawsuit provision		12,302	135,497
Other provision		7,786	8,965

	~~W~~	1,388,718	1,363,951

(2)	Changes in provision for unused commitments for the year ended December 31, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	17,718	447,095	19	464,832
Transfer to 12-month expected credit loss		212,697	(212,697)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(2,899)	2,899	—	—
Provision for (reversal of) unused commitments		46,748	(57,167)	(19)	(10,438)
Foreign currency translation		14,514	776	—	15,290

Ending balance	~~W~~	288,778	180,906	—	469,684

(3)	Changes of financial guarantee provision for the year ended December 31, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,763	72,267	73,458	147,488
Transfer to 12-month expected credit loss		76	(7)	(69)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(443)	493	(50)	—
Transfer to credit-impaired exposures		(474)	(3,343)	3,817	—
Provision for (reversal of) unused commitments		472	(49)	(39,256)	(38,833)
Foreign currency translation		6	2,185	335	2,526

Ending balance	~~W~~	1,400	71,546	38,235	111,181

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

26. Provisions, Continued

(4)	Changes in provision for payment guarantees for the year ended December 31, 2018 are as follows:

	2018
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	9,512	426,421	208,078	644,011
Transfer to 12-month expected credit loss		71,411	(71,411)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired exposures		(421)	1,171	(750)	—
Transfer to credit-impaired exposures		(12,804)	(23,216)	36,020	—
Provision for (reversal of) unused commitments		222,157	(95,542)	(4,887)	121,728
Foreign currency translation		3,091	10,098	8,837	22,026

Ending balance	~~W~~	292,946	247,521	247,298	787,765

(5)	Changes of lawsuit provision and other provision for the year ended December 31, 2018 are as follows:

	2018
	Lawsuit provision		Other provision
Beginning balance	~~W~~	135,497	8,965
Reversal of provision		(11)	—
Provision used		(123,184)	(1,179)

Ending balance	~~W~~	12,302	7,786

(6)	Changes in provisions for the year ended December 31, 2017 are as follows:

	2017
	Provision for payment guarantees		Provision for unused commitments	Financial guarantee provision	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	835,766	195,431	35,935	129,342	4,776	1,201,250
Increase (reversal) of provision		(117,793)	267,690	92,859	(1,053)	6,700	248,403
Provision used		—	—	—	(15,276)	(2,511)	(17,787)
Foreign exchange differences		(79,751)	(17,175)	6,527	—	—	(90,399)
Other		—	—	—	22,484	—	22,484

Ending balance	~~W~~	638,222	445,946	135,321	135,497	8,965	1,363,951

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

26. Provisions, Continued

(7)	Provision for payment guarantees and financial guarantee provision

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as a financial guarantee provision.

(8)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(9)	Provision for possible losses from lawsuits

As of December 31, 2018, the Bank is involved in 25 lawsuits as a plaintiff and 35 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~252,375 million and ~~W~~228,604 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2018 and additional losses may be incurred depending on the result of pending lawsuits.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

26. Provisions, Continued

Major lawsuits in progress as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1th JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial ruled partially against the Bank; 2nd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st, trial ruled in favor of the Bank; 2nd trial in progress
Dongbu Corporation	Claim for objection of request (participation to support)		19,658	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		13,898	1st trial ruled partially against the Bank, 2nd trial in progress

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

26. Provisions, Continued

	December 31, 2017
	Contents	Amounts		Status of lawsuit

Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial in progress
Korea Credit Guarantee Fund	Claim for damages		60,100	1st trial ruled against the Bank; 2nd trial in progress
Korea Trade Insurance Corporation	Short-term export credit insurance		34,209	1st trial ruled against the Bank; 2nd trial in progress
Hyundai Engineering & Construction Co., Ltd. and two others	Claim for refund of special agreement settlement		27,180	1st trial ruled in favor of the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
Defendant:
Hanhwa Chemical Co., Ltd.	Performance guarantee		322,593	Retrial in progress after quashing
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd.	Claim for refund of impairment sale payment		13,898	1st trial ruled partially against the Bank, 2nd trial in progress

(10)	Other provision

The Bank recognized other provision as a reserve for other miscellaneous purpose.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

27. Other Liabilities

Other liabilities as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Accounts payable	~~W~~	1,857,585	4,580,635
Accrued expense		1,930,986	1,729,336
Unearned income		41,298	37,919
Deposits withholding tax		30,918	26,735
Guarantee money received		213,286	393,869
Foreign exchanges payable		10,969	77,289
Domestic exchanges payable		312,911	238,958
Borrowing from trust accounts		792,364	1,062,609
Financial guarantee liability		28,628	28,969
Others		46,263	325,444

		5,265,208	8,501,763
Present value discount		(351)	(266)

	~~W~~	5,264,857	8,501,497

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~5,139,270 million and ~~W~~8,133,810 million as of December 31, 2018 and 2017, respectively, and their fair value amounted to ~~W~~5,139,289 million and ~~W~~8,133,787 million as of December 31, 2018 and 2017, respectively.

28. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,621,619,768 shares issued and 3,587,619,768 shares issued as of December 31, 2018 and 2017, respectively, and outstanding with a total par value of ~~W~~18,108,099 million and ~~W~~17,983,099 million as of December 31, 2018 and 2017, respectively.

(2) Capital surplus

Capital surplus as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Paid-in capital in excess of par value	~~W~~	62,309	63,133
Surplus from capital reduction(*1)		44,373	44,373
Other capital surplus(*2)		2,390,495	2,390,495

	~~W~~	2,497,177	2,498,001

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

28. Equity, Continued

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Net gain (loss) on securities measured at FVOCI:
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	(93,687)	—
Loss allowance for securities measured at FVOCI (before tax)		76,494	—
Income tax effect		4,728	—

		(12,465)	—

Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)		—	683,258
Income tax effect		—	(187,896)

		—	495,362

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(33,017)	(69,467)
Income tax effect		—	—

		(33,017)	(69,467)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(2,579)	(6,910)
Income tax effect		709	1,900

		(1,870)	(5,010)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		15,828	21,881
Income tax effect		(4,352)	(6,017)

		11,476	15,864

Fair value changes on financial liabilities designated at fair value due to credit risk:
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		4,384	—
Income tax effect		(1,206)	—

		3,178	—

	~~W~~	(32,698)	436,749

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

28. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2018 and 2017 are as follows:

	2018
	January 1, 2018		Increase (Decrease)	Tax Effect	December 31, 2018
Gain on Securities Measured at FVOCI	~~W~~	161,165	(239,495)	65,865	(12,465)
Exchange differences on translation of foreign operations		(69,420)	36,403	—	(33,017)
Valuation loss on cash flow hedge		(5,009)	4,330	(1,191)	(1,870)
Remeasurements of defined benefit liabilities		15,864	(6,053)	1,665	11,476
Valuation gain on financial liabilities designated at fair value due to credit risk		9,520	(8,747)	2,405	3,178

	~~W~~	112,120	(213,562)	68,744	(32,698)

	2017
	January 1, 2017		Increase (Decrease)	Tax Effect	December 31, 2017
Valuation gain on available-for-sale financial assets	~~W~~	1,185,168	(880,288)	190,482	495,362
Exchange differences on translation of foreign operations		22,169	(91,636)	—	(69,467)
Valuation loss on cash flow hedge		(13,000)	10,240	(2,250)	(5,010)
Remeasurements of defined benefit liabilities		19,128	(3,354)	90	15,864

	~~W~~	1,213,465	(965,038)	188,322	436,749

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

28. Equity, Continued

(i)	Retained earnings as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Legal reserve	~~W~~	173,913	—
Voluntary reserve
Regulatory reserve for loan losses		1,372,030	1,308,500
Unappropriated retained earnings		2,866,706	434,782

	~~W~~	4,412,649	1,743,282

(ii)	Changes in legal reserve for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Beginning balance	~~W~~	—	3,578,770
Transfer from retained earnings		173,913	—
Coverage of deficits		—	(3,578,770)

Ending balance	~~W~~	173,913	—

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Beginning balance	~~W~~	434,782	(3,641,098)
Changes in accounting policy		290,907	—
Transfer from (contribution to) legal reserve		(173,913)	3,578,770
Transfer from (contribution to) regulatory reserve for credit losses		(63,530)	62,328
Dividends		(147,092)	—
Reclassification of gain or loss on equity securities measured at FVOCI		15,707	—
Profit for the year		2,509,845	434,782

Ending balance	~~W~~	2,866,706	434,782

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

28. Equity, Continued

(iv)	Statements of appropriation of retained earnings for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
I. Unappropriated retained earnings:
Unappropriated retained earning carried forward from the prior year	~~W~~	50,247	—
Changes in accounting policy		290,907	—
Gain on disposal of securities measured at FVOCI		15,707	—
Profit for the year		2,509,845	434,782

		2,866,706	434,782

II. Appropriation of retained earnings:
Contribution to legal reserve		1,003,938	173,913
Contribution to (Transfer from) regulatory reserve for credit losses		(144,330)	63,530
Dividends (~~W~~40 per share)		144,865	147,092

		1,004,473	384,535

III. Unappropriated retained earnings to be carried over to subsequent year	~~W~~	1,862,233	50,247

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Beginning balance	~~W~~	1,372,030	1,308,500
Planned provision for (reversal of) reserve for credit losses
Changes in accounting policy		(8,262)	—
Planned provision for (reversal of) reserve for credit losses		(136,068)	63,530

		(144,330)	63,530

Ending balance	~~W~~	1,227,700	1,372,030

(ii)	Required reversal of regulatory reserve for credit losses and profit after adjusting regulatory reserve for loan losses for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Profit for the year	~~W~~	2,509,845	434,782
Obligated amount of reversal of (provision for) regulatory reserve for credit losses		136,068	(63,530)

Profit after adjusting regulatory reserve for credit losses	~~W~~	2,645,913	371,252

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	734	105

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

29. Net Interest Income

Net interest income for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Interest income:
Due from banks	~~W~~	93,883	49,480
Securities measured at FVTPL		51,702	—
Financial assets held for trading		—	46,363
Securities measured at FVOCI		390,754	—
Available-for-sale financial assets		—	407,669
Loans measured at amortized cost		21,569	—
Held-to-maturity financial assets		—	316
Loans measured at FVTPL		37,497	—
Loans measured at amortized cost		4,550,447	—
Loans		—	4,369,445

		5,145,852	4,873,273

Interest expense:
Financial liabilities measured at FVTPL		(79,695)	(68,190)
Deposits		(517,250)	(484,254)
Borrowings		(426,776)	(295,026)
Debentures		(2,739,345)	(2,539,432)

		(3,763,066)	(3,386,902)

	~~W~~	1,382,786	1,486,371

Interest received from impaired assets relating to loans measured at amortized cost and loans for the years ended December 31, 2018 and 2017 were ~~W~~49,878 million and ~~W~~156,909 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

30. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Fees and commission income:
Loan commissions	~~W~~	144,321	171,199
Underwriting and investment consulting commissions		116,611	152,045
Brokerage and agency commissions		6,542	7,097
Trust and retirement pension plan commissions		30,553	23,585
Fees on asset management		2,870	1,835
Other fees		65,974	78,928

		366,871	434,689

Fees and commission expenses:
Brokerage and agency fees		(10,822)	(11,561)
Other fees		(18,660)	(19,550)

		(29,482)	(31,111)

	~~W~~	337,389	403,578

31. Dividend Income

Dividend income for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Securities measured at FVTPL	~~W~~	140,858	—
Financial assets held for trading		—	178
Securities measured at FVOCI		127,468	—
Available-for-sale financial assets		—	219,383
Investments in subsidiaries and associates		462,108	631,250

	~~W~~	730,434	850,811

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

32. Net Loss on Securities Measured at FVTPL

Net loss related to securities measured at FVTPL for the year ended December 31, 2018 are as follows:

	2018
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	82,711
Gains on valuation		196,582

		279,293

Losses on securities measured at FVTPL:
Losses on sale		(56,324)
Losses on valuation		(228,721)
Purchase related expense		(120)

		(285,165)

	~~W~~	(5,872)

33. Net Loss on Financial Assets Held for Trading

Net loss related to financial assets held for trading for the year ended December 31, 2017 are as follows:

	2017
Gains on financial assets held for trading:
Gains on sale	~~W~~	14,661
Gains on valuation		1,355

		16,016

Losses on financial assets held for trading:
Losses on sale		(35,269)
Losses on valuation		(2,617)
Purchase related expense		(247)

		(38,133)

	~~W~~	(22,117)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

34. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	—	2,714
Gains on valuation		12,260	77,819

		12,260	80,533

Losses on financial liabilities measured at FVTPL:
Losses on redemption		—	(32)
Losses on valuation		(56,027)	(141)

		(56,027)	(173)

	~~W~~	(43,767)	80,360

35. Net Gain on Securities Measured at FVOCI

Net gain related to securities measured at FVOCI for the year ended December 31, 2018 are as follows:

	2018
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	31,432
Reversal of impairment losses		8,923

		40,355

Losses on securities measured at FVTPL:
Losses on sale		(26,052)
Impairment losses		(2,277)

		(28,329)

	~~W~~	12,026

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

36. Net Gain on Available-for-Sale Financial Assets

Net gain on available-for-sale financial assets for the year ended December 31, 2017 and are as follows:

	2017
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	1,113,122
Reversal of impairment losses		2,177

		1,115,299

Losses on available-for-sale financial assets:
Losses on sale		(43,345)
Impairment losses		(186,928)

		(230,273)

	~~W~~	885,026

37. Net Gain on Derivatives

Net gain on derivatives for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	2,223,623	2,148,591
Currency		6,729,067	11,223,678
Stock		176,965	24,266
Commodity		743	6,774
Embedded derivatives		638	45,331
Gains on adjustment of derivatives		2,001	46,095

		9,133,037	13,494,735

Losses on trading purpose derivatives:
Interest		(2,089,177)	(2,148,288)
Currency		(6,485,150)	(11,496,872)
Stock		(36,357)	(20,706)
Commodity		(743)	(6,774)
Embedded derivatives		—	(43,786)
Losses on adjustment of derivatives		(12,522)	(11,055)

		(8,623,949)	(13,727,481)

		509,088	(232,746)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

37. Net Gain on Derivatives, Continued

	2018		2017
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		212,958	17,690
Currency		272,044	691,998
Gains on adjustment of derivatives		140	5,671

		485,142	715,359

Losses on hedging purpose derivatives:
Interest		(139,828)	(281,367)
Currency		(640,231)	(208,363)
Losses on adjustment of derivatives		(505)	(181)

		(780,564)	(489,911)

		(295,422)	225,448

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		286,811	618,061
Gains on redemption		301,620	171,505

		588,431	789,566

Losses on fair value hedged items:
Losses on valuation		(290,118)	(21,741)
Losses on redemption		(334,375)	(140,965)

		(624,493)	(162,706)

		(36,062)	626,860

	~~W~~	177,604	619,562

Related with cash flow hedge, the Bank recognized ~~W~~109 million of gain and ~~W~~172 million of loss in the statement of comprehensive income as the ineffective portion for the years ended December 31, 2018 and 2017, respectively.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

38. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Net gain on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	503,558	665,194
Losses on foreign exchange transactions		(491,129)	(654,956)

		12,429	10,238

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		1,525,047	3,309,624
Losses on foreign exchange translations		(1,410,192)	(3,641,639)

		114,855	(332,015)

	~~W~~	127,284	(321,777)

39. Other Operating Expense, net

Other operating income and expense for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Other operating income:
Gains on sale of loans	~~W~~	44,406	174,537
Gains on disposal of loans measured at FVTPL		17,507	—
Gains on valuation of loans measured at FVTPL		80,597	—
Gains on disposal of investments in subsidiaries and associates		273,110	3,492
Reversal of provisions		11	1,053
Others		13,653	5,374

		429,284	184,456

Other operating expenses:
Losses on sale of loans		(147,995)	(259,990)
Losses on disposal of loans measured at FVTPL		(29,456)	—
Losses on valuation of loans measured at FVTPL		(48,140)	—
Losses on disposal of investments in subsidiaries and associates		(16,471)	(13,004)
Provision for other losses		—	(6,700)
Insurance expenses		(46,533)	(50,616)
Credit guarantee fund salary		(139,914)	(139,219)
Educational taxes		(31,085)	(33,534)
Foreign security contributions		(6,095)	(8,269)
Others		(22,188)	(28,455)

		(487,877)	(539,787)

	~~W~~	(58,593)	(355,331)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

40. Provision for Credit Losses

Provision for credit losses for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Provision for loan loss allowance	~~W~~	377,405	1,212,184
Provision for other assets		22,686	35,497
Provision for (reversal of) unused commitments		(10,438)	267,690
Provision for (reversal of) of financial guarantee provision		(38,833)	92,859
Provision for (reversal of) payment guarantees		121,728	(117,793)

	~~W~~	472,548	1,490,437

41. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Payroll costs:
Short-term employee benefits	~~W~~	349,299	346,679
Defined benefit costs		40,515	38,745
Defined contribution costs		4,609	3,510

		394,423	388,934

Depreciation and amortization:
Depreciation of property and equipment		32,939	29,318
Amortization of intangible assets		17,999	20,674

		50,938	49,992

Other:
Employee welfare benefits		29,390	28,922
Rent expenses		29,276	28,896
Taxes and dues		25,436	25,430
Advertising expenses		17,344	17,092
Electronic data processing expenses		58,567	58,757
Fees and charges		23,848	23,335
Others		46,462	39,938

		230,323	222,370

	~~W~~	675,684	661,296

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

42. Other Non-Operating Income and Expense

Other non-operating income and expense for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Other non-operating income:
Gain on disposal of non-current assets held for sale	~~W~~	54,943	9,297
Gain on disposal of property and equipment		88	536
Rental income on investment property		1,443	1,418
Others		4,352	6,787

		60,826	18,038

Other non-operating expense:
Losses on disposal of non-current assets held for sale		(2,599)	(102)
Losses on disposal of property and equipment		(814)	(51)
Losses on disposal of intangible assets		—	(16)
Depreciation of investment property		(2,011)	(2,019)
Donations		(12,147)	(6,238)
Others		(4,361)	(27,860)

		(21,932)	(36,286)

	~~W~~	38,894	(18,248)

43. Income Tax Expense

(1)	Income tax expense for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Current income tax(*)	~~W~~	203,599	377,992
Changes in deferred income taxes on temporary differences		114,674	(318,504)
Deferred income tax recognized directly to equity
Other comprehensive income		68,744	188,322
Retained earnings		(5,958)	—

Income tax expense	~~W~~	381,059	247,810

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

43. Income Tax Expense, Continued

(2)	Profit before income taxes and income tax expense for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Profit before income taxes	~~W~~	2,890,904	682,592
Income taxes calculated using enacted tax rates		794,999	164,725
Adjustments:
Non-deductible losses and tax-free gains		(19,682)	(48,035)
Non-recognition effect of deferred income taxes		(434,076)	75,123
Net adjustments for prior years		26,319	(25,699)
Others		13,499	81,696

		(413,940)	83,085

Income tax expense	~~W~~	381,059	247,810

Effective tax rate (%)		13.18	36.30

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2018 and 2017 are as follows:

	2018
	January 1, 2018(*)		Decrease	Increase	December 31, 2018	Deferred tax assets (liabilities)
Derivatives	~~W~~	24,078	24,241	(331,160)	(331,323)	(91,114)
Investments in subsidiaries and associates		(6,292,226)	36,673	(1,340,951)	(7,669,850)	(2,367,842)
Gains on fair value hedged items valuation		(791,376)	(791,376)	(429,827)	(429,827)	(118,202)
Losses on foreign exchange translation for hedged liabilities		515,299	515,299	264,036	264,036	72,610
Impairment losses on debt securities		64,768	(1,165)	—	65,933	18,132
Impairment losses on equity securities		113,846	65,233	13,285	61,898	17,022
Defined benefit obligation		313,403	17,315	50,816	346,904	95,399
Plan assets		(298,240)	(17,315)	(22,928)	(303,853)	(83,560)
Financial assets held for trading		(67,245)	(6,433)	121,743	60,931	16,756
Available-for-sale financial assets		(158,946)	(1,712)	—	(157,234)	(2,804)
Write-off		3,805,312	931,033	105,086	2,979,365	575,484
Provisions		753,208	1,259,909	1,290,700	783,999	215,600
Property impairment losses		6,976	173	—	6,803	1,871
Loan origination fees		(6,527)	(6,527)	(15,814)	(15,814)	(4,349)
Gains on sales of loans		(31,409)	15,356	(6,046)	(52,811)	(14,523)
Others		2,391,156	1,201,492	1,202,193	2,391,857	581,349

		342,077	3,242,196	901,133	(1,998,986)	(1,088,171)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		3,572,906	1,614,909	—	1,957,997	—

	~~W~~	3,914,983	4,857,105	901,133	(40,989)	(1,088,171)

(*)	Temporary differences as of January 1, 2018 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

43. Income Tax Expense, Continued

	2017
	January 1, 2017(*)		Decrease	Increase	December 31, 2017	Deferred tax assets (liabilities)
Derivatives	~~W~~	232,582	232,582	(113,946)	(113,946)	(31,335)
Investments in subsidiaries and associates		(7,080,102)	(13,893)	773,983	(6,292,226)	(2,440,218)
Gains on fair value hedged items valuation		(451,203)	(451,203)	(791,376)	(791,376)	(217,628)
Losses on foreign exchange translation for hedged liabilities		407,027	407,027	515,299	515,299	141,707
Impairment losses on debt securities		284,895	33,072	—	251,823	69,251
Impairment losses on equity securities		661,040	176,835	88,213	572,418	153,508
Defined benefit obligation		278,329	10,792	45,866	313,403	86,186
Plan assets		(264,474)	(10,792)	(44,558)	(298,240)	(82,016)
Financial assets held for trading		(81,178)	(20,364)	(6,432)	(67,246)	(18,493)
Available-for-sale financial assets		(160,554)	(1,608)	—	(158,946)	(3,275)
Write-off		3,383,852	2,358	423,745	3,805,239	820,691
Provisions		732,474	1,239,175	1,235,235	728,534	200,347
Property impairment losses		7,149	173	—	6,976	1,918
Loan origination fees		(4,770)	(4,770)	(6,661)	(6,661)	(1,832)
Gains on sales of loans		(39,861)	(14,917)	(6,466)	(31,410)	(8,638)
Others		22,104	(493,907)	1,080,491	1,596,502	356,329

		(2,072,690)	1,090,560	3,193,393	30,143	(973,497)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		3,419,215	—	153,691	3,572,906	—

	~~W~~	1,346,525	1,090,560	3,347,084	3,603,049	(973,497)

(*)	Temporary differences as of January 1, 2017 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

43. Income Tax Expense, Continued

(4)	Changes in income tax expense recognized directly to equity for the years ended December 31, 2018 and 2017 are as follows:

	2018
	December 31, 2018			January 1, 2018		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Net gain (loss) on securities measured at FVOCI	~~W~~	(12,465)	4,728	161,165	(61,137)	65,865
Exchange differences on translation of foreign operations		(33,017)	—	(69,420)	—	—
Losses on valuation of cash flow hedge		(1,870)	709	(5,009)	1,900	(1,191)
Remeasurements of defined benefit liabilities		11,476	(4,352)	15,864	(6,017)	1,665
Fair value changes on financial liabilities designated at fair value due to credit risk		3,178	(1,206)	9,520	(3,611)	2,405

	~~W~~	(32,698)	(121)	112,120	(68,865)	68,744

Income tax benefit recognized direct to retained earnings amounting to ~~W~~5,958 million is the tax effect of realized income amounting to ~~W~~21,665 million from disposal of equity securities measured at FVOCI.

	2017
	December 31, 2017			January 1, 2017		Changes in tax effect
	Amounts before tax		Tax effect	Amounts before tax	Tax effect
Gains on valuation of available-for-sale financial assets	~~W~~	495,362	(187,896)	1,185,168	(378,378)	190,482
Exchange differences on translation of foreign operations		(69,467)	—	22,169	—	—
Losses on valuation of cash flow hedge		(5,010)	1,900	(13,000)	4,150	(2,250)
Remeasurements of defined benefit liabilities		15,864	(6,017)	19,128	(6,107)	90

	~~W~~	436,749	(192,013)	1,213,465	(380,335)	188,322

44. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the years ended December 31, 2018 and 2017 are computed as follows:

(i) Basic earnings per share

	2018		2017
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	2,509,845,232,262	434,781,932,134
Weighted-average number of ordinary shares outstanding (B)		3,605,597,850	3,543,630,727

Basic earnings per share (A/B) (in won)	~~W~~	696	123

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

44. Earnings per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2018
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,587,619,768	365	1,309,481,215,320
Increased paid-in capital (B)	34,000,000	193	6,562,000,000

Cumulative shares (C = A+B)			1,316,043,215,320

Weighted-average number of ordinary shares outstanding (C/365)			3,605,597,850

	2017
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding at the beginning of the year (A)	3,508,619,768	365	1,280,646,215,320
Increased paid-in capital(B)	50,000,000	222	11,100,000,000
Increased paid-in capital(C)	16,000,000	96	1,536,000,000
Increased paid-in capital(D)	13,000,000	11	143,000,000

Cumulative shares (E=A+B+C+D)			1,293,425,215,320

Weighted average number of ordinary shares outstanding (E/365)			3,543,630,727

(2) Diluted earnings per share

Diluted and basic earnings per share for the years ended December 31, 2018 and 2017 are equal because there is no potential dilutive instrument.

45. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2018 and 2017 are as follows:

	December 31, 2018			December 31, 2017
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	6,012,532	2,211,955	—	—
Securities measured at amortized cost(*)		1,093,314	113,825	—	—
Available-for-sale financial assets(*)		—	—	8,472,566	4,339,565

	~~W~~	7,105,846	2,325,780	8,472,566	4,339,565

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

46. Guarantees and Commitments

Guarantees and commitments as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	631,298	399,219
Guarantees for bond issuance		2,069,094	1,817,983
Guarantees for loans		408,907	664,148
Letter of guarantee		54,522	37,105
Guarantees for on-lending debt		17,910	28,272
Others		4,666,096	4,856,801

		7,847,827	7,803,528

Unconfirmed acceptances and guarantees:
Letter of credit		1,890,514	2,080,609
Others		1,584,031	1,397,251

		3,474,545	3,477,860

Commitments:
Commitments on loans		27,777,491	4,176,745
Others		2,175,793	2,180,792

		29,953,284	6,357,537

Bills endorsed:
With recourse		7,469	3,028

	~~W~~	41,283,125	17,641,953

47. Trust Accounts

(1)	Trust accounts as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Accrued trust fee	~~W~~	9,452	25,581
Deposits		9,082	13,625
Borrowings from trust accounts		741,805	1,008,213
Accrued interest on deposits		1,190	1,383

(2)	Transactions with trust accounts for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Trust management fee	~~W~~	28,404	21,458
Interest expenses on deposits		300	984
Interest expenses of borrowings from trust accounts		15,952	14,026

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

47. Trust Accounts, Continued

(3)	The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Principals guaranteed money trust	~~W~~	268,373	272,499
Principals and interest guaranteed money trust		243,873	252,811

	~~W~~	512,246	525,310

Principle of money and property trust	~~W~~	462,156	462,999
Income from trust deposits payable		36,180	34,724
Other liabilities and special reserve		13,910	27,587

48. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2018 are as follows:

Classification	Corporate name
Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 6 others, KDB Value PEF VI, KDB Value PEF VII, KDB Venture M&A PEF, KDB Consus Value PEF, Components and Materials M&A PEF and 6 others, KDBC IP Investment Fund 2, KoFC-KDBC Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, Ubest 4th Securitization Specialty Co., Ltd. and 7 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 32 others
Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Ocean Business Corporation, Korea Appraisal Board, GM Korea Company, Hyundai Merchant Marine Co., Ltd., Dongbu Steel Co., Ltd. and 74 others, Troika Resources Investment PEF and 96 others, KoFC-KVIC Job Creation Fund II and 106 others
Others	Key management personnel

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

48. Related Party Transactions, Continued

(2)	Significant balances with related parties as of December 31, 2018 and 2017 are as follows:

	Account	December 31, 2018		December 31, 2017
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	5,878	108,030
	Allowance for loan losses		(1)	(30)
	Derivative financial assets		1,044	1,183
	Other assets		8	49
	Deposits		57	71
	Derivative financial liabilities		1,924	3,689
	Other liabilities		511	529
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		34,639	28,344
	Borrowings		—	1
	Other liabilities		1	—
KDB Ireland Ltd.	Loans		368,099	314,908
	Allowance for loan losses		(37)	(112)
	Derivative financial assets		1,688	1,868
	Other assets		714	446
	Borrowings		1,677	—
	Derivative financial liabilities		1,789	1,094
KDB Bank Europe Ltd.	Cash and due from banks		373,965	430,567
	Loans		23,979	10,714
	Allowance for loan losses		(6)	(12)
	Derivative financial assets		1,611	1,583
	Other assets		566	528
	Derivative financial liabilities		259	21
Banco KDB Do Brazil S.A.	Cash and due from banks		72,677	107,140
	Loans		111,810	107,140
	Allowance for loan losses		(29)	(120)
	Other assets		82	148
	Allowance of other assets		(1)	(1)
KDB Asia Ltd.	Cash and due from banks		268,344	192,852
	Loans		234,801	54,641
	Allowance for loan losses		(18)	(6)
	Derivative financial assets		15	287
	Other assets		820	310
	Deposits		2	2
	Derivative financial liabilities		547	47

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	December 31, 2018		December 31, 2017
KDB Value PEF VI	Loans	~~W~~	1,261,496	1,291,074
	Allowance for loan losses		(2,305)	(3,628)
	Derivative financial assets		520	15,573
	Other assets		22,026	48,748
	Allowance of other assets		(27)	(51)
	Deposits		64,196	64,725
	Borrowings		4,521	5,762
	Derivative financial liabilities		2,000	1,597
	Other liabilities		111	26,998
	Other provisions		399	331
KDB Consus Value PEF	Securities		129,812	70,155
	Derivative financial assets		1,979	—
	Other assets		483	810
	Deposits		9	36
	Derivative financial liabilities		3,513	60,617
	Other liabilities		1,160	1,552
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,499,157	1,766,654
	Allowance for loan losses		(359,448)	(591,476)
	Derivative financial assets		38,978	9,296
	Other assets		3,100	2,974
	Deposits		660,082	644,998
	Derivative financial liabilities		15,044	134,612
	Other liabilities		3,544	2,947
	Other provisions		584,663	598,086
Others	Loans		1,191,767	775,025
	Allowance for loan losses		(572,487)	(153,892)
	Derivative financial assets		3,472	4,349
	Other assets		18,310	8,328
	Allowance of other assets		(10,629)	(343)
	Deposits		37,457	21,083
	Borrowings		38,943	—
	Derivative financial liabilities		1,983	—
	Other liabilities		418	578
	Other provisions		80,771	3,524
Associates:
Korea Electric Power Co., Ltd.	Securities		29,484	59,643
	Loans		151,947	134,792
	Allowances for loan losses		(2,769)	(27)
	Derivative financial assets		37,760	39,790
	Other assets		65	122
	Deposits		36,148	497,312
	Borrowings		4,355	15,129
	Derivative financial liabilities		36,277	290
	Other liabilities		—	282
	Other provisions		14	8

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	December 31, 2018		December 31, 2017
Dongbu Steel Co., Ltd.	Loans	~~W~~	978,743	1,046,630
	Allowances for loan losses		(454,726)	(229,291)
	Deposits		10,391	43,035
	Other liabilities		261	62
	Other provisions		47,451	12,183
Hyundai Merchant Marine Co., Ltd.	Securities		363,615	—
	Loans		500,156	584,021
	Allowances for loan losses		(35,423)	(175,062)
	Deposits		561,979	200,000
	Other liabilities		—	144
Others	Securities		6,139	186
	Loans		1,049,129	1,185,523
	Allowances for loan losses		(769,269)	(746,685)
	Other assets		152,478	150,011
	Deposits		704,376	721,013
	Other liabilities		—	2,222
	Other provisions		121,468	123,661

(3)	Significant profit or loss with related parties for the years ended December 31, 2018 and 2017 are as follows:

	Account	2018		2017
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	834	1,299
	Dividend income		44,109	35,225
	Fees and commission income, other income		5,502	4,456
	Provision for loan losses		—	(109)
	Other operating expenses		(2,261)	(12,445)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		9,258	6,716
	Fees and commission income, other income		55	50
	Interest expenses		(440)	(17)
KDB Ireland Ltd.	Interest income		5,337	4,079
	Reversal of allowance for loan losses		—	23
	Fees and commission income, other income		1,835	114
	Provision for loan losses		(5)	(31)
	Other operating expenses		(1,258)	(1,276)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	2018		2017
KDB Bank Europe Ltd.	Interest income	~~W~~	8,025	6,177
	Fees and commission income, other income		1,574	2,874
	Provision for loan losses		(1)	—
	Other operating expenses		(786)	(68)
Banco KDB Do Brazil S.A.	Interest income		4,040	2,880
	Reversal of allowance for loan losses		—	123
	Provision for loan losses		(11)	(61)
	Other operating expenses		(58)	(14)
KDB Asia Ltd.	Interest income		6,579	3,963
	Reversal of allowance for loan losses		—	61
	Fees and commission income, other income		746	1,487
	Provision for loan losses		(8)	(56)
	Other operating expenses		(2,774)	(1,646)
KDB Value PEF VI	Interest income		49,717	50,907
	Fees and commission income, other income		3,469	51,669
	Interest expenses		(317)	(463)
	Other operating expenses		(9,214)	(23,700)
KDB Consus Value PEF	Interest income		3,636	3,315
	Fees and commission income, other income		66,091	13,769
	Other operating expenses		(4,423)	(198,367)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		35,048	67,860
	Reversal of allowance for loan losses		233,754	—
	Fees and commission income, other income		165,111	17,323
	Interest expenses		(7,588)	(5,124)
	Provision for loan losses		—	(25,489)
	Other operating expenses		9,073	(523,125)
Others	Interest income		59,111	27,877
	Dividend income		33,061	78,966
	Reversal of allowance for loan losses		—	21,512
	Fees and commission income, other income		22,989	29,750
	Interest expenses		(503)	(96)
	Provision for loan losses		(402,315)	(310,776)
	Other operating expenses		(89,022)	(33,108)

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

48. Related Party Transactions, Continued

	Account	2018		2017
Associates:
Korea Electric Power Co., Ltd.	Interest income	~~W~~	4,860	4,476
	Dividend income		166,876	418,246
	Reversal of allowance for loan losses		—	14
	Fees and commission income, other income		13,179	56,944
	Interest expenses		(4,984)	(2,002)
	Provision for loan losses		(2,738)	—
	Other operating expenses		(54,992)	(6,672)
Others	Interest income		78,582	213,068
	Dividend income		171,696	102,545
	Fees and commission income, other income		50,167	48,895
	Interest expenses		(10,691)	(8,244)
	Provision for loan losses		(227,827)	(72,839)
	Other operating expenses		(74,595)	133,221

		~~W~~	357,503	184,156

(4)	Details of guarantees and commitments to the related parties as of December 31, 2018 and 2017 are as follows:

	Account	December 31, 2018		December 31, 2017
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	120,333	125,154
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		2,112,081	2,098,718
	Unconfirmed acceptances and guarantees		602,205	799,035
Others	Confirmed acceptances and guarantees		251,401	—
	Loan commitments		206,100	315,500
Associates:
Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		178,752	140,759
	Unconfirmed acceptances and guarantees		32,411	24,696
Others	Confirmed acceptances and guarantees		128,836	176,062
	Unconfirmed acceptances and guarantees		124,797	90,741
	Loan commitments		18,591	8,243

		~~W~~	3,775,507	3,778,908

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

48. Related Party Transactions, Continued

(5)	Details of compensation to key management personnel for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Short-term employee benefits	~~W~~	1,072	1,030
Post-employment benefits		2	40

	~~W~~	1,074	1,070

(6)

No asset pledged as collaterals to the related parties and from the related parties as of December 31, 2018 exists and details of assets pledged as collaterals from the related parties as of December 31, 2017 are as follows:

	December 31, 2017
	Carrying amounts		Amounts collateralized	Security provider
Securities denominated in foreign currencies	~~W~~	51,709	50,570	KDB Ireland Ltd.

49. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Cash and due from banks:
Cash and foreign currencies	~~W~~	59,835	62,862
Due from banks in Korean won		3,502,528	3,637,424
Due from banks in foreign currencies / off-shores		3,612,866	2,908,356

		7,175,229	6,608,642

Less: Restricted due from banks, others		(4,591,570)	(3,305,131)
Add: Financial instruments reaching maturity within three months from date of acquisition
Government and public bonds		218,981	444,643
Call-loans		3,137,889	4,126,167
Inter-bank loans		908,806	711,892

		4,265,676	5,282,702

	~~W~~	6,849,335	8,586,213

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

49. Statements of Cash Flows, Continued

(2)	Significant transactions not involving cash flows for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Decrease in loans due to write-offs	~~W~~	235,303	116,883
Increase in securities measured at FVOCI due to debt-to-equity swap, etc		57,287	—
Increase in available-for-sale financial assets due to debt-to-equity swap		—	79,143
Increase of available-for-sale financial assets due to the contribution from the government		—	250,000
Decrease in accumulated other comprehensive income due to securities valuation		(239,495)	(880,288)
Deferred income tax effect due to securities valuation		65,865	190,482
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		—	15
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		—	6,638
Reclassification of investments in subsidiaries and associates to assets held for sale		—	58,473
Reclassification of investments in subsidiaries and associates to securities measured at FVOCI		2,050	—
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		1,700	—
Transfer from investment property to property and equipment		7,169	1,807

50. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities sold and loaned debt securities that do not qualify for derecognition as of December 31, 2018 and 2017 are as follows:

	December 31, 2018			December 31, 2017
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	4,702,089	2,211,955	4,612,255	3,516,978
Loaned securities		60,409	—	—	—

	~~W~~	4,762,498	2,211,955	4,612,255	3,516,978

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	631,983	2,840,076	5,037,128	8,509,187
Securities measured at FVOCI		1,006,091	11,607,635	10,191,950	22,805,676
Loans measured at FVTPL		—	—	778,884	778,884
Derivative financial assets		275	3,736,256	139,377	3,875,908

	~~W~~	1,638,349	18,183,967	16,147,339	35,969,655

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,164,538	—	2,164,538
Derivative financial liabilities		364	3,232,198	66	3,232,628

	~~W~~	364	5,396,736	66	5,397,166

	December 31, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	545,597	381,140	—	926,737
Available-for-sale financial assets		2,172,210	15,813,842	14,076,869	32,062,921
Derivative financial assets		372	6,110,887	138,350	6,249,609

	~~W~~	2,718,179	22,305,869	14,215,219	39,239,267

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,583,713	—	1,583,713
Derivative financial liabilities		1,497	5,902,375	3,931	5,907,803

	~~W~~	1,497	7,486,088	3,931	7,491,516

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2018 and 2017 are as follows:

	2018
	Financial assets						Financial liabilities
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2018	~~W~~	3,956,264	9,859,935	1,132,688	—	14,948,887	3,931
Profit or loss		(27,395)	—	32,458	139,258	144,321	(3,865)
Other comprehensive income		—	(183,337)	—	—	(183,337)	—
Acquisition / Issue		1,365,564	569,102	31,078	—	1,965,744	—
Sale / Settlement		(257,305)	(36,790)	(417,340)	—	(711,435)	—
Transfer out(*)		—	(16,960)	—	119	(16,841)	—

December 31, 2018	~~W~~	5,037,128	10,191,950	778,884	139,377	16,147,339	66

	2017
	Financial assets				Financial liabilities
	Available-for-sale financial assets		Derivative financial assets	Total	Derivative financial liabilities
January 1, 2017	~~W~~	11,969,493	146,513	12,116,006	14,690
Profit or loss		(29,957)	(6,020)	(35,977)	3,931
Other comprehensive income		187,895	—	187,895	—
Acquisition / Issue		2,229,908	17,139	2,247,047	—
Sale / Settlement		(259,992)	(19,282)	(279,274)	—
Transfer out(*)		(20,478)	—	(20,478)	(14,690)

December 31, 2017	~~W~~	14,076,869	138,350	14,215,219	3,931

(*)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

(iii)	Changes in deferred day one profit or loss for the years ended December 31, 2018 and 2017 are as follows:

	2018		2017
Beginning balance	~~W~~	5,538	1,155
New deferrals		—	5,796
Amortization		(389)	(259)
Others (transfer to other levels, etc.)		—	(1,154)

Ending balance	~~W~~	5,149	5,538

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2018 and 2017 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps Currency forwards and swaps Currency options	Discounted cash flow method, Black-Scholes model, Modified Black model, Formula model	Discount rate, exchange rate, volatility, commodity index, etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2018 and 2017 are as follows:

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	4.03 ~ 18.22
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	20.54 ~ 40.70
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	3.87 ~ 18.36
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	21.51 ~ 38.07
value approach

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2018
	Valuation technique	Unobservable input	Range (%)
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	17.79 ~ 48.97
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	17.80 ~ 24.20
		Correlation coefficient	0.81 ~ 0.92
Interest rate options	Modified Black model	Volatility	17.80 ~ 24.20
Stock index options	Black-Scholes model	Volatility	14.70 ~ 26.50
Equity options	Discounted cash flow	Volatility	24.11 ~ 25.29
method and others
Equity forward	Discounted cash flow	Volatility	21.93
method and others

December 31, 2017
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets
Equity securities	Discounted cash flow	Discount rate	3.70 ~ 20.26
	method, Relative value	Growth rate	—
	approach, Net asset	Rate of increase in
	value approach	liquidation value	—
Rate of increase in
		property disposal price	—
Discount rate of rent
		cash flow	7.66 ~ 9.31
		Volatility	11.45 ~ 25.79
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	19.20 ~ 23.60
		Correlation coefficient	(-)0.42 ~ 0.95
Interest rate options	Modified Black model	Volatility	19.20 ~ 23.60
Stock index options	Black-Scholes model	Volatility	11.00 ~ 21.00
Equity options	Finite difference method	Volatility	16.62 ~ 57.31
		Correlation coefficient	(-)0.11 ~ 0.75

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2018 and 2017 is as follows:

	December 31, 2018
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	10,253	(8,937)	—	—
Securities measured at FVOCI(*1)		—	—	1,696,241	(362,295)
Loans measured at FVTPL		15,364	(13,617)	—	—
Derivative financial assets(*2)		10,781	(48,074)	—	—

	~~W~~	36,398	(70,628)	1,696,241	(362,295)

	December 31, 2017
	Profit (loss) for the year			Other comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	928,359	(301,212)
Derivative financial assets(*2)		24,296	(97,113)	—	—

	~~W~~	24,296	(97,113)	928,359	(301,212)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. Also, for financial instruments categorized within level 3 in 2018 and 2017, ~~W~~13,004,416 million and ~~W~~12,179,412 million, respectively, are excluded from the sensitivity disclosure because it is impossible to calculate the sensitivity due to changes in unobservable variables for practical reasons.

(*2)	Sensitivity amounts of derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

-

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

-	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

-

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

-

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

-

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

-

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

-

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,583,659	4,591,570	—	7,175,229
Securities measured at amortized cost		494,518	1,201,409	—	1,695,927
Loans measured at amortized cost(*)		—	4,046,695	132,418,019	136,464,714
Other financial assets(*)		—	3,547,645	655,803	4,203,448

	~~W~~	3,078,177	13,387,319	133,073,822	149,539,318

Financial liabilities:
Deposits(*)	~~W~~	—	1,892,885	30,559,539	32,452,424
Borrowings(*)		—	783,563	19,072,441	19,856,004
Debentures		—	120,125,942	—	120,125,942
Other financial liabilities(*)		—	2,119,990	3,019,299	5,139,289

	~~W~~	—	124,922,380	52,651,279	177,573,659

	December 31, 2017
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	3,303,511	3,305,131	—	6,608,642
Held-to-maturity financial assets		2,348	10,725	—	13,073
Loans(*)		—	4,126,167	134,395,262	138,521,429
Other financial assets(*)		—	6,632,670	750,242	7,382,912

	~~W~~	3,305,859	14,074,693	135,145,504	152,526,056

Financial liabilities:
Deposits(*)	~~W~~	—	1,869,256	31,173,556	33,042,812
Borrowings(*)		—	790,080	20,235,284	21,025,364
Debentures		—	118,293,776	—	118,293,776
Other financial liabilities(*)		—	4,726,539	3,407,248	8,133,787

	~~W~~	—	125,679,651	54,816,088	180,495,739

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

51. Fair Value of Financial Assets and Liabilities, Continued

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of December 31, 2018 and 2017 are as follows:

December 31, 2018
	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

December 31, 2017
	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

52. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,583,659	—	—	—	—	4,591,570	—	7,175,229
Securities measured at FVTPL		218,981	8,290,206	—	—	—	—	—	8,509,187
Securities measured at FVOCI		—	—	—	12,647,354	10,158,322	—	—	22,805,676
Securities measured at amortized cost		—	—	—	—	—	1,695,927	—	1,695,927
Loans measured at FVTPL		—	778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		4,046,695	—	—	—	—	130,198,437	—	134,245,132
Derivative financial assets		—	3,193,455	—	—	—	—	682,453	3,875,908
Other financial assets		—	—	—	—	—	4,200,101	—	4,200,101

	~~W~~	6,849,335	12,262,545	—	12,647,354	10,158,322	140,686,035	682,453	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,164,538	—	—	—	—	2,164,538
Deposits		—	—	—	—	—	32,445,775	—	32,445,775
Borrowings		—	—	—	—	—	19,809,741	—	19,809,741
Debentures		—	—	—	—	—	119,286,001	—	119,286,001
Derivative financial liabilities		—	2,799,439	—	—	—	—	433,189	3,232,628
Other financial liabilities		—	—	—	—	—	5,139,270	—	5,139,270

	~~W~~	—	2,799,439	2,164,538	—	—	176,680,787	433,189	182,077,953

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

52. Categories of Financial Assets and Liabilities, Continued

	December 31, 2017
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loans and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,303,511	—	—	—	—	3,305,131	—	—	6,608,642
Financial assets held for trading		444,643	482,094	—	—	—	—	—	—	926,737
Available-for-sale financial assets		—	—	—	32,062,921	—	—	—	—	32,062,921
Held-to-maturity financial assets		—	—	—	—	12,313	—	—	—	12,313
Loans		4,838,059	—	—	—	—	131,441,263	—	—	136,279,322
Derivative financial assets		—	5,628,135	—	—	—	—	—	621,474	6,249,609
Other financial assets		—	—	—	—	—	7,378,355	—	—	7,378,355

	~~W~~	8,586,213	6,110,229	—	32,062,921	12,313	142,124,749	—	621,474	189,517,899

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,583,713	—	—	—	—	—	1,583,713
Deposits		—	—	—	—	—	—	33,058,179	—	33,058,179
Borrowings		—	—	—	—	—	—	20,971,629	—	20,971,629
Debentures		—	—	—	—	—	—	117,818,982	—	117,818,982
Derivative financial liabilities		—	5,422,483	—	—	—	—	—	485,320	5,907,803
Other financial liabilities		—	—	—	—	—	—	8,133,810	—	8,133,810

	~~W~~	—	5,422,483	1,583,713	—	—	—	179,982,600	485,320	187,474,116

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

53. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	3,875,908	—	3,875,908	2,572,600	38,581	1,264,727
Unsettled spot exchange receivables(*)		1,806,409	—	1,806,409	1,806,156	—	253
Unsettled domestic exchange receivables		2,911,679	1,170,443	1,741,236	—	—	1,741,236
Security pledged as collateral for repurchase agreements		4,702,089	—	4,702,089	2,211,955	—	2,490,134
Reverse repurchase agreements		1,300,000	—	1,300,000	1,300,000	—	—
Loaned securities		60,409	—	60,409	60,409	—	—
Receivables from securities transaction		37	—	37	37	—	—

	~~W~~	14,656,531	1,170,443	13,486,088	7,951,157	38,581	5,496,350

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

53. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2018
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	3,232,628	—	3,232,628	2,502,877	7,849	721,902
Unsettled spot exchange payables(*)		1,807,079	—	1,807,079	1,806,156	—	923
Unsettled domestic exchange payables		1,483,354	1,170,443	312,911	—	—	312,911
Repurchase agreements		2,211,955	—	2,211,955	2,211,955	—	—
Payables from securities transaction		1,054	—	1,054	1,054	—	—

	~~W~~	8,736,070	1,170,443	7,565,627	6,522,042	7,849	1,035,736

	December 31, 2017
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	6,249,609	—	6,249,609	3,869,101	271,589	2,108,919
Unsettled spot exchange receivables(*)		4,488,196	—	4,488,196	4,485,735	—	2,461
Unsettled domestic exchange receivables		3,658,339	1,513,865	2,144,474	—	—	2,144,474
Security pledged as collateral for repurchase agreements		4,612,255	—	4,612,255	3,516,978	—	1,095,277
Reverse repurchase agreements		1,448,727	—	1,448,727	1,448,727	—	—
Receivables from securities transaction		16,721	—	16,721	16,721	—	—

	~~W~~	20,473,847	1,513,865	18,959,982	13,337,262	271,589	5,351,131

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

53. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2017
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	5,907,803	—	5,907,803	3,693,464	—	2,214,339
Unsettled spot exchange payables(*)		4,487,581	—	4,487,581	4,485,735	—	1,846
Unsettled domestic exchange payables		1,752,823	1,513,865	238,958	—	—	238,958
Repurchase agreements		3,516,978	—	3,516,978	3,516,978	—	—
Payables from securities transaction		18,254	—	18,254	18,254	—	—

	~~W~~	15,683,439	1,513,865	14,169,574	11,714,431	—	2,455,143

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

54. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

54. Operating Segments, Continued

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2018 and 2017 are as follows:

	2018
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	985,690	(137,207)	42,633	619,943	1,511,059
Operating income (loss) from intersegment sales		52,980	59,589	—	(112,569)	—

	~~W~~	1,038,670	(77,618)	42,633	507,374	1,511,059

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income from external customers	~~W~~	874,426	78,812	34,930	486,582	1,474,750
Operating income (loss) from intersegment sales		(9,836)	(17,396)	—	27,232	—

	~~W~~	864,590	61,416	34,930	513,814	1,474,750

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2018 and 2017 are as follows:

	2018
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,515,000	(669,023)	20,715	516,094	1,382,786
Non-interest income Income related to securities(*1)		85,091	(106,628)	—	27,692	6,155
Other non-interest income		202,058	1,144,553	32,358	(26,585)	1,352,384

		287,149	1,037,925	32,358	1,107	1,358,539
Provision for loan losses and others(*2)		(205,849)	(348,368)	—	(365)	(554,582)
General and administrative expenses		(557,630)	(98,152)	(10,440)	(9,462)	(675,684)

Operating income	~~W~~	1,038,670	(77,618)	42,633	507,374	1,511,059

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

54. Operating Segments, Continued

	2017
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	1,584,329	(397,111)	19,451	279,702	1,486,371
Non-interest income Income related to securities(*1)		13,068	788,838	—	61,003	862,909
Other non-interest income		220,479	902,685	25,406	172,505	1,321,075

		233,547	1,691,523	25,406	233,508	2,183,984
Provision for loan losses and others(*2)		(406,467)	(1,132,006)	—	4,164	(1,534,309)
General and administrative expenses		(546,819)	(100,990)	(9,927)	(3,560)	(661,296)

Operating income	~~W~~	864,590	61,416	34,930	513,814	1,474,750

(*1)

Income related to securities is composed of net gain (loss) on securities measured at FVTPL (financial assets held for trading for the year ended December 31, 2017), securities measured at FVOCI (available-for-sale financial assets for the year ended December 31, 2017) and securities measured at amortized cost (held-to maturity financial assets for the year ended December 31, 2017).

(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2018 and 2017 and the geographical non-current asset information as of December 31, 2018 and 2017 are as follows:

	Revenues(*1)			Non-current assets(*2)
	2018		2017	December 31, 2018	December 31, 2017
Domestic	~~W~~	18,125,443	24,860,929	26,369,930	23,505,974
Overseas		816,723	650,840	4,608	5,192

	~~W~~	18,942,167	25,511,769	26,374,537	23,511,166

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2017, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2018

•	Setting and managing exposure limits by country for 2018

•	Contingency funding plan for 2018

•	Adjustment of exposure limits for Vietnam in 2018

•	Change in the standard of managing exposure by country

•	Change in estimation criteria of risk components to calculate the IFRS 9 loss allowance

•	Major considerations

•	Amendment of risk management by laws

•	Major reporting

•	Management plan of credit portfolio for 2018

•	Integrated crisis analysis in the second half of 2017 and the first half of 2018

•	The result of assessment of suitability for internal capital in 2017

•	Resolution of Credit Committee on a quarterly basis

•	The result of the verification on suitability of Credit Rating System, PD and internal purpose risk components

•	The plan of internal capital allocation for 2018

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

•	Change in management plan of credit portfolio

•	Appointment of locum tenens in case of absence of chairman of risk management committee

•	The result of the annual corporate credit rating for 2018

•	The plan of emergency response of BIS ratio

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in 2019 on September 2018

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

(vi) Risk management reporting and measuring system

The Bank endeavors consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
		Mar. 2012	Corporate credit rating system build-up based on K-IFRS
		Oct. 2017	Rebuilding the Corporate Credit Rating System
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch RS Model	Jun. 2002 Sep. 2012	Summarize position, manage exposure limits and calculate Market VaR
	Murex M/O	Apr. 2013	Calculate regulatory capital by Standardized Approach Supplement of RiskWatch to calculate VaR

Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
	Fermat	Mar. 2014	System update for liquidity risk following Basel III

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OPVaR
	AMA	May. 2009	Pre-operate the AMA

BIS Capital Ratio Calculation System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity and credit risk-weighted assets

Loan Loss Allowance Calculation System	IAS 39 IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected credit loss model (Implemented in 2018)

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

In addition, the Bank is responding to revised standards such as capital requirements for banks’ equity investments in funds, which will take effect in 2017, and the Standardized Approach for measuring counterparty credit risk (SA-CCR), which will take effect in 2019.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as four stages of ‘normal-aggravation-pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements (BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Details of loans by credit rating as of December 31, 2018 are as follows:

< Corporate >
	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	103,949,845	101,908,193	2,041,652	—
BBB2 ~ CCC		29,087,682	18,078,425	10,903,401	105,856
Below CC		4,090,062	—	1,802,024	2,288,038

	~~W~~	137,127,589	119,986,618	14,747,077	2,393,894

< Retail >

	December 31, 2018
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	634,659	599,333	35,030	296
Grade 7 ~ Grade 8		11,975	—	11,947	28
Grade 9 ~ Grade 10		1,392	—	—	1,392

	~~W~~	648,026	599,333	46,977	1,716

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of December 31, 2018 are as follows:

< Corporate >

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	24,367,025	24,164,769	202,256	—
BBB2 ~ CCC		3,279,084	1,294,582	1,984,502	—
Below CC		199,897	88,524	110,388	985

		27,846,006	25,547,875	2,297,146	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1		4,841,683	4,806,169	35,436	78
BBB2 ~ CCC		4,914,971	2,346,844	2,568,127	—
Below CC		1,573,186	585,025	482,805	505,356

	~~W~~	11,329,840	7,738,038	3,086,368	505,434

< Retail >

	December 31, 2018
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	86,652	84,417	2,235	—
Grade 7 ~ Grade 8		31	—	31	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	86,683	84,417	2,266	—

Details of loans as of December 31, 2017 are as follows:

	December 31, 2017
Neither past due nor impaired	~~W~~	134,017,850
Past due but not impaired		79,422
Impaired		5,907,948

		140,005,220
Allowance for loan losses		(3,515,453)
Present value discount		(215,809)
Deferred loan origination costs and fees		5,364

Net value	~~W~~	136,279,322

Ratio of allowance for loan losses to total loans		2.51%

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Loans that are neither past due nor impaired as of December 31, 2017 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
AAA ~ B-	~~W~~	43,629,209	46,555,052	3,647,881	23,814,695	1,059,912	10,763,637	129,470,386
CCC		1,902,339	114,993	—	1,369,865	70,398	142,237	3,599,832
CC		378,016	164,281	—	200,848	—	204,487	947,632
C		—	—	—	—	—	—	—
D		—	—	—	—	—	—	—

	~~W~~	45,909,564	46,834,326	3,647,881	25,385,408	1,130,310	11,110,361	134,017,850

Loans that are past due but not impaired as of December 31, 2017 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Within 30 days	~~W~~	12,918	18,450	7,278	19,172	1,000	12,291	71,109
30 ~ 60 days		62	825	944	—	—	111	1,942
60 ~ 90 days		511	5,848	12	—	—	—	6,371

	~~W~~	13,491	25,123	8,234	19,172	1,000	12,402	79,422

Impaired loans as of December 31, 2017 are as follows:

	December 31, 2017
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately placed corporate bonds	Others	Total
Impaired loans:
Individual	~~W~~	2,064,364	2,127,552	—	364,599	790,687	350,544	5,697,746
Collective		85,596	45,003	1,946	52,805	15,311	9,541	210,202

	~~W~~	2,149,960	2,172,555	1,946	417,404	805,998	360,085	5,907,948

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.00%	0.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%
B+ ~ B-	150.00%	100.00%	100.00%
Below B-	150.00%	150.00%	150.00%
Unrated	100.00%	100.00%	100.00%

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2018.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure after credit risk mitigation by asset type as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	13,230,661	—	13,230,661
Bank		19,505,950	—	19,505,950
Corporate		131,020,852	(265,704)	130,755,148
Stock		32,967,228	—	32,967,228
Indirect investments		10,478,914	(2,548,734)	7,930,180
Asset securitization		2,551,803	—	2,551,803
Over-the-counter derivatives		9,938,599	(4,341,666)	5,596,933
Retail assets		672,748	(25,407)	647,341
Others		45,038,289	(129,125)	44,909,164

	~~W~~	265,405,044	(7,310,636)	258,094,408

	December 31, 2017
	Exposure		Credit risk mitigation	Exposure after credit risk mitigation
Government	~~W~~	15,492,552	—	15,492,552
Bank		19,519,149	—	19,519,149
Corporate		129,607,364	(298,540)	129,308,824
Stock		29,785,368	—	29,785,368
Indirect investments		7,672,509	(1,645,991)	6,026,518
Asset securitization		4,366,731	—	4,366,731
Over-the-counter derivatives		11,620,076	(5,036,913)	6,583,163
Retail assets		1,525,960	(26,260)	1,499,700
Others		46,602,601	(460,376)	46,142,225

	~~W~~	266,192,310	(7,468,080)	258,724,230

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit rating process control structure

According to the Principle of Checks and Balances, the Group has established the credit rating process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Credit Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of December 31, 2018 are as follows:

	December 31, 2018
Securities measured at FVOCI	~~W~~	70,845
Loans measured at amortized cost		2,422,074
Other assets		175,146

(iv) Credit exposure

Geographical information of credit exposure as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,963,080	176,732	93,649	484,210	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		8,104,236	726,131	622,036	553,182	10,005,585
Securities measured at amortized cost:
Bonds (excluding government bonds)		—	—	—	—	—
Loans		127,656,437	1,147,917	964,356	4,944,729	134,713,439
Derivative financial assets		677,407	3,283	—	1,853	682,543
Other assets		4,345,101	68,792	17,254	60,128	4,491,275

		143,746,261	2,122,855	1,697,295	6,044,102	153,610,513

Guarantees		11,231,087	—	81,357	17,397	11,329,841
Commitments		28,960,273	267,710	105,588	619,713	29,953,284

		40,191,360	267,710	186,945	637,110	41,283,125

	~~W~~	183,937,621	2,390,565	1,884,240	6,681,212	194,893,638

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,603,430	3,237	101,001	680,679	4,388,347
Available-for-sale financial assets:
Bonds (excluding government bonds)		9,352,893	633,974	608,602	370,648	10,966,117
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	10,725	10,725
Loans		130,150,253	1,072,177	748,063	4,491,908	136,462,401
Derivative financial assets		615,912	3,722	—	2,032	621,666
Other assets		7,549,444	22,361	12,818	32,367	7,616,990

		151,271,932	1,735,471	1,470,484	5,588,359	160,066,246

Guarantees		11,010,380	—	137,907	136,129	11,284,416
Commitments		5,816,367	59,319	65,747	416,104	6,357,537

		16,826,747	59,319	203,654	552,233	17,641,953

	~~W~~	168,098,679	1,794,790	1,674,138	6,140,592	177,708,199

Industry information of credit exposure as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	1,264,970	2,452,701	3,717,671
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,390,829	6,367,151	1,247,605	10,005,585
Securities measured at amortized cost:
Bonds (excluding government bonds)		—	—	—	—
Loans		60,756,349	63,944,732	10,012,358	134,713,439
Derivative financial assets		—	682,543	—	682,543
Other assets		124,653	208,618	4,158,004	4,491,275

		63,271,831	72,468,014	17,870,668	153,610,513

Guarantees		9,194,253	1,695,077	440,511	11,329,841
Commitments		286,735	4,875,573	24,790,976	29,953,284

		9,480,988	6,570,650	25,231,487	41,283,125

	~~W~~	72,752,819	79,038,664	43,102,155	194,893,638

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,022,093	366,254	4,388,347
Available-for-sale financial assets:
Bonds (excluding government bonds)		2,683,738	7,094,979	1,187,400	10,966,117
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	10,725	—	10,725
Loans		62,566,742	63,829,681	10,065,978	136,462,401
Derivative financial assets		—	621,666	—	621,666
Other assets		138,509	196,787	7,281,694	7,616,990

		65,388,989	75,775,931	18,901,326	160,066,246

Guarantees		8,933,696	1,806,124	544,596	11,284,416
Commitments		207,903	6,016,498	133,136	6,357,537

		9,141,599	7,822,622	677,732	17,641,953

	~~W~~	74,530,588	83,598,553	19,579,058	177,708,199

Credit exposures of debt securities by credit rating as of December 31, 2018 are as follows:

	December 31, 2018
			12-month expected credit loss	Lifetime expected credit losses
	Carrying amounts			Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	13,963,900	13,874,950	88,950	—
BBB2 ~ CCC		11,717	11,654	63	—
Below CC		—	—	—	—

	~~W~~	13,975,617	13,886,604	89,013	—

Credit exposures of due from banks and debt securities by credit rating as of December 31, 2017 are as follows:

	December 31, 2017
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	126,594	2,031,854	—	2,158,448
A+ ~ A-		1,750,534	3,825,206	—	5,575,740
BBB+ ~ BB-		1,166,917	3,542,568	10,725	4,720,210
Below BB-		—	30,292	—	30,292
Unrated		1,344,302	1,536,197	—	2,880,499

	~~W~~	4,388,347	10,966,117	10,725	15,365,189

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interests in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2018 and 2017 are as follows:

BIS capital adequacy ratio

	December 31, 2018		December 31, 2017
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	29,522,899	29,412,410
Additional Tier 1 capital		—	4,327

		29,522,899	29,416,737
Tier 2 capital		4,909,582	4,638,109

	~~W~~	34,432,481	34,054,846

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	226,000,042	216,003,011
Market risk-weighted assets		2,005,094	2,413,057
Operational risk-weighted assets		4,621,678	4,801,430

	~~W~~	232,626,814	223,217,498

BIS capital adequacy ratio (A/B):		14.80%	15.26%
Tier 1 capital ratio:		12.69%	13.18%
Common Equity Tier 1 ratio		12.69%	13.18%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		2.11%	2.08%

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Equity capital based on BIS

	December 31, 2018		December 31, 2017
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock	~~W~~	18,108,099	17,938,099
Capital surplus, etc.		1,496,704	1,548,609
Retained earnings		9,796,197	9,023,996
Non-controlling interests		—	2,639
Accumulated other comprehensive income		335,744	1,048,942
Common stock deductibles		(213,845)	(149,875)

		29,522,899	29,412,410
Additional Tier 1 capital (D)
Non-controlling interests		—	4,327

		29,522,899	29,416,737

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		977,343	447,445
Qualified capital securities		2,900,000	2,900,000
Non-qualified capital securities		1,032,239	1,290,298
Non-controlling interests		—	366

		4,909,582	4,638,109

Equity capital (A+B)	~~W~~	34,432,481	34,054,846

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks 1and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Market risk required capital

The Bank’s Market risk required capital as of December 31, 2018 and 2017 are as follows:

	December 31, 2018		December 31, 2017
Interest rate	~~W~~	65,146	53,628
Stock price		510	50,111
Foreign exchange rate		18,241	15,120
Option		61,800	60,891

	~~W~~	145,697	179,750

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are monthly reported to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach to retain the consistency in the methods used by the Bank and its subsidiaries.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

VaR/EaR of non-trading positions

The Bank’s interest rate VaR and EaR of non-trading positions as of December 31, 2018 and 2017 are as follows:

December 31, 2018
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 655,432	63,847

December 31, 2017
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~ 856,927	26,219

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,545,017	3,423,903	22,007	40,910	7,741	135,651	7,175,229
Securities measured at FVTPL		7,920,316	498,126	26,074	45	—	64,626	8,509,187
Securities measured at FVOCI		19,023,442	3,614,327	24	167,883	—	—	22,805,676
Securities measured at amortized cost		1,695,927	—	—	—	—	—	1,695,927
Loans measured at FVTPL		778,884	—	—	—	—	—	778,884
Loans measured at amortized cost		99,266,540	32,081,124	1,172,793	1,035,489	285,038	404,148	134,245,132
Derivative financial assets		3,169,723	668,497	23,333	3,214	7,175	3,966	3,875,908
Other financial assets		3,503,783	553,615	11,442	44,919	325	86,017	4,200,101

		138,903,632	40,839,592	1,255,673	1,292,460	300,279	694,408	183,286,044

Financial liabilities:
Financial liabilities measured at FVTPL		1,905,252	259,286	—	—	—	—	2,164,538
Deposits		25,306,191	6,798,287	5,160	334,374	185	1,578	32,445,775
Borrowings		6,154,890	12,668,379	125,215	855,910	—	5,347	19,809,741
Debentures		95,115,858	16,725,220	1,446,877	650,818	369,533	4,977,695	119,286,001
Derivative financial liabilities		2,402,018	813,032	10,414	1,653	2,706	2,805	3,232,628
Other financial liabilities		3,059,512	1,845,302	38,281	17,069	290	178,816	5,139,270

		133,943,721	39,109,506	1,625,947	1,859,824	372,714	5,166,241	182,077,953

Net financial position	~~W~~	4,959,911	1,730,086	(370,274)	(567,364)	(72,435)	(4,471,833)	1,208,091

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2017
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	3,686,931	2,609,945	38,551	22,349	4,711	246,155	6,608,642
Financial assets held for trading		532,899	341,291	37,013	—	—	15,534	926,737
Available-for-sale financial assets		28,346,164	3,551,367	22	130,433	—	34,935	32,062,921
Held-to-maturity financial assets		1,588	10,725	—	—	—	—	12,313
Loans		101,055,808	32,548,067	1,061,489	1,100,855	167,344	345,759	136,279,322
Derivative financial assets		5,589,047	637,902	13,200	3,939	2,103	3,418	6,249,609
Other financial assets		4,667,246	2,138,600	204,406	86,214	5,245	276,644	7,378,355

		143,879,683	41,837,897	1,354,681	1,343,790	179,403	922,445	189,517,899

Financial liabilities:
Financial liabilities designated at FVTPL		1,434,567	149,146	—	—	—	—	1,583,713
Deposits		26,339,896	6,427,270	22,876	266,509	432	1,196	33,058,179
Borrowings		8,095,006	12,078,010	41,795	748,354	—	8,464	20,971,629
Debentures		94,398,139	15,371,088	1,623,208	367,484	805,053	5,254,010	117,818,982
Derivative financial liabilities		5,240,676	649,181	12,016	2,690	2,444	796	5,907,803
Other financial liabilities		4,730,832	2,905,457	182,281	54,005	1,968	259,267	8,133,810

		140,239,116	37,580,152	1,882,176	1,439,042	809,897	5,523,733	187,474,116

Net financial position	~~W~~	3,640,567	4,257,745	(527,495)	(95,252)	(630,494)	(4,601,288)	2,043,783

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, foreign currency liquidity ratio, and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	Foreign currency liquidity ratio: (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap: (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 17 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,907,412	353,616	260,971	632,526	37,127	7,191,652
Securities measured at FVTPL		11,050,975	—	—	—	—	11,050,975
Securities measured at FVOCI		316,917	1,300,685	3,482,140	6,740,967	12,537,079	24,377,788
Securities measured at amortized cost		779	5,308	772,481	958,878	—	1,737,446
Loans		11,797,900	13,603,631	48,137,262	54,905,886	16,736,033	145,180,712
Other financial assets		3,550,822	—	—	—	660,913	4,211,735

	~~W~~	32,624,805	15,263,240	52,652,854	63,238,257	29,971,152	193,750,308

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	74,835	388,921	736,432	695,138	638,192	2,533,518
Deposits		14,854,184	4,042,772	10,658,282	3,409,477	136,453	33,101,168
Borrowings		2,965,383	4,902,196	7,305,243	3,667,532	1,330,094	20,170,448
Debentures		6,115,172	10,279,224	41,075,240	57,634,034	11,581,284	126,684,954
Other financial liabilities		2,930,288	2,006,912	—	—	214,750	5,151,950

	~~W~~	26,939,862	21,620,025	59,775,197	65,406,181	13,900,773	187,642,038

	December 31, 2017
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,590,394	192,338	504,039	321,796	13,703	6,622,270
Financial assets held for trading		926,678	—	—	—	—	926,678
Available-for-sale financial assets		287,400	1,537,734	6,764,184	8,995,777	15,848,543	33,433,638
Held-to-maturity financial assets		1,504	—	10,848	115	—	12,467
Loans		12,524,041	14,449,933	49,137,375	54,726,337	15,952,742	146,790,428
Other financial assets		6,634,313	—	—	—	750,845	7,385,158

	~~W~~	25,964,330	16,180,005	56,416,446	64,044,025	32,565,833	195,170,639

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	69,285	263,040	587,957	416,339	662,446	1,999,067
Deposits		14,237,933	6,423,163	9,678,063	3,117,355	147,189	33,603,703
Borrowings		3,558,421	4,189,089	7,898,567	4,340,343	1,435,422	21,421,842
Debentures		6,401,501	10,955,197	44,473,217	46,565,221	16,852,878	125,248,014
Other financial liabilities		5,865,093	1,820,414	—	—	456,243	8,141,750

	~~W~~	30,132,233	23,650,903	62,637,804	54,439,258	19,554,178	190,414,376

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Remaining contractual maturity risks of derivative financial instruments as of December 31, 2018 and 2017 are as follows:

Net settlement of derivative financial instruments

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	19	267	768	—	—	1,054
Interest rate		13,519	27,707	(67,905)	285,977	235,630	494,928
Stock		14	—	—	—	—	14
Hedging purpose derivatives:
Interest rate		11,764	(4,700)	209,299	1,259,508	2,288,782	3,764,653

	~~W~~	25,316	23,274	142,162	1,545,485	2,524,412	4,260,649

	December 31, 2017
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(79)	498	(129)	—	—	290
Interest rate		(3,242)	(2,210)	(86,807)	(112,351)	(40,505)	(245,115)
Stock		134	—	—	—	—	134
Hedging purpose derivatives:
Interest rate		20,569	19,411	134,695	1,127,275	2,480,383	3,782,333

	~~W~~	17,382	17,699	47,759	1,014,924	2,439,878	3,537,642

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Gross settlement of derivative financial instruments

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	44,391,921	33,891,349	58,815,290	57,202,816	5,725,750	200,027,126
Outflow		44,408,875	33,833,123	58,659,690	57,186,864	5,792,977	199,881,529

Hedging purpose derivatives:
Currency
Inflow		46,574	252,017	6,113,586	15,160,421	1,352,371	22,924,969
Outflow		57,180	263,943	6,133,158	15,110,967	1,352,215	22,917,463

Total inflow	~~W~~	44,438,495	34,143,366	64,928,876	72,363,237	7,078,121	222,952,095

Total outflow	~~W~~	44,466,055	34,097,066	64,792,848	72,297,831	7,145,192	222,798,992

	December 31, 2017
	Within 1 month		1~3 months	3~12 months	1~5 Years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	39,285,254	35,664,287	67,286,704	51,321,999	5,411,444	198,969,688
Outflow		39,393,627	35,877,527	67,746,331	51,188,768	5,491,291	199,697,544

Hedging purpose derivatives:
Currency
Inflow		34,137	338,206	11,887,281	8,582,741	1,464,554	22,306,919
Outflow		34,608	359,082	11,987,081	8,453,255	1,439,125	22,273,151

Total inflow	~~W~~	39,319,391	36,002,493	79,173,985	59,904,740	6,875,998	221,276,607

Total outflow	~~W~~	39,428,235	36,236,609	79,733,412	59,642,023	6,930,416	221,970,695

Korea Development Bank

Notes to the Separate Financial Statements

December 31, 2018 and 2017

(In millions of won)

55. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of December 31, 2018 and 2017 are as follows:

	December 31, 2018
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,216,626	1,857,438	4,375,807	3,851,524	28,446	11,329,841
Commitments		115,917	90,056	882,736	2,029,013	26,835,562	29,953,284

	~~W~~	1,332,543	1,947,494	5,258,543	5,880,537	26,864,008	41,283,125

	December 31, 2017
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,749,883	1,423,597	3,756,986	4,325,805	28,145	11,284,416
Commitments		289,450	166,927	1,612,032	2,135,849	2,153,279	6,357,537

	~~W~~	2,039,333	1,590,524	5,369,018	6,461,654	2,181,424	17,641,953

56. Events after the Reporting Period

(i) DSME Sell-off Agreement with Hyundai Heavy Industries Co., Ltd.

In an effort of attracting strategic investments in the Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME”), the Bank’s subsidiary, the Bank signed a memorandum of understanding on January 31, 2019 and entered into an official agreement (“the Agreement”) to sell off its stake in DSME with Hyundai Heavy Industries Co., Ltd. (“HHI”) on March 8, 2019. According to the Agreement, the HHI will split the shipbuilding business, special & naval ship business, industrial plant & engineering business and engine & machinery business, excluding investment business and so on, into a newly established company, and the existing company after the split-off will be transferred to a holding company defined in the “Monopoly Regulation and Fair Trade Act”. The Bank will provide its DSME stake to the HHI as a contribution in kind. In return, the Bank will acquire newly issued common shares and redeemable convertible preference shares of HHI. Rights offering of both HHI and DSME will be executed and the HHI will bear the responsibility of financial support for the DSME.

To finalize the Agreement, some prerequisites such as approval process of government bodies, e.g. domestic or foreign approval of business combination, etc., should be met.

12th Floor S&S Bldg. 48 Ujeongguk-ro, Jongno-gu, Seoul, 03145, Korea T : +82 2 397 6700 F : +82 2 730 9559 www.samdukcpa.co.kr

Independent Auditors’ Review Report on Internal Control over Financial Reporting

Based on a report originally issued in Korean

The Chief Executive Officer

Korea Development Bank

We have reviewed the accompanying report on the operations of the Internal Control over Financial Reporting (“ICFR”) of Korea Development Bank (the “Bank”) as of December 31, 2018. The Bank’s management is responsible for designing and operating ICFR and for its assessment of the effectiveness of ICFR. Our responsibility is to review management’s assessment of ICFR and issue a report based on our review. In the accompanying report of management’s assessment of ICFR, the Bank’s management stated: “Based on the assessment of the operations of the ICFR, no material weakness existed and the Bank’s ICFR has been effectively designed and operated as of December 31, 2018 in accordance with the ICFR standards”

We conducted our review in accordance with ICFR Review Standards, issued by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform, in all material respects, the review of management’s report on the operations of the ICFR to obtain a lower level of assurance than an audit. Our review consists principally of obtaining an understanding of the Bank’s ICFR, inquiries of Bank personnel about the details of the report, and tracing to related documents we considered necessary in the circumstances.

The Bank’s ICFR is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with K-IFRS. Because of its inherent limitations, however, ICFR may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that report on the operations of ICFR as of December 31, 2018 is not prepared in all material respects, in accordance with ICFR standards issued by the Internal Accounting Control System Operation Committee.

This report applies to the Bank’s ICFR in existence as of December 31, 2018. We did not review the Bank’s ICFR subsequent to December 31, 2018.

Seoul, Korea

March 28, 2019

ICFR Operating Status Report by CEO and ICFR Officer

To the Shareholders, Board of Directors and Audit Committee

As the CEO and the ICFR Officer of KDB, assessed operating status of KDB’s ICFR for the year ending December 31, 2018.

Design and operation of ICFR is the responsibility of KDB’s management including CEO and ICFR Officer. We evaluated whether the company effectively designed and operated its ICFR to prevent and detect errors or frauds which may cause a misstatement in financial statements to ensure preparation and disclosure of reliable financial information. We used the ‘Conceptual Framework for Designing and Operating Internal Control over Financial Reporting in Korea as the criteria for design and operation of the company’s ICFR. And we concluded that an evaluation of ICFR based on the ‘Management Guideline for Evaluating and Reporting Effectiveness of Internal Control over Financial Reporting’ established by the ICFR Committee.

Based on our assessment, we concluded that the company’s ICFR is designed and operated effectively as of December 31, 2018 in accordance with the ‘Conceptual Framework for Designing and Operating Internal Control over Financial Reporting’.

We certify that this report does not contain any false statements nor omit to state a fact necessary to be presented herein. We also certify that this report does not contain or present any statements which might cause material misunderstandings of the readers and we have reviewed and verified this report with sufficient care.

March 26, 2019

Chairman & CEO

Internal Control over Financial Reporting Officer

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. On April 9, 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. On December 9, 2016, the National Assembly voted in favor of impeaching President Park for a number of alleged constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. President Park was suspended from power immediately, with the prime minister simultaneously taking over the role of acting President. On March 10, 2017, the Constitutional Court unanimously upheld the parliamentary vote to impeach President Park, triggering her immediate dismissal. On April 17, 2017, the Korean prosecutor’s office indicted former President Park on charges of bribery, abuse of power and coercion, among others. On August 24, 2018, the Seoul High Court found former President Park guilty on many of the charges, including bribery, abuse of power and coercion, and sentenced her to 25 years in prison and assessed a fine of Won 20 billion.

A special election to elect a new President was held on May 9, 2017 and the country elected Moon Jae-in as President. He commenced his term on May 10, 2017. The Moon administration’s key policy priorities include:

•	investigating corruption involving high-ranking government officials, anti-corruption and reform of chaebol (Korean conglomerates);

•	denuclearization of and establishing peace on the Korean Peninsula and enhancing Korea’s core military strength in response to North Korea’s nuclear capabilities;

•	reducing fine dust emissions, closing old nuclear power plants and reexamining the construction of new nuclear power plants;

•	creating new jobs, resolving youth unemployment and enacting laws prohibiting discrimination against non-regular workers;

•	creating jobs for senior citizens, increasing basic pension and providing government subsidies for Alzheimer’s disease treatment; and

•	protecting small business owners and restricting establishment of large-scale stores and multi-complex shopping malls.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 20th legislative general election was held on April 13, 2016 and the term of the National Assembly members elected in the 20th legislative general election commenced on May 30, 2016. Currently, there are four major political parties: The Minjoo Party of Korea, or MPK, the Liberty Korea Party, or LKP, the Bareun Future Party, or BFP, and the Party for Democracy and Peace, or PDP.

As of March 31, 2019, the parties control the following number of seats in the National Assembly:

	MPK	LKP	BFP	PDP	Others	Total
Number of seats	128	113	29	14	14	298

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and 7 million reserves. The Republic’s military forces, composed of approximately 630,000 regular troops and 3 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-eun, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the

United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April and May 2018 and between the United States and North Korea in June 2018 and February 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2014		2015		2016			2017			2018(6)
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		4.0%		5.3%		5.0%			5.4	%(6)		3.0	%(6)
GDP Growth (at chained 2010 year prices)		3.3%		2.8%		2.9%			3.1	%(6)		2.7	%(6)
Inflation		1.3%		0.7%		1.0%			1.9%			1.5%
Unemployment(1)		3.5%		3.6%		3.7%			3.7%			3.8%
Trade Surplus(2)		$47.2		$90.3		$89.2			$95.2			$69.7
Foreign Currency Reserves		$363.6		$368.0		$371.1			$389.3			$403.7
External Liabilities(3)		$424.3		$396.1		$382.2			$412.0			$440.6	(6)
Fiscal Balance	~~W~~	8.5	~~W~~	(0.2)	~~W~~	16.9		~~W~~	24.0	(6)	~~W~~	31.2	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		34.6%		37.3%		38.5	%(6)		39.8	%(6)		N/A	(7)
Direct External Debt of the Government(4) (as % of GDP(5))		0.5%		0.5%		0.4	%(6)		0.5	%(6)		N/A	(7)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.
(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.
(7)	Not available.

Source: The Bank of Korea.

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the financial difficulties affecting many governments worldwide, in particular in southern Europe and Latin America;

•	the slowdown of economic growth in China and other major emerging market economies;

•	interest rate fluctuations as well as the possibility of increases in policy rates by the U.S. Federal Reserve and other central banks;

•	political and social instability in various countries in the Middle East and Northern Africa, including Iraq, Syria and Yemen, as well as in the Ukraine and Russia; and

•	fluctuations in oil and commodity prices.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

As a result of adverse global financial and economic conditions, there has been significant volatility in the Korea Composite Stock Index in recent years. See “—The Financial System—Securities Markets.” There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In addition, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In the event that difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately ~~W~~1,534.6 trillion as of December 31, 2018 from ~~W~~843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, due in part to national tragedies including the sinking of the Sewol passenger ferry in April 2014, which led to the death of hundreds of passengers, and the outbreak of infectious diseases, such as the outbreak of the Middle East Respiratory Syndrome (“MERS”) in May 2015, which resulted in the death of over 30 people and the quarantine of thousands;

•

a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 14.3% of the Republic’s total population as of December 31, 2018, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15.6% in 2020 and 21.1% in 2026, which could lead to a Korean government budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate;

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry; and

•

deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the ongoing controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea).

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2014	2015	2016	2017(1)	2018(1)	As % of GDP 2018(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	748,200.8	771,239.2	798,728.9	832,234.7	867,042.9	48.6
Government	224,724.2	234,766.4	249,166.9	265,347.0	286,730.4	16.1
Gross Capital Formation	435,078.1	452,315.1	480,261.6	537,732.6	537,935.9	30.2
Exports of Goods and Services	747,134.3	709,122.0	694,216.1	745,645.6	784,379.3	44.0
Less Imports of Goods and Services	(669,058.0)	(600,239.3)	(581,662.3)	(652,156.8)	(694,973.9)	(39.0)
Statistical Discrepancy	—	(3,079.4)	1,074.9	1,595.5	1,154.4	0.1
Expenditures on Gross Domestic Product	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	1,782,268.9	100.0
Net Factor Income from the Rest of the World	4,684.5	4,259.2	4,422.8	62.9	(1,177.9)	(0.1)
Gross National Income(2)	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	1,781,091.0	99.9
Gross Domestic Product at Chained 2010 Year Prices:
Private	692,236.0	707,492.7	725,362.3	744,284.4	765,417.4	47.9
Government	205,869.2	212,021.6	221,514.2	229,100.7	241,919.4	15.1
Gross Capital Formation	430,685.5	462,114.3	488,039.9	537,370.0	527,195.5	33.0
Exports of Goods and Services	804,797.1	803,746.1	824,330.0	840,019.9	875,264.8	54.8
Less Imports of Goods and Services	(706,938.4)	(721,740.4)	(755,861.0)	(808,985.5)	(822,891.8)	(51.5)
Statistical Discrepancy	1,019.1	2,481.2	3,261.9	3,366.9	1,444.6	0.1
Expenditures on Gross Domestic Product(3)	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	1,597,514.1	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	4,706.4	4,249.8	4,293.6	261.0	(1,049.0)	(0.1)
Trading Gains and Losses from Changes in the Terms of Trade	(14,000.4)	38,787.9	59,905.0	65,729.0	42,198.1	2.6
Gross National Income(4)	1,417,814.2	1,510,005.6	1,574,137.3	1,622,212.6	1,638,879.4	102.6
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	4.0	5.3	5.0	5.4	3.0
At Chained 2010 Year Prices	3.3	2.8	2.9	3.1	2.7

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2014	2015	2016	2017(1)	2018(1)	As % of GDP 2018(1)
	(billions of Won)
Industrial Sectors:	547,231.2	578,352.0	608,403.1	654,616.6	661,339.9	37.1
Agriculture, Forestry and Fisheries	31,560.3	32,612.2	31,647.0	33,935.4	35,348.0	2.0
Mining and Manufacturing	411,030.4	426,228.8	442,502.4	479,927.3	488,053.3	27.4
Mining and Quarrying	2,520.2	2,577.1	2,802.1	2,815.2	2,772.1	0.2
Manufacturing	408,510.2	423,651.7	439,700.3	477,112.1	485,281.2	27.2
Electricity, Gas and Water Supply	37,373.8	44,988.9	49,879.4	47,531.0	43,780.6	2.5
Construction	67,266.7	74,522.1	84,374.3	93,222.9	94,158.0	5.3
Services:	807,624.1	845,294.8	882,458.9	914,424.9	954,651.7	53.6
Wholesale and Retail Trade, Restaurants and Hotels	152,205.2	156,363.1	164,350.4	168,423.0	173,940.3	9.8
Transportation and Storage	50,306.8	56,154.6	59,230.7	56,987.2	54,721.1	3.1
Finance and Insurance	75,859.8	78,699.7	81,075.7	85,784.4	94,582.7	5.3
Real Estate and Leasing	109,549.0	114,618.7	118,359.9	122,262.5	125,357.3	7.0
Information and Communication	52,510.8	54,257.2	56,710.7	57,581.0	58,265.4	3.3
Business Activities	100,936.7	106,944.2	110,894.2	115,417.2	120,751.9	6.8
Public Administration and Defense	98,333.5	102,848.3	107,601.0	114,832.9	121,821.4	6.8
Education	74,007.8	76,237.2	77,664.4	79,432.7	82,936.4	4.7
Health and Social Work	57,129.7	61,980.4	68,100.9	74,356.4	81,116.2	4.6
Cultural and Other Services	36,784.7	37,191.4	38,471.0	39,347.6	41,159.0	2.3
Taxes Less Subsidies on Products	131,224.0	140,477.2	150,924.2	161,356.9	166,277.4	9.3
Gross Domestic Product at Current Market Prices	1,486,079.3	1,564,123.9	1,641,786.0	1,730,398.5	1,782,268.9	100.0
Net Factor Income from the Rest of the World	4,684.5	4,259.2	4,422.8	62.9	(1,177.9)	(0.1)
Gross National Income at Current Market Price	1,490,763.9	1,568,383.1	1,646,208.9	1,730,461.4	1,781,091.0	99.9

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2014	2015	2016	2017(1)	2018(1)
GDP per capita (thousands of Won)	29,284	30,660	32,038	33,635	34,517
GDP per capita (U.S. dollar)	27,805	27,097	27,607	29,744	31,370
Average Exchange Rate (in Won per U.S. dollar)	1,053.2	1,131.5	1,160.5	1,130.8	1,100.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2014	2015	2016	2017(1)	2018(1)
GNI per capita (thousands of Won)	29,377	30,744	32,124	33,636	34,494
GNI per capita (U.S. dollar)	27,892	27,171	27,681	29,745	31,349
Average Exchange Rate (in Won per U.S. dollar)	1,053.2	1,131.5	1,160.5	1,130.8	1,100.3

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2014	2015	2016	2017(1)	2018(1)	As % of GDP 2018(1)
	(billions of Won)
Industrial Sectors:	527,016.1	538,722.4	554,601.8	578,753.1	592,775.4	37.1
Agriculture, Forestry and Fisheries	29,378.2	29,251.4	28,441.6	28,530.8	28,946.2	1.8
Mining and Manufacturing	413,839.1	421,057.7	430,968.9	449,483.8	465,349.0	29.1
Mining and Quarrying	2,344.40	2,314.5	2,357.1	2,221.1	2,081.8	0.1
Manufacturing	411,494.7	418,743.2	428,611.8	447,262.7	463,267.2	29.0
Electricity, Gas and Water Supply	27,327.9	28,722.1	29,495.0	30,399.3	31,076.0	1.9
Construction	56,470.9	59,691.2	65,696.3	70,339.2	67,404.2	4.2
Services:	764,283.7	786,394.3	806,312.4	823,800.7	847,416.9	53.0
Wholesale and Retail Trade, Restaurants and Hotels	149,150.5	152,013.0	156,323.0	157,472.7	159,604.0	10.0
Transportation and Storage	48,646.9	49,486.3	50,616.8	51,765.3	52,761.1	3.3
Finance and Insurance	83,020.5	88,568.7	90,844.7	94,249.9	98,811.1	6.2
Real Estate and Leasing	97,112.9	98,773.8	99,559.1	100,496.5	102,651.8	6.4
Information and Communication	55,164.8	56,532.2	58,282.1	59,743.4	61,362.3	3.8
Business Activities	91,424.0	95,713.9	97,986.2	99,948.1	101,890.5	6.4
Public Administration and Defense	87,052.8	88,495.2	90,625.4	93,008.8	96,277.5	6.0
Education	64,865.2	65,158.4	65,234.3	65,574.5	66,970.3	4.2
Health and Social Work	54,740.1	58,653.1	63,157.9	67,738.3	72,806.4	4.6
Cultural and Other Services	33,106.0	32,999.7	33,682.9	33,803.2	34,281.9	2.1
Taxes Less Subsidies on Products	136,454.6	142,688.3	149,817.1	154,793.8	160,329.5	10.0
Gross Domestic Product at Chained 2010 Year Prices(2)	1,426,972.4	1,466,788.3	1,509,755.0	1,555,995.3	1,597,514.1	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea.

GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.0% and gross domestic fixed capital formation increased by 3.4%, which more than offset an increase in imports of goods and services by 1.5%, each compared with 2013.

GDP growth in 2015 was 2.8% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.4% and gross domestic fixed capital formation increased by 5.1%, which more than offset a decrease in exports of goods and services by 0.1% and an increase in imports of goods and services by 2.1%, each compared with 2014.

GDP growth in 2016 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.0%, gross domestic fixed capital formation increased by 5.6% and exports of goods and services increased by 2.6%, which more than offset an increase in imports of goods and services by 4.7%, each compared with 2015.

Based on preliminary data, GDP growth in 2017 was 3.1% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8%, gross domestic fixed capital formation increased by 8.6% and exports of goods and services increased by 1.9%, which more than offset an increase in imports of goods and services by 7.0%, each compared with 2016.

Based on preliminary data, GDP growth in 2018 was 2.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 4.2%, which more than offset a decrease in gross domestic fixed capital formation by 2.2% and an increase in imports of goods and services by 1.7%, each compared with 2017.

Based on preliminary data, GDP growth in the first quarter of 2019 was 1.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.8% and imports of goods and services decreased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 8.6% and a decrease in exports of goods and services by 0.2%, each compared with the corresponding period of 2018.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2015 = 100)

	Index Weight(1)	2014	2015	2016	2017	2018(2)
All Industries	10,000.0	100.3	100.0	102.2	104.7	106.1
Mining and Manufacturing	9,611.6	100.2	100.0	102.3	104.6	105.8
Mining	33.9	98.5	100.0	103.4	100.2	89.4
Petroleum, Crude Petroleum and Natural Gas	8.7	120.4	100.0	96.8	86.5	73.4
Metal Ores	0.9	126.6	100.0	95.0	84.0	104.8
Non-metallic Minerals	24.3	93.6	100.0	105.2	103.8	93.1
Manufacturing	9,577.7	100.3	100.0	102.3	104.6	105.9
Food Products	434.4	98.2	100.0	102.9	103.2	104.1
Beverage Products	82.4	97.2	100.0	103.6	105.7	105.2
Tobacco Products	43.2	107.9	100.0	113.0	122.4	101.0
Textiles	160.6	106.6	100.0	98.1	95.1	88.7
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	104.0	100.0	96.3	95.5	93.0
Tanning and Dressing of Leather, Luggage and Footwear	42.1	105.9	100.0	93.3	82.5	84.6
Wood and Products of Wood and Cork (Except Furniture)	31.7	96.4	100.0	101.5	106.2	95.9
Pulp, Paper and Paper Products	126.8	101.1	100.0	99.4	97.2	97.2
Printing and Reproduction of Recorded Media	50.2	102.7	100.0	100.9	101.3	101.5
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	94.3	100.0	106.9	113.0	113.7
Chemicals and Chemical Products	847.5	97.8	100.0	105.7	109.4	111.9
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	98.1	100.0	109.9	118.6	128.1
Rubber and Plastic Products	421.1	100.1	100.0	100.5	99.9	94.9
Non-metallic Minerals	271.7	93.8	100.0	109.2	111.4	107.0
Basic Metals	827.6	101.7	100.0	101.7	102.6	99.4
Fabricated Metal Products	557.8	104.6	100.0	102.4	96.7	89.0
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	98.7	100.0	105.1	112.6	125.3
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	104.2	100.0	99.9	119.0	136.8
Electrical Equipment	479.5	103.4	100.0	102.8	105.5	105.2
Other Machinery and Equipment	803.6	103.2	100.0	101.4	115.1	111.8
Motor Vehicles, Trailers and Semitrailers	1,076.4	98.7	100.0	97.6	95.0	93.7
Other Transport Equipment	506.5	109.9	100.0	88.8	68.2	63.3
Furniture	69.5	94.7	100.0	107.0	110.3	102.3
Other Products	42.4	103.8	100.0	104.5	108.2	103.1
Electricity, Gas	388.4	100.7	100.0	100.8	106.3	110.2
Total Index	10,000.0	100.3	100.0	102.2	104.7	106.1

(1)

Index weights were established on the basis of an industrial census in 2015 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 0.2% in 2014, primarily due to increased exports. Industrial production decreased by 0.3% in 2015, primarily due to decreased exports. Industrial production increased by 2.2% in 2016, primarily due to increased domestic consumption. Industrial production increased by 2.4% in 2017, primarily due to increased domestic consumption and exports. Based on preliminary data, industrial production increased by 1.3% in 2018, primarily due to increased domestic consumption and exports.

Manufacturing

The manufacturing sector increased production by 0.3% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers. The manufacturing sector decreased production by 0.3% in 2015, primarily due to decreased demand for other transport equipment, fabricated metal products, other machinery and equipment, and basic metals. The manufacturing sector increased production by 2.3% in 2016 and by 2.2% in 2017, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors), communication equipment and chemical products, which more than offset decreased demand for motor vehicles, trailers and semitrailers. Based on preliminary data, the manufacturing sector increased production by 1.2% in 2018, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors).

Automobiles. In 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.6%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.8%, compared with 2013, primarily due to decreased demand for automobiles in Eastern Europe and South America. In 2015, automobile production increased by 0.7% and domestic sales volume recorded an increase of 7.7%, compared with 2014, primarily due to continued increase in domestic demand for recreational vehicles, and export sales volume recorded a decrease of 2.9%, compared with 2014, primarily due to decreased demand for automobiles in China, Russia, Eastern Europe and South America. In 2016, automobile production decreased by 7.2% and export sales volume recorded a decrease of 11.8%, compared with 2015, primarily due to the slowdown of the global economy, and domestic sales volume recorded an increase of 1.0%, compared with 2015, primarily due to the reduction of individual consumption tax on cars. Based on preliminary data, in 2017, automobile production decreased by 2.7%, domestic sales volume recorded a decrease of 2.5% and exports sales volume recorded a decrease of 3.5%, compared with 2016, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production and decreased exports to the US and China. Based on preliminary data, in 2018, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 0.5% and exports sales volume recorded a decrease of 3.2%, compared with 2017, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers and the restructuring of GM Korea’s production units and decreased exports to countries in South America and Middle East.

Electronics. In 2014, electronics production amounted to ~~W~~329,389 billion, an increase of 1.2% from the previous year, and exports amounted to US$176.2 billion, an increase of 2.0% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2015, electronics production amounted to ~~W~~316,600 billion, a decrease of 3.9% from the previous year, and exports amounted to US$172.9 billion, a decrease of 0.6% from the previous year, primarily due to adverse global economic conditions and the expansion of overseas production. In 2015, export sales of semiconductor memory chips constituted approximately 11.9% of the Republic’s total exports. In 2016, electronics production amounted to ~~W~~309,016 billion, a decrease of 2.4% from the previous year, and exports amounted to US$162.5 billion, a decrease of 6.0% from the previous year, primarily due to continued adverse global economic conditions and the expansion of overseas production. In 2016, export sales of semiconductor memory chips constituted approximately 12.6% of the Republic’s total exports. In 2017, electronics production amounted to ~~W~~341,274 billion, an increase of 10.4% from the previous year, and exports amounted to US$197.6 billion, an increase of 21.6% from the previous year, primarily due to increases in demand for semiconductors, organic light-emitting diode, or OLED, display panels and computers. In 2017, export sales of semiconductor memory chips constituted approximately 17.4% of the Republic’s total exports. Based on preliminary data, in the first eleven months of 2018, electronics production amounted to ~~W~~310,698 billion, an increase of 0.2% from the corresponding period of 2017, and in 2018, exports amounted to US$220.3 billion, an increase of 11.5% from the previous year, primarily due to increases in demand for semiconductors and lithium-ion batteries. In 2018, export sales of semiconductor memory chips constituted approximately 21.2% of the Republic’s total exports.

Iron and Steel. In 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume of iron and steel products increased by 7.3% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products. In 2015, crude steel production totaled 69.7 million tons, a decrease of 2.6% from 2014, and domestic sales volume of iron and steel products increased by 0.6% but export sales volume of iron and steel products decreased by 2.2%, primarily due to excess supply from China and adverse conditions in the global shipbuilding and construction industries. In 2016, crude steel production totaled 68.6 million tons, a decrease of 1.6% from 2015, and export sales volume of iron and steel products decreased by 1.8%, primarily due to intensified export competition and adverse conditions in the global shipbuilding and construction industries, but domestic sales volume of iron and steel products increased by 2.2%, primarily due to the recovery of the domestic construction industry. In 2017, crude steel production totaled 71.1 million tons, an increase of 3.7% from 2016, and export sales volume of iron and steel products increased by 2.3%, primarily due to an increase in global demand for crude steel products but domestic sales volume of iron and steel products decreased by 1.2%, primarily due to adverse conditions in the domestic shipbuilding and automobile industries. Based on preliminary data, in 2018, crude steel production totaled 72.5 million tons, an increase of 1.9% from 2017, primarily due to the recovery of the domestic shipbuilding industry but export sales volume of iron and steel products decreased by 3.9%, primarily due to restrictions on imports of steel products imposed by the United States, Canada and the European Union.

Shipbuilding. In 2014, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, a decrease of 31.6% compared to 2013, primarily due to a downturn in the domestic and global shipbuilding industry. In 2015, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, a decrease of 15.4% compared to 2014, primarily due to the continued downturn in the domestic and global shipbuilding industry. In 2016, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 81.8% compared to 2015, primarily due to the continued adverse conditions in the domestic and global shipbuilding industry. In 2017, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300% compared to 2016, primarily due to increased demand for LNG carriers, bulk carriers and container carriers. Based on preliminary data, in 2018, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, an increase of 62.5% compared to 2017, primarily due to increased demand for LNG carriers, oil tankers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. In 2015, rice production increased 2.4% from 2014 to 4.3 million tons. In 2016, rice production decreased 2.3% from 2015 to 4.2 million tons. In 2017, rice production decreased 5.3% from 2016 to 4.0 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2014, the agriculture, forestry and fisheries industry increased by 3.6% compared to 2013, primarily due to increases in the price of certain livestock items, which led to increases in production and the establishment of new agriculture and fishery companies. In 2015, the agriculture, forestry and fisheries industry decreased by 0.4% compared to 2014, primarily due to unfavorable weather conditions. In 2016, the agriculture, forestry and fisheries industry decreased by 2.8% compared to 2015, primarily due to unfavorable weather conditions and a decrease in fishing catch. Based on preliminary data, in 2017, the agriculture, forestry and fisheries industry increased by 0.3% compared to 2016, primarily due to an increase in aquafarming production. Based on preliminary data, in 2018, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2017, primarily due to an increase in livestock production.

Construction

In 2014, the construction industry increased by 0.8% compared to 2013, primarily due to an increase in the construction of private residential buildings. In 2015, the construction industry increased by 5.7% compared to 2014, primarily due to an increase in the construction of private residential and commercial buildings. In 2016, the construction industry increased by 10.1% compared to 2015, primarily due to an increase in the construction of private residential and commercial buildings. Based on preliminary data, in 2017, the construction industry increased by 7.1% compared to 2016, primarily due to an increase in the construction of residential and commercial buildings. Based on preliminary data, in 2018, the construction industry decreased by 4.2% compared to 2017, primarily due to a decrease in the construction of residential and commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2014	282.5	268.9	95.2
2015	286.9	272.0	94.8
2016	293.8	277.9	94.6
2017	302.1	284.0	94.0
2018(2)	307.3	287.3	93.5

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents (2), except percentages)
2014	84,399	29.9	104,702	37.1	33,002	11.7	60,379	21.4	282,481	100.0
2015	85,401	29.8	109,094	38.0	34,765	12.1	57,675	20.1	286,936	100.0
2016	81,499	27.7	117,605	40.0	34,181	11.6	60,493	20.6	293,778	100.0
2017	86,177	28.5	119,400	39.5	31,615	10.5	64,873	21.5	302,065	100.0
2018(3)	88,210	28.7	118,143	38.4	28,437	9.3	72,501	23.6	307,291	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2018, the Republic had 24 nuclear plants with a total estimated nuclear power installed generating capacity of 21,850 megawatts and six nuclear plants under construction. In December 2017, the Government released the “Eighth Basic Plan relating to the Long-Term Supply and Demand of Electricity” which serves as the guideline for stable medium- and long-term supply of electric power. The objectives of the Eighth Basic Plan include, among other things, (i) increasing efforts to address environmental and safety concerns, including reducing greenhouse gas emission and yellow dust, (ii) decreasing the portion of electricity supplied using nuclear and coal energy sources including through suspension of construction of new nuclear power plants, permanent closing of old coal-fired generation units and converting coal-fired generation units into LNG-fired generation units, (iii) increasing the portion of electricity supplied from renewable energy, in particular solar and wind power, and (iv) promoting the replacement of coal with LNG as an energy source by reducing the gap in expenses incurred in using the respective fuel types, for example, by adjusting the consumption tax rates applicable to the respective fuel types. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies. Since the release of the Eighth Basic Plan, the Government has reiterated its policy to slowly phase out power generation from nuclear and coal energy sources and increase the use of renewable energy sources. The Government plans to establish more detailed guidelines and set specific targets for reducing reliance on nuclear and coal power generation for the next 15 years. To that end, the Government commenced preparation of the Ninth Basic Plan in March 2019 and aims to issue the finalized plan by the end of 2019.

Services Sector

In 2014, the service industry increased by 3.3% compared to 2013 as the health and social work sector increased by 6.8%, the finance and insurance sector increased by 5.6% and the business activities sector increased by 4.8%, each compared with 2013. In 2015, the service industry increased by 2.8% compared to 2014 as the finance and insurance sector increased by 6.7%, the business activities sector increased by 4.7% and the health and social work sector increased by 7.1%, each compared with 2014. In 2016, the service industry increased by 2.5% compared to 2015 as the health and social work sector increased by 7.7%, the wholesale and retail trade, restaurants and hotels sector increased by 2.8% and the finance and insurance sector increased by 2.6%, each compared with 2015. Based on preliminary data, in 2017, the service industry increased by 2.1% compared to 2016 as the health and social work sector increased by 7.3%, the finance and insurance sector increased by 3.7% and the public administration and defense sector increased by 2.6%, each compared with 2016. Based on preliminary data, in 2018, the service industry increased by 2.8% compared to 2017 as the health and social work sector increased by 7.5%, the finance and insurance sector increased by 4.8% and the public administration and defense sector increased by 3.5%, each compared with 2017.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1) (2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1) (3)
	(2010=100)	(%)	(2015=100)	(%)	(2015=100)		(%)		(%)
2014	105.2	(0.5)	99.3	1.3	97.1		4.1		3.5
2015	101.0	(4.0)	100.0	0.7	100.0		2.9		3.6
2016	99.1	(1.8)	101.0	1.0	104.2		4.2		3.7
2017	102.5	3.5	102.9	1.9	106.4		2.1		3.7
2018	104.6	2.0	104.5	1.5	N/A	(4)	N/A	(4)	3.8

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices. In 2015, the inflation rate decreased to 0.7%, primarily due to lower oil prices. In 2016, the inflation rate increased to 1.0%, primarily due to increases in agricultural and livestock product prices and private service fees, which more than offset a decrease in oil prices. In 2017, the inflation rate increased to 1.9%, primarily due to increases in the prices of agricultural and livestock products and oil. In 2018, the inflation rate decreased to 1.5%, primarily due to a slowdown in the growth rate of agricultural goods and oil prices. In the first quarter of 2019, the inflation rate was 0.5%.

In 2014, the unemployment rate increased to 3.5% from 3.1% in 2013, primarily due to the sluggishness of the domestic economy. In 2015, the unemployment rate increased to 3.6%, primarily due to the continued sluggishness of the domestic economy. In 2016, the unemployment rate increased to 3.7%, primarily due to the continued sluggishness of the domestic economy. In 2017, the unemployment rate remained unchanged at 3.7%. In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In the first quarter of 2019, the unemployment rate was 4.5%.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 64% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2018, the economically active population of the Republic was 27.9 million and the number of employees was 26.8 million.

The following table shows selected employment information by industry and by gender:

	2014	2015	2016	2017	2018
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	25,897	26,178	26,409	26,725	26,822
Employment by Industry:
Agriculture, Forestry and Fishing	5.6	5.1	4.9	4.8	5.0
Mining and Manufacturing	17.3	17.6	17.2	17.2	16.9
S.O.C & Services	77.1	77.2	77.9	78.0	78.1
Electricity, Transport, Communication and Finance	11.8	11.8	11.8	11.4	11.8
Business, Private & Public Service and Other Services	35.3	35.4	36.3	36.4	36.5
Construction	7.1	7.0	7.0	7.4	7.6
Wholesale & Retail Trade, Hotels and Restaurants	23.0	23.0	22.9	22.8	22.2

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.0	57.7	57.6	57.5	57.3
Female	42.0	42.3	42.4	42.5	42.7

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea.

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees has been and is being reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and it will be extended to workplaces with not fewer than 50 but fewer than 300 workers from January 1, 2020 and further extended to workplaces with not fewer than 5 but fewer than 50 workers from July 1, 2021.

Approximately 10.7% of the Republic’s workers were unionized as of December 31, 2017. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

•

In April 2015, tens of thousands of members of the Korean Confederation of Trade Unions, which includes teacher and civil servant union groups, went on general strike demanding that the Government scrap its plans to reform the labor market and pension program for public workers.

•

In September 2016, unionized subway and railroad workers launched a joint nationwide strike, the first in 22 years, demanding that the Government scrap its proposed merit pay system for subway and railroad workers.

•

In October 2016, unionized workers at Hyundai Motor went on full strike, the first in 12 years, demanding higher wages, while unionized workers at Kia Motors Corporation (“Kia Motors”) went on partial strike protesting the wage gap between workers at Kia Motors and workers at Hyundai Motor.

•

In September 2017, several thousand unionized workers at KBS and MBC, Korea’s two largest television and radio broadcasters, went on strike, which lasted several months, to protest against alleged management interference in news coverage and unfair labor practices.

•	In 2017, unionized workers at Hyundai Motor went on a series of partial strikes demanding higher wages and bonuses.

•	In July 2018, unionized workers at Hyundai Heavy Industries went on full strike demanding higher wages.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2018, the Justice Party holds five seats in the National Assembly.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2018, there were six nationwide banks, six regional banks, two internet banks and 38 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) The Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~2,055 billion in 2015, ~~W~~308 billion in 2016, ~~W~~395 billion in 2017 and ~~W~~170 billion in 2018. Taking into account these capital contributions, its total paid-in capital was ~~W~~18,108 billion as of December 31, 2018.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~1,130 billion in 2015, ~~W~~1,620 billion in 2016 and ~~W~~1,417 billion in 2017. Taking into account these capital contributions, its total paid-in capital was ~~W~~11,815 billion as of December 31, 2018.

•

The Industrial Bank of Korea: the Government owned, directly and indirectly, 55.2% of its common shares and all of its preferred shares as of December 31, 2017. The Government had owned all of the issued share capital of The Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in the Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2014, the Industrial Bank of Korea issued an aggregate of 3,022,240 new common shares to the Government for ~~W~~36 billion in cash and the Government sold 49,009,880 common shares of the Industrial Bank of Korea for ~~W~~675 billion in cash. In addition, in April 2014, the Industrial Bank of Korea disposed of 26,200,882 of its common shares held as treasury shares through an international offering for ~~W~~294 billion. In 2015, the Industrial Bank of Korea issued an aggregate of 3,184,713 new common shares to the Government for ~~W~~40 billion in cash. In March 2016, the Industrial Bank of Korea issued an aggregate of 3,576,857 new common shares to the Government for ~~W~~40 billion in cash. Taking into account such transactions, the Government’s total paid-in capital was ~~W~~1,674 billion as of December 31, 2018.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of Won)		(percentage)
December 31, 2014	1,557.9	24.2	1.6
December 31, 2015	1,664.3	30.0	1.8
December 31, 2016	1,732.9	24.6	1.4
December 31, 2017	1,775.9	21.1	1.2
December 31, 2018(2)	1,872.6	18.2	1.0

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service.

In 2014, these banks posted an aggregate net profit of ~~W~~6.8 trillion, compared to an aggregate net profit of ~~W~~4.5 trillion in 2013, primarily due to decreased loan loss provisions. In 2015, these banks posted an aggregate net profit of ~~W~~4.4 trillion, compared to an aggregate net profit of ~~W~~6.8 trillion in 2014, primarily due to increased loan loss provisions. In 2016, these banks posted an aggregate net profit of ~~W~~3.0 trillion, compared to an aggregate net profit of ~~W~~4.4 trillion in 2015, primarily due to increased loan loss provisions. In 2017, these banks posted an aggregate net profit of ~~W~~11.2 trillion, compared to an aggregate net profit of ~~W~~3.0 trillion in 2016, primarily due to decreased loan loss provisions and increased net interest income. Based on preliminary data, in 2018, these banks posted an aggregate net profit of ~~W~~13.8 trillion, compared to an aggregate net profit of ~~W~~11.2 trillion in 2017, primarily due to increased net interest income and decreased loan loss provisions, which more than offset a decrease in net non-interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of September 30, 2018, 79 mutual savings banks, 26 life insurance institutions, which includes joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8
June 30, 2015	2,074.2
July 31, 2015	2,030.2
August 29, 2015	1,941.5
September 30, 2015	1,962.8
October 30, 2015	2,029.5
November 30, 2015	1,992.0
December 30, 2015	1,960.3
January 29, 2016	1,912.1
February 29, 2016	1,916.7
March 31, 2016	1,995.8
April 29, 2016	1,994.2
May 31, 2016	1,983.4
June 30, 2016	1,970.4
July 29, 2016	2,016.2
August 31, 2016	2,034.7
September 30, 2016	2,043.6
October 31, 2016	2,008.2
November 30, 2016	1,983.5
December 29, 2016	2,026.5
January 31, 2017	2,067.6
February 28, 2017	2,091.6
March 31, 2017	2,160.2
April 28, 2017	2,205.4
May 31, 2017	2,347.4
June 30, 2017	2,391.8
July 31, 2017	2,402.7
August 31, 2017	2,363.2
September 29, 2017	2,394.5
October 31, 2017	2,523.4
November 30, 2017	2,476.4
December 28, 2017	2,467.5
January 31, 2018	2,566.5
February 28, 2018	2,427.4
March 30, 2018	2,445.9
April 30, 2018	2,515.4
May 31, 2018	2,423.0
June 29, 2018	2,326.1
July 31, 2018	2,326.1
August 31, 2018	2,295.3
September 28, 2018	2,322.9
October 31, 2018	2,343.1
November 30, 2018	2,029.7
December 31, 2018	2,096.9
January 31, 2019	2,041.0
February 28, 2019	2,204.9
March 29, 2019	2,140.7
April 30, 2019	2,203.6
May 31, 2019	2,041.7

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and the index has fluctuated since then. The index was 2,103.9 on June 11, 2019.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in

response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015, 1.5% on June 11, 2015 and 1.25% on June 9, 2016, in order to address the sluggishness of the global and domestic economy. On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2014	2015	2016	2017	2018
	(billions of Won)
Money Supply (M1)(1)	585,822.6	708,452.9	795,531.1	849,862.4	865,851.8
Quasi-money(2)	1,491,411.4	1,538,922.1	1,611,928.0	1,680,491.2	1,834,510.6
Money Supply (M2)(3)	2,077,234.0	2,247,375.0	2,407,459.1	2,530,353.6	2,700,362.4
Percentage Increase Over Previous Year	8.1%	8.2%	7.1%	5.1%	6.7%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0
June 30, 2015	1,124.1
July 31, 2015	1,166.3
August 31, 2015	1,176.3
September 30, 2015	1,194.5
October 30, 2015	1,142.3
November 30, 2015	1,150.4

Won/U.S. Dollar Exchange Rate
December 31, 2015	1,172.0
January 29, 2016	1,208.4
February 29, 2016	1,235.4
March 31, 2016	1,153.5
April 29, 2016	1,143.9
May 31, 2016	1,190.6
June 30, 2016	1,164.7
July 31, 2016	1,125.7
August 31, 2016	1,118.5
September 30, 2016	1,096.3
October 31, 2016	1,145.2
November 30, 2016	1,168.5
December 30, 2016	1,208.5
January 31, 2017	1,157.8
February 28, 2017	1,132.1
March 31, 2017	1,116.1
April 28, 2017	1,130.1
May 31, 2017	1,123.9
June 30, 2017	1,139.6
July 31, 2017	1,119.1
August 31, 2017	1,122.8
September 29, 2017	1,146.7
October 31, 2017	1,125.0
November 30, 2017	1,082.4
December 29, 2017	1,071.4
January 31, 2018	1,071.5
February 28, 2018	1,071.0
March 30, 2018	1,066.5
April 30, 2018	1,076.2
May 31, 2018	1,081.3
June 29, 2018	1,121.7
July 31, 2018	1,116.7
August 31, 2018	1,108.8
September 28, 2018	1,112.7
October 31, 2018	1,140.6
November 30, 2018	1,121.8
December 31, 2018	1,118.1
January 31, 2019	1,117.2
February 28, 2019	1,117.8
March 29, 2019	1,137.8
April 30, 2019	1,158.2
May 31, 2019	1,190.0

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. The market average exchange rate was ~~W~~1,184.0 to US$1.00 on June 11, 2019.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2014	2015	2016	2017	2018(4)
	(millions of dollars)
Current Account	83,029.6	105,118.6	97,923.7	75,230.9	76,408.5
Goods	86,145.0	120,275.0	116,461.7	113,592.9	111,866.6
Exports(2)	613,396.5	543,082.5	511,926.1	580,310.2	625,437.4
Imports(2)	527,251.5	422,807.5	395,464.4	466,717.3	513,570.8
Services	(3,290.1)	(14,625.8)	(17,338.4)	(36,734.1)	(29,737.1)
Income	5,159.4	4,454.6	4,567.1	5,336.9	2,777.7
Current Transfers	(4,984.7)	(4,985.2)	(5,766.7)	(6,964.8)	(8,498.7)
Capital and Financial Account	86,340.5	102,724.3	99,765.1	84,398.5	70,678.2
Capital Account	(8.9)	(60.2)	(46.2)	(26.8)	188.9
Financial Account(3)	86,349.4	102,784.5	99,811.3	84,425.3	70,489.3
Net Errors and Omissions	3,328.7	(2,273.9)	1,933.8	9.221.2	(6,108.1)

(1)

Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The current account surplus in 2017 decreased to US$75.2 billion from the current account surplus of US$97.9 billion in 2016, primarily due to an increase in deficit from the service account. Based on preliminary data, the Republic recorded a current account surplus of approximately US$76.4 billion in 2018. The current account surplus in 2018 increased from the current account surplus of US$75.2 billion in 2017, primarily due to a decrease in deficit from the service account which more than offset decreases in surpluses from the current transfers account and the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$11.3 billion in the first quarter of 2019. The current account surplus in the first quarter of 2019 decreased from the current account surplus of US$11.7 billion in the corresponding period of 2018, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the service account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2014	2015	2016	2017	2018
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	11.0	14.1	15.0	15.7	20.0
Merger & Acquisition	8.0	6.8	6.3	7.2	6.9

Total	19.0	20.9	21.3	22.9	26.9

Actual Investment	12.2	16.6	10.8	13.6	17.0	(2)

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy.

In 2017, the contracted and reported amount of foreign direct investment in the Republic increased to US$22.9 billion from US$21.3 billion in 2016, primarily due to an increase in foreign investment in the manufacturing sector to US$7.2 billion in 2017 from US$5.0 billion in 2016, which more than offset a decrease in foreign investment in the electricity, gas and construction sector to US$0.3 billion in 2017 from US$0.7 billion in 2016.

In 2018, the contracted and reported amount of foreign direct investment in the Republic increased to US$26.9 billion from US$22.9 billion in 2017, primarily due to an increase in foreign investment in the manufacturing sector to US$10.0 billion in 2018 from US$7.2 billion in 2017.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2014	2015	2016	2017	2018
	(billions of dollars)
North America
U.S.A.	3.6	5.5	3.9	4.7	5.9
Others	1.4	2.9	1.4	1.6	1.9

	5.0	8.4	5.3	6.3	7.8
Asia
Japan	2.5	1.7	1.2	1.8	1.3
Hong Kong	1.1	1.5	2.1	1.8	1.5
Singapore	1.7	2.5	2.3	1.8	1.5
China	1.2	2.0	2.0	0.8	2.7
Others	0.3	0.7	0.5	2.0	2.4

	6.8	8.4	8.1	8.2	9.4
European Union
Malta	0.4	0.7	4.1	1.1	2.6
Netherlands	2.4	0.5	1.5	1.7	1.4
England	0.4	0.3	0.4	2.2	1.2
Germany	0.2	0.5	0.3	0.7	0.5
France	0.2	0.1	0.2	0.3	0.7
Luxembourg	1.9	0.2	0.2	0.2	0.2
Others	1.2	0.4	0.8	1.1	2.4

	6.7	2.7	7.5	7.3	9.0
Others regions and countries	0.5	1.4	0.4	1.1	0.6

Total	19.0	20.9	21.3	22.9	26.9

Source: Ministry of Trade, Industry and Energy.

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2014	572.7	40.6%	525.5	37.2%	47.2	109.0
2015	526.8	38.1%	436.5	31.6%	90.3	120.7
2016	495.4	35.0%	406.2	28.7%	89.2	122.0
2017	573.7	37.5%	478.5	31.3%	95.2	119.9
2018(4)	604.9	37.3%	535.2	33.0%	69.7	113.0

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At current market prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(2)	As % of 2018 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	7.0	1.2	6.8	1.3	7.4	1.5	7.8	1.4	7.9	1.3
Raw Materials and Fuels	59.2	10.3	39.5	7.5	33.0	6.7	43.1	7.5	55.1	9.1
Petroleum & Derivatives	51.2	8.9	32.4	6.1	26.8	5.4	35.4	6.2	47.0	7.8
Others	8.0	1.4	7.1	1.3	6.2	1.3	7.7	1.3	8.1	1.3
Light Industrial Products	38.6	6.7	35.4	6.7	35.4	7.1	36.0	6.3	35.8	5.9
Heavy & Chemical Industrial Products	467.9	81.7	445.1	84.5	419.7	84.7	486.8	84.9	506.1	83.7
Electronic & Electronic Products	174.4	30.5	170.5	32.4	159.4	32.2	192.0	33.5	214.8	35.5
Chemicals & Chemical Products	65.6	11.5	55.9	10.6	55.3	11.2	65.7	11.5	74.0	12.2
Metal Goods	47.5	8.3	41.4	7.9	39.9	8.1	46.9	8.2	48.1	8.0
Machinery & Precision Equipment	57.9	10.1	57.3	10.9	55.2	11.1	63.3	11.0	69.4	11.5
Transport Equipment	116.5	20.3	112.8	21.4	101.0	20.4	108.8	19.0	87.4	14.4
Passenger Cars	44.8	7.8	41.7	7.9	37.5	7.6	38.8	6.8	38.2	6.3
Ship & Boat	38.7	6.8	38.8	7.4	33.5	6.8	41.4	7.2	20.7	3.4
Others	33.0	5.8	32.3	6.1	30.0	6.1	28.6	5.0	28.4	4.7
Others	6.0	1.0	7.2	1.4	8.9	1.8	10.1	1.8	12.5	2.1

Total	572.7	100.0	526.8	100.0	495.4	100.0	573.7	100.0	604.9	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(2)	As % of 2018 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	311.2	59.2	219.0	50.2	191.0	47.0	233.1	48.7	279.0	52.1
Crude Petroleum	94.9	18.1	55.1	12.6	44.3	10.9	59.6	12.5	80.4	15.0
Mineral	24.6	4.7	17.6	4.0	15.5	3.8	20.3	4.2	22.0	4.1
Chemicals	43.9	8.4	39.6	9.1	39.1	9.6	44.0	9.2	50.0	9.3
Iron & Steel Products	27.0	5.1	21.2	4.9	18.9	4.7	20.3	4.2	19.7	3.7
Non-ferrous Metal	12.8	2.4	11.6	2.7	10.7	2.6	12.1	2.5	12.8	2.4
Others	108.0	20.5	74.0	16.9	62.5	15.4	76.8	16.1	94.1	17.6
Capital Goods	149.0	28.3	150.8	34.5	147.8	36.4	171.8	35.9	174.6	32.6
Machinery & Precision Equipment	50.8	9.7	49.1	11.2	47.8	11.8	63.1	13.2	60.5	11.3
Electric & Electronic Machines	84.5	16.1	87.5	20.0	84.9	20.9	95.8	20.0	100.4	18.8
Transport Equipment	11.6	2.2	12.4	2.8	13.0	3.2	10.8	2.3	11.5	2.1
Others	2.1	0.4	1.9	0.4	2.1	0.5	2.1	0.4	2.2	0.4
Consumer Goods	65.3	12.4	66.7	15.3	67.4	16.6	73.6	15.4	81.6	15.2
Cereals	7.9	1.5	6.9	1.6	6.2	1.5	6.0	1.3	6.8	1.3
Goods for Direct Consumption	16.7	3.2	17.1	3.9	17.8	4.4	19.7	4.1	22.3	4.2
Consumer Durable Goods	24.7	4.7	26.6	6.1	27.0	6.6	30.0	6.3	32.2	6.0
Consumer Nondurable Goods	16.0	3.0	16.0	3.7	16.4	4.0	17.9	3.7	20.3	3.8

Total	525.5	100.0	436.5	100.0	406.2	100.0	478.5	100.0	535.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2014, the Republic recorded a trade surplus of US$47.2 billion. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

In 2015, the Republic recorded a trade surplus of US$90.3 billion in 2015. Exports decreased by 8.0% to US$526.8 billion in 2015 from US$572.7 billion in 2014, primarily due to adverse global economic conditions. Imports decreased by 16.9% to US$436.5 billion in 2015 from US$525.5 billion in 2014, primarily due to a decrease in oil prices, which also decreased unit prices of major raw materials.

In 2016, the Republic recorded a trade surplus of US$89.2 billion in 2016. Exports decreased by 6.0% to US$495.4 billion in 2016 from US$526.8 billion in 2015, primarily due to the continued slowdown of the global economy. Imports decreased by 6.9% to US$406.2 billion in 2016 from US$436.5 billion in 2015, primarily due to a continued decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2017, the Republic recorded a trade surplus of US$95.2 billion. Exports increased by 15.8% to US$573.7 billion in 2017 from US$495.4 billion in 2016, primarily due to increased demand for semiconductors and steel products. Imports increased by 17.8% to US$478.5 billion in 2017 from US$406.2 billion in 2016, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials, and increased imports of machinery, precision equipment and electronic machines.

Based on preliminary data, the Republic recorded a trade surplus of US$69.7 billion in 2018. Exports increased by 5.4% to US$604.9 billion in 2018 from US$573.7 billion in 2017, primarily due to increased demand for semiconductors and petroleum products. Imports increased by 11.8% to US$535.2 billion in 2018 from US$478.5 billion in 2017, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$9.3 billion in the first quarter of 2019. Exports decreased by 8.5% to US$132.7 billion and imports decreased by 6.8% to US$123.4 billion from US$145.1 billion of exports and US$132.4 billion of imports, respectively, in the corresponding period of 2018.

The following table sets forth the Republic’s exports trading partners:

Exports

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(1)	As % of 2018 Total(1)
	(millions of dollars, except percentages)
China	145,287.7	25.4	137,123.9	26.0	124,432.9	25.1	142,120.0	24.8	162,125.1	26.8
United States	70,284.9	12.3	69,832.1	13.3	66,462.3	13.4	68,609.7	12.0	72,719.9	12.0
Japan	32,183.8	5.6	25,576.5	4.9	24,355.0	4.9	26,816.1	4.7	30,528.6	5.0
Hong Kong	27,256.4	4.8	30,418.2	5.8	32,782.4	6.6	39,112.3	6.8	45,996.4	7.6
Singapore	23,749.9	4.1	15,011.2	2.8	12,458.9	2.5	11,651.9	2.0	11,782.2	1.9
Vietnam	22,351.7	3.9	27,770.8	5.3	32,630.5	6.6	47,753.8	8.3	48,622.1	8.0
Taiwan	15,077.4	2.6	12,004.3	2.3	12,220.5	2.5	14,898.4	2.6	20,783.5	3.4
India	12,782.5	2.2	12,029.6	2.3	11,596.3	2.3	15,055.5	2.6	15,606.2	2.6
Indonesia	11,360.7	2.0	7,872.4	1.5	6,608.5	1.3	8,403.7	1.5	8,833.2	1.5
Mexico	10,846.0	1.9	10,891.9	2.1	9,720.8	2.0	10,932.6	1.9	11,458.2	1.9
Australia	10,282.5	1.8	10,830.6	2.1	7,500.7	1.5	19,861.6	3.5	9,610.4	1.6
Russia	10,129.2	1.8	4,685.7	0.9	4,768.8	1.0	6,906.6	1.2	7,320.9	1.2
Germany	7,570.9	1.3	6,220.2	1.2	6,443.0	1.3	8,483.8	1.5	9,372.7	1.5
Others(2)	173,501.0	30.3	156,489.1	29.7	143,445.3	29.0	153,088.4	26.7	150,100.2	24.8

Total	572,664.6	100.0	526,756.5	100.0	495,425.9	100.0	573,694.4	100.0	604,859.7	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2014	As % of 2014 Total	2015	As % of 2015 Total	2016	As % of 2016 Total	2017	As % of 2017 Total	2018(1)	As % of 2018 Total(1)
	(millions of dollars, except percentages)
China	90,082.2	17.1	90,250.3	20.7	86,980.1	19.9	97,860.1	20.5	106,488.6	19.9
Japan	53,768.3	10.2	45,853.8	10.5	47,466.6	10.9	55,124.7	11.5	54,603.7	10.2
United States	45,283.3	8.6	44,024.4	10.1	43,215.9	9.9	50,749.4	10.6	58,868.3	11.0
Saudi Arabia	36,694.5	7.0	19,561.5	4.5	15,741.7	3.6	19,590.5	4.1	26,335.8	4.9
Qatar	25,723.1	4.9	16,474.8	3.8	10,081.3	2.3	11,267.1	2.4	16,293.6	3.0
Australia	20,413.0	3.9	16,437.8	3.8	15,175.9	3.5	19,159.7	4.0	20,718.6	3.9
Germany	21,298.8	4.0	20,956.5	4.8	18,917.0	4.3	19,748.7	4.1	20,854.0	3.9
Kuwait	16,892.0	3.2	8,973.4	2.1	7,262.3	1.7	9,594.0	2.0	12,794.3	2.4
Taiwan	15,689.8	3.0	16,653.9	3.8	16,403.1	3.8	18,073.0	3.8	16,738.4	3.1
United Arab Emirates	16,194.3	3.1	8,614.7	2.0	6,941.1	1.6	9,557.1	2.0	9,287.4	1.7
Indonesia	12,266.3	2.3	8,850.4	2.0	8,285.3	1.9	9,571.0	2.0	11,161.2	2.1
Malaysia	11,097.9	2.1	8,609.4	2.0	7,507.8	1.7	8,714.7	1.8	10,205.7	1.9
Others(2)	160,111.0	30.5	131,238.1	30.1	122,214.8	34.9	149,468.3	31.2	170,852.9	31.9

Total	525,514.5	100.0	436,499.0	100.0	406,192.9	100.0	478,478.3	100.0	535,202.4	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In the past, the outbreak of severe health epidemics in Korea and various parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. In response to these outbreaks, the Government issued advisories on disease prevention and conducted special monitoring. In May 2015, an outbreak of Middle East Respiratory Syndrome, or MERS, resulted in the death of over 30 people and the quarantine of thousands. The Government continues to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent MERS and other diseases. Another outbreak of MERS or similar incidents in the future, however, may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015 and Colombia since July 2016. In

March 2017, the Republic signed a regional FTA with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009 and the European Union since 2011 and is currently negotiating additional regional FTAs, including one with China and Japan. The Republic and the United States have recently completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$4.5 billion in 2014, US$16.3 billion in 2015, US$19.7 billion in 2016 and US$38.4 billion in 2017. Based on preliminary data, the Republic had a non-commodities trade deficit of US$35.5 billion in 2018.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2014	2015	2016	2017	2018
	(millions of dollars)
Gold	$4,794.7	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange (1)	353,600.5	358,513.8	361,701.4	379,476.6	393,332.5

Total Gold and Foreign Exchange	358,395.2	363,308.6	366,496.2	384,271.3	398,127.2

Reserve Position at IMF	1,917.1	1,411.8	1,727.5	1,621.1	2,140.4
Special Drawing Rights	3,280.5	3,241.4	2,878.0	3,374.3	3,426.6

Total Official Reserves	$363,592.7	$367,961.9	$371,101.6	$389,266.7	$403,694.3

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$363.6 billion as of December 31, 2014, US$368.0 billion as of December 31, 2015, US$371.1 billion as of December 31, 2016, US$389.3 billion as of December 31, 2017 and US$403.7 billion as of December 31, 2018, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$404.0 billion as of April  30, 2019.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National

Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2017 budgeted revenues increased by 5.8% to ~~W~~391.2 trillion from ~~W~~369.9 trillion in 2016, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2017 budgeted expenditures and net lending increased by 2.9% to ~~W~~378.2 trillion from ~~W~~367.4 trillion in 2016, led by increases in budgeted expenditures on welfare services for senior citizens, children, unemployed people and temporary workers, military services, infrastructure and community development. The 2017 budget anticipated a ~~W~~13.0 billion budget surplus.

2018 budgeted revenues increased by 6.4% to ~~W~~416.1 trillion from ~~W~~391.2 trillion in 2017, led by an increase in budgeted tax revenues (including revenues from social security contributions, taxes on goods and services and taxes on income, profits and capital gains). 2018 budgeted expenditures and net lending increased by 5.2% to ~~W~~397.7 trillion from ~~W~~378.2 trillion in 2017, led by increases in budgeted expenditures on the agriculture, forestry and fisheries industry, welfare services for senior citizens, children, unemployed people and temporary workers, health and medical services, education services and military services. The 2018 budget anticipated a ~~W~~18.4 billion budget surplus.

2019 budgeted revenues increased by 7.3% to ~~W~~446.4 trillion from ~~W~~416.1 trillion in 2018, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2019 budgeted expenditures and net lending increased by 10.6% to ~~W~~439.9 trillion from ~~W~~397.7 trillion in 2018, led by increases in budgeted expenditures on economic growth (including job creation and research and development), child care and education, welfare services for senior citizens, children, disabled people, unemployed people and temporary workers and military services. The 2019 budget anticipated a ~~W~~6.5 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2014	2015	2016	2017	2018(1)	2017	2018	2019
	(billions of Won)
Total Revenues	320,895	339,186	371,264	403,839	438,262	391,175	416,085	446,398
Current Revenues	318,185	335,911	367,888	400,659	435,558	387,376	413,304	443,271
Total Tax Revenues	255,313	270,974	299,451	325,845	358,424	313,086	337,402	364,539
Taxes on income, profits and capital gains	95,976	105,751	120,612	134,242	155,399	126,847	135,942	159,618
Social security contributions	49,793	53,089	56,889	60,460	64,854	62,010	69,273	69,747
Tax on property	9,054	11,113	11,112	12,945	15,473	11,459	11,931	14,611
Taxes on goods and services	79,055	79,442	89,221	95,535	99,056	90,282	97,390	97,263
Taxes on international trade and transaction	8,721	8,495	8,045	8,529	8,815	8,991	9,418	9,056
Other tax	12,715	13,084	13,571	14,133	14,828	13,498	13,450	14,244
Non-Tax Revenues	62,872	64,936	68,437	74,814	77,134	74,290	75,902	78,732
Operating surpluses of departmental enterprise sales and property income	23,112	22,129	24,489	27,692	28,616	26,981	27,154	28,692
Administration fees & charges and non-industrial sales	7,997	8,664	8,469	9,067	9,004	8,978	9,460	9,940
Fines and forfeits	19,556	20,777	22,266	23,769	24,455	22,879	23,140	23,726
Contributions to government employee pension fund	9,915	10,929	11,289	12,311	13,206	12,370	13,200	6,476
Current revenue of non-financial public enterprises	2,292	2,437	1,924	1,974	1,853	3,082	2,947	2,929
Capital Revenues	2,710	3,276	3,376	3,180	2,703	3,800	2,781	3,127
Total Expenditures and Net Lending	312,394	339,351	354,354	379,809	407,099	378,196	397,739	439,868
Total Expenditures	311,507	330,537	342,612	363,671	389,610	367,705	388,134	425,270
Current Expenditures	280,466	296,216	309,981	332,719	360,176	336,209	358,912	394,567
Expenditure on goods and service	59,616	63,160	65,145	67,536	71,459	71,542	75,281	80,219
Interest payment	14,057	14,056	13,964	13,976	14,287	14,486	14,334	14,362
Subsidies and other current transfers	203,649	216,189	228,349	248,513	272,080	246,987	265,631	295,970
Current expenditure of non-financial public enterprises	3,143	2,810	2,524	2,694	2,350	3,193	3,666	4,016
Capital Expenditures	31,041	34,322	32,631	30,952	29,434	31,496	29,222	30,704
Net Lending	888	8,814	11,741	16,138	17,489	10,490	9,605	14,597

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2014, the Republic recorded total revenues of ~~W~~320.9 trillion and total expenditures and net lending of ~~W~~312.4 trillion. The Republic had a fiscal surplus of ~~W~~8.5 trillion in 2014.

For 2015, the Republic recorded total revenues of ~~W~~339.2 trillion and total expenditures and net lending of ~~W~~339.4 trillion. The Republic had a fiscal deficit of ~~W~~0.2 trillion in 2015.

For 2016, the Republic recorded total revenues of ~~W~~371.3 trillion and total expenditures and net lending of ~~W~~354.4 trillion. The Republic had a fiscal surplus of ~~W~~16.9 trillion in 2016.

For 2017, the Republic recorded total revenues of ~~W~~403.8 trillion and total expenditures and net lending of ~~W~~379.8 trillion. The Republic had a fiscal surplus of ~~W~~24.0 trillion in 2017.

Based on preliminary data, the Republic recorded total revenues of ~~W~~438.3 trillion and total expenditures and net lending of ~~W~~407.1 trillion in 2018. The Republic had a fiscal surplus of ~~W~~31.2 trillion in 2018.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2017 amounted to approximately ~~W~~648.5 trillion, an increase of 5.3% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2018 amounted to approximately ~~W~~680.7 trillion, an increase of 5.0% over the previous year. The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2018:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	5,900.0	US$	5,900.0
Euro (EUR)	EUR	1,125.0		1,287.1

Total			US$	7,187.1

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2018.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2014	493,584.9
2015	547,625.6
2016	584,785.0
2017	619,971.9
2018	643,550.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2014	2015	2016	2017	2018
	(billions of Won)
Domestic	29,158.4	26,393.8	24,241.6	21,130.5	17,016.3
External(1)	—	—	—	—	—

Total	29,158.4	26,393.8	24,241.6	21,130.5	17,016.3

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2014	2015	2016	2017	2018(1)
	(billions of dollars)
Long-term Liabilities	307.9	291.7	277.4	296.1	314.0
General Government	65.2	62.8	64.5	78.0	83.5
Monetary Authorities	25.9	20.1	10.8	14.5	15.2
Banks	104.0	103.1	93.8	91.7	100.3
Other Sectors	112.9	105.7	108.2	111.8	115.1
Short-term Liabilities	116.4	104.3	104.8	116.0	126.6
General Government	1.8	2.3	2.5	2.0	1.0
Monetary Authorities	12.2	12.0	6.9	8.1	12.8
Banks	79.9	74.8	78.4	85.5	90.3
Other Sectors	22.5	15.2	17.0	20.4	22.5

Total External Liabilities	424.3	396.1	382.2	412.0	440.6

(1)	Preliminary.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date		Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2018
2005-001	November 2, 2005	November 3, 2025		5.625	USD	400,000,000		400,000,000
2006-002	December 7, 2006	December 7, 2021		4.250	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2019	*	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023		3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044		4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024		2.125	EUR	750,000,000		750,000,000
2017-001	January 19, 2017	January 19, 2027		2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028		3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048		3.875	USD	500,000,000		500,000,000

Total External Bonds in Original Currencies								USD 5,900,000,000
								EUR 1,125,000,000

Total External Bonds in Equivalent Amount of Won(1)							~~W~~	8,035,845,000,000

*	Repaid on the maturity date.

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,118.1, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,279.16, the market average exchange rate in effect on December 31, 2018, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.00-5.75	2006-2018	2018-2068	567,044.0
Interest-Bearing Treasury Bond for National Housing I	1.25-3.00	2009-2018	2014-2023	72,545.6
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1994-2017	2014-2030	718.9
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	1.6
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				640,319.6

2. Borrowings
Borrowings from The Bank of Korea	1.362-1.652	2017-2018	2019	716.2
Borrowings from the Sports Promotion Fund	1.205-2.275	2016-2018	2019-2020	450.0
Borrowings from The Korea Foundation Fund	1.73-2.34	2017-2018	2019-2020	70.0
Borrowings from the Labor Welfare Promotion Fund	2.13	2018	2019	50.0
Borrowings from Korea Technology Finance Corporation	1.98-2.34	2018	2020-2022	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	1.875-3.215	2014-2018	2019-2020	1,100.0
Borrowings from the Government Employees’ Pension Fund	1.51	2018	2021	10.0
Borrowings from the Film Industry Development Fund	1.385-2.235	2016-2018	2019-2020	114.0
Borrowings from the Housing Finance Credit Guarantee Fund	1.385-1.67	2016	2019	526.1

Total Borrowings				3,231.3

Total Internal Funded Debt				643,550.9

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2018
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	1.34-2.52	2015-2018	2019-2021	5,850.0
Korea Student Aid Foundation	0.00-5.07	2010-2018	2019-2037	11,160.0

Total Bonds				17,010.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	6.3

Total Borrowings				6.3

Total Internal Guaranteed Debt				17,016.3

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto (“FATCA”). We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under any of our other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.

Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2⁄3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a

U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against KDB may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) KDB was duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable KDB to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the General Manager of our New York Branch, Mr. Young Eun Ban, and the Senior Deputy General Manager of our New York Branch, Mr. Byung Soo Kim, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and the Foreign Exchange Transaction Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner (“BO Application”). Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income) (“OIV”), a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder, and, to a limited extent, if you are a non-U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes, or as part of a “synthetic security” or other integrated financial transaction;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

A non-U.S. holder is a beneficial owner of a debt security that is not a U.S. holder.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address state, local, or foreign tax laws, the alternative minimum tax, or the Medicare tax on net investment income. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Book/Tax Conformity

U.S. holders that use an accrual method of accounting for tax purposes (“accrual method holders”) generally are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements (the “book/tax conformity rule”). The application of the book/tax conformity rule thus may require the accrual of income earlier than would be the case under the general tax rules described below. It is not clear to what types of income the book/tax conformity rule applies, or, in some cases, how the rule is to be applied if it is applicable. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Under certain circumstances as described above under “Taxation—Korean Taxation—Tax on Capital Gains” and “Taxation—Korean Taxation—Tax Treaties”, you may be subject to Korean withholding tax upon the sale or other disposition of a debt security. If you are eligible for benefits of the Korea-United States tax treaty, which exempts capital gains from tax in Korea, you would not be eligible to credit against your U.S. federal income tax liability any such Korean tax withheld. In addition, any gain or loss that you recognize on the sale, exchange, redemption or retirement of a debt security generally will be treated as U.S. source income. Consequently, even if you are not eligible for an exemption from such taxes under the Korea-United States tax treaty, you may not be able to claim a credit for any Korean tax imposed upon the sale or exchange of a debt security unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. You should consult their own tax advisers with respect to your eligibility for benefits under the Korea-United States tax treaty and, if you are not eligible for treaty benefits, your ability to credit any Korean tax withheld upon sale of the debt securities against your U.S. federal income tax liability.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Foreign Currency-Denominated Debt Security and Reportable Transactions

A U.S. holder that participates in a “reportable transaction” will be required to disclose its participation to the Internal Revenue Service. The scope and application of these rules is not entirely clear. A U.S. holder may be required to treat a foreign currency exchange loss relating to a foreign currency-denominated debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the U.S. holder is an individual or trust, or higher amounts for other U.S. holders. In the event the acquisition, ownership or disposition of a foreign currency-denominated debt security constitutes participation in a “reportable transaction” for purposes of these rules, a U.S. holder will be required to disclose its investment to the Internal Revenue Service, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of foreign currency-denominated debt securities.

Specified Foreign Financial Assets

Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include debt securities issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the debt securities, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the U.S. Internal Revenue Service.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the U.S. Internal Revenue Service or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a U.S. person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the Notes directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the Notes are issued or materially modified after the date that is six months after the date on which final United States Treasury Regulations defining the term “foreign passthru payment” are filed with the United States Federal Register.

By purchasing the Notes, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Young Eun Ban, General Manager of our New York Branch, or Mr. Byung Soo Kim, Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Seong-wook Kim, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, New York 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2017 and 2018 have been included in this prospectus in reliance upon the report of Nexia Samduck, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

adverse conditions or uncertainty in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, as well as increased uncertainty in the wake of a referendum in the United Kingdom in June 2016, in which the majority of voters voted in favor of an exit from the European Union (“Brexit”);

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese renminbi and the overall impact of Brexit on the value of the Korean Won), interest rates, inflation rates or stock markets;

•	declines in consumer confidence and a slowdown in consumer spending;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	further decreases in the market prices of Korean real estate;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•

the investigations of large Korean conglomerates and their senior management for bribery, embezzlement and other possible misconduct relating to the recent impeachment and dismissal of former President Park Guen-hye;

•	increased sovereign default risk in select countries and the resulting adverse effects on the global financial markets;

•	the economic impact of any pending or future free trade agreements;

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased Government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

the occurrence of severe health epidemics in Korea or other parts of the world, including an outbreak of severe acute respiratory syndrome, swine or avian flu, Ebola or Middle East respiratory syndrome.

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy (such as the controversy between Korea and China regarding the decision to allow the United States to deploy the Terminal High Altitude Area Defense system in Korea);

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil producing countries in the Middle East or North Africa and any material disruption in the supply of oil or sudden increase in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Bae, Kim & Lee LLC Korea Intellectual Property Service Center 13F, 131 Teheran-ro Kangnam-gu Seoul 06133 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542